AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 16, 1994


                                                       REGISTRATION NO. 33-55767
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              -------------------
                           RJR NABISCO HOLDINGS CORP.
             (Exact name of Registrant as specified in its charter)


             DELAWARE                              6719                             13-3490602
 (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)       Classification Code Number)            Identification Number)

                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 258-5600
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          LAWRENCE R. RICCIARDI, ESQ.
                           RJR NABISCO HOLDINGS CORP.
                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 258-5600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              -------------------

                                                COPIES TO:
    SAMUEL F. PRYOR III, ESQ.             CHARLES I. COGUT, ESQ.            ANDREW R. BROWNSTEIN, ESQ.
      DAVIS POLK & WARDWELL             SIMPSON THACHER & BARTLETT        WACHTELL, LIPTON, ROSEN & KATZ
       450 LEXINGTON AVENUE                425 LEXINGTON AVENUE                51 WEST 52ND STREET
     NEW YORK, NEW YORK 10017            NEW YORK, NEW YORK 10017            NEW YORK, NEW YORK 10019
          (212) 450-4000                      (212) 455-2000                      (212) 403-1000

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As promptly as practicable after this Registration Statement is declared effective and upon consummation of the transactions described in the enclosed Offering Circular/Prospectus.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
            SHOWING THE LOCATION IN THE OFFERING CIRCULAR/PROSPECTUS
               OF THE INFORMATION REQUIRED BY PART 1 OF FORM S-4


                    FORM S-4 ITEM                LOCATION IN OFFERING CIRCULAR/PROSPECTUS
      -----------------------------------------  -----------------------------------------
                              A. INFORMATION ABOUT THE TRANSACTION

1.    Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus...  Outside Front Cover Page; Facing Page
2.    Inside Front and Outside Back Cover Pages
      of Prospectus............................  Table of Contents; Available Information;
                                                 Incorporation of Certain Documents by
                                                 Reference
3.    Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information............  Significant Considerations; Summary; The
                                                 Exchange Offer
4.    Terms of the Transaction.................  Summary; The Exchange Offer; Description
                                                 of Holdings Capital Stock; Description of
                                                 Borden Capital Stock and Rights;
                                                 Comparison of Rights of Holders of Borden
                                                 and Holdings Common Stock
5.    Pro Forma Financial Information..........  Not Applicable
6.    Material Contacts with Company Being
      Acquired.................................  Summary; The Exchange Offer
7.    Additional Information Required for
        Reoffering by Persons and Parties
      Deemed to be Underwriters................  The Exchange Offer; Security Ownership of
                                                 Certain Beneficial Owners and Management
8.    Interests of Named Experts and Counsel...  Legal Matters; Experts
9.    Disclosure of Commission Position on
        Indemnification for Securities Act
      Liabilities..............................  Not Applicable

                              B. INFORMATION ABOUT THE REGISTRANT

10.   Information with Respect to
        S-3 Registrants........................  Available Information; Incorporation of
                                                 Certain Documents by Reference; Summary;
                                                 Comparative Market Prices and Dividends;
                                                 RJR Nabisco Holdings Corp.; RJR Nabisco
                                                 Holdings Corp. Selected Historical
                                                 Consolidated Financial Data; RJR Nabisco
                                                 Holdings Corp. Selected Pro Forma
                                                 Consolidated Financial Data; Description
                                                 of Holdings Capital Stock; Comparison of
                                                 Rights of Holders of Borden and Holdings
                                                 Common Stock
11.   Incorporation of Certain Information
        by Reference...........................  Incorporation of Certain Documents by
                                                 Reference


                    FORM S-4 ITEM                LOCATION IN OFFERING CIRCULAR/PROSPECTUS
      -----------------------------------------  -----------------------------------------
12.   Information with Respect to S-2
        or S-3 Registrants.....................  Not Applicable
13.   Incorporation of Certain Information by
      Reference................................  Not Applicable
14.   Information with Respect to Registrants
      Other than S-2 or S-3 Registrants........  Not Applicable

                        C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.   Information with Respect to
        S-3 Companies..........................  Available Information; Incorporation of
                                                 Certain Documents by Reference;
                                                 Summary--Borden, Inc.; Borden, Inc.
                                                 Selected Historical Consolidated
                                                 Financial Data; Description of Borden
                                                 Capital Stock and Rights; Comparison of
                                                 Rights of Holders of Borden and Holdings
                                                 Common Stock
16.   Information with Respect to S-2
        or S-3 Companies.......................  Not Applicable
17.   Information with Respect to Companies
      Other than S-2 or S-3 Companies..........  Not Applicable

                              D. VOTING AND MANAGEMENT INFORMATION

18.   Information if Proxies, Consents or
      Authorizations are to be Solicited.......  Not Applicable
19.   Information if Proxies, Consents or
        Authorizations are not to be Solicited,
        or in an Exchange Offer................  Available Information; Incorporation of
                                                 Certain Documents by Reference; Summary;
                                                 The Exchange Offer; Security Ownership of
                                                 Certain Beneficial Owners and Management

OFFERING CIRCULAR/PROSPECTUS (Subject to Completion)
Issued November 16, 1994

                               Exchange Offer for
                     All Outstanding Shares of Common Stock
           (Including the Associated Preferred Stock Purchase Rights)
                                       of
                                  Borden, Inc.
                       By Exchanging for Each Such Share
                     A Number of Shares of Common Stock of
                           RJR Nabisco Holdings Corp.
                  Based on the Exchange Ratio Described Below
                                       by
                            Borden Acquisition Corp.
                    a corporation formed at the direction of
                         Kohlberg Kravis Roberts & Co.
                              -------------------

                THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE
        AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                , 1994,
                     UNLESS THE EXCHANGE OFFER IS EXTENDED.
                              -------------------


   Borden Acquisition Corp., a New Jersey corporation (the "Purchaser"), a subsidiary of Whitehall Associates, L.P. (the "Partnership"), an affiliate of Kohlberg Kravis Roberts & Co., L.P. ("KKR"), hereby offers, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (collectively, the "Exchange Offer"), to exchange shares of common stock, par value $.01 per share (the "Holdings Common Stock"), of RJR Nabisco Holdings Corp., a Delaware corporation ("Holdings"), owned by the Purchaser or its affiliates for all outstanding shares (the "Borden Shares") of common stock, par value $.625 per share (collectively, the "Borden Common Stock"), and the associated Preferred Stock Purchase Rights (the "Rights"), of Borden, Inc., a New Jersey corporation ("Borden"), not already owned by the Purchaser or its affiliates. Each Borden Share accepted by the Purchaser in accordance with the Exchange Offer shall be exchanged for that number of fully paid and nonassessable shares of Holdings Common Stock equal to the Exchange Ratio. The term "Exchange Ratio" means the quotient (rounded to the nearest 1/100,000) obtained by dividing (i) $14.25 by (ii) the average of the average of the high and low sales prices of the Holdings Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Tape on each of the ten full consecutive trading days ending immediately prior to the ten business day period ending on the date of expiration of the Exchange Offer, including any extension thereof (the "Valuation Period"), provided that the Exchange Ratio shall not be less than 1.78125 or greater than 2.375. All of the shares of Holdings Common Stock offered hereby are currently owned by the Purchaser and its affiliates. As a result of such ownership, prior to the consummation of the Exchange Offer, the Partnership may be deemed to control Holdings for purposes of the Securities Act of 1933, as amended.


   The Exchange Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer a number of Borden Shares which, when added to any Borden Shares previously acquired by the Partnership or the Purchaser (other than any of the 28,138,000 shares of Borden Common Stock subject to the Option (as hereinafter defined)), represents more than 41% of the Borden Shares outstanding on a fully diluted basis (other than dilution due to the Rights) (the "Minimum Condition"). The Exchange Offer is also subject to other terms and conditions, which Borden shareholders should carefully consider. As of the date hereof, except for shares of Borden Common Stock that may be acquired upon exercise of the Option, the Partnership and the Purchaser do not beneficially own any Borden Shares. See "The Exchange Offer--Certain Conditions of the Exchange Offer" and "Description of Merger Agreement and Conditional Purchase/Option Agreement."


   The Board of Directors of Borden, with seven members voting in favor and one member (Borden's chief executive officer) abstaining, has, among other things,
(1) determined that the Merger Agreement and the Conditional Purchase/Option Agreement (each as hereinafter defined) and the transactions contemplated thereby, including the Exchange Offer and the merger of the Purchaser with Borden (such merger is hereinafter called the "Merger" and, collectively with the other transactions contemplated by the Merger Agreement and the Conditional Purchase/Option Agreement, the "Transactions"), taken together, are fair to the shareholders of Borden, and resolved to recommend that holders of Borden Shares accept the Exchange Offer, tender their Borden Shares to the Purchaser in the Exchange Offer and, if required by applicable law, approve and adopt the Merger Agreement, and (2) approved the Merger Agreement, the Conditional Purchase/Option Agreement and the Transactions. See "The Exchange Offer--Borden Background and Reasons for the Proposed Transactions."


   The reported last sale price of the Holdings Common Stock on November 15, 1994 on the NYSE Composite Tape was $6 7/8 per share. The reported last sale price of the Borden Common Stock on November 15, 1994 on the NYSE Composite Tape was $13 5/8 per share. On September 9, 1994, the last full trading day prior to the public announcement of the execution of the letter of intent with respect to the Transactions (as defined herein), the closing sale price, as reported on the NYSE Composite Tape, was $7 for the Holdings Common Stock and $11 7/8 for the Borden Common Stock. Borden shareholders should obtain a current quote for the Holdings Common Stock and the Borden Common Stock.

                                                        (continued on next page)
                              -------------------
SEE "SIGNIFICANT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF BORDEN SHARES IN CONNECTION WITH THEIR CONSIDERATION
                            OF THE EXCHANGE OFFER.
                              -------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR/PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------
                 The Dealer Manager for the Exchange Offer is:
                              MORGAN STANLEY & CO.
                                Incorporated
November   , 1994

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS OFFERING CIRCULAR/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

(continued from prior page)

   The Purchaser, the Partnership and Borden have entered into an Agreement and Plan of Merger dated as of September 23, 1994, as amended as of November 15, 1994 (the "Merger Agreement") pursuant to which, among other things, following the consummation of the Exchange Offer, subject to certain conditions, the Purchaser will be merged with Borden in the Merger. If, following the Exchange Offer and exercise of the Option, the Purchaser and its affiliates own more than 90% of the outstanding Borden Shares, the Purchaser will take all necessary or appropriate action, without further action by the Board of Directors or shareholders of Borden, to merge the Purchaser with Borden as soon as practicable. If, following the Exchange Offer and exercise of the Option, approval of Borden's shareholders is required by applicable law in order to consummate the Merger, provided that the Minimum Condition is satisfied without being reduced or waived, Borden will submit the Merger to Borden's shareholders for approval. If the Merger is submitted to Borden's shareholders for approval, the Merger will require the approval of the holders of not less than 66 2/3% of the outstanding Borden Shares, including the Borden Shares owned by the Purchaser and its affiliates. In the event the Merger is consummated, holders of Borden Shares will receive the same number of shares of Holdings Common Stock for each Borden Share as are exchanged for each Borden Share in the Exchange Offer. This Offering Circular/Prospectus, as amended or supplemented from time to time, also relates to shares of Holdings Common Stock that may be issued in connection with the consummation of the Merger, unless the Merger is submitted to Borden's shareholders for approval, in which case the Purchaser will solicit proxies from Borden shareholders pursuant to separate proxy materials in compliance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   This Offering Circular/Prospectus does not constitute a solicitation of a proxy, consent or authorization for or with respect to any special meeting or other meeting of Borden shareholders who do not tender their Borden Shares or any action in lieu thereof. Any such solicitation will be made only pursuant to separate proxy materials in compliance with Section 14(a) of the Exchange Act.

   Pursuant to a Conditional Purchase/Stock Option Agreement dated as of September 23, 1994 (the "Conditional Purchase/Option Agreement"), Borden has granted to the Purchaser (or its designee, which designee shall be the Partnership or a wholly owned direct or indirect subsidiary of the Partnership and which may, in any such case, act for itself and/or as agent for the Partnership or KKR Partners II, L.P. (together with the Partnership, the "Common Stock Partnerships"), as the case may be) a right (the "Option") to purchase up to 28,138,000 shares of Borden Common Stock (the "Option Shares") (approximately 19.9% of the outstanding Borden Shares as of the date hereof) in exchange for the number of shares of Holdings Common Stock (rounded to the nearest 1/100,000) obtained by dividing (i) $11.00 by (ii) the average of the average of the high and low sales prices of the Holdings Common Stock as reported on the NYSE Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the date of notice of exercise of the Option (or, if exercise of the Option is required as described below, the date of exercise), as adjusted in certain events, for each share of Borden Common Stock. Subject to applicable law, if the Purchaser (or the Partnership or a wholly owned direct or indirect subsidiary of the Partnership) acquires more than 41% (but not more than 50%) of the outstanding Borden Shares in the Exchange Offer, the Option must be exercised to the extent necessary so that, following such exercise, the Purchaser will own more than 50% of the outstanding Borden Shares. If the Purchaser shall have exercised the Option in whole or in part prior to the expiration of the Exchange Offer, the Purchaser may not waive or reduce the Minimum Condition. In addition, if the Purchaser has not exercised the Option prior to the expiration of the Exchange Offer, it will not be entitled to exercise the Option thereafter if it waives or otherwise reduces the Minimum Condition and accepts fewer than 41% of the Borden Shares for exchange in the Exchange Offer. See "The Exchange Offer--Purpose of the Exchange Offer; the Merger" and "Description of Merger Agreement and Conditional Purchase/Option Agreement."

   Unless the context requires otherwise, all references in this Offering Circular/Prospectus to "Borden Shares" shall be deemed to refer also to the associated Rights issued pursuant to the Rights Agreement, dated as of January 28, 1986 (as amended, the "Rights Agreement"), between Borden and The Bank of New York, as Rights Agent (the "Rights Agent"), and all references to "Rights" shall be deemed to include all benefits that may inure to the shareholders of Borden or to holders of the Rights pursuant to the Rights Agreement, unless and until the Rights are redeemed by Borden in accordance with the Merger Agreement.


                                                        (continued on next page)

(continued from prior page)

                              -------------------

                                   IMPORTANT

   Any shareholder desiring to tender all or any portion of such shareholder's Borden Shares (and Rights if applicable) should either (1) complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal, mail or deliver the Letter of Transmittal (or such facsimile) and any other required documents to the Exchange Agent (as defined herein), and either deliver the certificates representing the tendered Borden Shares ("Share Certificates") and, if separate, certificates representing the tendered Rights ("Rights Certificates"), and any other required documents to the Exchange Agent or tender such Borden Shares (and Rights if applicable) pursuant to the procedure for book-entry transfer described herein or (2) request such shareholder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such shareholder. Shareholders having Borden Shares (and Rights if applicable) registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Borden Shares (and Rights if applicable) so registered. Unless and until the Rights are redeemed in accordance with the Merger Agreement, holders of Borden Shares will be required to tender the Rights associated with such Borden Shares in order to effect a valid tender of such Borden Shares.

   A shareholder who desires to tender Borden Shares (and Rights if applicable) and whose Share Certificates (and Rights Certificates if applicable) are not immediately available, or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender such Borden Shares (and Rights if applicable) by following the procedures for guaranteed delivery described herein.

                              -------------------

   Questions and requests for assistance may be directed to Morgan Stanley & Co. Incorporated (the "Dealer Manager") or to D.F. King & Co., Inc. (the "Information Agent"), at their respective addresses and telephone numbers set forth on the back cover of this Offering Circular/Prospectus. Additional copies of this Offering Circular/Prospectus, a Letter of Transmittal and a Notice of Guaranteed Delivery may also be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS OFFERING CIRCULAR/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMMON STOCK PARTNERSHIPS, THE PURCHASER OR ANY AFFILIATE THEREOF, BY HOLDINGS OR BORDEN OR BY THE DEALER MANAGER. THIS OFFERING CIRCULAR/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR/PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION BY THE COMMON STOCK PARTNERSHIPS, THE PURCHASER OR ANY AFFILIATE THEREOF, HOLDINGS OR BORDEN OR BY THE DEALER MANAGER THAT WOULD PERMIT A PUBLIC OFFERING OF THE SECURITIES OFFERED HEREBY OR POSSESSION OR DISTRIBUTION OF THIS OFFERING CIRCULAR/PROSPECTUS IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, OTHER THAN IN THE UNITED STATES. PERSONS INTO WHOSE POSSESSION THIS OFFERING CIRCULAR/PROSPECTUS COMES ARE REQUIRED BY THE COMMON STOCK PARTNERSHIPS, THE PURCHASER AND THEIR AFFILIATES, HOLDINGS AND BORDEN AND BY THE DEALER MANAGER TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THE OFFERING OF THE SECURITIES OFFERED HEREBY AND THE DISTRIBUTION OF THIS OFFERING CIRCULAR/PROSPECTUS.

                              -------------------

    The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Borden Shares in any jurisdiction (including Japan) in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made on behalf of the Purchaser by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                              -------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information.................     3
Incorporation of Certain Documents by
  Reference...........................     3
Significant Considerations............     5
  Information Concerning Holdings.....     5
  Information Concerning the
Transactions..........................     9
Summary...............................    13
The Exchange Offer....................    34
  Purchaser Background................    34
  Borden Background and Reasons for
    the Proposed Transactions.........    36
  Terms of the Exchange Offer;
    Expiration Date...................    59
  Exchange of Shares of Borden Common
    Stock.............................    60
  Procedure for Tendering Shares of
Borden Common Stock...................    61
  Withdrawal Rights...................    65
  Extension of Tender Period;
Termination; Amendment................    66
  Certain Conditions of the Exchange
    Offer.............................    67
  Material Tax Consequences...........    70
  Fees and Expenses of the Exchange
Offer and Source of Funds.............    71
  Certain Regulatory Approvals and
    Legal Matters.....................    72
  Pending Litigation..................    77

                                         PAGE
                                         ----
Description of Merger Agreement and
  Conditional Purchase/Option
  Agreement...........................    79
  Merger Agreement....................    79
  Conditional Purchase/Option
    Agreement.........................    95
RJR Nabisco Holdings Corp.............    99
RJR Nabisco Holdings Corp. Selected
  Historical Consolidated Financial
  Data................................   102
RJR Nabisco Holdings Corp. Selected
  Pro Forma Consolidated Financial
  Data................................   104
Security Ownership of Certain
  Beneficial Owners and Management....   110
Borden, Inc...........................   112
Borden, Inc. Selected Historical
  Consolidated Financial Data.........   113
The Purchaser and the Common Stock
  Partnerships........................   115
Description of Holdings Capital
  Stock...............................   115
  Common Stock........................   115
  Preferred Stock.....................   116
  Contractual Restrictions and
    Policies on Payment of
    Dividends.........................   118
  Certain Statutory and By-law
Provisions............................   121
Description of Borden Capital Stock
  and Rights..........................   123
Comparison of Rights of Holders of
  Borden and Holdings Common Stock....   124
Legal Matters.........................   127
Experts...............................   128

                             AVAILABLE INFORMATION

    Holdings and Borden are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Holdings and Borden with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by Holdings and Borden can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


    Holdings has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Holdings Common Stock to be offered in the Transactions. The Purchaser will be filing a Tender Offer Statement on Schedule 14D-1 (together with any amendments thereto, the "Schedule 14D-1") with the Commission in connection with the Exchange Offer. This Offering Circular/Prospectus does not contain all the information set forth in the Registration Statement or the Schedule 14D-1 and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Offering Circular/Prospectus or in any document incorporated in this Offering Circular/Prospectus by reference as to the contents of any contract or other document referred to herein or therein include the material terms of such contracts or other documents but are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or the Schedule 14D-1 or such other document, each such statement being qualified in all respects by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Holdings (File No. 1-10215) pursuant to the Exchange Act are incorporated by reference in this Offering Circular/Prospectus:

        1. Holdings' Annual Report on Form 10-K for the year ended December 31, 1993 (which incorporates by reference certain information from Holdings' Proxy Statement relating to the 1994 Annual Meeting of Shareholders);

        2. Holdings' Quarterly Reports on Form 10-Q for the three months ended March 31, 1994, the six months ended June 30, 1994 and the nine months ended September 30, 1994;

        3. Holdings' Current Report on Form 8-K/A filed April 27, 1994; and

        4. The Consolidated Financial Statements of Holdings as of December 31, 1993 and 1992 and for each of the years in the three year period ended December 31, 1993 and the related notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations, included in the Registration Statement on Form S-3 (Registration No. 33-52381), at the time such Registration Statement was declared effective by the Commission.

    The following documents filed with the Commission by Borden (File No. 1-71) pursuant to the Exchange Act are incorporated by reference in this Offering Circular/Prospectus:

        1. Borden's Annual Report on Form 10-K for the year ended December 31, 1993 (which incorporates by reference certain information from Borden's Proxy Statement relating to the 1994 Annual Meeting of Shareholders and Borden's 1993 Annual Report to Shareholders);

        2. Borden's Quarterly Reports on Form 10-Q for the three months ended March 31, 1994, the six months ended June 30, 1994 (as amended by the Form 10-Q/A (Amendment No. 1)) and the nine months ended September 30, 1994; and


        3. Borden's Current Reports on Form 8-K dated January 5, 1994, March 21, 1994, September 11, 1994 and September 12, 1994, and its two Current Reports on Form 8-K, each dated October 5, 1994.

    All documents and reports filed by Holdings and Borden pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offering Circular/Prospectus and prior to the completion of the Transactions (including Borden's Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") to be filed pursuant to Rules 14d-9 and 14e-2 under the Exchange Act) shall be deemed to be incorporated by reference in this Offering Circular/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular/Prospectus.

    THIS OFFERING CIRCULAR/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS OFFERING CIRCULAR/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO HOLDINGS, TO RJR NABISCO, INC., 1301 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 (TELEPHONE NUMBER (212) 258-5600), ATTENTION: INVESTOR RELATIONS DEPARTMENT; OR, IN THE CASE OF DOCUMENTS RELATING TO BORDEN, TO BORDEN, INC., 180 EAST BROAD STREET, COLUMBUS, OHIO 43215 (TELEPHONE NUMBER (614) 225-3395), ATTENTION: DOCUMENTS MAILING DEPT. IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE DAYS PRIOR TO THE EXPIRATION DATE (AS HEREINAFTER DEFINED), AS IT MAY BE EXTENDED FROM TIME TO TIME.

    The Registration Statement is being filed by Holdings at the request of the Partnership pursuant to the terms of a Registration Rights Agreement between Holdings and the Partnership dated as of July 15, 1990 and a Registration Rights Agreement among Holdings, certain affiliates of KKR and others dated as of February 9, 1989 (collectively, the "Registration Rights Agreements"). All information contained or incorporated by reference in this Offering Circular/Prospectus relating to KKR, the Common Stock Partnerships, the Purchaser and the Transactions has been supplied by the Purchaser, all such information relating to Holdings has been supplied by Holdings and all such information relating to Borden has been supplied by Borden. Although Holdings does not have any knowledge that would indicate that any of the information which has been furnished by others is inaccurate or untrue in any material respect, no assurance can be given that facts or events of which it is unaware exist that may affect the significance or accuracy of the information furnished.



    FOR A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS OFFERING CIRCULAR/PROSPECTUS, INCLUDING A SUMMARY OF THE TRANSACTIONS AND CERTAIN INFORMATION CONCERNING HOLDINGS AND BORDEN, SEE "SUMMARY" BEGINNING ON PAGE 13 HEREOF. AS USED HEREIN, "HOLDINGS" MEANS RJR NABISCO HOLDINGS CORP. AND ITS CONSOLIDATED SUBSIDIARIES, UNLESS THE CONTEXT OTHERWISE REQUIRES.


                           SIGNIFICANT CONSIDERATIONS

    Holders of Borden Common Stock should carefully consider the following factors in connection with their consideration of the Exchange Offer.

INFORMATION CONCERNING HOLDINGS

  Tobacco-Related Considerations


    General. R.J. Reynolds Tobacco Company ("RJRT"), an operating subsidiary of Holdings owned through RJR Nabisco, Inc. ("RJRN"), is the second largest cigarette manufacturer in the United States, and in the year ended December 31, 1993, RJRT's domestic tobacco business comprised approximately 33% of Holdings' net sales and approximately 42% of Holdings' operating income from continuing operations before corporate expenses, amortization of trademarks and goodwill and restructuring expense. Domestic cigarette industry retail unit sales have declined in the last three calendar years at an average rate of approximately 2.5% per year. Holdings believes that the decline is due to a number of factors, including manufacturers' price increases in recent years, excise tax increases, asserted adverse health effects of smoking, diminishing social acceptance of smoking and governmental and private restrictions on smoking. For many years, the advertising, sale and use of cigarettes has been under attack by government and health officials in the United States and in other countries, principally due to claims that cigarette smoking is harmful to health. This attack has resulted in a number of substantial restrictions on the marketing, advertising and use of cigarettes, diminishing social acceptability of smoking and activities by anti-smoking groups designed to inhibit cigarette sales, the form and content of cigarette advertising and the testing and introduction of new cigarette products. Together with substantial increases in state and federal excise taxes on cigarettes, this attack has had and will likely continue to have an adverse effect on cigarette sales.


    Possible Legislative and Regulatory Activities. The Clinton Administration and members of Congress have introduced bills in Congress that would significantly increase the federal excise tax on cigarettes, eliminate the income tax deductibility of a portion of the cost of tobacco advertising, ban smoking in public buildings and workplaces, add additional health warnings on cigarette packaging and advertising and further restrict the marketing of tobacco products.

    In January 1993, the U.S. Environmental Protection Agency released a report on the respiratory effects of environmental tobacco smoke ("ETS") which concludes that ETS is a known human lung carcinogen in adults; and in children causes increased respiratory tract disease and middle ear disorders and increases the severity and frequency of asthma. In September 1991, the U.S. Occupational Safety and Health Administration ("OSHA") issued a Request for Information relating to indoor air quality, including ETS, in occupational settings. In March 1994, OSHA announced proposed regulations that would restrict smoking in the workplace to designated smoking rooms that are separately exhausted to the outside. Although RJRT cannot predict the form of any regulations that may be finally adopted by OSHA, if the proposed regulations are adopted, RJRT expects that many employers who have not already done so will prohibit smoking in the workplace rather than make expenditures necessary to establish designated smoking areas to accommodate smokers. Because many employers currently do not permit smoking in the workplace, RJRT cannot predict the effect of any regulations that may be adopted, but incremental restrictions on smokers could have an adverse effect on cigarette sales and RJRT.

    During February 1994, the Commissioner of the U.S. Food and Drug Administration (the "FDA"), which historically has refrained from asserting jurisdiction over most cigarette products, stated that he intended to cause the FDA to work with the U.S. Congress to resolve the regulatory status of cigarettes under the Food, Drug and Cosmetic Act. During the second quarter of 1994, hearings were held in this regard, and RJRT, along with other members of the United States cigarette industry, were asked to provide voluntarily certain documents and other information to Congress. RJRT is unable to predict the outcome of any Congressional deliberations or the likelihood that the FDA will assert jurisdiction over cigarettes in some manner. Were the FDA to assert jurisdiction in a manner that materially restricts the availability of cigarettes to consumers, it would likely have a significant adverse effect on RJRT and Holdings.

    In addition, in June 1994, legislation was introduced in the U.S. Senate which would authorize the Attorney General of the United States to seek to recover from tobacco product manufacturers funds paid out in the form of Medicaid and Medicare payments to treat illnesses allegedly related to the use of tobacco products. It is not possible to predict whether such legislation will be enacted or any resulting effect thereof on RJRT.


    It is not possible to determine what additional federal, state or local legislation or regulations relating to smoking or cigarettes will be enacted or to predict any resulting effect thereof on RJRT, R.J. Reynolds Tobacco International, Inc. ("Tobacco International"), another operating subsidiary of Holdings owned through RJRN, or the cigarette industry generally but such legislation or regulations could have an adverse effect on RJRT, Tobacco International or the cigarette industry generally.


    Tobacco-Related Litigation. Various legal actions, proceedings and claims are pending or may be instituted against RJRT or its affiliates or indemnitees, including those claiming that lung cancer and other diseases have resulted from the use of or exposure to RJRT's tobacco products. The plaintiffs in these actions seek recovery on a variety of legal theories, including strict liability in tort, design defect, negligence, breach of warranty, failure to warn, fraud, misrepresentation, unfair trade practices, conspiracy, unjust enrichment, indemnity and common law public nuisance. Seven of these cases purport to be class actions brought on behalf of thousands of claimants. Purported classes include individuals claiming to be addicted to cigarettes, flight attendants alleging personal injury from exposure to ETS in their workplace and parents claiming that Joe Camel advertising constitutes an unfair trade practice. In one such case, a Florida state court judge granted plaintiffs' motion to certify a class. Defendants will appeal that ruling to the Florida District Court of Appeals. In addition, three states, acting through their attorneys general, have sued RJRT (and in two cases, RJRN) and other industry members on various theories to recoup expenses incurred by the states in the treatment of diseases purportedly associated with cigarette smoking and to enjoin certain marketing practices. A fourth state has enacted legislation which would facilitate the filing of such an action in that state. Litigation is subject to many uncertainties, and it is possible that some of the legal actions, proceedings or claims could be decided against RJRT or its affiliates or indemnitees. Determinations of liability or adverse rulings against other cigarette manufacturers that are defendants in similar actions, even if such rulings are not final, could adversely affect the litigation against RJRT and its affiliates or indemnitees and increase the number of such claims. Although it is impossible to predict the outcome of such events or their effect on RJRT, a significant increase in litigation activities could have an adverse effect on RJRT. RJRT believes that it has a number of valid defenses to any such actions, and intends to defend vigorously all such actions. Holdings believes that the ultimate outcome of all pending tobacco litigation matters should not have a material adverse effect on the financial position of Holdings; however, it is possible that the results of operations or cash flows of Holdings in particular quarterly or annual periods or the financial condition of Holdings could be materially affected by the ultimate outcome of certain pending litigation matters. For an additional discussion of legislation and litigation relating to the cigarette industry and RJRT, see Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 1993 under "Business--Tobacco--Legislation and other Matters Affecting the Cigarette Industry" and "--Litigation Affecting the Cigarette Industry" and Holdings' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1994 under Note 7 to Holdings' Consolidated Condensed Financial Statements for the period ended September 30, 1994 and "Legal Proceedings--Tobacco Related Litigation," both of which are incorporated herein by reference.

  Impact of Competitive Activity

    RJRT's largest U.S. competitor announced competitive initiatives in April 1993 that ultimately resulted in significant changes in the U.S. cigarette market. These competitive actions and responses by RJRT and other competitors effectively lowered the retail price of full price cigarette brands and raised the price of the most highly discounted brands in the second half of 1993. This resulted in a market comprised of a full price tier and a lower price tier of products (as opposed to the three or more tiers that had previously existed) and in smaller relative price differences between brands in different tiers.

    The costs of responding to these competitive initiatives and the decrease in list prices for full price cigarette brands of approximately 40 cents per pack were primarily responsible for a sharp decline in RJRT's 1993 operating company contribution, since improved net prices of approximately 12 cents per pack (including the price increase referenced below) in the most highly discounted brands did not and are not expected to offset the current lower margins on full price brands. Notwithstanding these lower margins, full price brands remain more profitable than lower price brands, which consist of certain national brands designed to have a lower price and of private label brands for retailers and distributors. The private label brands are generally the least profitable of RJRT's brands, but are important to facilitate RJRT's service to wholesale and retail customers.

    Although RJRT's full price volume as a percentage of total volume declined to 56% in 1993 from 65% in 1992, lower retail prices on full price brands since the third quarter of 1993 have resulted in an increase in full price volume to 59% in the first nine months of 1994. The increased full price volume occurred despite significantly reduced promotional expenses on full price brands during this period.

    During the fourth quarter of 1993, RJRT increased the list price of its brands by 4 cents per pack, which was generally matched by other competitors and reflected increased stability in the marketplace during the latter part of 1993. This stability has continued into 1994 and, together with operating cost reductions and favorable product mix shifts, has improved margins, although 1994 profit margins remain below first quarter 1993 levels. However, RJRT is unable to predict whether pricing stability and profit margin improvements are sustainable.

    The effect of a law requiring U.S. manufacturers to use at least 75% American-grown tobacco in their cigarettes produced after 1993 has increased RJRT's raw material costs for all brands, with a larger effect on costs for lower price brands since these brands historically have contained a higher percentage of lower cost foreign-grown tobacco than full price brands. The cost increase is more than offset by higher revenues for lower price brands resulting from the fourth quarter price increase referenced above. The same result has occurred for full price brands. For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Tobacco--1993 Competitive Activity" and "Business--Other Matters--Competition" in Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and "Management's

Discussion and Analysis of Financial Condition and Results of
Operations--Tobacco" in Holdings' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1994, each of which is incorporated herein by reference.

  Leverage and Debt Service


    Holdings, together with its subsidiaries, had, at September 30, 1994, a ratio of consolidated total debt to total stockholders' equity of 1.0-to-1. On a pro forma basis, after giving effect to the proposed initial public offering of shares of Nabisco Holdings Corp. ("Nabisco") and related transactions, which will result in a reduction of consolidated total debt, Holdings' ratio of consolidated total debt to total stockholders' equity at September 30, 1994 would be 0.9 to 1. See "RJR Nabisco Holdings Corp. Selected Pro Forma Consolidated Financial Data."



    Although Holdings has significantly reduced its consolidated indebtedness and improved its consolidated debt-to-equity ratios since the Acquisition, the indebtedness and debt-to-equity ratio of Holdings and its subsidiaries continue to have the effect, generally, of restricting the flexibility of Holdings and its subsidiaries in responding to changing business and economic conditions insofar as they affect the financial condition and financing requirements of Holdings and its subsidiaries. Moreover, the Credit Agreement dated as of December 19, 1991 (as amended from time to time, the "1991 Credit Agreement") and the Credit Agreement dated as of April 5, 1993 (as amended from time to time, the "1993 Credit Agreement" and, together with the 1991 Credit Agreement, the "Credit Agreements") and the terms governing certain other indebtedness impose significant operating and financial restrictions on Holdings and its subsidiaries. These restrictions limit the ability of Holdings and its subsidiaries to incur indebtedness, pay dividends, engage in transactions with stockholders and affiliates, create liens, sell certain assets and certain subsidiaries' stock, engage in certain mergers or consolidations and make investments in unrestricted subsidiaries. RJRN has called certain issues of debt securities for redemption. See "Description of Capital Stock--Contractual Restrictions and Policies on Payment of Dividends."


  Limitations on Dividends


    Although Holdings pays dividends on its outstanding preferred stock, it has not yet paid a dividend on Holdings Common Stock. In connection with the initiative recently announced by Holdings (see "RJR Nabisco Holdings Corp.--Recent Developments"), Holdings has indicated that it anticipates, upon completion of the proposed initial public offering of common stock of Nabisco, commencing payment of a quarterly cash dividend on the Holdings Common Stock of $.075 per share or $.30 per share on an annualized basis. Holdings has also adopted a policy, which will become effective upon completion of the proposed Nabisco initial public offering, under which Holdings would limit the aggregate amount of cash dividends paid on its capital stock prior to December 31, 1998. The policy would also preclude a dividend or distribution to its shareholders of the shares of capital stock of a subsidiary until December 31, 1996 and would set forth certain intentions of Holdings with respect to such a dividend or distribution prior to December 31, 1998. The timing, amount and form of dividends on Holdings Common Stock will depend, among other things, upon the effect of applicable restrictions and policies on the payment of dividends referred to above, Holdings' results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by its board of directors. No assurance can be given that the proposed initial public offering of Nabisco Common Stock will be consummated. See "Description of Holdings Capital Stock--Contractual Restrictions and Policies on Payment of Dividends."


  Holding Company Structure

    Holdings' cash flow and consequent ability to meet its obligations under its indebtedness and to pay future dividends on the Holdings Common Stock, if any, and preferred stock are substantially dependent upon the earnings and cash flow available after debt service of RJRN and the availability of such earnings and cash flows to Holdings by way of dividends, distributions, loans and other advances. Holdings Common Stock is junior in right of payment to all existing and future liabilities, obligations

(whether or not for borrowed money) and preferred stock of Holdings, and is structurally subordinate to all existing and future liabilities and obligations (whether or not for borrowed money) of RJRN and its subsidiaries. As of September 30, 1994, total current liabilities and long-term debt of Holdings' subsidiaries were approximately $14.6 billion.

  KKR Ownership


    As of October 31, 1994, an aggregate of approximately 44.79% (or 32.29% on a fully diluted basis) of the total voting power of Holdings was held by the Common Stock Partnerships. After giving effect to the mandatory conversion of Holdings Series A Preferred Stock on November 15, 1994, and assuming all outstanding options for Borden Common Stock are exercised, all of Borden's Series B Preferred Stock is converted to Borden Common Stock and Borden Shares equal to the Minimum Condition are exchanged in the Exchange Offer at the minimum and maximum Exchange Ratios, respectively, an aggregate of approximately 31.98% to 29.40% (25.99% to 23.88% on a fully diluted basis) of the total voting power of Holdings will be held or controlled by the Common Stock Partnerships. The total voting power of Holdings held or controlled by the Common Stock Partnerships will decrease to an aggregate of approximately 20.81% to 14.50% (16.91% to 11.78% on a fully diluted basis) if 100% of the Borden Shares are exchanged. In addition, seven of Holdings' sixteen directors are partners or executives of KKR.



  Potential Conflicts of Interest



    As a result of the ownership of a significant percentage of the total voting power of Holdings by the Common Stock Partnerships and having partners or executives of KKR as board members of Holdings as described under "--KKR Ownership" above, it is possible that conflicts or potential conflicts of interest may arise between the Common Stock Partnerships and KKR on the one hand and Holdings on the other. Holdings believes that any such conflicts or potential conflicts which may arise will be resolved in compliance with Delaware law, which provides, among other things, that each director has a fiduciary duty to act in the best interests of the corporation.



    For information concerning the decision by Holdings not to pursue a transaction with Borden, see "RJR Nabsico Holdings Corp.--Recent Developments" and "The Exchange Offer--Background."


  Significant Increase in Shares Available for Trading


    Of the 1,148,477,506 shares of Holdings Common Stock outstanding as of October 31, 1994, approximately 580 million are held by persons that are not affiliates or management of Holdings and are freely tradeable. After giving effect to the mandatory conversion of Holdings' Series A Preferred Stock on November 15, 1994 and assuming Borden Shares equal to the Minimum Condition are exchanged in the Exchange Offer at the minimum and maximum Exchange Ratios, respectively, an aggregate of up to approximately an additional 109 million to 145 million shares of Holdings Common Stock will be freely tradeable (265 million to 354 million shares if all of the Borden Shares are exchanged). Moreover, based on the $6 3/4 closing price of Holdings Common Stock on November 14, 1994, an additional approximately 46,000,000 shares of Holdings Common Stock would be freely tradeable if the Option were exercised in full and Borden elected to use its registration rights to sell or dispose of such shares in a public offering. The Registration Rights Agreements bar Borden from exercising these rights for nine months commencing on the effective date of the Registration Statement. Holdings is unable to predict the effect, if any, that the increase in freely tradeable shares of Holdings Common Stock will have on the market value of such shares.


INFORMATION CONCERNING THE TRANSACTIONS

  Inability to Participate in Future Borden Earnings or Divestitures

    Shareholders whose Borden Shares are exchanged for shares of Holdings Common Stock in the Exchange Offer or the Merger will not be entitled to participate as shareholders in any future growth of

Borden's business or earnings, in any future dividends that may be declared by the Board of Directors of Borden or in the proceeds of any future divestitures of subsidiaries or businesses conducted by Borden.

  Lack of Dissenters' Rights

    Holders of Borden Common Stock will not be entitled to dissenters' rights under New Jersey law in connection with the Exchange Offer or the Merger, and the Purchaser does not intend to accord dissenters' rights to holders of Borden Common Stock.


  Limitations on Opinions of Borden's Financial Advisors



    In connection with the Borden board's fiduciary duties to Borden's shareholders, the board considered the opinions of its financial advisors, recognizing that such opinions were addressed solely to the board and that such opinions stated that they were not intended to confer rights or remedies upon, among others, Borden's shareholders. Such limitations are common in opinions of this type and the board and the financial advisors recognized that such opinions would be publicly disclosed and provided to Borden's shareholders pursuant to the Commission's rules and regulations. The board believes that it is beneficial for Borden's shareholders to have the opportunity to review the opinions of the financial advisors considered by the board in its deliberations, even though such opinions were not addressed to Borden's shareholders. The board also recognized that such opinions specifically excluded the effects of future developments in Holdings' tobacco business. The board believed that since neither of its financial advisors had the expertise to evaluate such future liabilities, it was acceptable to exclude such issues from the financial advisors' opinions. In this regard, the Borden board considered the impact on Holdings from litigation (including pending and future matters as well as class action litigation), legislation (pending and future) and governmental regulation (present and future) involving tobacco products was unknowable and could be devastating with respect to the value of the Holdings Common Stock. For additional information regarding such liabilities, see "Significant Considerations--Information Concerning Holdings--Tobacco-Related
Considerations."



  Possible Adverse Effect on Market for Shares of Borden Common Stock


    If the Merger is not immediately consummated upon completion of the Exchange Offer, the exchange of Borden Shares pursuant to the Exchange Offer will reduce the number of Borden Shares that might otherwise trade publicly and is likely to reduce the number of holders of Borden Shares, which could adversely affect the liquidity and market value of the remaining Borden Shares held by shareholders other than the Purchaser. The Purchaser cannot predict whether the reduction in the number of Borden Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for or marketability of the Borden Shares. If the Merger is consummated, all trading of Borden Common Stock will cease and there will no longer be a market for shares of Borden Common Stock.

  Possible Loss of Stock Exchange Listing of Borden Common Stock

    According to the NYSE's published guidelines, the NYSE would consider delisting the Borden Shares if, among other things, the number of publicly held Borden Shares (excluding Borden Shares held by officers, directors, their immediate families and other concentrated holdings of 10% or more) were less than 600,000, there were fewer than 1,200 holders of at least 100 Borden Shares or the aggregate market value of the publicly held Borden Shares was less than $5 million.

    As of September 30, 1994, there were approximately 38,729 holders of record of Borden Shares. Approximately 38,614 holders held in the aggregate approximately 141,520,602 shares of Borden Common Stock (excluding 53,465,136 shares held in treasury). Because of the large number of shares of Borden Common Stock held in the names of brokers and nominees, the Purchaser is unable to estimate the number of beneficial owners of 100 or more shares or the aggregate number of shares of Borden Common Stock they own. If, upon the completion of the Exchange Offer (and if the Merger is not immediately thereafter consummated), the shares of Borden Common Stock no longer meet the requirements of the NYSE for continued listing and the listing of shares of Borden Common Stock is discontinued, the market for the shares of Borden Common Stock would be adversely affected.

    The Borden Common Stock also may be delisted from foreign exchanges on which it is listed, subject to applicable requirements of such exchanges.

    The extent of the public market for the shares of Borden Common Stock and availability of quotations would depend upon such factors as the number of holders and/or the aggregate market value of the publicly held shares of Borden Common Stock at such time, the interest in maintaining a market in the shares of Borden Common Stock on the part of securities firms, the possible termination of registration of the shares of Borden Common Stock under the Exchange Act (see "--Possible Termination of Registration Under the Exchange Act") and other factors.

  Possible Loss of Status as "Margin Securities"

    The shares of Borden Common Stock are currently "margin securities" under the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which has the effect, among other things, of allowing brokers to extend credit on the collateral of such shares of Borden Common Stock. In the event that the shares of Borden Common Stock are no longer listed on the NYSE upon completion of the Exchange Offer, depending upon factors such as the number of holders of the shares of Borden Common Stock and the number and market value of publicly held shares of Borden Common Stock, such shares might no longer constitute "margin securities" for purposes of the Federal Reserve Board's margin regulations, in which event the shares of Borden Common Stock may no longer be used as collateral for loans by brokers. In addition, if registration of the shares of Borden Common Stock under the Exchange Act is terminated upon completion of the Exchange Offer, the shares of Borden Common Stock will no longer constitute "margin securities." There can be no assurance that, in the future, shares of Borden Common Stock will continue to constitute "margin securities" and be available as collateral for loans made by brokers; however, if the Merger is consummated, shares of Borden Common Stock will in any event no longer constitute "margin securities."

  Possible Termination of Registration Under the Exchange Act

    The shares of Borden Common Stock are currently registered under the Exchange Act. Such registration may be terminated upon application of Borden to the Commission if the shares of Borden Common Stock are not listed on a national securities exchange and there are fewer than 300 holders of record. Termination of the registration of the shares of Borden Common Stock under the Exchange Act would substantially reduce the information required to be furnished by Borden to holders of shares of Borden Common Stock and to the Commission and would make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy or information statement in connection with shareholder action and the related requirement of an annual report to shareholders and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, no longer applicable to the shares of Borden Common Stock. Furthermore, "affiliates" of Borden and persons holding "restricted securities" of Borden Common Stock may be deprived of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act. If registration of the shares of Borden Common Stock under the Exchange Act were terminated, the shares of Borden Common Stock would no longer be "margin securities" or eligible for listing or reporting on the Nasdaq National Market. The Purchaser does not currently intend to seek to terminate registration of the shares of Borden Common Stock.

  Effects of Inability to Consummate the Merger

    Pursuant to the Merger Agreement, among other things, following the consummation of the Exchange Offer, subject to certain conditions, the Purchaser will be merged with Borden. If, following the Exchange Offer and exercise of the Option, approval of Borden's shareholders is required by applicable law in order to consummate the Merger of the Purchaser with Borden, provided that the

Minimum Condition is satisfied without being reduced or waived, Borden will submit the Merger to Borden's shareholders for approval. If the Merger is submitted to Borden's shareholders for approval, the Merger will require the approval of the holders of not less than 66 2/3% of the outstanding Borden Shares, including the Borden Shares owned by the Purchaser and its affiliates. There can be no assurance that the required vote of Borden shareholders will be obtained or that the Merger will be consummated.

    If the Merger is consummated, shareholders of Borden who elected not to tender their Borden Shares in the Exchange Offer will receive upon consummation of such Merger the same number of shares of Holdings Common Stock in exchange for each of their Borden Shares as they would have received in the Exchange Offer.

    If, following the consummation of the Exchange Offer, the Merger is not consummated, KKR Associates, which is the general partner of the Common Stock Partnerships, indirectly will control the number of Borden Shares acquired by the Purchaser pursuant to the Exchange Offer and upon exercise of the Option. Under the Merger Agreement and the Conditional Purchase/Option Agreement, following the acceptance for exchange of the Borden Shares to be exchanged pursuant to the Exchange Offer and/or the purchase of the Option Shares in accordance with the Conditional Purchase/Option Agreement, and from time to time thereafter, subject to applicable law, Borden has agreed to take all actions necessary to cause the Applicable Percentage of directors (and of members of each committee of the Board of Directors) (rounded in each case to the next highest director or member) of Borden selected by the Partnership to consist of persons designated or elected by the Partnership (whether, at the election of Borden, by means of increasing the size of the board of directors or seeking the resignation of directors and causing the Partnership's designees to be elected); provided that, if the Purchaser has acquired at least 28,138,000 Borden Shares, the Applicable Percentage will not be less than 33 1/3%. As a result of its ownership of such Borden Shares and right to designate nominees for election to Borden's Board of Directors, KKR Associates, an affiliate of KKR, indirectly will be able to influence decisions of the shareholders and such Board. This concentration of influence in one shareholder may adversely affect the market value of the Borden Common Stock.

    To the extent KKR controls more than 50% of the outstanding Borden Shares following the consummation of the Exchange Offer and exercise of the Option, but the Merger is not consummated, Borden shareholders other than those affiliated with KKR will lack sufficient voting power to elect directors or to cause other actions to be taken which require majority approval.

  Exchange Offer Conditions Related to Indebtedness

    The Exchange Offer is conditioned upon, among other things, the obtaining of all consents and waivers on terms satisfactory to the Partnership necessary in order that the consummation of the transactions contemplated by the Merger Agreement and the Conditional Purchase/Option Agreement not constitute events giving rise to events of default or other rights permitting debt to become due prior to maturity.

    The Exchange Offer is also conditioned upon Borden having refinanced, or received commitments for refinancing or indications satisfactory to the Partnership from lenders that it will be able to refinance, in each case on market terms reasonably acceptable to the Partnership, the principal bank credit facilities of Borden and T.M.I. Associates, L.P., subject to certain limitations.

    In the event such consents, waivers or refinancing commitments are not obtained, the Purchaser will have the right not to accept for exchange, exchange or deliver shares of Holdings Common Stock for, subject to Rule 14e-1(c) under the Exchange Act, any Borden Shares tendered and may terminate or (subject to the terms of the Merger Agreement) amend the Exchange Offer or may postpone the acceptance for exchange of the Borden Shares tendered. No assurance can be given that such consents, waivers or refinancing commitments will be obtained. Further, if the Purchaser were to waive the condition to the Exchange Offer that the aforementioned consents and waivers be obtained, some or all of such indebtedness or other obligations could become payable prior to their maturities. See "The Exchange Offer--Terms of the Exchange Offer; Expiration Date" and "--Certain Conditions of the Exchange Offer."

                                    SUMMARY

    The following is a summary of certain information contained elsewhere or incorporated by reference in this Offering Circular/Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Offering Circular/Prospectus. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings ascribed to them elsewhere in this Offering Circular/Prospectus.

                              -------------------

    FOR A DISCUSSION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY BORDEN SHAREHOLDERS IN CONNECTION WITH THEIR CONSIDERATION OF THE EXCHANGE OFFER, INCLUDING CERTAIN FACTORS RELATING TO AN INVESTMENT IN HOLDINGS AND THE TRANSACTIONS, SEE "SIGNIFICANT CONSIDERATIONS."

                           RJR NABISCO HOLDINGS CORP.


    The operating subsidiaries of Holdings owned through RJRN comprise one of the largest tobacco and food companies in the world. In the United States, the tobacco business is conducted by RJRT, the second largest manufacturer of cigarettes, and the packaged foods business is conducted by Nabisco, the largest manufacturer and marketer of cookies and crackers. Tobacco operations outside the United States are conducted by Tobacco International and food operations outside the United States and Canada are conducted by Nabisco International, Inc. ("Nabisco International"), a subsidiary of Nabisco. Together, RJRT's and Tobacco International's tobacco products are sold around the world under a variety of brand names. Food products are sold in the United States, Canada, Latin America and certain other international markets.


    Domestic Tobacco. RJRT's largest selling cigarette brands in the United States include WINSTON, DORAL, SALEM, CAMEL, MONARCH and VANTAGE. RJRT's other cigarette brands, including BEST VALUE, MORE, NOW, STERLING, MAGNA and CENTURY, are marketed to meet a variety of smoker preferences. All RJRT brands are marketed in a variety of styles. A primary long-term objective of RJRT is to increase earnings and cash flow through selective marketing investments in its key brands and continual improvements in its cost structure and operating efficiency. Marketing programs for full-price brands are designed to build brand awareness and add value to the brands in order to retain current adult smokers and attract adult smokers of competitive brands. RJRT believes it is essential to compete in all segments of the cigarette market, and accordingly offers a range of lower-priced brands intended to appeal to more cost-conscious adult smokers. Based on data collected for RJRT by an independent market research firm, RJRT had an overall share of retail consumer cigarette sales during 1993 of 29.8%, an increase of approximately one share point from 1992.

    International Tobacco. Tobacco International operates in over 160 markets around the world and is the second largest of two international cigarette producers that have significant positions in the American Blend segment of the international tobacco market. Tobacco International markets over 55 brands of which WINSTON, CAMEL and SALEM, all American Blend cigarettes, are its international leaders. Tobacco International has strong brand presence in Western Europe and is well established in its other key markets in the Middle East/Africa, Asia and Canada. Tobacco International is aggressively pursuing development opportunities in Eastern Europe and the former Soviet Union.

    Nabisco. Nabisco's domestic operations represent one of the largest packaged food businesses in the world. Through its domestic divisions, Nabisco manufactures and markets cookies, crackers, snack foods, hard and bite-size candy, gum, nuts, hot cereals, margarine, pet foods, dry-mix dessert products and other grocery products under established and well-known trademarks, including OREO, CHIPS AHOY!, NEWTONS, SNACKWELL'S, RITZ, PREMIUM, LIFE SAVERS, PLANTERS, A.1, GREY POUPON, MILK-BONE, ORTEGA, CREAM OF WHEAT, FLEISCHMANN'S and BLUE BONNET. Nabisco Biscuit Company ("Nabisco Biscuit") is the largest manufacturer and marketer in the United States cookie and cracker industry with nine of the top ten selling brands, each of which had annual sales of over $100 million in 1993. Overall, in 1993, Nabisco Biscuit had a 37% share of the domestic cookie industry sales and a 55% share of the domestic cracker industry sales, in the aggregate more than three times the share of its closest competitor. In 1992, Nabisco Biscuit became the leading manufacturer and marketer of no fat/reduced fat cookies and crackers with the introduction of the SNACKWELL'S line. In 1993, the SNACKWELL'S brand recorded net sales of $186 million, which made SNACKWELL'S the sixth largest cookie/cracker brand in the United States. Based on 1993 net sales, LIFE SAVERS is the largest selling hard roll candy in the United States, with an approximately 25.4% share of the hard roll candy category, and PLANTERS nuts are the clear leader in the packaged nut category, with a market share of more than five times that of its nearest competitor.


    Nabisco International is also a leading producer of powdered dessert and drink mixes, biscuits, baking powder and other grocery items, industrial yeast and bakery ingredients in many of the 17 Latin American countries in which it has operations. Nabisco International has significantly increased its presence in Europe through the acquisition of Royal Brands S.A. in Spain and Royal Brands Portugal.



    RJRN was acquired in 1989 by an indirect, wholly owned subsidiary of Holdings (the "Acquisition") at the direction of KKR. Prior to the Acquisition, RJRN was a publicly held corporation. See "Significant Considerations--KKR Ownership."


    The principal executive office of Holdings is located at 1301 Avenue of Americas, New York, New York 10019; its telephone number is (212) 258-5600.

RECENT DEVELOPMENTS

    Nabisco Initial Public Offering and Related Transactions. On October 28, 1994, Nabisco filed a registration statement with the Commission for the initial public offering of 45 million shares of its Class A Common Stock (51.75 million shares if the underwriters' over-allotment options are exercised in full). For purposes of the filing, the initial offering price was estimated to be between $23 and $26 per share. Upon completion of the proposed public offering, Holdings would beneficially own 100% of Nabisco's outstanding Class B Common Stock, which would represent approximately 82.6% of the economic interest in Nabisco (80.5% if the underwriters' over-allotment options are exercised in full). Holders of Class A Common Stock of Nabisco generally would have identical rights to holders of Class B Common Stock except that holders of Class A Common Stock would be entitled to one vote per share while holders of Class B Common Stock would be entitled to ten votes per share on all matters submitted to a vote of stockholders. The registration statement has not become effective and there can be no assurance that such offering will be consummated.

    The initial public offering of shares of Nabisco is part of a broader proposed initiative of Holdings designed to reduce consolidated debt of Holdings by approximately $1 billion and establish a separately traded common stock for Nabisco. After completion of the proposed public offering, Holdings anticipates commencing a quarterly cash dividend on its common stock of $.075 per share or $.30 per share on an annualized basis. The proposed transactions are subject to the approval of lenders under RJRN's bank credit facilities.

    At the time of the proposed public offering, Nabisco is expected to have approximately $4.2 billion of intercompany debt and approximately $1.3 billion of borrowings under a short-term bank credit agreement. The net proceeds of the proposed public offering will be used by Nabisco to repay a portion of the borrowings under its bank facility.

    As part of the initiative, RJRN has called for redemption several issues of debt securities, including $1.5 billion of 10 1/2% Senior Notes due 1998, approximately $374 million of 8 3/8% Sinking Fund Debentures due 2017, $100 million of 13 1/2% Subordinated Debentures due 2001 and approximately $25 million of 7 3/8% Sinking Fund Debentures due 2001, all of which are redeemable with various redemption premiums. RJRN expects to fund these redemptions with borrowings under its existing credit facilities, proceeds from Holdings' Series C Preferred Stock offering completed on May 6, 1994 and internally generated cash flow. See "Selected Pro Forma Consolidated Financial Data."

    Upon completion of the proposed public offering of Nabisco, RJRN may seek to restructure approximately $6 billion of its domestic publicly held debt which currently limits the ability of Nabisco to incur long-term debt other than intercompany debt. The restructuring, which would require consent of public debtholders and lenders under bank facilities, may include one or more offers to exchange Nabisco debt securities for a portion of such debt. The goal of the exchange offers would be to permit Nabisco to establish long-term borrowing capacity independent of its parent and to reduce its intercompany debt. No assurance can be given that RJRN will seek to restructure its debt or that any such restructuring will be consummated.

    The Board of Directors of Holdings has adopted certain policies that would become effective upon the closing of the Nabisco initial public offering. One policy would provide that Holdings would limit, until December 31, 1998, the aggregate amount of cash dividends on its capital stock. Under this policy, during that period Holdings would not pay any extraordinary cash dividends and would limit the amount of its cash dividends, cash distributions and repurchases for cash of capital stock and subordinated debt to an amount equal to the sum of $500 million plus (i) 65% of Holdings' cumulative consolidated net income before extraordinary gains or losses and restructuring charges and (ii) net cash proceeds of up to $250 million in any year from the sale of capital stock of Holdings or its subsidiaries (other than proceeds from the Nabisco initial public offering) to the extent used to repay, purchase or redeem debt or preferred stock. Another policy would provide that Holdings would not declare a dividend or distribution to its stockholders of the shares of capital stock of a subsidiary before December 31, 1996. Another policy sets forth the intention of Holdings that it would not make such a distribution prior to December 31, 1998 if that distribution would cause the ratings of the senior indebtedness of RJRN to be reduced from investment grade to non-investment grade or if, after giving effect to such distribution, any publicly held senior indebtedness of the distributed company would not be rated investment grade. There is no assurance that any such distribution will take place. Additional policies provide that an amount equal to the net cash proceeds from any issuance and sale of equity by Holdings or from any sale outside the ordinary course of business of material assets owned or used by subsidiaries in the tobacco business, in each case before December 31, 1998, would be used either to repay, purchase or redeem consolidated indebtedness or to acquire properties, assets or businesses to be used in existing or new lines of business and that an amount equal to the net cash proceeds of any secondary sale of shares of Nabisco before December 31, 1998 would be used to repay, purchase or redeem consolidated debt. No assurance can be given that Holdings will issue or sell any equity or sell any material assets outside the ordinary course of business.


    Termination of Agreement in Principle Relating to Borden. On October 25, 1994, Holdings and KKR concluded that they were unable to reach a definitive agreement for the transaction contemplated by their agreement in principle for Holdings to acquire a minority interest in Borden, as had been previously announced on September 12, 1994. The September 12, 1994 announcement indicated that, following KKR's successful acquisition of Borden, Holdings would issue to Borden approximately $500 million of newly issued common shares of Holdings for newly issued shares of Borden common stock representing a 20% pro forma interest in Borden and a warrant to acquire an additional 10% pro forma interest in Borden. The inability to reach agreement resulted from various complexities affecting the transaction, including certain accounting issues. In particular, because Holdings would have been required to account for its investment in Borden using the equity method (thereby being required to reflect a portion of Borden's potentially low or volatile earnings in its financial statements) and to amortize a substantial amount of goodwill resulting from the transaction, the proposed transaction would likely have had a dilutive effect on Holdings' near-term earnings. Attempts to resolve these issues by restructuring the transaction were unsuccessful. Holdings could in the future explore a basis on which it or its Nabisco subsidiary may acquire a minority equity interest in Borden in exchange for common stock of Holdings. However, Holdings is not currently engaged in any such negotiations, and there is no assurance that Holdings will seek to pursue any such negotiations or that any such negotiations will be successful.


                                  BORDEN, INC.

    Borden is engaged primarily in manufacturing, processing, purchasing and distributing a broad range of products through three operating divisions: North American Foods, International Foods and Packaging and Industrial Products. North American Foods is comprised of niche grocery, pasta and sauce, and dairy products, while International Foods includes international milk powder, European bakery products and several European grocery and pasta businesses. Packaging and Industrial Products includes primarily wallcoverings, adhesives and resins, and plastic films and packaging.

    Borden was incorporated in New Jersey on April 24, 1899 as the successor to a business founded in 1857. Borden's principal executive offices are located at 180 East Broad Street, Columbus, Ohio 43215 (telephone number 614-225-4000).

                THE PURCHASER AND THE COMMON STOCK PARTNERSHIPS


    The Purchaser, a New Jersey corporation and a subsidiary of the Partnership, was organized in connection with the Transactions and has not carried on any activities to date other than those incident to its formation and the Transactions. Prior to the consummation of the Exchange Offer, KKR Partners II, L.P. will become a holder of shares of common stock of the Purchaser. Each of the Common Stock Partnerships is a Delaware limited partnership, whose general partner is KKR Associates, an affiliate of KKR. The principal assets of each of the Common Stock Partnerships consist of investments in various entities, including investments in Holdings Common Stock. The principal offices of the Purchaser and the Common Stock Partnerships are located at 9 West 57th Street, New York, New York 10019; telephone number (212) 750-8300. The name, business address, principal occupation or employment, and five year employment history of each of the directors and executive officers of the Purchaser and of KKR Associates, the general partner of each of the Common Stock Partnerships, and certain other information, are set forth in Schedule I to this Offering Circular/Prospectus.



    The Purchaser has reserved the right to transfer or assign, in whole or from time to time in part, to one or more affiliates, the right to exchange all or any portion of the Borden Shares tendered pursuant to the Exchange Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations pursuant to the Exchange Offer and will in no way prejudice the rights of tendering shareholders to exchange for Borden Shares validly tendered and accepted for exchange pursuant to the Exchange Offer. According to the Merger Agreement, it is presently contemplated that the right of the Purchaser to exchange for shares of Borden Common Stock pursuant to the Exchange Offer and the right of the Purchaser to exercise the Option will be assigned to the Partnership or to a direct or indirect wholly owned subsidiary of the Partnership, which may, in any such case, act for itself and/or as agent for one or both of the Common Stock Partnerships, as the case may be.


    For information concerning beneficial ownership of Holdings Common Stock by affiliates of the Purchaser, see "Security Ownership of Certain Beneficial Owners and Management."

            THE EXCHANGE OFFER, THE MERGER AND RELATED TRANSACTIONS


    The Purchaser, the Partnership and Borden have entered into the Merger Agreement and the Conditional Purchase/Option Agreement, which provide for the consummation of the Transactions, upon the terms and subject to the conditions thereof. The Board of Directors of Borden, with seven members voting in favor, and one member (Borden's chief executive officer) abstaining, has, among other things, (1) determined that the Merger Agreement and the Conditional Purchase/Option

Agreement and the Transactions, including the Exchange Offer and the Merger, taken together, are fair to the shareholders of Borden, and resolved to recommend that holders of Borden Shares accept the Exchange Offer, tender their Borden Shares to the Purchaser in the Exchange Offer and, if required by applicable law, approve and adopt the Merger Agreement, and (2) approved the Merger Agreement, the Conditional Purchase/Option Agreement and the Transactions. See "The Exchange Offer--Borden Background and Reasons for the Proposed Transactions" and "Description of Merger Agreement and Conditional Purchase/Option Agreement." As of October 31, 1994, members of Borden's Board of Directors and Borden's executive officers owned less than 1% of the outstanding Borden Shares. To Borden's knowledge, all of the directors of Borden intend to tender their Borden Shares pursuant to the Exchange Offer or vote their Borden Shares in favor of approval and adoption of the Merger Agreement at the shareholders' meeting in respect thereof, if any. To Borden's knowledge, all of Borden's executive officers intend to tender their Borden Shares pursuant to the Exchange Offer, other than those Borden Shares, if any, held by such persons which, if tendered, could cause such persons to incur liability under the provisions of Section 16(b) of the Exchange Act. However, none of these persons has committed to tender their Borden Shares pursuant to the Exchange Offer, and there can be no assurance that they will do so.



    In the Exchange Offer, each Borden Share accepted by the Purchaser in accordance with the Exchange Offer shall be converted into the right to receive from the Purchaser that number of fully paid and nonassessable shares of Holdings Common Stock equal to the Exchange Ratio, which is the quotient (rounded to the nearest 1/100,000) obtained by dividing (i) $14.25 by (ii) the average of the average of the high and low sales prices of the Holdings Common Stock as reported on the NYSE Composite Tape during the Valuation Period, provided that the Exchange Ratio shall not be less than 1.78125 or greater than 2.375.


    If the Merger is consummated, holders of Borden Shares will receive the same number of shares of Holdings Common Stock for each Borden Share as are exchanged for each Borden Share in the Exchange Offer.


    The Exchange Offer is being made by the Purchaser for the purpose of acquiring 100% of the outstanding Borden Shares. If, following the Exchange Offer and exercise of the Option, the Purchaser and its affiliates own more than 90% of the outstanding Borden Shares, the Purchaser will take all necessary or appropriate action, without further action by the Board of Directors or shareholders of Borden, to consummate the Merger of the Purchaser with Borden as soon as practicable. If, following the Exchange Offer and exercise of the Option, approval of Borden's shareholders is required by applicable law in order to consummate the Merger, provided that the Minimum Condition is satisfied without being reduced or waived, Borden will submit the Merger to the Borden shareholders for approval. If the Merger is required to be submitted to Borden's shareholders for approval, the Merger will require the approval of the holders of not less than 66 2/3% of the outstanding Borden Shares, including the Borden Shares owned by the Purchaser and its affiliates.



    For a discussion of Borden's reasons for entering into the Merger Agreement, see "The Exchange Offer--Borden Background and Reasons for the Proposed Transactions."



    THIS OFFERING CIRCULAR/PROSPECTUS DOES NOT CONSTITUTE A SOLICITATION OF A PROXY, CONSENT OR AUTHORIZATION FOR OR WITH RESPECT TO ANY SPECIAL MEETING OR OTHER MEETING OF BORDEN SHAREHOLDERS WHO DO NOT TENDER THEIR BORDEN SHARES OR ANY ACTION IN LIEU THEREOF. ANY SUCH SOLICITATION WILL BE MADE ONLY PURSUANT TO SEPARATE PROXY MATERIALS IN COMPLIANCE WITH SECTION 14(A) OF THE EXCHANGE ACT.


EXCHANGE OFFER

    Terms of the Exchange Offer; Expiration Date. Upon the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser hereby offers to exchange shares of Holdings Common Stock for all outstanding Borden Shares at the Exchange Ratio, provided that such Borden

Shares are validly tendered on or prior to the Expiration Date and not properly withdrawn as described under "The Exchange Offer--Withdrawal Rights." The term
"Expiration Date" means 12:00 Midnight, New York City time, on December   ,
1994, unless the Purchaser shall have extended the period of time for which the Exchange Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Exchange Offer, as so extended by the Purchaser, shall expire.


    The Purchaser will announce the exact Exchange Ratio with respect to each Borden Share that is to be exchanged for shares of Holdings Common Stock in the Exchange Offer by 9:00 A.M., New York City time, on the first business day of the ten business day period ending on the Expiration Date. The Purchaser will make such announcement by issuing a press release to the Dow Jones News Service. During the ten business day period ending on the Expiration Date, holders of Borden Shares will be able to obtain the exact Exchange Ratio with respect to each Borden Share that is to be exchanged for shares of Holdings Common Stock in the Exchange Offer from the Information Agent or the Dealer Manager for the Exchange Offer at their respective telephone numbers appearing on the back cover of this Offering Circular/Prospectus.



    The Exchange Offer is subject to, among other things, the Minimum Condition. The Exchange Offer is also subject to other material terms and conditions, which Borden shareholders should carefully consider. The Purchaser has reserved the right (but shall not be obligated) to waive any or all of the conditions, provided, however, that if the Purchaser shall have exercised the Option in whole or in part prior to the termination of the Exchange Offer, the Purchaser shall not be permitted to waive the Minimum Condition. See "Significant Considerations--Information Concerning the Transactions-- Exchange Offer Conditions Related to Indebtedness," "The Exchange Offer--Certain Conditions of the Exchange Offer" and "Description of Merger Agreement and Conditional Purchase/Option Agreement."


    Exchange of Shares of Borden Common Stock. Upon the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for exchange, and will exchange for shares of Holdings Common Stock, all Borden Shares validly tendered and not properly withdrawn on or prior to the Expiration Date promptly after the later to occur of (i) the Expiration Date and (ii) the satisfaction or waiver of the conditions of the Exchange Offer set forth under "The Exchange Offer-- Certain Conditions of the Exchange Offer." See "The Exchange Offer--Exchange of Shares of Borden Common Stock" and "--Withdrawal Rights."

    In all cases, exchange of Borden Shares tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Share Certificates (and Rights Certificates if applicable) for Borden Shares, or timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of such Borden Shares into the Exchange Agent's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility" and, collectively, the "Book-Entry Transfer Facilities") pursuant to the procedures set forth under "The Exchange Offer--Procedure for Tendering Shares of Borden Common Stock," (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal.

    The term "Agent's Message" means a message, transmitted by a Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Borden Shares which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Purchaser may enforce such agreement against such participant.

    Unless and until the Rights are redeemed in accordance with the Merger Agreement, holders of Borden Shares will be required to tender the Rights associated with such Borden Shares in order to effect a valid tender of such Borden Shares. As of the date hereof, the Rights trade together with the Borden Shares and a tender of the Borden Shares will be deemed to be a tender of the associated Rights. If separate Rights Certificates are issued, tendering shareholders will then be required to tender both Share Certificates and Rights Certificates in order to effect a valid tender.

    If any tendered Borden Shares are not accepted for exchange for any reason or if Share Certificates (and Rights Certificates if applicable) are submitted for more Borden Shares than are tendered, Share Certificates (and Rights Certificates if applicable) for Borden Shares evidencing un-exchanged or un-tendered Borden Shares will be returned, without expense to the tendering shareholder (or, in the case of Borden Shares tendered by book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility pursuant to the procedures described under "The Exchange Offer--Procedure for Tendering Shares of Borden Common Stock--Book-Entry Transfer," such Borden Shares will be credited to an account maintained at such Book-Entry Transfer Facility), in each case with the related Rights Certificates (if applicable), promptly following the expiration, termination or withdrawal of the Exchange Offer.

    If, prior to the Expiration Date, the Purchaser increases the consideration offered to shareholders pursuant to the Exchange Offer, such increased consideration will be given to all shareholders whose Borden Shares are exchanged pursuant to the Exchange Offer, whether or not such Borden Shares were tendered or accepted for exchange prior to such increase in consideration.

    Procedure for Tendering Shares of Borden Common Stock. Except as set forth below, in order for Borden Shares (and Rights if applicable) to be validly tendered pursuant to the Exchange Offer, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Borden Shares (and Rights if applicable) and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the back cover of this Offering Circular/Prospectus on or prior to the Expiration Date and either (i) the Share Certificates (and Rights Certificates if applicable) evidencing tendered Borden Shares (and Rights if applicable) must be received by the Exchange Agent at such address or such Borden Shares (and Rights if applicable) must be tendered pursuant to the procedure for book-entry transfer and a Book-Entry Confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (ii) the guaranteed delivery procedures must be complied with.

    THE METHOD OF DELIVERY OF BORDEN SHARES (AND RIGHTS IF APPLICABLE), AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    Withdrawal Rights. Tenders of Borden Shares (and Rights if applicable) made pursuant to the Exchange Offer are irrevocable, except that Borden Shares (and Rights if applicable) tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for exchange by the Purchaser pursuant to the Exchange Offer, may also be
withdrawn at any time after            , 1995. If the Purchaser extends the
Exchange Offer, is delayed in its acceptance for exchange of or exchange for Borden Shares or is unable to exchange Borden Shares validly tendered pursuant to the Exchange Offer for any reason, then, without prejudice to the Purchaser's rights under the Exchange Offer, the Exchange Agent may nevertheless, on behalf of the Purchaser, retain tendered Borden Shares (and Rights if applicable), and such Borden Shares (and Rights if applicable) may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as described below. Any such delay will be by an extension of the Exchange Offer to the extent required by law.

    For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth on the back cover of this Offering Circular/Prospectus. Any notice of withdrawal must specify the name of the person who tendered the Borden Shares (and Rights if applicable) to be withdrawn, the number of Borden Shares (and Rights if applicable) to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Borden Shares (and Rights if applicable). If Share Certificates (or Rights Certificates if applicable) for Borden Shares (and Rights if applicable) to be withdrawn have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Exchange Agent and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution unless such Borden Shares (and Rights if applicable) have been tendered for the account of an Eligible Institution. If Borden Shares (and Rights if applicable) have been tendered pursuant to the procedure for book-entry transfer as described under "The Exchange Offer--Procedure for Tendering Shares of Borden Common Stock--Book-Entry Transfer," any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Borden Shares (and Rights if applicable), in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by any method of delivery described in the first sentence of this paragraph.

    Any Borden Shares (and Rights if applicable) properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offer. However, withdrawn Borden Shares (and Rights if applicable) may be re-tendered at any time on or prior to the Expiration Date by following one of the procedures described under "The Exchange Offer--Procedure for Tendering Shares of Borden Common Stock."

    Extension of Tender Period; Termination; Amendment. The Purchaser expressly reserves the right, in its sole discretion, at any time and from time to time, to extend the period during which the Exchange Offer is open for any reason, including the occurrence of any of the conditions specified under "The Exchange Offer--Certain Conditions of the Exchange Offer," by giving oral or written notice of such extension to the Exchange Agent. During any such extension, all Borden Shares (and Rights if applicable) previously tendered and not properly withdrawn will remain subject to the Exchange Offer, subject to the rights of a tendering shareholder to withdraw such shareholder's Borden Shares (and Rights if applicable). Pursuant to the Merger Agreement, the Purchaser has agreed that, upon the request of Borden (and without limiting the number of times that the Purchaser may extend the Exchange Offer, or the total number of days for which the Exchange Offer may be extended), the Purchaser will extend the Exchange Offer, one or more times, for an aggregate of not more than twenty business days. See "The Exchange Offer--Withdrawal Rights" and "Description of Merger Agreement and Conditional Purchase/Option Agreement."

    The Purchaser acknowledges (i) that Rule 14e-1(c) under the Exchange Act requires the Purchaser to pay the consideration offered or return the Borden Shares (and Rights if applicable) tendered promptly after the termination or withdrawal of the Exchange Offer and (ii) that the Purchaser may not delay acceptance for exchange of, or exchange for (except as provided in clause (i) of the succeeding sentence), any Borden Shares upon the occurrence of any of the conditions specified under "The Exchange Offer--Certain Conditions of the Exchange Offer" without extending the period of time during which the Exchange Offer is open. Subject to the foregoing and any other applicable regulations of the Commission, the Purchaser also reserves the right, in its sole discretion, at any time or from time to time to (i) delay acceptance for exchange of or, regardless of whether such Borden Shares were theretofore accepted for exchange, exchange for any Borden Shares pending receipt of any regulatory approvals specified under "The Exchange Offer--Certain Regulatory Approvals and Legal Matters," (ii) terminate the Exchange Offer (whether or not any Borden Shares have theretofore been accepted for exchange) if any of the conditions referred to under "The Exchange Offer--Certain Conditions of the Exchange Offer" has not been satisfied or upon the occurrence of any of the conditions specified thereunder and (iii) waive any condition or otherwise amend the Exchange Offer in any respect, in each case, by giving oral or written notice of such delay, termination, waiver or amendment to the Exchange Agent and by making a public announcement thereof.

    Any such extension, delay, termination, waiver or amendment will be followed as promptly as practicable by public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Purchaser may choose to make any public announcement, except as provided by applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that material changes be promptly disseminated to holders of Borden Shares), the Purchaser shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

CERTAIN PROVISIONS OF THE MERGER AGREEMENT

    Merger. Pursuant to the Merger Agreement, if approval of Borden's shareholders is required by applicable law in order to consummate the Merger, provided that the Minimum Condition is satisfied without being reduced or waived, following the acceptance for exchange of Borden Shares pursuant to the Exchange Offer, Borden, acting through its Board of Directors, will, in accordance with applicable law, as soon as practicable following the expiration or termination of the Exchange Offer, duly call, give notice of, convene and, subject to the right of the parties to delay a special meeting under certain circumstances described in the Merger Agreement, hold a special meeting of its shareholders (the "Borden Shareholders' Meeting") for the purpose of considering and taking action upon the Merger Agreement and the Merger and to obtain the necessary approval by its shareholders of the Merger Agreement and the transactions contemplated thereby, including the Merger.

    Under the Merger Agreement, in the event that the Partnership and the Purchaser, or any other direct or indirect subsidiary of the Partnership acquires at least 90% of the outstanding Borden Shares, the parties have agreed to take all necessary or appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Exchange Offer without a meeting of shareholders of Borden, in accordance with applicable provisions of the New Jersey Business Corporation Act (the "NJBCA").

    By virtue of the Merger and without any further action on the part of the holder of any shares of Borden Common Stock or any shares of capital stock of the Purchaser, each issued and outstanding share of Borden Common Stock (other than shares owned by Borden or any subsidiary of Borden or the Partnership, the Purchaser or any other subsidiary of the Partnership) will be converted into the right to receive a number of fully paid and nonassessable shares of Holdings Common Stock equal to the number of fully paid and nonassessable shares of Holdings Common Stock that were delivered by the Purchaser with respect to each share of Borden Common Stock that was validly tendered and not properly withdrawn and accepted for exchange pursuant to the terms of the Exchange Offer.

    Representations and Warranties. The Merger Agreement contains certain representations and warranties of Borden, the Partnership and the Purchaser. See "Description of Merger Agreement and Conditional Purchaser/Option Agreement."

    Covenants Regarding Conduct of Business. Except as contemplated by the Merger Agreement, during the period from the date of the Merger Agreement to the date on which a majority of the Board of Directors of Borden consists of designees or representatives of the Partnership, Borden, with respect to itself and each of its subsidiaries, has agreed in the Merger Agreement to conduct its operations according to its ordinary course of business consistent with past practice and to use its best efforts to preserve intact its business organization, to keep available the services of its current officers and employees and to preserve existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it to the end that its goodwill and ongoing businesses will be unimpaired at the date on which a majority of the Board of Directors of Borden consists of designees or representatives of the Partnership.

    No Solicitation. Under the Merger Agreement, except with respect to divestitures in accordance with Borden's January 1994 restructuring plan, Borden has agreed that neither it nor any of its subsidiaries will, nor will it or any of its subsidiaries authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, (a) solicit, initiate, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, Borden or any of its subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving Borden or any of its subsidiaries (other than the transactions contemplated by the Merger Agreement or the Conditional Purchase/Option Agreement) or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or the exercise of the Option or which would or could reasonably be expected to materially dilute the benefits to the Purchaser of the transactions contemplated by the Merger Agreement (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that the foregoing clauses will not prohibit Borden from (i) furnishing information pursuant to an appropriate confidentiality letter concerning Borden and its businesses, properties or assets to a third party who has made a Transaction Proposal, (ii) engaging in discussions or negotiations with such a third party who has made a Transaction Proposal or (iii) following receipt of a Transaction Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or changing the Recommendations, but in each case referred to in the foregoing clauses (i) through (iii) only after the Board of Directors of Borden concludes in good faith that such action is necessary or appropriate in order for the Board of Directors of Borden to act in a manner which is consistent with its fiduciary obligations under applicable law. If the Board of Directors of Borden receives a Transaction Proposal, then Borden has agreed promptly to inform the Partnership of the terms and conditions of such proposal and the identity of the person making it and to keep the Partnership generally informed with reasonable promptness of any steps it is taking pursuant to the foregoing with respect to such Transaction Proposal.

    Cooperation and Best Efforts. Pursuant to the Merger Agreement, subject to certain conditions and limitations described therein, the parties have agreed to cooperate with each other and to use their respective best efforts to take appropriate actions so that the transactions contemplated by the Merger Agreement and the Conditional Purchase/Option Agreement may be consummated.

    In addition, in the Merger Agreement, Borden and the Partnership have agreed that, as promptly as practicable, they will file notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and make any other necessary filings with the applicable governmental entities related to the transactions contemplated by the Merger Agreement, including the Exchange Offer and the Merger, and the Conditional Purchase/Option Agreement and will use their best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division or such other governmental entities for additional information or documentation. Provided that following receipt of such approvals the Purchaser (or one of its affiliates) acquires at least 28,138,000 Shares pursuant to the Exchange Offer and/or the Option, Borden has agreed to make any and all divestitures or undertakings required by the FTC, the Antitrust Division or any other applicable government entity in connection with the Transactions, which divestitures in each case shall be reasonably acceptable to the Partnership and the Purchaser. See "Certain Regulatory Approvals and Legal Matters" for a discussion of, among other things, the current status of filings by the Partnership and Borden under the HSR Act and related matters.

    Redemption of Rights. Pursuant to the Merger Agreement, Borden has agreed to redeem all outstanding Rights at a redemption price of one and two-thirds cents per Right effective immediately prior to the acceptance for exchange of any Borden Shares pursuant to the Exchange Offer, provided that the Minimum Condition is satisfied in the Exchange Offer. In accordance with the Merger Agreement, Borden has amended the Rights Agreement so that none of the execution or the delivery of the Merger Agreement or the Conditional Purchase/Option Agreement, or both such agreements taken together, or commencement of the Exchange Offer or the acceptance of Borden Shares for exchange pursuant to the Exchange Offer, or the consummation of the transactions contemplated by the Conditional Purchase/Option Agreement will, among other things, trigger the exercisability of the Rights, the separation of the Rights from the stock certificates to which they are attached or any other provisions of the Rights Agreement. Borden has agreed, under certain circumstances, to take other specified actions with respect to the Rights. See "Description of Merger Agreement and Conditional Purchase/Option Agreement."

    Conditions to Each Party's Obligations to Effect the Merger. The Merger Agreement provides that the respective obligation of each party to effect the Merger is subject to certain conditions, including, among other things, the consummation of the Exchange Offer and the truth and correctness as of the effective date of the Merger of certain representations and warranties of the parties to the Merger Agreement with respect to material adverse changes in their business, financial condition or results of operations. See "Description of Merger Agreement and Conditional Purchase/Option Agreement."

    Termination. The Merger Agreement may be terminated and the Merger contemplated thereby may be abandoned at any time, notwithstanding approval thereof by the shareholders of Borden, but prior to the effective time of the
Merger: (a) by mutual written consent of the Partnership, the Purchaser and Borden; (b) by the Partnership or Borden if any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States or any country or economic region in which either Borden or the Partnership, directly or indirectly, has material assets or operations, shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (c) by the Partnership if due to an occurrence or circumstance which would result in a failure to satisfy any of the conditions to the Exchange Offer the Purchaser shall have terminated the Exchange Offer, unless such termination shall have been caused by or resulted from the failure of the Partnership or the Purchaser to perform in any material respect their material covenants and agreements contained in the Merger Agreement; (d) by the Partnership if Borden shall have modified or amended in any respect materially adverse to the Partnership or the Purchaser or withdrawn its approval or recommendation of the Exchange Offer, the Merger or the Merger Agreement, subject to certain exceptions; (e) by the Partnership if Borden shall have (i) entered into any definitive agreement to effect the transaction contemplated by a Transaction Proposal, (ii) recommended any Transaction Proposal from a person other than the Partnership or the Purchaser or any of its affiliates or (iii) resolved to do any of the foregoing;
(f) by the Partnership if certain alternative acquisitions shall have occurred;
(g) by Borden if (i) due to an occurrence or circumstance that would result in a failure to satisfy any of the conditions of the Exchange Offer the Purchaser shall have terminated the Exchange Offer, subject to certain exceptions; (h) by the Partnership or Borden if, without fault of the terminating party, the effective time of the Merger shall not have occurred on or before June 30, 1995 (provided, that the right to terminate the Merger Agreement under this clause
(h) shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or results in, the failure of the Merger to have been consummated within such period); (i) by Borden if on or after December 15, 1994, the termination date of a waiver granted to Borden of certain provisions relating to changes in control of Borden under the credit agreement dated as of August 16, 1994 among Borden and the banks' party thereto shall not then extend past December 15, 1994 and certain other events shall occur as a result thereof; or (j) by the Partnership or Borden if any required approval of the shareholders of Borden shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof. See "Description of Merger Agreement and Conditional Purchase/Option Agreement."

    Certain Required Payments. Pursuant to the Merger Agreement, Borden has agreed to make certain payments to the Partnership and the Purchaser in respect of expenses (in the aggregate amount of up to $15 million) and fees (in the aggregate amount of up to $30 million), including upon certain termination events with respect to the Merger Agreement.

CERTAIN PROVISIONS OF THE CONDITIONAL PURCHASE/OPTION AGREEMENT

    Pursuant to the Conditional Purchase/Option Agreement, Borden has granted to the Purchaser the irrevocable Option to purchase up to 28,138,000 Option Shares (or approximately 19.9% of the outstanding Borden Shares as of the date hereof), on the terms and subject to the conditions set forth therein.

    Exercise of Option. Under the Conditional Purchase/Option Agreement, the Option may be exercised by the Purchaser (or its designee, which designee must be the Partnership or a direct or indirect wholly owned subsidiary of the Partnership and which may, in any such case, act for itself and/or as agent for one or both of the Common Stock Partnerships, as the case may be), in whole or in part, at any time, or from time to time, during the period beginning on the date of the Conditional Purchase/Option Agreement and ending on the Option Expiration Date (as defined below), provided that if the Purchaser (or its designee) has not exercised the Option in whole or in part prior to the expiration of the Exchange Offer, it will not be entitled to exercise the Option thereafter if it waives or otherwise reduces the Minimum Condition and accepts fewer than 41% of the outstanding Borden Shares for payment in the Exchange Offer. The term "Option Expiration Date" means the first to occur of the effective time of the Merger and March 21, 1995 (unless the Purchaser has theretofore sent a written notice of its intention to exercise the Option).

    Conversion of Option. The Conditional Purchase/Option Agreement provides that, upon the Conversion Date (as defined below), if any, the Option will be converted in part from an irrevocable option to purchase the Borden Shares into an obligation on the part of the Purchaser (or its designee, which designee must be the Partnership or a direct or indirect wholly owned subsidiary of the Partnership and which may, in any such case, act for itself and/or as agent for one or both of the Common Stock Partnerships, as the case may be) to exercise the Option to acquire, and of the Partnership to cause the Purchaser to take such action, subject to applicable law (the "Mandatory Purchase"), on the terms and subject to the conditions set forth in the Conditional Purchase/Option Agreement, such number of Borden Shares which, when added to the number of Borden Shares purchased in the Exchange Offer (together with any Borden Shares previously purchased pursuant to the Option) will result in the Purchaser beneficially owning more than 50% of the outstanding shares of Borden Common Stock (the "Mandatory Purchase Shares"). Borden Shares subject to the Option in excess of the number of Mandatory Purchase Shares will continue to be subject to purchase at the option of the Purchaser. The term "Conversion Date" means the date, if any, on which the Purchaser or the Partnership or a direct or indirect wholly owned subsidiary of the Partnership acquires more than 41%, but less than 50%, of the outstanding shares of Borden Common Stock pursuant to the Exchange Offer.

    Payments. The Conditional Purchase/Option Agreement provides that, in the event the Purchaser exercises the Option, the Purchaser (or, at the Purchaser's option, its designee) will deliver to Borden, such number of shares (rounded to the nearest whole share) of Holdings Common Stock as will equal the product of the Option Exchange Ratio (as defined below) and the number of Borden Shares purchased pursuant to the exercise of the Option. The term "Option Exchange Ratio" means the quotient (rounded to the nearest 1/100,000) obtained by dividing (i) $11.00 (the "Option Purchase Price") by (ii) the average of the average of the high and low prices of Holdings Common Stock as reported on the NYSE Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to (x) the date of notice of exercise in the case of an Option Purchase or (y) the date of exercise in the case of a Mandatory Purchase, subject to adjustment under certain circumstances.

BOARD REPRESENTATION

    The Merger Agreement and the Conditional Purchase/Option Agreement provide that, if requested by the Partnership, Borden will, following the acceptance for exchange of the Borden Shares to be exchanged pursuant to the Exchange Offer and/or the purchase of the Option Shares in accordance with the Conditional Purchase/Option Agreement, and from time to time thereafter, take all actions necessary to cause the Applicable Percentage (as defined below) of directors (and of members of each committee of the Board of Directors) (rounded in each case to the next highest director or member) of Borden selected by the Partnership to consist of persons designated or elected by the Partnership (whether, at the election of Borden, by means of increasing the size of the Borden Board of Directors or seeking the resignation of directors and causing the Partnership's designees to be elected). The term "Applicable Percentage" means the ratio of (i) the total voting power of all Borden Shares accepted for exchange pursuant to the Exchange Offer and/or purchased in accordance with the Conditional Purchase/Option Agreement to (ii) the total voting power of the outstanding voting securities of Borden, rounded to the nearest whole number and expressed as a percentage; provided that, if the Purchaser has acquired at least 28,138,000 Borden Shares, the Applicable Percentage will not be less than 33 1/3%.

DISSENTERS' RIGHTS

    Holders of Borden Common Stock will not be entitled to dissenters' rights under New Jersey law in connection with the Exchange Offer or the Merger, and the Purchaser does not intend to accord dissenters' rights to holders of Borden Common Stock.


MATERIAL TAX CONSEQUENCES



    The receipt of shares of Holdings Common Stock pursuant to the Exchange Offer or the Merger will result in the recognition of gain or loss for federal income tax purposes by a Borden shareholder in an amount equal to the difference between the fair market value of the consideration received (including cash received in lieu of fractional shares) and such shareholder's adjusted tax basis in the Borden Shares exchanged and may also have tax consequences under applicable state, local, foreign or other tax laws. See "The Exchange Offer--Material Tax Consequences."


FEES AND EXPENSES OF THE EXCHANGE OFFER

    Morgan Stanley & Co. Incorporated ("Morgan Stanley") is acting as the Purchaser's financial advisor in connection with the proposed acquisition of Borden Common Stock and as Dealer Manager for the Exchange Offer. The Purchaser has retained D.F. King & Co., Inc. to act as the Information Agent and First Chicago Trust Company of New York to act as the Exchange Agent in connection with the Exchange Offer.

    Morgan Stanley, the Information Agent and the Exchange Agent each will receive compensation for their respective services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the federal securities laws. The aggregate amount of the fees and expenses of the Dealer Manager, the

Information Agent and the Exchange Agent is estimated to be up to approximately $8.25 million. See "The Exchange Offer--Fees and Expenses of the Exchange Offer and Source of Funds."

CERTAIN REGULATORY APPROVALS AND LEGAL MATTERS

    Except as set forth in "The Exchange Offer--Certain Regulatory Approvals and Legal Matters," neither the Purchaser nor the Partnership is aware of any licenses or other regulatory permits that appear to be material to the business of Borden and its subsidiaries, taken as a whole, that might be adversely affected by the Purchaser's acquisition of Borden Shares (and the indirect acquisition of the stock of Borden's subsidiaries) as contemplated herein, or of any filings, approvals or other actions by or with any domestic (federal or state), foreign or supranational governmental authority or administrative or regulatory agency that would be required prior to the acquisition of Borden Shares (or the indirect acquisition of the stock of Borden's subsidiaries) by the Purchaser pursuant to the Exchange Offer as contemplated herein. Should any such approval or other action be required, it is the Purchaser's present intention to seek such approval or action. The Purchaser does not presently intend, however, to delay the exchange of Borden Shares tendered pursuant to the Exchange Offer pending the receipt of any such approval or the taking of any such action (subject to the Purchaser's right to delay or decline to exchange Borden Shares if any of the conditions described under "The Exchange Offer--Certain Conditions of the Exchange Offer" shall have occurred). There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the business of Borden, the Partnership or the Purchaser or that certain parts of the businesses of Borden, the Partnership or the Purchaser might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or other action or in the event that such approval was not obtained or such other action was not taken, any of which could cause the Purchaser to elect to terminate the Exchange Offer without the exchange of the Borden Shares thereunder.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

    The Holdings Common Stock and the Borden Common Stock are listed and principally traded on the NYSE (Symbols: RN and BN, respectively). The following tables set forth the high and low sales prices per share of the Holdings Common Stock as reported on the NYSE Composite Tape and the high and low sales prices per share of the Borden Common Stock and cash dividends paid by Borden for each period indicated. See "Borden, Inc.--Recent Developments." Holdings has not paid dividends on the Holdings Common Stock. See "RJR Nabisco Holdings Corp.--Recent Developments" and "Description of Holdings Capital Stock." The fiscal year for each company ends on December 31 of each year. On September 9, 1994, the last full trading day prior to the public announcement of the execution of the letter of intent with respect to the Transactions, the closing sale price per share, as reported on the NYSE Composite Tape, was $7 for the Holdings Common Stock and $11 7/8 for the Borden Common Stock. Recent closing sale prices for shares of Holdings Common Stock and Borden Common Stock are set forth on the cover page of this Offering Circular/Prospectus.

    SHAREHOLDERS ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR THE HOLDINGS COMMON STOCK AND THE BORDEN COMMON STOCK.

HOLDINGS COMMON STOCK

                                                                              SALES PRICE
                                                                    -------------------------------
   FISCAL YEAR                                                          HIGH               LOW
- ---------------------------------------------------------------     -------------      ------------
1992
  First Quarter................................................     $      11 3/4      $      8 3/4
  Second Quarter...............................................            10 3/8             8 3/8
  Third Quarter................................................             9 7/8             8
  Fourth Quarter...............................................             9 1/4             7 7/8
1993
  First Quarter................................................     $       9 1/4      $      7 5/8
  Second Quarter...............................................             8 1/8             5 1/8
  Third Quarter................................................             5 7/8             4 1/2
  Fourth Quarter...............................................             7 3/8             4 3/8
1994
  First Quarter................................................     $       8 1/8      $      5 5/8
  Second Quarter...............................................             7                 5 1/2
  Third Quarter................................................             7 1/8             5 5/8
  Fourth Quarter (through November 15, 1994)...................             7 1/4             6 1/2

BORDEN COMMON STOCK

                                                                  SALES PRICE
                                                        --------------------------------        CASH
   FISCAL YEAR                                              HIGH                LOW           DIVIDEND
- ---------------------------------------------------     -------------      -------------      --------
1992
  First Quarter....................................     $      34 7/8      $      31 3/8       $ .285
  Second Quarter...................................            34 3/4             29 1/2         .300
  Third Quarter....................................            31 1/8             26 1/4         .300
  Fourth Quarter...................................            29 1/2             26 1/4         .300
1993
  First Quarter....................................     $      29 1/8      $      24 1/4       $ .300
  Second Quarter...................................            27                 17 5/8         .300
  Third Quarter....................................            19 5/8             14 3/4         .150
  Fourth Quarter...................................            19 5/8             14 3/8         .150
1994
  First Quarter....................................     $      18 3/8      $      13 1/8       $ .075
  Second Quarter...................................            13 7/8             11 7/8         .075
  Third Quarter....................................            14 1/4             11             .075
  Fourth Quarter (through November 15, 1994).......            13 7/8             13 3/8         .010

                COMPARISON OF CERTAIN HISTORICAL PER SHARE DATA


    The following table shows comparative historical per share data for Holdings and Borden. The information presented below should be read in conjunction with the historical consolidated financial statements and notes thereto, which appear elsewhere or are incorporated by reference in this Offering Circular/Prospectus. See "RJR Nabisco Holdings Corp. Selected Historical Consolidated Financial Data" and "Borden, Inc. Selected Historical Consolidated Financial Data."


                                                                FOR THE NINE         FOR THE YEAR
                                                                MONTHS ENDED             ENDED
                                                             SEPTEMBER 30, 1994    DECEMBER 31, 1993
                                                             ------------------    -----------------
HOLDINGS
Book value per common share after conversion Series A
  Preferred Stock and Series C Preferred Stock
  (at end of period)......................................         $ 5.94                $5.77
Cash dividends declared per common share..................            --                   --
Income (loss) from continuing operations
  per common and common equivalent share..................            .33                 (.05)
BORDEN
Book value per common share
  (at end of period)......................................         $   99                $1.74
Cash dividends paid per
  common share............................................           .225                  .90
(Loss) income from continuing
  operations..............................................            .80                 (.40)


- ------------

                           RJR NABISCO HOLDINGS CORP.
                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA


    The summary consolidated financial data presented below as of September 30, 1994 and for the nine months ended September 30, 1994 and 1993 were derived from Holdings Consolidated Condensed Financial Statements incorporated herein by reference. The summary consolidated financial data presented below as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 for Holdings were derived from the historical consolidated financial statements of Holdings and notes thereto (the "Holdings Consolidated Financial Statements"), incorporated herein by reference, which have been audited by Deloitte & Touche LLP, independent auditors. In addition, the summary consolidated financial data as of December 31, 1991, 1990 and 1989, for the year ended December 31, 1990 and for the period from February 9, 1989 through December 31, 1989 for Holdings and for the period from January 1, 1989 through February 8, 1989 for RJRN were derived from the consolidated financial statements of Holdings and RJRN as of December 31, 1991, 1990 and 1989, for the year ended December 31, 1990 and for each of the periods within the one-year period ended December 31, 1989, not presented or incorporated herein by reference, which have been audited by Deloitte & Touche LLP, independent auditors. The data should be read in conjunction with the Holdings Consolidated Financial Statements and the historical consolidated condensed financial statements of Holdings and notes thereto (the "Holdings Consolidated Condensed Financial Statements") incorporated herein by reference.


                                                                     HOLDINGS                                      RJRN
                                     ------------------------------------------------------------------------   ----------
                                       FOR THE NINE
                                       MONTHS ENDED
                                       SEPTEMBER 30,
                                                                         FOR THE YEARS ENDED DECEMBER 31,
(DOLLARS IN MILLIONS EXCEPT PER      -----------------   -----------------------------------------------------------------
SHARE AMOUNTS)                        1994      1993      1993      1992      1991      1990               1989
                                     -------   -------   -------   -------   -------   -------   -------------------------
                                                                                                 2/9 TO 12/31   1/1 TO 2/8
                                                                                                 ------------   ----------
RESULTS OF OPERATIONS
 Net sales.........................  $11,322   $11,053   $15,104   $15,734   $14,989   $13,879     $ 12,114       $  650
                                     -------   -------   -------   -------   -------   -------       ------        -----
 Cost of products sold.............    5,079     4,709     6,640     6,326     6,088     5,652        5,241          332
 Selling, advertising,
   administrative and
   general expenses................    3,789     4,182     5,731     5,788     5,358     4,801        4,276          295
 Amortization of trademarks and
   goodwill........................      469       466       625       616       609       608          557           10
 Restructuring expense.............    --        --          730       106     --        --          --            --
                                     -------   -------   -------   -------   -------   -------       ------        -----
   Operating income(1).............    1,985     1,696     1,378     2,898     2,934     2,818        2,040           13
 Interest and debt expense.........     (828)     (910)   (1,209)   (1,449)   (2,217)   (3,176)      (3,340)         (44)
 Change in control costs...........    --        --        --        --        --        --          --             (247)
 Other income (expense), net.......      (81)       (4)      (58)        7       (69)      (44)         169           15
                                     -------   -------   -------   -------   -------   -------       ------        -----
   Income (loss) from continuing
    operations before income
    taxes..........................    1,076       782       111     1,456       648      (402)      (1,131)        (263)
 Provision (benefit) for income
   taxes...........................      474       356       114       680       280        60         (156)         (66)
                                     -------   -------   -------   -------   -------   -------       ------        -----
   Income (loss) from continuing
     operations....................      602       426        (3)      776       368      (462)        (975)        (197)
 Income (loss) from operations of
   discontinued businesses, net of
   income taxes(2).................    --        --        --        --        --        --              (1)          24
 Extraordinary item--(loss) gain on
   early extinguishments of debt,
   net of income
   taxes...........................     (145)     (110)     (142)     (477)    --           33       --            --
                                     -------   -------   -------   -------   -------   -------       ------        -----
 Net income (loss).................      457       316      (145)      299       368      (429)        (976)        (173)
 Preferred stock dividends.........       98        33        68        31       173        50       --                4
                                     -------   -------   -------   -------   -------   -------       ------        -----
 Net income (loss) applicable to
   common stock....................  $   359   $   283   $  (213)  $   268   $   195   $  (479)    $   (976)      $ (177)
                                     -------   -------   -------   -------   -------   -------       ------        -----
                                     -------   -------   -------   -------   -------   -------       ------        -----
PER SHARE DATA
 Income (loss) from continuing
   operations
   per common and common equivalent
   share...........................  $   .33   $   .29   $  (.05)  $   .55   $   .22   $ (1.19)    $  (3.21)      $ (.89)
 Dividends per share of Series A
   Preferred Stock(3)..............     2.51      2.51      3.34      3.34       .49     --          --            --
 Dividends per share of Series C
   Preferred Stock(3)..............     2.44     --        --        --        --        --          --            --
BALANCE SHEET DATA
 (AT END OF PERIODS)
 Working capital...................  $   358     --      $   202   $   730   $   165   $(1,089)    $    106        --
 Total assets......................   31,851     --       31,295    32,041    32,131    32,915       36,412        --
 Total debt........................   11,205     --       12,448    14,218    14,531    18,918       25,159        --
 Redeemable preferred stock(4).....    --        --        --        --        --        1,795       --            --
 Stockholders' equity(5)...........   10,957     --        9,070     8,376     8,419     2,494        1,237        --
 Book value per common share after
   conversion of Series A Preferred
   Stock and Series C Preferred
   Stock...........................     5.94     --         5.77     --        --        --          --            --

                                                   (Footnotes on following page)

(Footnotes for preceding page)

- ------------

(1) The 1992 amount includes a gain of $98 million on the sale of the ready-to-eat cold cereal business.

(2) The 1989 amount for Holdings includes $237 million of interest expense allocated to discontinued operations.

(3) On November 8, 1991, Holdings issued 52,500,000 shares of Series A Preferred Stock and sold 210,000,000 Series A Depositary Shares. On May 6, 1994, Holdings issued 26,675,000 shares of Series C Preferred Stock and sold 266,750,000 Series C Depositary Shares. Because Series A Preferred Stock and Series C Preferred Stock mandatorily convert into Holdings Common Stock, dividends on such shares are reported similar to common equity dividends.

(4) On December 16, 1991, an amendment to the Amended and Restated Certificate of Incorporation of Holdings was filed which deleted the provisions providing for the mandatory redemption of the redeemable preferred stock of Holdings on November 1, 2015. Accordingly, such securities were presented as a component of Holdings' stockholders' equity as of December 31, 1992 and 1991. Such securities were redeemed on December 6, 1993.

(5) Holdings' stockholders' equity at September 30, 1994 and December 31 of each year from 1993 to 1989 includes non-cash expenses related to accumulated trademark and goodwill amortization of $3.484 billion, $3.015 billion, $2.390 billion, $1.774 billion, $1.165 billion and $557 million, respectively.

      See Notes to Holdings Consolidated Financial Statements and Holdings Consolidated Condensed Financial Statements incorporated herein by reference.

                           RJR NABISCO HOLDINGS CORP.
                 SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following tables present summary pro forma consolidated financial data of Holdings derived from the pro forma consolidated condensed financial statements of Holdings and notes thereto (the "Holdings Pro Forma Financial Statements") set forth herein. The data should be read in conjunction with the Holdings Consolidated Financial Statements, the Holdings Consolidated Condensed Financial Statements and other financial information set forth or incorporated by reference herein. NABISCO HAS FILED A REGISTRATION STATEMENT WITH THE COMMISSION WITH RESPECT TO A PROPOSED INITIAL PUBLIC OFFERING OF 45,000,000 SHARES OF ITS CLASS A COMMON STOCK, BUT SUCH REGISTRATION STATEMENT HAS NOT BEEN DECLARED EFFECTIVE BY THE COMMISSION. NO ASSURANCE CAN BE GIVEN THAT SUCH OFFERING WILL BE CONSUMMATED.

                                                            FOR THE NINE MONTHS    FOR THE YEAR ENDED
                                                            ENDED SEPTEMBER 30,       DECEMBER 31,
                                                                   1994                   1993
                                                            -------------------   ------------------
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
PRO FORMA CONSOLIDATED STATEMENT OF INCOME DATA(1)
Net sales................................................         $11,322               $ 15,104
Cost of products sold....................................           5,079                  6,640
Selling, advertising, administrative and general
  expenses...............................................           3,789                  5,731
Amortization of trademarks and goodwill..................             469                    625
Restructuring expense....................................        --                          730
                                                                  -------                -------
  Operating income.......................................           1,985                  1,378
Interest and debt expense................................            (716)                (1,048)
Other income (expense), net..............................             (81)                   (58)
                                                                  -------                -------
  Income before income taxes.............................           1,188                    272
Provision for income taxes...............................             513                    170
                                                                  -------                -------
  Income before minority interest in income of Nabisco...             675                    102
Minority interest in income of Nabisco...................             (32)                   (29)
                                                                  -------                -------
  Net income(2)..........................................             643                     73
Less preferred stock dividends...........................              98                     68
                                                                  -------                -------
  Net income applicable to Common Stock..................         $   545               $      5
                                                                  -------                -------
                                                                  -------                -------
PER SHARE DATA
Net income per common and common equivalent(2)...........         $   .36               $    .00
Dividends per share of Common Stock......................            .225                    .30
Dividends per share of Series A Preferred Stock..........           2.505                   3.34
Dividends per share of Series C Preferred Stock..........           2.438               --

                                                                                   SEPTEMBER 30, 1994
                                                                                   ------------------
PRO FORMA CONSOLIDATED BALANCE SHEET DATA(3)
Working capital................................................................         $    108
Total assets...................................................................           31,439
Total debt.....................................................................           10,018
Stockholders' equity...........................................................           11,227
Book value per common share after conversion of Series A Preferred Stock and
  Series C Preferred Stock.....................................................             6.06

- ------------

(1) Gives effect to the following transactions and events as if they occurred as of January 1, 1993: (i) borrowings of $1.3 billion under the Nabisco Credit Agreement (as hereafter defined) and the application of funds provided through such borrowings to repay a portion of the borrowings under the 1991 Credit Agreement; (ii) the sale and issuance of 45,000,000 shares of Nabisco Class A Common Stock in the Nabisco Common Stock Offerings (as hereafter defined), the resulting reduction in Holdings' proportionate interest in Nabisco and the application of the estimated net proceeds of approximately $1,047 million (assuming an initial public offering price of $24.50 per share) therefrom to repay a portion of the borrowings under the Nabisco Credit Agreement; (iii) the assumed payment of quarterly dividends on Holdings' Common Stock of $.075 per share and the increased level of net indebtedness assumed to be outstanding had such dividend payments been made;
    (iv) the redemption of $1.5 billion of the 10 1/2% Senior Notes dues 1998, approximately $374 million of the 8 3/8% Debentures due 2017, $100 million of the 13 1/2% Subordinated Debentures due 2001 and approximately $25 million of the 7 3/8% Debentures due 2001 through borrowings under the 1991 Credit Agreement and proceeds from Holdings' Series C Preferred Stock offering completed on May 6, 1994; and (v) the tax effect of the foregoing.

(2) Excludes extraordinary items related to the loss on early extinguishments of debt, net of income taxes, for the nine months ended September 30, 1994 and the year ended December 31, 1993 of $145 million and $142 million, respectively.

(3) Gives effect to the pro forma transactions and events described in clauses
    (i), (ii), and (iv) of Note (1) above as if they occurred on September 30, 1994.

                                  BORDEN, INC.
                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA


    The summary consolidated financial data presented below for the nine months ended September 30, 1994 and 1993 were derived from unaudited quarterly consolidated financial statements contained in Borden's Quarterly Report on Form 10-Q at and for the nine months ended September 30, 1994 and incorporated herein by reference. The summary consolidated financial data presented below for each of the years in the three-year period ended December 31, 1993 for Borden were derived from the consolidated financial statements contained in Borden's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated by reference herein, which have been audited by Price Waterhouse LLP, independent accountants. The unaudited quarterly consolidated financial statements include all adjustments which are, in the opinion of Borden management, necessary for a fair statement of the interim results. Results for interim periods are not necessarily indicative of results to be expected for the full year. The data below should be read in conjunction with the audited consolidated financial statements and unaudited quarterly consolidated condensed financial statements of Borden, and the related notes thereto, incorporated by reference herein.


                                               FOR THE NINE MONTHS
                                               ENDED SEPTEMBER 30,                 FOR THE YEARS ENDED DECEMBER 31,
                                               --------------------    --------------------------------------------------------
                                                 1994        1993        1993        1992        1991        1990        1989
                                               --------    --------    --------    --------    --------    --------    --------
                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
REVENUE
 Net sales..................................   $  4,082    $  4,037    $  5,506    $  5,872    $  5,924    $  6,273    $  6,391

COST AND EXPENSES
 Cost of goods sold.........................      3,075       2,967       4,078       4,302       4,269       4,644       4,859
 Marketing, general and administrative
   expenses.................................        859         803       1,224       1,163       1,024       1,020         902
 Restructuring charges(1)...................        (40)      --            115         298          67       --            463
 Interest expense...........................         92          93         125         116         167         156         129
 Equity in income of affiliates.............         (9)        (10)        (16)        (19)        (24)        (23)        (17)
 Minority interest..........................         29          30          41          40           3           3           1
 Other (income) and expense, net............        104          29          23          (4)        (13)         12          11
 Income taxes...............................         27          42         (27)         14         151         169          76
                                               --------    --------    --------    --------    --------    --------    --------
                                                  4,137       3,954       5,563       5,910       5,644       5,981       6,424
                                               --------    --------    --------    --------    --------    --------    --------
EARNINGS
 (Loss) income from continuing operations...        (55)         83         (57)        (38)        280         292         (33)
 Discontinued operations:(1)(2)
   (Loss) income from operations............      --            (46)        (66)        (86)         15          28          16
   Loss on disposal.........................        (59)      --           (490)      --          --          --          --
                                               --------    --------    --------    --------    --------    --------    --------
 (Loss) income before extraordinary item and
   cumulative effect of accounting
   changes..................................       (114)         36        (613)       (124)        295         320         (17)
 Extraordinary loss on early retirement of
   debt.....................................      --          --          --            (11)      --          --          --
 Cumulative effect of change in accounting
   for:
   Postemployment benefits..................      --            (18)        (18)      --          --          --          --
   Postretirement benefits other than
     pensions...............................      --          --          --           (189)      --          --          --
   Income taxes.............................      --          --          --            (40)      --          --          --
                                               --------    --------    --------    --------    --------    --------    --------
 Net (loss) income..........................   $   (114)   $     18    $   (631)   $   (364)   $    295    $    320    $    (17)
                                               --------    --------    --------    --------    --------    --------    --------
                                               --------    --------    --------    --------    --------    --------    --------
SHARE DATA
 (Loss) income from continuing operations...   $   (.39)   $    .59    $   (.40)   $   (.27)   $   1.90    $   1.97    $  (0.22)
 Discontinued operations:
   (Loss) income from operations............      --           (.33)       (.47)       (.60)        .10        0.19        0.11
   Loss on disposal.........................       (.41)      --          (3.47)      --          --          --          --
                                               --------    --------    --------    --------    --------
 (Loss) income before extraordinary item and
   cumulative effect of accounting
   changes..................................       (.80)        .26       (4.34)       (.87)       2.00        2.16       (0.11)
 Extraordinary loss on early retirement of
   debt.....................................      --          --          --           (.07)      --          --          --
 Cumulative effect of change in accounting
   for:
   Postemployment benefits..................      --           (.13)       (.13)      --          --          --          --
   Postretirement benefits other than
     pensions...............................      --          --          --          (1.32)      --          --          --
   Income taxes.............................      --          --          --           (.28)      --          --          --
                                               --------    --------    --------    --------    --------    --------    --------
 Net (loss) income per common share.........   $   (.80)   $    .13    $  (4.47)   $  (2.54)   $   2.00    $   2.16    $  (0.11)
                                               --------    --------    --------    --------    --------    --------    --------
                                               --------    --------    --------    --------    --------    --------    --------
 Cash dividends paid per common share.......   $    .23    $    .75    $    .90    $  1.185    $   1.12    $  1.035    $   0.90
 Average number of common shares outstanding
   during the period........................      141.5       140.9       141.0       143.4       147.6       147.9       148.2

                                                                AT
                                                          SEPTEMBER 30,                     AT DECEMBER 31,
                                                         ----------------    ----------------------------------------------
                                                               1994           1993      1992      1991      1990      1989
                                                         ----------------    ------    ------    ------    ------    ------

                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
 BALANCE SHEET DATA
 Current assets.......................................        $1,370         $1,290    $1,928    $1,921    $2,026    $2,011
 Investments and other assets.........................           561            443       352       319       237       160
 Property and equipment...............................         1,321          1,337     1,788     1,904     1,707     1,441
 Intangibles..........................................           762            802     1,178     1,317     1,314     1,213
 Total assets.........................................         4,014          3,872     5,246     5,461     5,284     4,825
 Current liabilities..................................         1,418          1,372     1,808     1,414     1,847     1,466
 Long-term debt.......................................         1,416          1,241     1,330     1,346     1,340     1,441
 Other liabilities (including long-term debt).........         2,457          2,254     2,312     2,072     1,595     1,670
 Shareholders' equity.................................           140            246     1,126     1,975     1,842     1,689
 Book value per common share..........................           .99           1.74      8.01     13.39     12.50     11.41


- ------------
(1) 1993 includes a pretax charge of $752.3 million for business divestitures and restructuring. 1992, 1991 and 1989 include pretax restructuring charges of $377.2 million, $71.6 million and $570.7 million, respectively.

(2) Financial data for the years prior to 1993 were restated in 1993 to reflect discontinued operations.

 See Notes to Borden's Consolidated Financial Statements and Borden's Unaudited Quarterly Consolidated Financial Statements incorporated herein by reference.

                               THE EXCHANGE OFFER


PURCHASER BACKGROUND


    In early 1993, representatives of KKR met with Anthony S. D'Amato, then chairman and chief executive officer of Borden, Lawrence O. Doza, then vice president and chief financial officer of Borden, and a representative of one of Borden's financial advisors to discuss KKR's interest in exploring a possible transaction involving KKR and Borden. Following that meeting, Mr. D'Amato advised KKR's representatives that Borden preferred not to pursue a transaction with KKR at that time. Thereafter, although no formal discussions were held, KKR's interest in a possible transaction with Borden continued, especially when Borden's analysis of possible restructuring alternatives became known to KKR in the late summer of 1993. Borden continued to maintain that it was not interested in a transaction with any third parties, including KKR.

    In December 1993, Lazard Freres & Co., financial advisor to the Borden Board of Directors, initiated contact with KKR regarding a possible transaction with KKR. KKR, in turn, brought the possibility of a transaction with Borden to the attention of senior executives of Holdings. Holdings thereafter had several investigatory meetings with Borden's advisors in New York City, but no formal due diligence was conducted at Borden's headquarters in Columbus, Ohio. Following such meetings and further analysis by Holdings of a possible transaction with Borden, Holdings decided that it would not pursue a transaction with Borden. Among other things, Holdings believed that, in light of its own indebtedness, Borden's debt levels precluded the acquisition of all of Borden. Additionally, Holdings determined that its strategic interest was in substantially less than all of Borden's businesses.

    Investigatory discussions between representatives of KKR and Borden resumed in February 1994 and occurred sporadically thereafter. In April 1994, KKR indicated to Borden's representatives that it might be willing to assist Borden in connection with Borden's restructuring efforts, although Borden did not express interest in such assistance at that time. In July and August, KKR again initiated contact with Borden's advisors to reiterate KKR's continuing interest in exploring an investment in Borden. In early August 1994, KKR discussed with Borden's advisors its possible interest in an investment in Borden using securities owned by partnerships controlled by KKR. Lazard Freres & Co. indicated to KKR Borden's willingness to pursue discussions and, shortly thereafter, KKR and Borden signed a confidentiality agreement and KKR began to receive certain due diligence information concerning Borden.

    Following its initial review of this information, KKR indicated an interest in pursuing more complete due diligence. KKR was advised that, if it planned to make a proposal to Borden regarding a transaction, it should be prepared to do so by September 7, 1994, when Borden's Board of Directors was scheduled to meet to consider its management's proposed new restructuring plan, which Borden was to consider as an alternative to a transaction with KKR. This plan would have involved the sale of Borden's dairy business, sale of profitable non-food businesses and a cut in Borden's quarterly dividend to $.01 per share. On August 25 and 26, 1994, representatives of KKR and representatives of Borden held due diligence meetings in Columbus, Ohio. Charles M. Harper, Chairman of the Board and Chief Executive Officer of Holdings, and H. John Greeniaus, Chairman of the Board and Chief Executive Officer of Nabisco Foods Group, attended the meetings on August 25, 1994 at the request of KKR.

    On Friday, September 2, 1994, KKR made an oral proposal to acquire a 75% interest in Borden for consideration valued at $13.50 per Borden Share, based on an exchange of Holdings Common Stock for Borden Common Stock. Negotiations continued over the next several days, particularly with regard to KKR's willingness to pursue an acquisition of the entire company. KKR's revised proposal for all of Borden was presented to Borden's Board of Directors on September 7, 1994, following meetings between representatives of KKR and the Chairman of the Board and the Chief Executive Officer of Borden. Discussions and negotiations continued between representatives of KKR and Borden and, on September 11, 1994, the Partnership and Borden signed a letter of intent with respect to the Transactions based on a value of $14.25 per Borden Share.

    Following the signing of the letter of intent on September 11, 1994, KKR and Borden, and their representatives, negotiated the Merger Agreement and Conditional Purchase/Option Agreement, which were executed on September 23, 1994, following approval by Borden's Board of Directors.


    As of November 15, 1994, the Purchaser, the Partnership and Borden entered into an amendment to the Merger Agreement (the "Amendment") changing the definition of the term "Valuation Period."


PURPOSE OF THE EXCHANGE OFFER; THE MERGER


    The Exchange Offer is being made by the Purchaser for the purpose of acquiring 100% of the outstanding Borden Shares. If, following the Exchange Offer and exercise of the Option, the Purchaser and its affiliates own more than 90% of the outstanding Borden Shares, the Purchaser will take all necessary or appropriate action, without further action by the Board of Directors or shareholders of Borden, to consummate the Merger of the Purchaser with Borden as soon as practicable. If, following the Exchange Offer and exercise of the Option, approval of Borden's shareholders is required by applicable law in order to consummate the Merger, provided that the Minimum Condition is satisfied without being reduced or waived, Borden will submit the Merger to Borden's shareholders for approval. If the Merger is submitted to Borden's shareholders for approval, the Merger will require the approval of the holders of not less than 66 2/3% of the outstanding Borden Shares, including the Borden Shares owned by the Purchaser and its affiliates. In the event the Merger is consummated, holders of Borden Shares will receive the same number of shares of Holdings Common Stock for each Borden Share as are exchanged for each Borden Share in the Exchange Offer.



    The Registration Statement is being filed by Holdings pursuant to the terms of the Registration Rights Agreement.



    This Offering Circular/Prospectus also relates to shares of Holdings Common Stock that may be issued in connection with the consummation of the Merger, unless the Merger is submitted to Borden's shareholders for approval, in which case the Purchaser will solicit proxies from Borden shareholders pursuant to separate proxy materials in compliance with Section 14(a) of the Exchange Act.


    The Exchange Offer is subject, among other things, to the Minimum Condition. Except as described below, the Minimum Condition, and the other conditions to the Exchange Offer, may be waived by the Purchaser in whole or in part, in its sole discretion. However, the Minimum Condition may not be waived if the Option has been exercised in whole or in part prior to the Expiration Date. In addition, if the Purchaser acquires more than 41% (but not more than 50%) of the outstanding Borden Shares in the Exchange Offer, the Purchaser must exercise the Option to the extent necessary so that, following such exercise, the Purchaser will own more than 50% of the outstanding Borden Shares. In the event the Merger is not consummated, the Purchaser will control the number of Borden Shares acquired by the Purchaser pursuant to the Exchange Offer and upon exercise of the Option. Under the Merger Agreement and the Conditional Purchase/Option Agreement, following the acceptance for exchange of the Borden Shares to be exchanged pursuant to the Exchange Offer and/or the purchase of the Option Shares in accordance with the Conditional Purchase/Option Agreement, and from time to time thereafter, subject to applicable law, Borden has agreed to take all actions necessary to cause the Applicable Percentage of directors (and of members of each committee of the Board of Directors) (rounded in each case to the next highest director or member) of Borden selected by the Partnership to consist of persons designated or elected by the Partnership (whether, at the election of Borden, by means of increasing the size of the board of directors or seeking the resignation of directors and causing the Partnership's designees to be elected); provided that, if the Purchaser has acquired at least 28,138,000 Borden Shares, the Applicable Percentage will not be less than 33 1/3%. As a result of its ownership of such Borden Shares and right to designate nominees for election to Borden's Board of Directors, the Purchaser will be able significantly to influence decisions of the shareholders and such

Board. See "Significant Considerations," "The Exchange Offer--Certain Conditions of the Exchange Offer" and "Description of Merger Agreement and Conditional Purchase/Option Agreement."

    THIS OFFERING CIRCULAR/PROSPECTUS DOES NOT CONSTITUTE A SOLICITATION OF A PROXY, CONSENT OR AUTHORIZATION FOR OR WITH RESPECT TO ANY SPECIAL MEETING OR OTHER MEETING OF BORDEN SHAREHOLDERS WHO DO NOT TENDER THEIR BORDEN SHARES OR ANY ACTION IN LIEU THEREOF. ANY SUCH SOLICITATION WILL BE MADE ONLY PURSUANT TO SEPARATE PROXY MATERIALS IN COMPLIANCE WITH SECTION 14(A) OF THE EXCHANGE ACT.

    See "Description of Merger Agreement and Conditional Purchase/Option Agreement" for a description of certain fees that are or may be payable to KKR in connection with the Transactions.


BORDEN BACKGROUND AND REASONS FOR THE PROPOSED TRANSACTIONS



  Borden Background



    The decision by the Borden Board to enter into the Merger Agreement reflected, in part, an assessment of the risks and potential benefits of ongoing restructuring efforts against the risks and benefits of a transaction that would offer all shareholders the opportunity to receive a premium for their Borden Shares payable in Holdings Common Stock. A significant factor in the Borden Board's deliberation was the history of Borden's prior restructuring efforts. Set forth below is a summary of the events that led to the Borden Board's decision.



    1992 Restructuring Plan. In October 1992, Borden announced its third restructuring program since 1989 (the "1992 Restructuring Plan"). The 1992 Restructuring Plan was aimed at integrating the numerous acquisitions Borden had made, reducing costs and reversing a downward trend in earnings. In conjunction with the 1992 Restructuring Plan, Borden established a restructuring reserve of $642 million (pre-tax) charged against third quarter 1992 results, which reduced Borden's 1992 year end shareholders' equity to $1.13 billion, down from $1.69 billion in 1989, before the successive restructurings began.



    The 1992 Restructuring Plan did not achieve the anticipated results. Borden's first quarter 1993 net income was $27.2 million and earnings per share was $.20, a 43% decline in net income from the same period in 1992 (excluding charges in 1993 and 1992 for accounting changes). Sales in the first quarter of 1993 fell 7.2% to $1.30 billion, from $1.40 billion in the same period of 1992. In the second quarter of 1993, earnings per share declined 76.4% to $.13 from $.55 in the second quarter of 1992. Net income of $18.5 million was down 76.7% from $79.3 million in the second quarter of 1992. Sales were $1.35 billion, down 6% from $1.44 billion in the second quarter of 1992.



    In early 1993, at the initiation of KKR, representatives of KKR met with Anthony S. D'Amato, then Chairman and Chief Executive Officer of Borden, Lawrence O. Doza, then Vice President and Chief Financial Officer of Borden, and a representative of Borden's financial advisor, First Boston to discuss a possible transaction involving KKR and Borden. After discussion, Mr. D'Amato advised KKR's representatives that Borden did not wish to pursue a transaction with KKR at that time.



    Development of 1993 Restructuring Plan. In 1993, Borden began to develop alternatives to the 1992 Restructuring Plan. In addition, in June 1993, Borden hired Ervin R. Shames as President and Chief Operating Officer. Mr. Shames joined Borden with 22 years of experience in the food business, including positions as President and Chief Executive Officer of General Foods USA and President of Kraft USA. On July 28, 1993, Borden announced that it was reviewing its portfolio of businesses to identify those it would retain and those it would not, and was reducing the quarterly cash dividend on the Borden Shares to $.15 per share from $.30 per share.



    During the fall of 1993, Borden accelerated the review of its portfolio of businesses and its strategic alternatives. Booz Allen & Hamilton Inc. ("Booz Allen"), a business consulting firm, was asked to assess the existing businesses and their long-term potential and to recommend which businesses to retain and which to divest. In September 1993, First Boston was retained by Borden to provide financial advice with respect to this program. In October 1993, the Board engaged Lazard Freres to act as financial advisor to the Board with regard to the consideration of strategic alternatives. The Board also engaged Wachtell, Lipton, Rosen & Katz, which had previously advised Borden in special situations, as special counsel.



    Borden's third quarter 1993 results showed a net loss of $9.4 million, or $.07 per share, versus a net loss in the third quarter of 1992 of $1.8 million, or $.01 per share before the charge for the 1992 Restructuring Plan. Sales in the third quarter of 1993 fell to $1.39 billion from $1.53 billion in the comparable period of 1992. Nearly all of the principal businesses of Borden posted substantial declines versus prior year performance.



    In November 1993, Borden management with the assistance of Booz Allen presented to the Board a plan (the "1993 Restructuring Plan") for restructuring the portfolio of Borden's businesses. The 1993 Restructuring Plan provided for major divestitures, including the sale of Borden's North American snacks business, its seafood business, its jams and jellies business and certain other businesses and products representing, in the aggregate, annual revenues of approximately $1.25 billion, or nearly 20% of projected 1993 sales of $6.75 billion. The 1993 Restructuring Plan also aimed at improving Borden's domestic dairy business, largely through volume recovery and cost reduction, and contemplated retention of nearly all of the non-food businesses. The 1993 Restructuring Plan envisioned cost reductions phased in over two years, reaching an annualized savings rate of $100 million by the end of 1995. These savings were to be achieved through a combination of divestitures and productivity gains.



    Under the 1993 Restructuring Plan, which was reviewed by Booz Allen, management projected 1994 earnings per share at the upper end of the $.75 to $1.00 per share range of estimates by securities analysts, and set performance targets for annual earnings per share growth in 1995 and 1996 of at least double the food industry average, sales growth of 6% annually and an increase in return on investment from a range of 5% to 6% in 1994 to 12% in 1996. Further, the 1993 Restructuring Plan contemplated a further reduction in Borden's quarterly cash dividend from $.15 per share to $.075 per share, and a $752.3 million pre-tax restructuring charge against 1993 fourth quarter earnings of which approximately $637.4 million was for business divestitures and $114.9 million was for organizational restructuring.



    Evaluation of 1993 Restructuring Plan and Possible Sale of Borden. In reviewing the proposed 1993 Restructuring Plan, the Borden Board considered that continued poor performance would reduce financial flexibility (which, in turn, could limit Borden's ability to raise capital at attractive rates and to pursue strategic growth opportunities); that the 1993 Restructuring Plan was premised on significant turnarounds within a year or slightly longer in Borden's dairy and pasta business and improvements in almost all of Borden's other divisions; that many of the asset sales included in the 1993 Restructuring Plan would be difficult and time-consuming to consummate; that Borden's quarterly dividend payout might not be sustainable even at the reduced rate contemplated; and that a number of key management positions were held by new managers, making it difficult to assess the likelihood of success of the 1993 Restructuring Plan. The Borden Board also took into consideration the fact that Borden was highly leveraged and exposed to liquidity risk by virtue of its relatively high ratio of short-term debt (particularly commercial paper) to total debt in the event of rating agency downgrades, and that the 1993 Restructuring Plan would leave Borden with debt coverages less favorable than the median for investment grade companies and without tangible net worth.



    After weighing these risks and considering that previous restructuring efforts had not achieved targeted results and after receiving two unsolicited inquiries regarding the sale of Borden, one from KKR and one from another party, the Borden Board determined to instruct Lazard Freres to make contacts with a selected group of companies considered to be potential buyers of Borden. The potential buyers contacted by Lazard Freres consisted primarily of industrial buyers, rather than financial buyers, because Lazard Freres believed that a leveraged buyout did not appear to be feasible given Borden's operating performance and high debt levels. Lazard Freres, however, did contact KKR because of its prior indication of interest in Borden and its ownership interest in Holdings. KKR, in turn, brought the possibility of a transaction with Borden to the attention of Holdings. The other party that had previously contacted Borden was also contacted by Lazard Freres.



    In response to Lazard Freres' solicitations, only Holdings and one other company expressed interest in obtaining information about Borden. Both Holdings and the other potential buyer (the "Potential Buyer") entered into confidentiality agreements with Borden and commenced due diligence. Holdings, however, after preliminary meetings, declined to pursue its interest. Holdings indicated that, due to the then-current trading price of the Borden Shares, Holdings' own indebtedness and the debt levels of Borden, Holdings was unwilling to proceed with an acquisition of Borden. In addition, Holdings said that it had determined that its strategic interest was in substantially less than all of Borden's businesses.



    At a Borden Board meeting held on December 9, 1993, Lazard Freres indicated that the Potential Buyer appeared to be interested in acquiring all of Borden. At the Board meeting, management recommended that Borden proceed with the 1993 Restructuring Plan it had previously recommended. The Borden Board, however, determined that, given the risks inherent in the 1993 Restructuring Plan, talks with the Potential Buyer should continue, and the decision as to whether to implement the 1993 Restructuring Plan was postponed. That same day, the Borden Board accepted the resignation of Anthony S. D'Amato, as Chairman and Chief Executive Officer of Borden, and appointed Frank J. Tasco, a director of Borden and retired Chairman and Chief Executive Officer of Marsh & McLennan Companies, Inc., as Chairman of the Board of Borden and Ervin R. Shames, as Chief Executive Officer of Borden.



    On December 21, 1993 the Potential Buyer indicated that it would not be interested in pursuing an acquisition of the entire company but that it would be willing to explore the acquisition of just Borden's Packaging and Industrial Products Division ("PIP") and a concurrent investment in the remaining food company. However, the indicated price levels from the Potential Buyer's proposal would not have generated proceeds sufficient to reduce Borden's debt to a level appropriate to the remaining food business. Thus, the Board rejected this suggestion in part because it was advised that such a divestiture would leave Borden undercapitalized. The Borden Board then instructed management to prepare the 1993 Restructuring Plan for final approval.



    1993 Restructuring Plan Adopted; Goals Set. On January 4, 1994, the Borden Board formally approved the 1993 Restructuring Plan. Over the previous months, the Board had received from management and Booz Allen an extensive review of Borden's 50 distinct domestic and international businesses. Borden announced that, with the help of its financial advisors, the Board had evaluated a full range of alternatives for Borden, including sale or merger, and that Borden was not aware of any third party expressing interest in proposing such transactions. The Borden Board also reviewed the alternative of liquidation and concluded that adverse tax consequences and the uncertainties involved in the sale of Borden in parts rendered this alternative unattractive.



    In announcing the 1993 Restructuring Plan, Borden stated that it had set financial goals, including earnings per share for 1994 at the upper end of the $.75 to $1.00 range of analysts' estimates, cash flow of $400 million to $450 million after capital expenditures and including divestiture proceeds, substantially all of which was intended to be applied to debt repayment, and cost reductions reaching an annualized rate of $70 million to $85 million by the end of the year.



    As a result of the write-off related to the implementation of the 1993 Restructuring Plan, Borden's shareholders' equity as of December 31, 1993 was reduced to $245.9 million.



    Progress Under the 1993 Restructuring Plan. Following the adoption of the 1993 Restructuring Plan, the Borden Board, with the assistance of its financial advisors and management, closely monitored its implementation and the associated divestitures. In its 1993 Annual Report to Shareholders which was issued in late March 1994, Borden acknowledged that the success of the 1993 Restructuring Plan depended on multiple divestitures at anticipated prices, sharply reduced costs throughout Borden, a reversal of the weak sales and income performance of Borden's pasta business and a turnaround of Borden's domestic dairy operations, which, based on early 1994 results, would be a significant challenge.



    Borden's first quarter 1994 earnings per share were $.04 and net income was $5.8 million. In its announcement of first quarter results, Borden also stated that its earnings projections for 1994 were then "in line" with the current range of analyst projections of $.70 to $.95 per share, as opposed to the January 1994 earnings per share target at the "upper end" of the $.75 to $1.00 range.



    In June 1994, the Borden Board and management became increasingly concerned about Borden's progress in achieving the cost reductions and earnings improvements targeted under the 1993 Restructuring Plan. The Board and management were particularly concerned that the failure to achieve significant progress by that time would make it difficult to reach the targets for 1994 and subsequent years.



    Further Restructuring Contemplated in Light of Six-Month Results. On July 26, 1994, management advised the Borden Board that it would begin to explore possible modifications to the 1993 Restructuring Plan which might involve the sale or closure of all or part of the dairy operations and other businesses. The Board determined that the alternative of a sale of the company should also be explored again. The Board was told that the only parties that had contacted Borden since January 1994 were KKR and Japonica Partners ("Japonica").



    On May 24, 1994, Japonica wrote to Mr. Tasco stating that Japonica was interested in an equity investment in Borden as a "proactive white knight." In response, the Borden Board authorized Lazard Freres to contact Japonica to investigate, on behalf of the Board, Japonica's interest in Borden and its capacity to effectuate a transaction involving Borden.



    On June 13, 1994, Mr. Tasco wrote to Japonica, advising them that Lazard Freres was acting as Borden's financial advisor and was authorized to represent Borden in discussions with third parties. Subsequently, a representative of Japonica contacted Lazard Freres, but did not propose any transaction and did not provide any evidence of Japonica's source of funds for any transaction, despite Lazard Freres's repeated inquiries. (Japonica, in letters to Mr. Tasco, disputed the foregoing characterization of its contacts with Lazard Freres although it never stated that it had proposed a transaction or provided evidence of its financial resources.)



    Accordingly, on July 16, 1994, Mr. Tasco wrote to Japonica explaining that in light of the serious challenges facing Borden, it was disinclined to pursue discussions with a party who was unable or unwilling to make substantive proposals or to provide any evidence of its financial capacity. At no point during any of its contacts with Borden or its advisors did Japonica make any substantive proposal or provide evidence of its ability to finance any transaction with respect to Borden. The discussion herein of Borden's written correspondence with Japonica is qualified by reference to the full texts of such correspondence which are included as exhibits to the Schedule 14D-9, which is incorporated herein by reference.



    Pursuant to its decision to explore the alternative of a sale of Borden, the Borden Board, at its July 26, 1994 meeting, instructed Lazard Freres to respond to KKR's prior contacts. Based on the advice of Lazard Freres and given the publicity concerning Borden's efforts to find a buyer in late 1993 and the lack of inquiries, the Board determined that it was reasonable to conclude that no other bidder was interested.



    On July 27, 1994, Borden announced that for the second quarter of 1994, it had net income of $11.1 million or $.08 per share compared with income from continuing operations of $30.5 million, or $.22 per share, in the same period of 1993. Net sales rose 1.3% to $1.37 billion from $1.35 billion in the second quarter of 1993. The six-month results included continuing losses in Borden's dairy business that were considerable. Borden stated that it was moving more slowly than it had hoped in achieving the goals of the 1993 Restructuring Plan. Borden further stated that each of Borden's businesses must contribute to Borden's objectives by virtue of market position, growth prospects, profit potential or some combination of those objectives. In light of this, Borden further stated that it was reviewing progress to date and planned to take any corrective measure that might become necessary. Borden announced that, given its results in the first half of 1994, it was clear that its earlier expectation of earnings for the year would not be realized, and did not give a further earnings forecast.



    The results for the first half of 1994 also caused the Borden Board and management to focus on the liquidity of Borden. In connection with the 1993 Restructuring Plan, Borden obtained an amendment to its only financial covenant which was contained in the TMI credit agreement, a covenant related to the net worth of Borden. The amendment required achievement of financial ratios that would be met under the goals of the 1993 Restructuring Plan. The Borden Board and management were particularly concerned about the level of Borden's short-term liabilities, including the commercial paper used to finance operations. The Borden Board was advised that, if earnings continued below the amounts forecasted in the 1993 Restructuring Plan and Borden undertook a further restructuring, its debt ratings could be lowered and its ability to issue commercial paper could be limited. In early July 1994, Borden sought to increase its $520 million credit facilities on terms which were substantially the same terms as existed previously for a majority of the facilities. Due in part to the five-year term of the proposed facility and the existence of other Company credit facilities with terms more favorable to the lenders, these efforts met resistance in the marketplace. Later in July 1994, Borden determined to pursue a larger bridge facility that would consolidate Borden's bank lines and backstop its commercial paper. Accordingly, Borden obtained $1.4 billion, 2 1/2 year financing facilities in August 1994 from a group of banks led by Citibank, N.A. and Credit Suisse.



    Proposed 1994 Restructuring Plan. At a special meeting of the Board on August 16, 1994, management presented further analysis of the alternatives available to Borden. First Boston provided a financial analysis for each such alternative and management recommended a plan to further reconfigure Borden (the "Proposed 1994 Restructuring Plan"). The Proposed 1994 Restructuring Plan provided for the divestiture of the dairy business (excluding cheese), Borden's largest business, which was depleting Borden's earnings and cash. Management advised the Board that, in its view, Borden did not have the time or the resources to turn the dairy business around. While the sale of the dairy business would improve cash flow, it was expected to generate a substantial writeoff without meaningful debt reduction. Management also recommended the additional sale of two profitable businesses from the PIP division, Wallcoverings and Packaging Resources, principally in order to generate cash to reduce debt.



    The Proposed 1994 Restructuring Plan also called for realigning Borden into two operating divisions: Consumer Packaged Products and Worldwide Adhesives and Resins, and significantly reducing costs in Borden's continuing operations by substantial personnel reductions and other programs. As part of the Proposed 1994 Restructuring Plan, management also recommended that the Borden Board reduce the quarterly cash dividend on the Borden Shares to $.01 per share. The Borden Board was advised that adoption of the Proposed 1994 Restructuring Plan would require a significant charge of approximately $500 million (after-tax) in the third quarter of 1994, resulting in substantial negative shareholders' equity. In addition, the Board was advised that in the third quarter of 1994, Borden would likely incur additional pre-tax charges of approximately $95 million as a result of less than estimated proceeds from the divestiture of discontinued operations pursuant to the 1993 Restructuring Plan and could possibly incur certain other balance sheet adjustments of up to $100 million. Management had projected that Borden's 1994 earnings per share would be $.50 without a restructuring, and earnings per share under the Proposed 1994 Restructuring Plan were projected to be $.47 for 1994, $.75 for 1995, $0.84 for 1996, $1.10 for 1997 and $1.21 for 1998. The Proposed 1994 Restructuring Plan called for a reduction in Borden's debt level from $2.287 billion in 1994 to $1.659 billion in 1996 and $1.294 billion in 1998. After presentation by management and Borden's financial advisors, the Borden Board authorized management to finalize the details of the Proposed 1994 Restructuring Plan with a view to its formal approval and announcement in early September 1994.

    Developing the KKR Proposal. On August 3, 1994, KKR signed a confidentiality agreement (the "Confidentiality Agreement") and began to receive certain nonpublic information concerning Borden, specifically Borden's then current "base case" projections for 1994 showing earnings per share of $.50 and net income from continuing operations of $71 million. The Confidentiality Agreement contained certain provisions that would prohibit KKR from making an unsolicited tender offer for Borden's stock. On the same day, KKR proposed exploring a transaction, the consideration for which would be securities owned by partnerships controlled by KKR. Following the Borden Board meeting of August 16, 1994, KKR communicated to Lazard Freres that it would be interested in pursuing a transaction with Borden in which it would pay a "meaningful" premium to Borden's trading price using Holdings Common Stock as currency. At a special meeting of the Borden Board on August 18, 1994, management conveyed this to the Board. Management explained that KKR would require "due diligence" meetings with the senior management of Borden before it would be in a position to formalize a proposal. Management further indicated that KKR would be willing to make a decision prior to the September 7, 1994 Borden Board meeting at which the Board intended to take final action on the Proposed 1994 Restructuring Plan.



    During the course of the Borden Board's deliberations concerning continuing discussions with KKR, Mr. Shames expressed his view that the Proposed 1994 Restructuring Plan was achievable and should be pursued by Borden. He said that implementation of the Proposed 1994 Restructuring Plan would make Borden more saleable if the Board chose to sell Borden in the future. He said that he believed that it was imperative to commence implementing the Proposed 1994 Restructuring Plan without additional delays. Cognizant that Borden's prior restructuring plans had fallen short of their goals and that further restructuring efforts posed significant risks, the Board determined that it was in the best interests of Borden and its shareholders to continue discussions with KKR prior to acting on the Proposed 1994 Restructuring Plan. The Board, therefore, directed management, with the assistance of Lazard Freres and First Boston, to proceed with KKR to determine whether KKR would make a proposal that would provide a premium for all shareholders. At the same time, management was instructed to prepare to implement the Proposed 1994 Restructuring Plan on September 7, 1994, as had been contemplated, so that there would be no delay in the event that an acceptable proposal from KKR did not materialize.



    On August 22, 1994, Lazard Freres met with KKR. KKR expressed interest in meeting with management to conduct due diligence and indicated that it would be ready to make a definitive proposal by September 7, 1994. On August 25 and 26, 1994, Lazard Freres, First Boston and members of senior management met with KKR in Columbus, Ohio to conduct due diligence. On September 2, 1994, KKR proposed an offer to acquire 75% of Borden through an exchange offer for approximately 100 million Borden Shares, at $13.50 per share, and a conditional purchase/stock option agreement wherein it would have the right to acquire 28,138,000 Borden Shares for $11 per share, with the consideration in both cases to be paid in Holdings Common Stock valued at market. Over the course of the next three days, management of Borden, Lazard Freres, and First Boston negotiated with KKR and Morgan Stanley & Co., KKR's investment banker, particularly with respect to KKR's willingness to pursue an offer to acquire the entire company.



    On September 7, 1994, the Borden Board met to consider both management's Proposed 1994 Restructuring Plan and the KKR proposal that had resulted from the negotiations upon the understanding that these were the two viable alternatives available to Borden. During the meeting, management again reviewed for the directors the principal elements of the Proposed 1994 Restructuring Plan. Management then summarized the KKR proposal. Responding to Borden's request for an offer that could be made for all of the Borden Shares, KKR proposed to acquire 100% of the Borden Shares at $13.50 per share, payable in Holdings Common Stock, through an exchange offer for all of the Borden Shares followed by a merger in which any Borden Shares remaining outstanding would receive the same consideration that had been paid in the exchange offer. Under New Jersey law, such a merger would require the affirmative vote of 66 2/3% of Borden's outstanding shares. KKR's proposal was contingent upon Borden agreeing to enter into a conditional purchase/stock option agreement for up to approximately 28,138,000 Borden Shares, payable in Holdings Common Stock, at $11 per share. In addition, the KKR proposal contemplated certain fees and reimbursements for KKR on terms to be negotiated. Finally, KKR proposed that it would be entitled to representation on the Board proportionate to its ownership, subject to a minimum of 40% representation if it acquired 28,138,000 Borden Shares (approximately 19.9% of the total then outstanding Shares) pursuant to the exercise of its option or otherwise. The proposal was contingent on completion of due diligence, and the exchange offer would be contingent on certain waivers being obtained under Borden's credit facilities. The proposal was not otherwise subject to financing. Both the Borden Board and its advisors believed that KKR intended to keep current management, to offer management an opportunity to obtain an equity interest in the surviving enterprise and to restructure Borden. However, the Borden Board was advised that KKR had no substantive discussions of these matters, had made no commitments to management and had made no decision with respect to the precise nature of its restructuring plan. Borden management advised the Borden Board that it understood that any decisions by KKR would be made only after it had completed a thorough analysis of Borden.



    In reporting to the Borden Board on the negotiations, Borden's representatives indicated that they wished to ensure that, in the event of a competing transaction proposal, KKR would not be able both to profit on the conditional purchase/stock option agreement and to obtain a "topping" fee. KKR had not yet agreed to that point. The representatives also reported to the Board that Borden had requested that KKR provide some post-transaction guarantee of the price level of the Holdings Common Stock that would be issued to Borden's shareholders in the exchange offer. However, these representatives indicated that it appeared that while KKR had stated that it would negotiate a "collar" of approximately 10% around the trading price for Holdings Common Stock at the time the transaction was announced to protect the value that Borden's shareholders would receive in the exchange offer, KKR had refused to consider any post-exchange offer guarantee of the trading value of Holdings Common Stock. The representatives said that they would press for a wider collar on the Holdings Common Stock price but that they did not believe that a post-transaction guarantee would be achievable in the negotiations. The representatives indicated that they were seeking to reduce as much as possible the fees requested by KKR.



    Although the Borden Board thought that the $13.50 per share price then offered was too low and that certain of the other terms proposed by KKR were not acceptable, the Board instructed Borden's negotiators to go back to KKR to seek to improve the price and to seek to negotiate satisfactory arrangements with respect to the other terms of the transaction. The Board took this action in the belief that a satisfactory proposal could be elicited from KKR. The Board considered that such a proposal would offer the shareholders of Borden a premium for their Borden Shares in the form of a highly liquid security, which presented its own risks and opportunities. At the same time, the Board noted that while the Proposed 1994 Restructuring Plan was designed to improve Borden's operating results and reduce its debt, it nonetheless had significantly lower earnings projections than previous restructuring plans and that it entailed significant risks to the equity value of Borden. These risks included, in particular, the consequences of having substantial negative net worth, the possibility of a credit rating downgrade and, if results of operations and divestiture proceeds were not realized as planned, the risk of further deterioration in Borden's financial condition. The Board also considered the risk that the announcement of the Proposed 1994 Restructuring Plan would have a negative effect on the trading price for the Borden Shares, thereby implicitly increasing the premium inherent in a transaction with KKR. The Board took into account the fact that the previous restructuring attempts by Borden had fallen short of their goals. The Board adjourned the meeting in order to permit Borden's negotiators to proceed.



    In negotiations on September 7 and 8, 1994, KKR indicated that it would be willing to increase its offer price to $14.25 per Borden Share, and that the collar would be approximately 13%, depending on the price of Holdings Common Stock on the day that the transaction was announced. KKR also accepted Borden's position that KKR not profit as a result of exercising the option in circumstances where KKR had received a "topping" fee, and agreed that it would receive a 33 1/3% representation on the Board as a minimum if it purchased 28,138,000 Shares, or approximately 19.9% of the outstanding Shares, pursuant to exercise of the option. KKR insisted on the payment of(1) a $20 million initial fee, (2) a $50 million topping fee, against which the initial fee would be credited, and (3) expense reimbursement of up to $15 million. The September 7, 1994 Board meeting reconvened on September 9, 1994. Mr. Shames said that he believed that the Proposed 1994 Restructuring Plan could be accomplished and was a better alternative for Borden. In that regard, Mr. Shames stated he believed that it was the wrong time to sell Borden because successfully pursuing the Proposed 1994 Restructuring Plan would result, over time, in greater value for shareholders than that reflected in the KKR proposal. Nonetheless, after careful consideration of all the factors before it, the Borden Board voted to authorize management to proceed to negotiate agreements with KKR on the terms outlined, to complete Borden's due diligence investigation of Holdings, and to permit KKR to complete its due diligence of Borden. Mr. Shames abstained from the vote of the Board.



    At a special meeting held by the Borden Board on September 11, 1994, the Board authorized Borden to enter into an agreement-in-principle with the Partnership. The Letter of Intent expressed the intent of the parties to negotiate a definitive merger agreement on substantially the terms already described to the Board. KKR had also requested a condition in the merger agreement dealing with the refinancing of Borden's debt because, as a result of its due diligence and in anticipation of costs related to the proposed transactions, KKR believed that Borden's bank credit facilities should be increased to provide a cushion for working capital needs and their maturities extended. It was agreed that this condition would be limited to terms to be set forth in the merger agreement. The Letter of Intent also provided for the payment of the $20 million Initial Fee to KKR (which was subsequently paid) and, in consideration of the Letter of Intent and such Initial Fee, KKR agreed that, if for any reason no merger agreement was entered into, KKR would be required to purchase 28,138,000 Shares for $11 per share, payable in Holdings Common Stock, providing Borden with a saleable asset of over $300 million that could be used to reduce debt or for other purposes. The Letter of Intent also provided for the payment of the $50 million topping fee (reduced by the Initial Fee) in the event that, during the pendency of the Letter of Intent, a third party made a Transaction Proposal which was subsequently consummated.



    The Letter of Intent was announced on September 12, 1994 and the parties proceeded to negotiate definitive agreements. Following the announcement on September 12, 1994 that Borden had entered into the Letter of Intent with the Partnership, Japonica wrote again to Borden, reiterating its interest in acting as a "proactive white knight." Borden responded with a letter to Japonica indicating that the Board was prepared to explore all serious, substantive proposals with a view to maximizing the value of the Borden Shares. Borden noted that none of Japonica's communications had contained any actual proposal, but it indicated that if Japonica had a proposal that it believed would maximize shareholder value and that could be effected, Japonica should contact Lazard Freres, who would arrange a meeting.



    On September 15, 1994, Japonica wrote again to Borden demanding that Borden forward to Japonica all material and information provided to other potential bidders, including KKR. In response, Borden wrote to Japonica the next day indicating once more that, although none of its communications had yet included any concrete proposal or provided the information regarding financing that Borden had requested, the Borden Board remained willing to explore all serious substantive proposals. In response to Japonica's request for information that had been provided to other bidders, Borden enclosed a form of confidentiality agreement, already executed by Borden, for Japonica's signature. The confidentiality agreement did not contain any "stand-still" provisions. Japonica has never executed and delivered the confidentiality agreement.



    On September 19, 1994, Borden offered to meet with Japonica and to make available to it certain senior members of management and Borden's legal and financial advisors on the assumption that, in view of its persistence, Japonica must have believed that it had a proposal to maximize shareholder value that could be effectuated. A meeting was arranged for September 21, 1994. At the meeting, Japonica indicated that it did not wish to sign the confidentiality agreement. Japonica presented a

"Letter of Continuing Interest" with regard to Borden and attached to it certain materials with respect to its "Dynamic Tension(TM)" management philosophy. Although the "Letter of Continuing Interest" contained various nonspecific suggestions with respect to Borden, it did not contain, and upon questioning by representatives of Borden and its advisors, Japonica did not make, any proposal for Borden. Japonica also refused to provide any information with respect to its financing resources. Borden indicated that it would consider any credible proposal that Japonica chose to make, and, subject to execution of the confidentiality agreement, provide appropriate confidential information.



    On September 22, 1994, the Borden Board convened to consider the Merger Agreement and the Conditional Purchase/Option Agreement which had been negotiated with KKR. For a description of the Merger Agreement and the Conditional Purchase/Option Agreement, see "Description of Merger Agreement and Conditional Purchase/Option Agreement." At the meeting, the Board reviewed in detail the proposed terms of the transaction. The Borden Board received an updated report on Borden's results of operations and financial condition. The Borden Board also reviewed investor reaction to the announcement of the Letter of Intent, the correspondence and meeting with Japonica, the due diligence that had been performed on Holdings, the presentations of Lazard Freres and First Boston and the fairness opinions delivered by Lazard Freres and First Boston.



    At the September 22, 1994 Board meeting, the Borden Board, with Mr. Shames abstaining, voted to approve the Merger Agreement and the Conditional Purchase/Option Agreement and the transactions contemplated thereby, to recommend to the shareholders of Borden that they accept the Exchange Offer, that they tender their Borden Shares to Purchaser and that, if required by applicable law, they approve and adopt the Merger Agreement. Mr. Shames repeated the views he expressed on September 9, 1994 and stated that he was also abstaining because he felt a conflict arising from the issue of his future involvement in Borden (although he stated that he had no agreements with KKR).



    The Board further authorized a press release relating to the Merger Agreement and the Conditional Purchase/Option Agreement, and a letter to be sent to Japonica, following the execution of the Merger Agreement and the Conditional Purchase/Option Agreement, indicating that Borden's agreements with the Partnership do not preclude the Board's consideration of a proposal by Japonica, and that the Board is interested in obtaining the best possible transaction for Borden's shareholders and should Japonica decide to make a substantive proposal, the Board is prepared to work with Japonica to that end. The Board indicated that if Japonica chose to submit a proposal, it should specify the means and sources of financing. The letter noted that Japonica had failed to provide information as to its ability to finance the type of transactions it had referred to even though the Board had been requesting that information for several months.



    After the Board meeting, Borden and KKR finalized the details of the Merger Agreement and the Conditional Purchase/Option Agreement and on September 23, 1994, Borden, Purchaser and the Partnership entered into the Merger Agreement and the Conditional Purchase/Option Agreement. The terms of the transactions were announced in a joint press release issued on September 23, 1994.



    Events Subsequent to Announcement of the KKR Transaction. Subsequent to the announcement of the Merger Agreement, Japonica wrote to Mr. Tasco, on September 27, 1994, requesting, among other things, that Borden not sell any more assets. On October 5, 1994, a representative of Japonica wrote to a representative of Borden that Japonica "is currently working on a proposal which it anticipates forwarding to Borden in a timely manner." On October 18, 1994, Japonica again wrote to the Board stating that it was "in the process of preparing a detailed proposal for Borden." To date, no such proposal has been received. An additional party, who had expressed an interest in a possible transaction with Borden following the September 23rd announcement and who, to Borden's knowledge, was not affiliated with Japonica, executed a confidentiality agreement with Borden and met with representatives of Borden but, subsequently, indicated it was only interested in transactions involving Borden's food business or parts thereof. Borden has been approached by other parties following the

September 23rd announcement, but none have executed a confidentiality agreement or made any proposal.



    At the regularly-scheduled meeting of the Borden Board on October 25, 1994, management reported on the third quarter results of Borden and projections for the remainder of the fiscal year. In the third quarter of 1994, Borden reported a net loss of $130.5 million or $.92 per share, including pre-tax charges of $181.2 million. This pretax charge includes an accrual of $52.2 million for the transaction fees and expenses, of which $20 million has been paid to KKR to date. Management stated that Borden's dairy operations continued to post a wide loss, that profits of its pasta products were falling short of expectations, and that Borden's food businesses overall were progressing more slowly than desired. In light of the above, management advised the Board that it was revising its estimate for earnings per share for 1994 to $.38 per share (before special charges), from the $.50 per share projection which had been reported to the Board in August. The Board considered the implications of Borden's performance and of the revised projections for the transaction with KKR.



    On October 28, 1994, Nabisco, a wholly-owned subsidiary of Holdings, filed a registration statement with the Commission for the proposed offering of between 17.4% and 19.5% of Nabisco's common equity. Borden and its advisors were apprised of Nabisco's intentions immediately prior to the filing of such registration statement.



    On November 14, 1994, the Board met and approved an amendment to the Merger Agreement changing the end of the Valuation Period for the Exchange Ratio as a result of comments received from the Commission. The amendment to the Merger Agreement provides that the ten day Valuation Period will now end immediately prior to the tenth business day prior to the Expiration Date for the Exchange Offer, instead of the two business days provided in the original Merger Agreement. In connection with this amendment, the Board received confirmation from Lazard Freres and First Boston that the change to the Merger Agreement did not affect the opinions dated September 22, 1994 and delivered to the Board. In addition, at this meeting, the Board reviewed with its advisors progress on the transactions contemplated by the Merger Agreement and the Conditional Purchase/Option Agreement, reviewed the Exchange Offer and the Schedule 14D-9, reviewed events subsequent to the execution of the Merger Agreement, including the proposed public offering by Nabisco and related transactions and the effect of such announcement on the price of Holdings Common Stock, and ratified its recommendation that Borden's shareholders accept the Exchange Offer, tender their Borden Shares to the Purchaser under the Exchange Offer, and, if required by applicable law, approve and adopt the Merger Agreement, the Conditional Purchase/Option Agreement and the transactions contemplated thereby.



  Reasons For The Exchange Offer And Merger; Recommendation of the Borden Board of Directors



    The Borden Board has determined that the Merger Agreement and the Conditional Purchase/Option Agreement and the transactions contemplated thereby, including the Exchange Offer and Merger, taken together, are fair to the shareholders of Borden and recommends that holders of Shares accept the Exchange Offer, tender their Borden Shares thereunder to the Purchaser and, if required by applicable law, approve and adopt the Merger Agreement. This determination and recommendation was made by the entire Board at its meeting on September 22, 1994, with Mr. Shames, Borden's Chief Executive Officer, abstaining.



    As described above under "--Background," the Borden Board was confronted with two realistic choices: to approve the Proposed 1994 Restructuring Plan or to authorize Borden to enter into the Merger Agreement. The Board's decision to enter into the Merger Agreement was based, in large part, upon balancing the risks and opportunities of the Proposed 1994 Restructuring Plan recommended by management against the risks and benefits of the Merger Agreement. On the one hand, the Board considered the Proposed 1994 Restructuring Plan to involve risk to the equity value of Borden in the short run and, if the restructuring were to be unsuccessful, a substantial future risk. On the other hand, although the Merger Agreement offers all shareholders the opportunity to receive a premium for their

Borden Shares, because the form of consideration to be paid to shareholders is Holdings Common Stock, the Board took into account the risk to the Holdings Common Stock because of tobacco developments (including litigation, legislation and governmental regulation) that the Borden Board recognized were not determinable. In balancing the two alternatives, the Borden Board determined that the transactions contemplated by the Merger Agreement were the less risky and preferable alternative.



    The recommendation by the Borden Board that Borden's shareholders accept the Exchange Offer and tender their Borden Shares is not, and should not be considered to be, a recommendation that Borden's shareholders continue to own or, alternatively, make a decision to sell the Holdings Common Stock acquired by such holders as a result of the Exchange Offer or the Merger.



    In its deliberations, the Board considered a number of factors including, without limitation, the following which includes all of the factors the Board considered material:



        1. The Borden Board's knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of Borden, including, in particular, its close monitoring of the adoption and implementation of the 1993 Restructuring Plan, and the failure of that plan to attain its goals (see "--Borden Background" for a description of the 1993 Restructuring Plan);



        2. The Borden Board's knowledge and judgments as to the results of Borden's restructurings in 1989, 1991 and 1992, and their failure to achieve the anticipated results;



        3. The Borden Board's judgment as to the future prospects of Borden in light of management's Proposed 1994 Restructuring Plan (see "--Background" for a description of the Proposed 1994 Restructuring Plan), which the Borden Board viewed as posing significant risks for the equity value of Borden including that it would result in Borden having a substantial negative net worth; that it would require the sale of some of Borden's profitable businesses; that there were risks inherent in selling such businesses and attendant uncertainties as to what prices could be realized; and that the proposed restructuring would still leave Borden highly leveraged with a significant amount of indebtedness even after application of the proceeds from the sales of the businesses. The Borden Board considered that the projected earnings for Borden following implementation of the proposed restructuring would not, based upon the advice of Lazard Freres, even if such earnings projections were met, likely result in an implied stock price on an undiscounted basis (calculated by multiplying leading earnings per share amounts by assumed multiples) exceeding $14.25 until 1997, using a multiple of 13, or until mid-1996, using a multiple of 16;



        4. The view expressed by Borden's Chief Executive Officer that the Proposed 1994 Restructuring Plan could be accomplished and that it was a better alternative for Borden (see "--Borden Background");



        5. The oral and written presentations of First Boston and Lazard Freres and the opinions of First Boston and Lazard Freres that, as of September 22, 1994, the consideration to be received by the shareholders of Borden (other than KKR and its affiliates) in the Exchange Offer and the Merger is fair to such shareholders from a financial point of view. These opinions were based on drafts of the Merger Agreement and the Conditional Purchase/Option Agreement and were subsequently reconfirmed in writing upon the financial advisors' review of the definitive agreements. Such opinions, which are subject to limitations, qualifications and assumptions, including those relating to the absence of adverse future developments in Holdings' tobacco business, are filed as exhibits to this Registration Statement and should be read in their entirety;



        6. The terms and conditions of the Merger Agreement and the Conditional Purchase/Option Agreement; the Board considered in particular the "no-solicitation" provision of the Merger Agreement, the fees and expense reimbursements payable to KKR (which could require payments of up to $65 million in the aggregate and which provisions were negotiated at arms' length between the parties) and the termination provisions of the Merger Agreement and concluded that the terms of the Merger Agreement and the Conditional Purchase/Option Agreement would not preclude the Board from considering alternative transaction proposals for Borden;



        7. Possible alternatives to the Exchange Offer and the Merger, including continuing to operate Borden as an independent public company, approving the further restructuring proposed by Borden's management, or liquidating Borden, as well as a range of potential values to Borden's shareholders associated with such alternatives determined with the assistance of Borden's financial advisors, the timing of effectuating such alternatives and the likelihood of achieving those values;



        8. Information concerning the business, financial condition and results of operations of Holdings, including a discussion by Borden's management and advisors regarding the due diligence investigation of Holdings undertaken on the Board's behalf; in that connection the Board took into account that the impact on Holdings from litigation (including pending and future matters as well as class action litigation), legislation (pending and future) and governmental regulation (present and future) involving tobacco products was unknowable and could be devastating with respect to the value of Holdings Common Stock;



        9. The historical market prices of the Borden Shares and the Holdings Common Stock;



        10. The fact that the consideration to be received by Borden's shareholders in the Exchange Offer and the Merger represented a premium over the trading price of the Borden Shares prior to the announcement of the Letter of Intent. In this regard, the Board considered the risk that announcement of the Proposed 1994 Restructuring Plan might negatively impact the trading price of the Borden Shares;



        11. The fact that the consideration to be received by shareholders of Borden in the Exchange Offer and the Merger will consist of equity securities of Holdings, a widely followed, publicly-traded company, affording them a significant degree of liquidity should Borden's shareholders determine to sell Borden Shares of Holdings Common Stock acquired in the Exchange Offer or the Merger;



        12. The fact that the Exchange Offer is for all of the outstanding Borden Shares and holders of Borden Shares have the right to choose whether or not to exchange their shares in the Exchange Offer;



        13. The taxable nature of the transaction (as opposed to a transaction that would be tax-free), recognizing that shareholders of Borden subject to taxation whose basis in the Borden Shares was less than $14.25 would be required to pay taxes even though they would receive no cash proceeds in the transaction.



        14. The correspondence from, and the results of, the discussions and the meeting with Japonica and its representatives, the fact that no specific transaction was proposed by Japonica, that Japonica would provide no information with respect to its potential sources of financing and that the Merger Agreement does not, in the Board's judgment, preclude consideration by the Board of any proposal made by Japonica or any other party; and



        15. The fact that the efforts to sell Borden in late 1993 were not successful and that despite the public disclosure that Borden was considering a number of alternatives for Borden, including the possible sale or merger of Borden, no third party contacted Borden subsequent to such announcement and prior to the execution of the Merger Agreement except the Partnership and Japonica and only the Partnership made a proposal to acquire Borden (see "--Borden Background").

    In reaching the conclusion that the holders of Borden Shares will receive fair value in the Exchange Offer and the Merger in Holdings Common Stock, Borden's Board considered the opinions of its financial advisors which are filed as exhibits to this Registration Statement (see "Available Information"), and are further described under "--Opinions of Financial Advisors", its knowledge of Borden's businesses and discussions with Borden's management and Borden's and Board's financial advisors of their views concerning the businesses, financial condition and prospects of Holdings. The Board, with the assistance of Borden's financial advisors, also considered recent and current market prices of Holdings Common Stock, on which the Exchange Ratio for the Exchange Offer and the Merger was based. The board recognized that if KKR and its affiliates acquire more than 51% of Borden, the financial advisors would be entitled to aggregate fees equal to $20,000,000 which the Board believed to be reasonable for complex transactions of this type and appropriate in light of the services provided by such financial advisors to the Board and Borden.



    In connection with the opinions of its financial advisors First Boston and Lazard Freres noted in Paragraph 6 above, the Board elected to obtain such opinions to assist it in exercising its fiduciary duties to Borden's stockholders. In connection with such obligations, the Board considered the opinions of its financial advisors, recognizing that such opinions stated that they were addressed solely to the Board and that such opinions stated they were not intended to confer rights or remedies upon, among others, Borden's stockholders. Such limitations are common in opinions of this type and the Board and the financial advisors recognized that such opinions would be publicly disclosed and provided to Borden's stockholders pursuant to the Commission's rules and regulations. The Board believes that it is beneficial for Borden's stockholders to have the opportunity to review the opinions of the financial advisors considered by the Board in its deliberations, even though such opinions were not addressed to Borden's stockholders. The Board also recognized that such opinions specifically excluded the effects of future developments in Holdings' tobacco business. The Board believed that since neither of its financial advisors had the expertise to evaluate such future liabilities, it was acceptable to exclude such issues from the financial advisors' opinions. In this regard, the Board considered the impact on Holdings from litigation (including pending and future matters as well as class action litigation), legislation (pending and future) and governmental regulation (present and future) involving tobacco products was unknowable and could be devastating with respect to the value of Holdings Shares. As noted in the second paragraph of "--Reasons for the Exchange Offer and; Recommendation of the Borden Board of Directors", the Board gave considerable weight to this risk in weighing the risks and benefits of the Merger Agreement against the risks and benefits of fifth restructuring of Borden.



    Prior to the commencement of the Exchange Offer, the Board reviewed developments since September 22, 1994, including Borden's financial performance, contacts from third parties and Nabisco's proposed public offering, and ratified the recommendation set forth above.



    The foregoing discussion of the information and factors considered and given weight by the Borden Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Exchange Offer and the Merger, the Borden Board did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Borden Board may have given different weights to different factors.



OPINIONS OF BORDEN FINANCIAL ADVISORS



    Opinion of Lazard Freres. Lazard Freres delivered its written opinion to the Borden Board to the effect that, as of September 22, 1994, the consideration to be received by the shareholders of Borden (other than the Partnership, Purchaser or any other subsidiary of the Partnership) in the Exchange Offer and the Merger is fair to such shareholders, from a financial point of view.



    The full text of the written opinion of Lazard Freres, dated September 22, 1994, which sets forth the assumptions made, matters considered and the review undertaken with regard to such opinion, is filed as an exhibit to this Registration Statement. Lazard Freres' opinion is directed only to the fairness of the consideration to be received by the shareholders of Borden (other than the Partnership, the Purchaser or any other subsidiary of the Partnership) and does not address any other terms of any transaction involving Borden, the Partnership and its affiliates, including Holdings, or Borden's underlying business decision to affect the transaction with the Partnership. Lazard Freres' opinion was delivered for the information of the Board and does not constitute a recommendation to any shareholder of Borden as to whether such shareholder should tender Shares in the Exchange Offer or as to how such shareholder should vote at any meeting of Borden's shareholders called to consider the Merger. The Lazard Freres opinion is solely for the benefit of the Board and is not on behalf of, and is not intended by the Board or Lazard Freres to confer rights or remedies upon, any other party, including the shareholders of Borden. The summary of the opinion of Lazard Freres set forth below is qualified in its entirety by reference to the full text of the opinion. Borden's shareholders are urged to read this opinion in its entirety.



    In rendering its opinion, Lazard Freres, among other things, (i) reviewed the terms and conditions of a draft of each of the Merger Agreement, the Conditional Purchase/Option Agreement and the financial terms of the transactions as set forth therein; (ii) analyzed historical business and financial information relating to Borden and Holdings, including certain public filings of each of Borden and Holdings; (iii) reviewed certain financial forecasts and other data provided by Borden and each of Holdings and the Partnership relating to the businesses of Borden and Holdings, respectively, including the most recent business plan for Borden prepared by Borden's senior management, the Proposed 1994 Restructuring Plan; (iv) conducted discussions with members of the senior managements of Borden and each of Holdings and the Partnership with respect to the businesses and prospects of Borden and Holdings, respectively, and the strategic objectives of each; (v) reviewed public information with respect to certain other companies in lines of businesses believed by Lazard Freres to be generally comparable in whole or in part to the businesses of Borden and Holdings, and reviewed the financial terms of certain other business combinations that have recently been effected; (vi) reviewed the historical stock prices and trading volumes of Borden Common Stock and Holdings Common Stock; and (vii) conducted such other financial studies, analyses and investigations as Lazard Freres deemed appropriate. The foregoing factors represent all of the material factors considered by Lazard Freres.



    In connection with its review, Lazard Freres relied upon the accuracy and completeness of the financial and other information concerning Borden and Holdings that had been received by Lazard Freres and did not assume any responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets of Borden or Holdings, nor did Lazard Freres receive any such appraisals. With respect to the financial forecasts, Lazard Freres assumed that they had been reasonably prepared on the bases reflecting the best currently available estimates and judgments of management of Borden and Holdings as to the future financial performance of Borden and Holdings, respectively. Lazard Freres assumed no responsibility for and expressed no view as to such forecasts or the assumptions upon which they were based. Lazard Freres' opinion stated that it was based on economic, monetary, market and other conditions as in effect on, and information made available to it as of, the date of the opinion.



    In giving the opinion, Lazard Freres noted that it was not in a position to make an independent evaluation of certain matters described below and thus, with the concurrence of the Board, Lazard Freres assumed, for purposes of the opinion, that no material adverse effect on Holdings or on the trading value of Holdings' Common Stock would result from (x) the proposal, enactment or adoption after September 22, 1994 of any laws or regulations (including the imposition of additional taxes on the manufacture, sale or distribution of tobacco products) by any federal, state, local or other jurisdiction or any governmental or regulatory body or agency thereunder relating to, arising out of, or otherwise affecting the tobacco industry, including, without limitation, the manufacture, sale, distribution or use of tobacco products, or (y) any judicial or administrative proceeding initiated or decided after the date hereof, including any civil or criminal litigation or arbitration, relating to, arising out of or otherwise involving or affecting Holdings, the tobacco industry, or any other company engaged in said industry, including, without limitation, the manufacture, sale, distribution or use of tobacco products. Lazard Freres advised the Board that Lazard Freres was not assuming any responsibility for or expressing any view with respect to the matters described in the preceding sentence.



    Lazard Freres assumed that the transactions described in the draft Merger Agreement and draft Conditional Purchase/Option Agreement referred to above would be identical in all material respects to the Merger Agreement and the Conditional Purchase/Option Agreement, respectively, that the transactions would be consummated on terms described in the draft Merger Agreement, without any waiver of any terms or conditions by Borden and that obtaining the necessary regulatory approvals for such transactions would not have an adverse affect on Holdings or on the trading of the Holdings Common Stock. Lazard Freres has since advised the Board that the changes incorporated in the Merger Agreement, including the Amendment, and the Conditional Purchase/Option Agreement from the drafts made available to Lazard Freres on which the opinion was based, would not have affected Lazard Freres' ability to deliver its opinion set forth therein.



    The following is a brief summary of the analyses performed by Lazard Freres in connection with rendering its opinion as to the fairness of the consideration to be received by the shareholders of Borden (other than the Partnership, the Purchaser or any other subsidiary of the Partnership) from a financial point of view and discussed with the Board at its meeting on September 22, 1994.



    The financial analyses used by Lazard Freres in arriving at its opinion included, (i) a "has-gets" comparison, which compared the various characteristics, including dividend payments and earnings per share data, of a Borden Share with the characteristics of shares of Holdings Common Stock to be received in the Exchange Offer or the Merger at exchange ratios within the range provided for in the Merger Agreement; (ii) valuation analyses, which consisted of (w) discounting to the present value potential future trading values of Borden's Common Stock to be achieved under the Proposed 1994 Restructuring Plan,
(x) discounting to the present value projected cash flow forecasted by Borden's management to be derived under the Proposed 1994 Restructuring Plan, (y) discounting to the present value potential proceeds that might have been obtained from implementation of the Proposed 1994 Restructuring Plan for a period of time, followed by the distribution to Borden's shareholders of its non-food business segment and sale of Borden's food business segment and (z) valuing the proceeds on an after-tax basis that might have been obtained from divestitures of Borden's business units; (iii) comparable company trading analyses, which consisted of comparing financial, market and operating performances of selected publicly traded companies to business segments of Borden; and (iv) comparable transaction analyses, which consisted of reviewing financial aspects of selected acquisitions of assets or businesses comparable to those of Borden.



    The material portions of the foregoing analyses are summarized in more detail below.



  Has--Gets Comparison



    Lazard Freres compared the various characteristics, including dividend payments and earnings per share data, of a share of Borden Common Stock with the characteristics of shares of Holdings Common Stock to be received in the Exchange Offer or the Merger, assuming a price of Holdings Common Stock in the range of $6 to $8, which represents the trading value of Holdings Common Stock within the collar. Lazard Freres noted that, based upon this comparison, Borden's shareholders would be receiving a premium of 22.6% over the closing price of a share of Borden Common Stock on September 9, 1994, and a premium of 19.2% over the average price of a share of Borden Common Stock during the period from August 9, 1994 to September 9, 1994.



  Valuations of Alternative Scenarios



    Lazard Freres also analyzed Borden's possible value under four alternative scenarios. These scenarios included (i) a discounted present value analysis of the potential future public market trading values of Borden Common Stock based upon management's earnings per share forecast under the


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Proposed 1994 Restructuring Plan; (ii) a discounted unleveraged cash flow analysis based upon unleveraged cash flow projected under the Proposed 1994 Restructuring Plan through 1998 plus terminal values based on projected EBITA under the Plan; (iii) a valuation analysis assuming that the Proposed 1994 Restructuring Plan is implemented through December 31, 1995 and, on January 1, 1996, a tax-free distribution of the non-food business segment to Borden's shareholders, as well as a tax-free disposition of the food business segment, are consummated; and (iv) an after-tax breakup analysis. These alternative valuation scenarios are described below.



    Discounted Value--Proposed 1994 Restructuring Plan



    Lazard Freres analyzed the potential future public market trading values of Borden suggested by management's earnings per share forecasts under the Proposed 1994 Restructuring Plan, applying multiples of 13 to 16 times the forecasted earnings per share for that year, and discounting the result at a 13.7% discount rate. This analysis, which was conducted for the 1995 through 1998 earnings per share forecast, generated per share present values of future trading values ranging from $9.60 to $13.61.



    Unleveraged Discounted Cash Flow Analysis



    Lazard Freres' unleveraged discounted cash flow analysis was based upon the four-year financial information for each of Borden's major business units forecast by management to be derived under the Proposed 1994 Restructuring Plan. Lazard Freres calculated a range of the net present values of the projected unleveraged free cash flows in the forecast, using various discount rates reflecting a weighted average cost of capital in the range of 10% to 12%, of approximately $894 million to $932 million. Lazard Freres also calculated a range of terminal values for Borden by multiplying projected EBITA for 1998 by a range of exit multiples from 8.5 to 10.5 and discounting the result to present value using the same discount rates. The net present value of projected free cash flow, when combined with the terminal values, yielded a total enterprise value in the range of $3.416 billion to $3.929 billion. In order to derive total equity value and the equity value per share of Borden, Lazard Freies subtracted from the total enterprise value the estimated net debt and other liabilities forecasted under the Proposed 1994 Restructuring Plan at December 31, 1994 to yield a total equity value range of $1.646 billion to $2.158 billion, or a per share equity value in the range of $12.42 to $15.26.



    1996 Tax-free Distribution/Sale



    In analyzing the possible value of Borden assuming a tax-free distribution of the non-food business segment and concurrent tax-free disposition of the food business segment as of January 1, 1996, Lazard Freres established a range of potential per share public trading values for the Borden's non-food business segment as of January 1, 1996, as well as a range of aggregate sales valuations for each of the Borden's food business segments. This analysis yielded a value range per share, discounted to January 1, 1995, at a 13.7% discount rate, of $10.40 to $15.09.



    After-tax Breakup Analysis



    Lazard Freres also analyzed Borden's possible value under an after-tax breakup analysis, assuming that its businesses are sold in separate taxable transactions. In determining such possible values, Lazard Freres deducted potential tax payments from the reference range for each of the business units, assuming a tax rate of 38%. For purposes of this analysis, Lazard Freres relied upon tax data (including as to basis) provided by Borden. This analysis yielded a valuation range of $7.64 to $12.87 per share.



  Comparable Company Trading Analysis



    Lazard Freres selected other publicly traded companies whose lines of business made them, in Lazard Freres' judgment, comparable to Borden (the "Comparable Group"). Using publicly available financial and stock price data for historical periods, as well as publicly available financial data estimates for 1994 and 1995, Lazard Freres determined the relationship for the companies in the Comparable Group between price per share and earnings per share ("P/E Ratio"), as well as between aggregate valuation and EBITDA ("AV/EBITDA Ratio"), EBITA ("AV/EBITA Ratio") and EBIT ("AV/EBIT


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Ratio"). Lazard Freres also performed similar analyses for Borden based upon the multiples implied by a transaction value estimated at $14.25 per share in relation to the results forecasted under the Proposed 1994 Restructuring Plan. These analyses generated an estimated 1994 and 1995 P/E Ratio for Borden of 30.3 and 19.0, respectively, as compared to the average, median, high and low 1994
P/E Ratios for the Comparable Group of 16.1, 15.9, 17.7 and 14.6, and the average, median, high and low 1995 P/E Ratios for the Comparable Group of 14.6, 14.3, 15.5 and 13.7. These analyses generated AV/EBITDA Ratios for Borden for the last 12 months, 1994 and 1995 of 13.2, 10.2 and 8.4, respectively, as compared to the average, median, high and low AV/EBITDA Ratios for the Comparable Group of 8.3, 8.4, 9.2 and 5.8 for the last 12 months, of 8.0, 8.0,
9.0 and 7.2 for 1994 and of 7.5, 7.4, 8.4 and 7.0 for 1995. These analyses also generated AV/EBITA Ratios for Borden for the last 12 months, 1994 and 1995 of 30.0, 13.1 and 10.5, respectively, as compared to the average, median, high and low AV/EBITA Ratios for the Comparable Group of 10.3, 10.4, 11.3 and 7.6 for the last 12 months, of 9.8, 9.7, 10.7 and 8.9 for 1994 and of 9.2, 9.1, 9.7 and 8.7
for 1995. These analysis also generated AV/EBIT Ratios for Borden for the last
12 months, 1994 and 1995 of 41.0, 14.0 and 11.0, respectively, as compared to the average, median, high and low AV/EBIT Ratios for the Comparable Group of 10.7, 10.9, 11.7 and 8.0 for the last 12 months, of 10.1, 10.1, 10.9, and 9.3 for 1994 and of 9.5, 9.6, 10.1 and 9.0 for 1995. The Comparable Companies examined in Lazard Freies analysis included Campbell Soup Company; Conagra,
Inc.; CPC International Inc.; General Mills, Inc.; H.J. Heinz Company; Hershey Foods Corporation; Pet Incorporated; The Quaker Oats Company; and Ralston Purina Company.



  Comparable Acquisition Analysis



    Lazard Freres reviewed acquisitions of companies and businesses similar to those of Borden over the past several years, and selected a number of those acquisitions which it believed were most comparable to a transaction involving the sale of Borden. Using publicly available information, Lazard Freres determined for the Comparable Transactions the relationship between the transaction price per target company share and the last twelve months earnings per target company share ("P/E Ratio") and book value per target company share ("P/BV Ratio"), as well as between the aggregate target company valuation and the last twelve months target company sales ("AV/Sales Ratio"), EBITDA ("AV/EBITDA Ratio") and EBIT ("AV/EBIT Ratio"). Lazard Freres also noted the premium of the transaction price over the target company price one month prior to the announcement of the transaction. Lazard Freres also performed similar analyses for Borden based upon an acquisition at $14.25 in relation to its actual results for the 12 months ended June 1994 and its forecasted results for 1994 and 1995 on a pro forma basis as forecasted by the Proposed 1994 Restructuring Plan. These analyses generated an estimated P/E Ratio for Borden of 30.3, as compared to the average, median, high and low P/E Ratios for the Comparable Transactions of 26.5, 25.9, 60.1 and 13.1, respectively. These analyses also generated a P/BV Ratio for Borden of 7.8, as compared to the average, median, high and low P/BV Ratios for the Comparable Transactions of 8.1, 5.2, 37.6 and 1.4, respectively. These analyses also generated AV/Sales Ratios for Borden of 0.8 (actual to June 1994) and 1.1 (pro forma 1994), as compared to the average, median, high and low AV/Sales Ratios for the Comparable Transactions of 1.3, 1.1, 3.3 and 0.5, respectively. These analyses also generated AV/EBITDA Ratios for Borden of 13.2 (actual to June 1994) and 10.2 (pro forma 1994), as compared to the average, median, high and low AV/EBITDA Ratios for the Comparable Transactions of 9.8, 9.0, 17.5 and 6.1, respectively. These analyses also generate AV/EBIT Ratios for Borden of approximately 41.0 (actual to June 1994) and 14.0 (pro forma 1994), as compared to the average, median, high and low AV/EBIT Ratios for the Comparable Transactions of 13.8, 13.9, 20.9 and 7.9, respectively. Finally, this analysis reflected a premium over trading price one month prior to announcement for Borden of 17.5%, as compared to the average, median, high and low premium for the Comparable Transactions of 63.4%, 57.9%, 131.9% and 18.5%, respectively. The comparable acquiror/target transactions examined in Lazard Freres' analyses included, among others: Sandoz Ltd./Gerber Products Company; Specialty Foods Corporation/North American food business of Beledia N.V. (Delmonte Foods); Tomkins


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plc/Ranks, Hovis, McDougall plc; Campbell Soup Company/Arnotts Ltd.; The Phillip
Morris Companies Inc./Freia Marabou Danmark A/S; Nestle S.A./Source Perrier Company; The Phillip Morris Companies Inc./Jacobs Suchard Berline G.m.b.H. &
Co.; Conagra Inc./Beatrice International Food Co.; Kohlberg Kravis Roberts &
Co., L.P./RJ Nabisco, Inc.; The Phillip Morris Companies Inc./Kraft Inc.; Grand Metropolitan plc/The Pillsbury Companies Inc.; Nestle S.A./Rowntree Company; Kohlberg Kravis Roberts & Co., L.P./Beatrice International Food Co.; The Phillip Morris Companies Inc./General Foods Bakery Companies Inc.; R.J. Reynolds Company/Nabisco, Inc.; and Nestle S.A./Carnation Company.



    In arriving at its written opinion and in discussing its opinion with the Borden Board, Lazard Freres performed various financial analyses, portions of which are summarized above. The summary set forth above does not purport to be a complete description of Lazard Freres' analyses. Lazard Freres believes that its analyses and the summaries set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the process underlying the opinion. In performing its analyses, Lazard Freres made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Borden or Holdings. Although, in connection with the delivery of its opinion, Lazard Frres also analyzed Holdings, Lazard Freres' opinion is not a valuation of Holdings or of the Holdings Common Stock and does not represent Lazard Freres' view as to what the value of the shares of Holdings Common Stock will be upon consummation of the Exchange Offer or the Merger. Because of the large aggregate amount of shares of Holdings Common Stock being issued to shareholders of Borden and other factors, such shares may trade at prices below those at which they would trade initially on a fully distributed basis. In addition, as described above, in its analyses, Lazard Freres assumed, with Borden's concurrence, the absence of certain future adverse developments affecting Holdings or the tobacco industry in general. The analyses performed by Lazard Frres are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect actual market valuations or trading ranges, which may vary significantly from amounts set forth above.



    Opinion of First Boston. On September 22, 1994, First Boston delivered its written opinion to the Board that, as of such date, the consideration to be received by the shareholders of Borden, other than KKR and its affiliates, in each of the Exchange Offer and the Merger was fair to such shareholders from a financial point of view. No limitations were imposed by the Board upon First Boston with respect to the investigations made or the procedures followed by it in rendering its opinion, except that First Boston was not requested to, and did not, solicit third party offers to acquire all or any part of Borden or participate in efforts other advisors may have made to solicit alternative offers.



    First Boston's opinion was directed only to the fairness of the consideration to be received by the shareholders of Borden, other than KKR and its affiliates, and did not address any other terms of any transaction involving Borden and KKR and its affiliates or Borden's underlying business decision to effect the transaction with the Partnership. First Boston's opinion was delivered for the information of the Board and does not constitute a recommendation to any Borden shareholder as to whether such shareholder should tender Borden Shares into the Exchange Offer or how such shareholder should vote at any meeting of Borden shareholders called to consider the Merger. The First Boston opinion is solely for the benefit of the Borden Board and neither Borden nor First Boston intends First Boston's delivery of its opinion or its inclusion in the Schedule 14D-9 to confer any rights on any other party, including Borden shareholders.



    In arriving at its opinion, First Boston reviewed, among other things, the Letter of Intent, the Merger Agreement and the Conditional Purchase/Option Agreement, as well as certain publicly available business and financial information relating to each of Borden and Holdings. First Boston also considered certain financial and stock market data for each of Borden and Holdings and compared that data with similar data for other publicly held companies in businesses similar to those of Borden and


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Holdings, respectively, and considered the financial terms of certain other business combinations that have recently been effected. In addition, First Boston participated in discussions with Borden's management and with management of Holdings and representatives of KKR concerning the past and current operations, financial condition and prospects of each of Borden and Holdings, respectively, and considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant. The foregoing factors represent all of the material factors considered by First Boston.



    In connection with its review, First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on its being complete and accurate in all material respects. With respect to the financial forecasts, First Boston assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of each of Borden's and Holdings' managements as to the future financial performance of Borden and Holdings, respectively, and First Boston's opinion did not express any views as to such forecasts or the assumptions underlying such forecasts. First Boston also did not assume any responsibility for an independent evaluation or appraisal of the assets or liabilities of Borden or Holdings, nor was First Boston furnished with any such appraisals.



    In giving its opinion First Boston also assumed, with Borden's consent, that there will not be any material adverse effect on Holdings or on the trading value of the Holdings Common Stock as a result of or relating to (x) the proposal, enactment or adoption after September 22, 1994, of any laws or regulations (including the imposition of additional taxes on the manufacture, sale or distribution of tobacco products) by any federal, state, local or other jurisdiction or any governmental or regulatory body or agency thereunder relating to, arising out of, or otherwise affecting the tobacco industry, including without limitation the manufacture, sale, distribution or use of tobacco products, or (y) any judicial or administrative proceeding initiated or decided after the date hereof, including any civil or criminal litigation or arbitration relating to or arising out of or otherwise involving or affecting Holdings, the tobacco industry, or any other company engaged in said industry, including without limitation the manufacture, sale, distribution or use of tobacco products. First Boston advised the Borden Board that First Boston was not in a position to make an independent evaluation of these matters and assumed no responsibility for and expressed no view with respect to these matters.



    First Boston assumed that the transactions described in the draft Merger Agreement and draft Conditional Purchase/Option Agreement referred to above would be identical in all material respects to the Merger Agreement and the Conditional Purchase/Option Agreement, respectively. First Boston also assumed that the transactions contemplated by the Merger Agreement and the Conditional Stock Purchase/Option Agreement would be consummated on the anticipated terms, without any waiver of terms or conditions by Borden and that obtaining necessary regulatory consents will not have an adverse effect on Holdings or the trading value of Holdings Common Stock. First Boston has since advised the Board that the changes incorporated in the Merger Agreement, including the Amendment, and the Conditional Purchase/Option Agreement from the drafts made available to First Boston on which the opinion was based, would not have affected Lazard Freres' ability to deliver its opinion set forth herein.



    The full text of the opinion of First Boston dated September 22, 1994, which sets forth assumptions made, matters considered and limits on the review undertaken, filed as an exhibit to this Registration Statement. Borden shareholders are urged to read this opinion in its entirety. The summary of the opinion of First Boston set forth as an exhibit hereto is qualified in its entirety by reference to the full text of such opinion.



    The financial analyses First Boston performed in connection with rendering its opinion included (i) discounted cash flow analyses, which consisted of discounting to present value the projected future free cash flows and terminal values of each of Borden's major business units on a business unit by business unit basis, (ii) comparable company trading analyses, which consisted of reviewing market statistics and financial and operating information in respect of selected publicly traded companies


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considered for comparability to Borden's major business units, (iii) comparable acquisition analyses, which consisted of reviewing operating statistics and purchase price information with respect to selected acquisitions of assets or businesses similar to those of Borden's major business units and (iv) a disaggregation analysis in which First Boston supplemented the other three analyses by taking into account tax costs related to the disposition in the short term of Borden's major business units. The foregoing does not purport to be a complete description of First Boston's analyses. First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, could create an incomplete view of the processes underlying First Boston's opinions. First Boston's analyses depend upon numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Borden and Holdings. First Boston's analyses are not necessarily indicative of actual values or actual future results that might be achieved and are not and do not purport to be appraisals or otherwise reflective of prices at which business actually could be sold or prices at which securities actually would trade.



    The material portions of the foregoing analyses are summarized in more detail below.



    The generally accepted financial analyses First Boston used in reaching its opinion included (i) discounted cash flow ("DCF") analyses, which consisted of discounting to present value the projected future free cash flows and terminal values of each of the Borden's major business units on a business unit by business unit basis, (ii) comparable company trading analyses, which consisted of reviewing market statistics and financial and operating information in respect of selected publicly traded companies considered for comparability to the Borden's major business units, (iii) comparable acquisition analyses, which consisted of reviewing operating statistics and purchase price information with respect to selected acquisitions of assets or businesses similar to those of the Borden's major business units and (iv) a disaggregation analysis in which First Boston supplemented the other three analyses by taking into account tax costs related to the disposition in the short term of the Borden's major business units. These analyses are summarized below. To derive an implied equity reference range for the Borden as a whole, First Boston used the analyses described in (i) through (iii) above for each major business unit to obtain a reference range for each unit, totalled these reference ranges, and then subtracted debt and minority interests, pension underfunding and capitalized non-allocated administrative costs and added the present value of the benefit of net operating losses and excess cash.



  Discounted Cash Flow Analysis



    First Boston's DCF analysis was based upon the four-year financial forecast for each of the Borden's major business units contained in management's financial forecast, as well as a forecast for years five through nine prepared by First Boston with underlying assumptions similar to management's projections for years one through four. First Boston also calculated a range of terminal values for each business unit by multiplying projected earnings for each business unit for 2004 by a range of exit multiples (8.5x to 9.0x for Niche Grocery; 8.0x to 8.5x for Pasta and Packaging; 7.5x to 8.0x for International Foods Unit; 8.0x to 9.0x for Resin and Consumer Adhesives; and 6.5x to 7.0x for Decorative Products) derived from comparable companies and transactions. First Boston discounted the projected unleveraged free cash flows in the forecast and the projected terminal values at a range of discount rates for each business unit (12% to 13% for Niche Grocery, Pasta and International Foods Unit; and 12% to 14% for Packaging, Resin, Decorative Products and Consumer Adhesives) to arrive at an estimated present value range for each of the Borden's major business units. The hypothetical range of values for each of the Borden's major business units derived from the DCF analysis ranged from approximately $675 to $800 million for Niche Grocery; $800 to $1,050 million for Pasta; $750 to $900 million for International Foods Unit; $300 to $375 million for Packaging; $800 to $1,000 million for Resin; $275 to $325 million for Decorative Products; and $140 to $180 million for Consumer Adhesives.


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  Comparable Borden Trading Analysis



    For each of the Borden's major business units, First Boston selected other publicly traded companies whose market positions and capital structures made them, in its judgment, most closely comparable to the relevant Borden unit. Using publicly available financial and stock price data, First Boston determined the relationship for these comparable companies between equity value (total market value of outstanding equity securities) and net income and book value and between capitalized value (equity value plus debt, preferred stock and minority interest less cash and marketable securities) and sales, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT"). First Boston then derived a range of multiples of capitalized value as a multiple of 1994 and 1995 sales, EBITDA and EBIT (1.8x to 2.1x, 8.5x to 10.0x and 9.2x to 10.8x, respectively, for 1994, and 1.8x to 2.1x, 8.6x to 10.1x and 9.3x to 11.0x, respectively, for 1995, for Niche Grocery; 1.0x to 1.0x, 11.5x to 12.4x and 19.1x to 20.5x, respectively, for 1994, and 0.9x to 1.0x, 7.0x to 7.5x and 9.8x to 10.5x, respectively, for 1995, for Pasta; 0.9x to 1.0x, 7.0x to 7.9x and 9.7x to 10.9x, respectively, for 1994, and 0.9x to 1.0x, 6.9x to 7.8x and 9.6x to 10.8x, respectively, for 1995, for International Foods Unit; 0.6x to 0.7x, 6.7x to 8.1x and 10.0x to 12.0x, respectively, for 1994, and 0.6x to 0.7x, 5.3x to 6.3x and 7.2x to 8.6x, respectively, for 1995, for Packaging; 1.1x to 1.2x, 7.1x to 8.0x and 8.3x to 9.3x, respectively, for 1994, and 1.1x to 1.2x, 7.0x to 7.9x and 8.3x to 9.3x, respectively, for 1995, for Resins; 0.6x to 0.7x, 6.0x to 7.2x and 8.3x to 9.9x, respectively, for 1994, and 0.5x to 0.6x, 5.0x to 6.0x and 6.4x to 7.7x, respectively, for 1995, for Decorative Products; and 1.3x to 2.0x, 5.7x to 9.2x and 6.1x to 9.8x, respectively, for 1994, and 1.2x to 1.9x, 5.3x to 8.5x and 5.7x to 9.1x, respectively, for 1995, for Consumer Adhesives) based on the high, average, median and low multiples among comparable companies and applied these ranges to financial data for each of the Borden's major business units. The hypothetical range of values for each of the Borden's major business units derived from such analysis ranged from approximately $725 to $850 million for Niche Grocery; $755 to $810 million for Pasta; $800 to $900 million for International Foods Unit; $275 to $330 million for Packaging; $900 to $1,010 million for Resins; $250 to $300 million for Decorative Products; and $100 to $160 million for Consumer Adhesives. The comparable companies examined in First Boston's analysis for each Borden unit included, among others: Niche Grocery, Pasta and the International Foods Unit: Campbell Soup Borden; CPC International, Inc.; Flowers Industries; General Mills, Inc.; Hershey Foods Corporation; H.J. Heinz Borden; Interstate Bakeries Corporation; Kellogg Borden; Pet Incorporated; Ralston Continental Baking Group. Packaging Unit: Bemis Borden, Inc.; Sealed Air Corporation; Sonoco Products Borden; Union Camp Corporation; The Valspar Corporation. Decorative Products Unit: Armstrong World Industries, Inc.; Collins & Aikman Group, Inc.; Premark International, Inc.; Sherwin-Williams Borden. Worldwide Resins Unit:
Grow Group, Inc.; H.B. Fuller Borden; Lilly Industries, Inc.; Loctite Corporation. Consumer Adhesives Unit: BIC Corporation; Duracell International, Inc.; First Brands Corporation; Rubbermaid Incorporated.



  Comparable Acquisition Analysis



    For each of the Borden's major business units, First Boston reviewed acquisitions of companies in similar industries over the past several years. First Boston then selected a number of those acquisitions which it believed were most comparable to a hypothetical transaction involving the particular Borden business unit. Using publicly available information, First Boston determined for the comparable transactions the relationship between capitalized value (equity value plus debt, preferred stock and minority interest less cash and marketable securities) and sales, EBITDA and EBIT. First Boston then derived a range of these multiples of estimated sale value as a multiple of 1994 sales, EBITDA and EBIT (1.8x to 2.3x, 8.8x to 11.2x and 9.5x to 12.0x, respectively, for Niche Grocery; 1.0x to 1.2x, 11.5x to 14.5x and 19.0x to 24.1x, respectively, for Pasta; 0.9x to 1.1x, 7.5x to 9.2x and 10.3x to 12.7x, respectively, for International Foods Unit; 0.7x to 0.9x, 7.3x to 9.2x and 10.9x to 13.7x, respectively, for Packaging; 1.1x to 1.3x, 7.5x to 8.6x and 8.8x to 10.0x, respectively, for Resins; 0.6x to 0.9x, 6.6x to 9.7x and 9.1x to 13.2x, respectively, for Decorative Products; and 1.3x to 2.3x, 6.0x to 10.3x and 6.4x to 11.0x, respectively, for Consumer Adhesives) and applied these ranges to financial data for each Borden


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

unit. The hypothetical range of values for each of the Borden's major business units derived from this analysis ranged from approximately $750 to $950 million for Niche Grocery; $750 to $950 million for Pasta; $850 to $1,050 million for International Foods Unit; $300 to $375 million for Packaging; $950 to $1,080 million for Resins; $275 to $400 million for Decorative Products; and $105 to $180 million for Consumer Adhesives. The comparable acquiror/target transactions examined in First Boston's analysis for each Borden unit included, among others:
Niche Grocery, Pasta and the International Foods Unit: Investor Group/Del Monte Foods; Sandoz AG/Gerber Products; Doskocil Cos./Frozen Specialty Foods Unit (Int'l Multifood); Tomkins PLC/Ranks Hovis McDougall; Campbell Soup Borden/Arnotts Ltd. Packaging Unit: Applied Extrusion/Technologies, Inc./Packaging Film Group (Hercules, Inc.); Sonoco Products Borden/Engraph, Inc. Decorative Products Unit: Arjo Wiggins Appleton PLC/Gebrueder Buhl Papierfabrite; Coloroll Group PLC/Burlington; Wickes Companies/Collins & Aikman Group, Inc. Worldwide Resins Unit: Scapa Group PLC/Society des Adhesifs de Bellgrade; Laporte/Evode Group PLC. Consumer Adhesives Unit: Orkem SA/Bostic Division (Black & Decker Corp.); Borden, Inc./Jadow & Sons, Inc. (Krazy Glue).



  Disaggregation Analysis



    First Boston analyzed the Borden's possible value assuming the Borden was sold in pieces in a tax efficient manner. In this analysis, First Boston added the reference range for each business unit derived from the analyses described above to arrive at an enterprise value for the Borden. The hypothetical range of values for each of the Borden's major business units derived from such analysis ranged from approximately $800 to $900 million for Niche Grocery; $750 to $950 million for Pasta; $800 to $900 million for International Foods Unit; $290 to $350 million for Packaging; $900 to $1,050 million for Resins; $250 to $325 million for Decorative Products; $130 to $170 million for Consumer Adhesives; and $140 to $295 million for miscellaneous businesses. Using these ranges gives a range of enterprise values of $4,060 to $4,940 million for the Borden. After subtracting debt ($2,287 million), pension underfunding ($97 million) and capitalized administrative overhead costs ($257 million), and adding in the present value of the net operating loss carryforwards (reduced by the amount used to offset the tax liability incurred in the hypothetical disaggregation of the business units) (from $34 (corresponding to the upper end of the divested businesses' value range) to $125 (corresponding to the lower end of the divested businesses' value range) million depending on the proceeds of the hypothetical divestitures) the range of equity values for the Borden is $1,544 to $2,333 million, or $10.92 to $16.50 per share of Borden Common Stock. For purposes of this analysis, First Boston relied upon tax data and calculations provided by the Borden and assumed the Packaging and Industrial Products Unit and the Dairy Unit were sold separately in taxable transactions and the balance of the food segment was sold tax-free or retained by the Borden.



    Although in connection with the delivery of its opinion First Boston also analyzed Holdings, First Boston's opinion is not a valuation of Holdings or the Holdings Common Stock and does not represent First Boston's view as to what the value of the Holdings Common Stock to be exchanged for Borden Shares actually will be when the Exchange Offer or the Merger is consummated. As a result of the limitation on the Exchange Ratio, such actual value could be higher or lower than $14.25 per share at such times depending on the value of Holdings Common Stock. Because of the large aggregate amount of Holdings Common Stock being distributed to shareholders of Borden in exchange for their Borden Shares and other factors, such securities may trade initially at prices below those at which they would trade on a fully distributed basis.



    In arriving at its opinion dated September 22, 1994, First Boston performed a variety of financial analyses, including those summarized above. The summary set forth in this section does not purport to be a complete description of First Boston's analyses. First Boston believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the summary above, without considering all factors and analyses, could create an incomplete view of the processes underlying First Boston's opinion. In addition, First Boston may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuation resulting from any particular analysis described above should not be taken to be First Boston's view of the actual value of the Borden or Holdings. First Boston's analyses depend upon numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Borden and Holdings. As described above, in its analyses First Boston assumed, with the Borden's consent, the absence of future adverse developments affecting Holdings's tobacco business. First Boston's analyses are not necessarily indicative of actual values or actual future results that might be achieved and are not and do not purport to be appraisals or otherwise reflective of prices at which the business units actually could be sold or prices at which securities actually would trade.



OTHER INFORMATION CONCERNING BORDEN FINANCIAL ADVISORS



    Borden has retained Lazard Freres and First Boston as financial advisors in connection with the Merger, the Exchange Offer and other matters arising in connection therewith. Pursuant to an engagement letter agreement dated September 13, 1994, between Borden and Lazard Freres, Borden paid Lazard Freres (i) a fee of $3,000,000 on execution of the Merger Agreement and has agreed to pay (ii) an additional fee of $7,000,000, in the event KKR and its affiliates acquire at least 50.1% of the outstanding Borden Shares. Lazard Freres was originally retained by Borden on October 11, 1993 to provide certain financial advisory services to Borden and has earned fees aggregating $1.5 million for such services. Borden has also agreed to reimburse Lazard Freres for its out-of-pocket expenses, including reasonable fees and disbursements of counsel, and to indemnify Lazard Freres and its partners, employees, agents, affiliates or controlling persons against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of its engagement.



    Lazard Freres is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. The Borden Board selected Lazard Freres to act as its financial advisor with respect to certain matters, including the transactions with the Partnership, on the basis of Lazard Freres' qualifications, expertise and reputation in investment banking, in general, and mergers and acquisitions specifically. From time to time, in the past, Lazard Freres has represented KKR and received customary fees therefore.



    Pursuant to an engagement letter dated as of October 26, 1993, as amended on September 22, 1994, between Borden and First Boston, Borden has agreed to pay First Boston (i) a fee of $3,000,000 upon commencement of the Exchange Offer and
(ii) an additional fee of $7,000,000 in the event KKR and its affiliates acquire at least 51% of the outstanding Borden Shares. First Boston has earned fees aggregating $2.3 million for other services rendered pursuant to this engagement letter. Borden has also agreed to reimburse First Boston for its out-of-pocket expenses, including reasonable fees and disbursements of counsel. Borden has also agreed to indemnify First Boston and its affiliates, their respective directors, officers, partners, agents and employees and each person, if any, controlling First Boston or any of its affiliates against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of its engagement.



    First Boston is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. The Board selected First Boston to act as its financial advisor on the basis of First Boston's international reputation, Borden's prior relationship with First Boston and First Boston's familiarity with Borden. In the past, First Boston has provided investment banking services for Borden, Holdings and KKR for which First Boston has received customary compensation. In the ordinary course of First Boston's business, First Boston actively trades the debt and equity securities of both Borden and Holdings for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

TERMS OF THE EXCHANGE OFFER; EXPIRATION DATE

    Upon the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser hereby offers to exchange shares of Holdings Common Stock for all outstanding Borden Shares at the Exchange Ratio, provided that such Borden Shares are validly tendered on or prior to the Expiration Date and not properly withdrawn as described under "--Withdrawal Rights."


    The Purchaser will announce the exact Exchange Ratio with respect to each Borden Share that is to be exchanged for shares of Holdings Common Stock in the Exchange Offer by 9:00 A.M., New York City time, on the first business day of the ten business day period ending on the Expiration Date. The Purchaser will make such announcement by issuing a press release to the Dow Jones News Service. During the ten business day period ending on the Expiration Date, holders of Borden Shares will be able to obtain the exact Exchange Ratio with respect to each Borden Share that is to be exchanged for shares of Holdings Common Stock in the Exchange Offer from the Information Agent or the Dealer Manager for the Exchange Offer at their respective telephone numbers appearing on the back cover of this Offering Circular/Prospectus.



    Upon the terms and subject to the conditions of the Exchange Offer, including without limitation the Minimum Condition, the Purchaser will exchange all such Borden Shares for shares of Holdings Common Stock. Tendering shareholders will not be obligated to pay any charges or expenses of the Exchange Agent or any brokerage commissions. Except as set forth in the Letter of Transmittal, transfer taxes on the exchange of Borden Shares pursuant to the Exchange Offer will be paid by or on behalf of the Purchaser.



    No fractional shares of Holdings Common Stock will be distributed. The Exchange Agent, acting as agent for record holders of Borden Shares otherwise entitled to receive fractional shares of Holdings Common Stock, will aggregate all fractional shares and sell them for the accounts of such shareholders. Proceeds from sales of fractional shares will be paid by the Exchange Agent based upon the average net selling price per share of all such sales (following the deduction of applicable transaction costs of third parties other than the Exchange Agent, Borden, the Purchaser or affiliates of any of the foregoing). The Exchange Agent has advised the Purchaser that nominees or other intermediaries customarily effect sales of fractional shares otherwise held for the account of a beneficial holder of such fractional shares and distribute the proceeds of such sales to the beneficial holder of such shares. Beneficial holders of Borden Shares should consult with the nominee or other intermediary through whom their Borden Shares are held in order to determine the procedures of such nominee or other intermediary with respect to fractional shares of Holdings Common Stock that may otherwise be held for the account of such beneficial holders by such nominee or other intermediary. Depending on the procedures of such nominee or other intermediary, a beneficial holder of Borden Shares may not receive cash in lieu of fractional shares of Holdings Common Stock. See "--Procedure for Tendering Shares of Borden Common Stock--Backup Federal Tax Withholding."


    The Exchange Offer is subject to certain conditions set forth under "--Certain Conditions of the Exchange Offer," any of which may be waived by the Purchaser, except that in the event the Purchaser exercises the Option in whole or in part, then the Purchaser is not permitted to waive the Minimum Condition. If any condition is not satisfied, the Purchaser may (i) terminate the Exchange Offer and return all tendered Borden Shares to tendering shareholders, (ii) extend the Exchange Offer and, subject to withdrawal rights as set forth under "--Withdrawal Rights," retain all such Borden Shares until the expiration of the Exchange Offer as so extended, (iii) waive such condition (other than, in certain circumstances described herein, the Minimum Condition) and, subject to any requirement to extend the period of time during which the Exchange Offer is open, exchange all Borden Shares validly tendered for exchange on or prior to the Expiration Date and not properly withdrawn, or (iv) subject to applicable law, delay acceptance for exchange of or exchange for any Borden Shares until satisfaction or waiver of such condition to the Exchange Offer even though the Exchange Offer has expired. For a description of the Purchaser's right to extend the period of time during which the Exchange Offer is open and to amend, delay or terminate the Exchange Offer and for a description of withdrawal rights of Borden's shareholders in such circumstances, see "--Extension of Tender Period; Termination; Amendment" and "--Withdrawal Rights." The Purchaser's right to delay acceptance for exchange of or exchange for Borden Shares tendered for exchange pursuant to the Exchange Offer is subject to provisions of applicable law, including, to the extent applicable, Rule 14e-1(c) promulgated under the Exchange Act, which requires that the Purchaser pay the consideration offered or return the Borden Shares deposited by or on behalf of Borden shareholders promptly after the termination or withdrawal of the Exchange Offer. Pursuant to the Merger Agreement, the Purchaser has agreed that, upon the request of Borden (and without limiting the number of times that the Purchaser may extend the Exchange Offer, or the total number of days for which the Exchange Offer may be extended), the Purchaser will extend the Exchange Offer, one or more times, for an aggregate of not more than twenty business days. See "Description of Merger Agreement and Conditional Purchase/Option Agreement."

    Following the effectiveness of the Registration Statement, this Offering Circular/Prospectus and the related Letter of Transmittal will be mailed to record holders of Borden Shares and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the Borden shareholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Borden Shares.

EXCHANGE OF SHARES OF BORDEN COMMON STOCK


    Upon the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for exchange, and will exchange for shares of Holdings Common Stock, all Borden Shares validly tendered and not properly withdrawn on or prior to the Expiration Date promptly after the later to occur of (i) the Expiration Date and (ii) the satisfaction or waiver of the conditions of the Exchange Offer set forth under "--Certain Conditions of the Exchange Offer." Subject to applicable rules of the Commission, which, under certain circumstances, require extension of the Exchange Offer and related withdrawal rights, the Purchaser expressly reserves the right to delay acceptance for exchange of or exchange for Borden Shares pending receipt of regulatory approvals referred to under "--Certain Regulatory Approvals and Legal Matters." See "--Withdrawal Rights" and "--Extension of Tender Period; Termination Amendment."


    Unless and until the Rights are redeemed in accordance with the Merger Agreement, holders of Borden Shares will be required to tender the Rights associated with such Borden Shares in order to effect a valid tender of such Borden Shares. As of the date hereof, the Rights trade together with the Borden Shares and a tender of the Borden Shares will be deemed to be a tender of the associated Rights. If separate Rights Certificates are issued, tendering shareholders will then be required to tender both Share Certificates and Rights Certificates in order to effect a valid tender. See "--Procedure for Tendering Shares of Borden Common Stock."

    In all cases, exchange of Borden Shares tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Share Certificates (and Rights Certificates if applicable) for Borden Shares, or a Book-Entry Confirmation of a book-entry transfer of such Borden Shares into the Exchange Agent's account at a Book-Entry Transfer Facility pursuant to the procedures set forth under "--Procedure for Tendering Shares of Borden Common Stock," (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and
(iii) any other documents required by the Letter of Transmittal.

    For purposes of the Exchange Offer, the Purchaser will be deemed to have accepted for exchange Borden Shares validly tendered and not properly withdrawn as, if and when the Purchaser gives oral or written notice to the Exchange Agent of the Purchaser's acceptance for exchange of such Borden Shares pursuant to the Exchange Offer. Upon the terms and subject to the conditions of the Exchange Offer, exchange of Borden Shares accepted for exchange pursuant to the Exchange Offer will be made by deposit of tendered Borden Shares with the Exchange Agent, which will act as agent for the tendering shareholders for the purpose of receiving shares of Holdings Common Stock from the Purchaser and transmitting such shares of Holdings Common Stock to tendering shareholders. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID PURSUANT TO THE EXCHANGE OFFER, REGARDLESS OF ANY DELAY IN MAKING SUCH EXCHANGE. If, for any reason whatsoever, acceptance for exchange of or exchange for any Borden Shares tendered pursuant to the Exchange Offer is delayed, or the Purchaser is unable to accept for exchange or exchange for Borden Shares tendered pursuant to the Exchange Offer, then, without prejudice to the Purchaser's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Purchaser and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Borden Shares and such Borden Shares may not be withdrawn except to the extent that the tendering stockholder is entitled to and duly exercises withdrawal rights as described under "--Withdrawal Rights."

    If any tendered Borden Shares are not accepted for exchange for any reason or if Share Certificates (and Rights Certificates if applicable) are submitted for more Borden Shares than are tendered, Share Certificates (and Rights Certificates if applicable) for Borden Shares evidencing un-exchanged or un-tendered Borden Shares will be returned, without expense to the tendering shareholder (or, in the case of Borden Shares tendered by book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility pursuant to the procedures described under "--Procedure for Tendering Shares of Borden Common Stock--Book-Entry Transfer," such Borden Shares will be credited to an account maintained at such Book-Entry Transfer Facility), in each case with the related Rights Certificates (if applicable), promptly following the expiration, termination or withdrawal of the Exchange Offer.

    If, prior to the Expiration Date, the Purchaser increases the consideration offered to shareholders pursuant to the Exchange Offer, such increased consideration will be given to all shareholders whose Borden Shares are exchanged pursuant to the Exchange Offer, whether or not such Borden Shares were tendered or accepted for exchange prior to such increase in consideration.

    The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to exchange all or any portion of the Borden Shares tendered pursuant to the Exchange Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Exchange Offer and will in no way prejudice the rights of tendering shareholders to exchange for Borden Shares validly tendered and accepted for exchange pursuant to the Exchange Offer. According to the Merger Agreement, it is presently contemplated that the right of the Purchaser to exchange for shares of Borden Common Stock pursuant to the Exchange Offer and the right of the Purchaser to exercise the Option will be assigned to the Partnership or to a direct or indirect wholly owned subsidiary of the Partnership, which may, in any such case, act for itself and/or as agent for one or both of the Common Stock Partnerships, as the case may be.

PROCEDURE FOR TENDERING SHARES OF BORDEN COMMON STOCK

    Except as set forth below, in order for Borden Shares (and Rights if applicable) to be validly tendered pursuant to the Exchange Offer, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Borden Shares (and Rights if applicable) and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the back cover of this Offering Circular/Prospectus on or prior to the Expiration Date and either (i) the Share Certificates (and Rights Certificates if applicable) evidencing tendered Borden Shares (and Rights if applicable) must be received by the Exchange Agent at such address or such Borden Shares (and Rights if applicable) must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Exchange

Agent, in each case on or prior to the Expiration Date, or (ii) the guaranteed delivery procedures described below must be complied with.

    Unless and until the Rights are redeemed in accordance with the Merger Agreement, holders of Borden Shares will be required to tender the Rights associated with such Borden Shares in order to effect a valid tender of such Borden Shares. Accordingly, shareholders who sell their Rights separately from their Borden Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Exchange Offer for a valid tender of Borden Shares. If the Distribution Date (as defined in the Rights Agreement) has occurred and Rights Certificates have been distributed to such holders prior to the date of tender pursuant to the Exchange Offer, Rights Certificates representing a number of Rights equal to the number of Borden Shares being tendered must be delivered to the Exchange Agent in order for such Borden Shares to be validly tendered. If the Distribution Date has occurred and Rights Certificates have not been distributed prior to the time Borden Shares are tendered pursuant to the Exchange Offer, Rights may be tendered prior to a shareholder receiving Rights Certificates by use of the guaranteed delivery procedures described below. A tender of Borden Shares without Rights Certificates constitutes an agreement by the tendering shareholder to deliver Rights Certificates representing a number of Rights equal to the number of Borden Shares tendered pursuant to the Exchange Offer to the Exchange Agent within five business days after the date such Rights Certificates are distributed. Unless and until the Rights are redeemed in accordance with the Merger Agreement, the Purchaser reserves the right to require that it receive such Rights Certificates prior to accepting Borden Shares for exchange. In that event, exchange for Borden Shares tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of, among other things, Rights Certificates, if Rights Certificates have been distributed to holders of Borden Shares. See "Description of Merger Agreement and Conditional Purchase/Option Agreement."

    THE METHOD OF DELIVERY OF BORDEN SHARES (AND RIGHTS IF APPLICABLE), AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book-Entry Transfer

    The Exchange Agent will make a request to establish accounts with respect to the Borden Shares at the Book-Entry Transfer Facilities for purposes of the Exchange Offer within two business days after the date of this Offering Circular/Prospectus. Any financial institution that is a participant in the system of any Book-Entry Transfer Facility may make book-entry delivery of Borden Shares by causing such Book-Entry Transfer Facility to transfer such Borden Shares into the Exchange Agent's account at such Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of Borden Shares may be effected through book-entry transfer at a Book-Entry Transfer Facility, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, must, in any case, be received by the Exchange Agent at one of its addresses set forth on the back cover of this Offering Circular/Prospectus prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with.

    If Rights Certificates are issued, to the extent that the Rights become eligible for book-entry transfer under procedures established by a particular Book-Entry Transfer Facility, the Exchange Agent will make a request to establish an account with respect to the Rights at such Book-Entry Transfer Facility as soon as practicable. No assurance can be given, however, that book-entry delivery of Rights will be available. If book-entry delivery of Rights is available, the foregoing book-entry transfer procedure will also apply to Rights. If book-entry delivery is not available and if separate

Rights Certificates have been issued, a tendering shareholder is not relieved of delivery requirements hereunder and thus will be required to tender Rights by means of actual delivery of Rights Certificates or pursuant to the guaranteed delivery procedures set forth below.

    DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH SUCH BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Signature Guarantees

    Signatures on Letters of Transmittal must be guaranteed by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"), except in cases where Borden Shares are tendered (i) by a registered holder of Borden Shares who has not completed either the box labeled "Special Exchange Instructions" or the box labeled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.

    If the Share Certificates (or the Rights Certificates if applicable) are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment in respect of fractional shares of Holdings Common Stock is to be made, or Share Certificates (or Rights Certificates if applicable) not accepted for exchange or not tendered are to be returned, to a person other than the registered holder(s), the Share Certificates (or Rights Certificates if applicable), as the case may be, must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear on such certificates, with the signature(s) on such certificates or stock powers guaranteed as aforesaid. See Instructions 1 and 5 of the Letter of Transmittal.

    If Share Certificates (and Rights Certificates if applicable) are forwarded separately to the Exchange Agent, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) must accompany each such delivery.

  Guaranteed Delivery

    If a shareholder desires to tender Borden Shares (and Rights if applicable) pursuant to the Exchange Offer and such shareholder's Share Certificates (or Rights Certificates if applicable) are not immediately available or such shareholder cannot deliver Share Certificates (or Rights Certificates if applicable) and all other required documents to reach the Exchange Agent on or prior to the Expiration Date, or such shareholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such Borden Shares (and Rights if applicable) may nevertheless be tendered, provided that all of the following conditions are satisfied:

        (i) such tender is made by or through an Eligible Institution;

        (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by the Purchaser, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

        (iii) the Share Certificates and Rights Certificates, as the case may be (or a Book-Entry Confirmation), representing all tendered Borden Shares (and Rights if applicable), in proper form for transfer, in each case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal are received by the Exchange Agent within (A) in the case of Borden Shares, five NYSE trading days after the date of execution of such Notice of Guaranteed Delivery, and (B) in the case of Rights, a period ending on the later of (x) five NYSE trading days after the date of execution of such Notice of Guaranteed Delivery and (y) five business days after the date Rights Certificates are distributed to shareholders of Borden (if applicable).

    The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.

    Notwithstanding any other provision hereof, exchange of Borden Shares accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Shares Certificates for, or of Book-Entry Confirmation with respect to, such Borden Shares, and if the Distribution Date has occurred, Rights Certificates for, or a Book-Entry Confirmation, if available, with respect to, the associated Rights (unless the Purchaser elects, in its sole discretion, to exchange such Borden Shares pending receipt of the Rights Certificates for, or a Book-Entry Confirmation with respect to, such Rights), a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message), and any other documents required by the Letter of Transmittal. Accordingly, exchange of Borden Shares might not be made to all tendering shareholders at the same time, and will depend upon when Share Certificates (or Rights Certificates if applicable) or Book-Entry Confirmations of such Borden Shares (or Rights if applicable) are received into the Exchange Agent's account at a Book-Entry Transfer Facility.

    If the Rights are redeemed by Borden in accordance with the Merger Agreement, the guaranteed delivery procedure with respect to Rights Certificates and the requirement for the tender of Rights will no longer apply.

  Appointment as Proxy


    By executing the Letter of Transmittal, a tendering shareholder irrevocably appoints designees of the Purchaser, and each of them, as such shareholder's attorneys-in-fact and proxies, with full power of substitution, in the manner set forth in the Letter of Transmittal, to the full extent of such shareholder's rights with respect to the Borden Shares (and Rights if applicable) tendered by such shareholder and accepted for exchange by the Purchaser (and with respect to any and all other Borden Shares (and Rights if applicable) or other securities issued or issuable in respect of such Borden Shares (and Rights if applicable) on or after the date hereof). All such powers of attorney and proxies shall be considered irrevocable and coupled with an interest in the tendered Borden Shares (and Rights if applicable). Such appointment will be effective when, and only to the extent that, the Purchaser accepts such Borden Shares for exchange. Upon such acceptance for exchange, all prior powers of attorney and proxies given by such shareholder with respect to such Borden Shares (and Rights if applicable) (and such other shares and securities) will be revoked without further action, and no subsequent powers of attorney and proxies may be given nor any subsequent written consents executed (and, if given or executed, will not be deemed effective). The designees of the Purchaser will be empowered to exercise all voting and other rights of such shareholder as they in their sole discretion may deem proper at any annual or special meeting of Borden's shareholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. The Purchaser reserves the right to require that, in order for Borden Shares (and Rights if applicable) to be deemed validly tendered, immediately upon the Purchaser's exchange for such Borden Shares, the Purchaser must be able to exercise full voting rights with respect to such Borden Shares (and Rights if applicable) and other securities, including voting at any meeting of shareholders.

  Determination of Validity

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Borden Shares (and Rights if applicable) will be determined by the Purchaser, in its sole discretion, which determination shall be final and binding on all parties. The Purchaser reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. Except as otherwise described herein, the Purchaser also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in any tender of Borden Shares (and Rights if applicable) of any particular shareholder whether or not similar defects or irregularities are waived in the case of other shareholders. No tender of Borden Shares (and Rights if applicable) will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of the Purchaser, the Common Stock Partnerships, the Dealer Manager, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The Purchaser's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

  Backup Federal Tax Withholding

    UNDER THE FEDERAL INCOME TAX LAWS, THE EXCHANGE AGENT WILL BE REQUIRED TO WITHHOLD 31 PERCENT OF THE AMOUNT OF ANY PAYMENTS MADE TO CERTAIN SHAREHOLDERS PURSUANT TO THE EXCHANGE OFFER. TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING, EACH SUCH SHAREHOLDER MUST PROVIDE THE EXCHANGE AGENT WITH SUCH SHAREHOLDER'S CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT SUCH SHAREHOLDER IS NOT SUBJECT TO BACKUP FEDERAL INCOME TAX WITHHOLDING BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

  Other Matters

    The Purchaser's acceptance for exchange of Borden Shares tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering shareholder and the Purchaser upon the terms and subject to the conditions of the Exchange Offer.

WITHDRAWAL RIGHTS

    Tenders of Borden Shares (and Rights if applicable) made pursuant to the Exchange Offer are irrevocable, except that Borden Shares (and Rights if applicable) tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for exchange by the Purchaser pursuant to the Exchange Offer, may also be withdrawn at any
time after                                , 1995. If the Purchaser extends the
Exchange Offer, is delayed in its acceptance for exchange of or exchange for Borden Shares or is unable to exchange Borden Shares validly tendered pursuant to the Exchange Offer for any reason, then, without prejudice to the Purchaser's rights under the Exchange Offer, the Exchange Agent may nevertheless, on behalf of the Purchaser, retain tendered Borden Shares (and Rights if applicable), and such Borden Shares (and Rights if applicable) may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as described below. Any such delay will be by an extension of the Exchange Offer to the extent required by law.

    For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth on the back cover of this Offering Circular/Prospectus. Any notice of withdrawal must specify the name of the person who tendered the Borden Shares (and Rights if applicable) to be withdrawn, the number of Borden Shares (and Rights if applicable) to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Borden Shares (and Rights if applicable). If Share Certificates (or Rights Certificates if applicable) for Borden Shares (and Rights if applicable) to be withdrawn have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Exchange Agent and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution unless such Borden Shares (and Rights if applicable) have been tendered for the account of an Eligible Institution. If Borden Shares (and Rights if applicable) have been tendered pursuant to the procedure for book-entry transfer as described under "--Procedure for Tendering Shares of Borden Common Stock--Book-Entry Transfer," any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Borden Shares (and Rights if applicable), in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by any method of delivery described in the first sentence of this paragraph.

    All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Purchaser, in its sole discretion, whose determination will be final and binding. None of the Purchaser, the Partnership, any of their affiliates or assigns, the Dealer Manager, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

    Any Borden Shares (and Rights if applicable) properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offer. However, withdrawn Borden Shares (and Rights if applicable) may be re-tendered at any time on or prior to the Expiration Date by following one of the procedures described under "--Procedure for Tendering Shares of Borden Common Stock."

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

    The Purchaser expressly reserves the right, in its sole discretion, at any time and from time to time, to extend the period during which the Exchange Offer is open for any reason, including the occurrence of any of the conditions specified under "--Certain Conditions of the Exchange Offer," by giving oral or written notice of such extension to the Exchange Agent. During any such extension, all Borden Shares (and Rights if applicable) previously tendered and not properly withdrawn will remain subject to the Exchange Offer, subject to the rights of a tendering shareholder to withdraw such shareholder's Borden Shares (and Rights if applicable). See "--Withdrawal Rights."

    Pursuant to the Merger Agreement, the Purchaser has agreed that, upon the request of Borden (and without limiting the number of times that the Purchaser may extend the Exchange Offer, or the total number of days for which the Exchange Offer may be extended), the Purchaser will extend the Exchange Offer, one or more times, for an aggregate of not more than twenty business days. See "Description of Merger Agreement and Conditional Purchase/Option Agreement."

    The Purchaser acknowledges (i) that Rule 14e-1(c) under the Exchange Act requires the Purchaser to pay the consideration offered or return the Borden Shares (and Rights if applicable) tendered promptly after the termination or withdrawal of the Exchange Offer and (ii) that the Purchaser may not delay acceptance for exchange of, or exchange for (except as provided in clause (i) of the succeeding sentence), any Borden Shares upon the occurrence of any of the conditions specified under "--Certain Conditions of the Exchange Offer" without extending the period of time during which the Exchange Offer is open. Subject to the foregoing and any other applicable regulations of the Commission, the Purchaser reserves the right, in its sole discretion, at any time or from time to time to (i) delay acceptance for exchange of or, regardless of whether such Borden Shares were theretofore accepted for exchange, exchange for any Borden Shares pending receipt of any regulatory approvals specified under "--Certain Regulatory Approvals and Legal Matters," (ii) terminate the Exchange Offer (whether or not any Borden Shares have theretofore been accepted for exchange) if any of the conditions referred to under "--Certain Conditions of the Exchange Offer" has not been satisfied or upon the occurrence of any of the conditions specified thereunder and (iii) waive any condition or otherwise amend the

Exchange Offer in any respect, in each case, by giving oral or written notice of such delay, termination, waiver or amendment to the Exchange Agent and by making a public announcement thereof.

    Any such extension, delay, termination, waiver or amendment will be followed as promptly as practicable by public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Purchaser may choose to make any public announcement, except as provided by applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that material changes be promptly disseminated to holders of Borden Shares), the Purchaser shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

    If the Purchaser makes a material change in the terms of the Exchange Offer, or if it waives a material condition of the Exchange Offer, the Purchaser will extend the Exchange Offer to the extent required by Rules 14d-4(c) and 14d-6(d) under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality, of the changes. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum ten business day period from the day of such change is generally required to allow for adequate dissemination to shareholders. Accordingly, if prior to the Expiration Date, the Purchaser decreases the number of Borden Shares being sought, increases or decreases the consideration offered pursuant to the Exchange Offer or changes any dealer's soliciting fee, and if the Exchange Offer is scheduled to expire at any time earlier than the period ending on the tenth business day from the date that notice of such increase, decrease or change is first published, sent or given to shareholders, the Exchange Offer will be extended at least until the expiration of such ten business day period. For purposes of the Exchange Offer, a "business day" means any day other than a Saturday, Sunday or a federal holiday and consists of the time period from 12:01 A.M. through 12:00 Midnight, New York City time.

CERTAIN CONDITIONS OF THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, the Purchaser shall not be required to accept for exchange, exchange or deliver any shares of Holdings Common Stock for, subject to Rule 14e-1(c) under the Exchange Act, any Borden Shares tendered and may terminate or (subject to the terms of the Merger Agreement) amend the Exchange Offer or may postpone the acceptance for exchange of the Borden Shares tendered, if immediately before acceptance for exchange of any such Borden Shares (whether or not any Borden Shares have theretofore been accepted for exchange pursuant to the Exchange Offer): (i) the Minimum Condition shall not have been satisfied; (ii) any waiting period under the HSR Act applicable to the purchase of Borden Shares pursuant to the Exchange Offer shall not have expired or been terminated or the requisite approvals, authorizations or consents required by the Investment Canada Act, Canada's Competition Act and the European Community (see "--Certain Regulatory Approvals and Legal Matters") shall not have been obtained; (iii) all consents and waivers on terms satisfactory to the Partnership necessary in order that the consummation of the transactions contemplated by the Merger Agreement and the Conditional Purchase/Option Agreement not constitute (A) an event of default or an event which with or without notice or the passage of time would constitute an event of default under any indebtedness, partnership agreement or equityholders agreement of Borden or any subsidiary (or Borden Chemicals and Plastics Limited Partnership, Borden Chemicals and Plastics Operating Limited Partnership and T.M. Investors Limited Partnership) ("Indebtedness"), including, without limitation, Borden's Amended and Restated Credit Agreement dated as of August 16, 1994 with Citibank, N.A., as Administrative Agent, and T.M. Investors Limited Partnership's Amended and Restated Credit Agreement dated as of August 16, 1994 with Citibank, N.A., as Administrative Agent, or (B) an event which would individually or in combination with other events give rise to an obligation on the part of Borden to repay or repurchase any Indebtedness, partnership interest or equity interest, which event of default or other event described in clause
(A) or (B) above would give rise to, with or without notice or the passage of time and taking into account any cross-acceleration or cross-default provisions, the obligation to repay prior to maturity or the acceleration of an aggregate of at least $25 million of Indebtedness or other obligations shall not have been obtained; (iv) Borden shall not have refinanced, or received commitments for refinancing or indications satisfactory to the Partnership from lenders that it will be able to refinance, in each case on market terms reasonably acceptable to the Partnership, the principal bank credit facilities of Borden and T.M.I. Associates, L.P., provided that such refinancing shall not be required to increase the available lines of credit under such facilities except to meet the working capital and other reasonable needs of Borden and its subsidiaries and shall principally be related to extending maturities and renegotiating repayment schedules under such facilities as appropriate to meet Borden's business plan as determined by the Partnership and Borden; (v) the Registration Statement and any required post-effective amendment thereto shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order, or any material "blue sky" and other state securities laws applicable to the registration of the Holdings Common Stock to be exchanged for Borden Common Stock shall not have been complied with; or (vi) any of the following shall occur and remain in effect and shall, in the reasonable judgment of the Purchaser in any such case, make it inadvisable to proceed with the Exchange Offer or such acceptance for exchange of any of the Borden Shares or to proceed with the Merger:


        (a) (i) any representation or warranty of Borden in the Merger Agreement shall have been untrue as of the date of the Merger Agreement and shall continue to be untrue, which untrue representations or warranties, in the aggregate, would have a Material Adverse Effect (as defined below) on Borden; or there has been a breach by Borden of any covenant or agreement set forth in the Merger Agreement or the Conditional Purchase/Option Agreement having a Material Adverse Effect on Borden which has not been cured; (ii) the SEC Documents (as defined below) filed by Borden with the Commission since the date of the Merger Agreement did not comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and the SEC Documents (including any and all financial statements included therein), except to the extent revised or superseded by a subsequent filing with the Commission, as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the consolidated financial statements of Borden included in the SEC Documents filed since the date of the Merger Agreement did not comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were not prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and did not fairly present the consolidated financial position of Borden and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments);


        (b) there shall be any United States or foreign statute, rule, regulation, decree, order or injunction promulgated, enacted, entered into or enforced by any governmental entity, that (i) restrains or prohibits the making or consummation of the Exchange Offer or the Merger or restrains or prohibits the performance of the Merger Agreement or the Conditional Purchase/Option Agreement, (ii) prohibits or materially limits the ownership or operation by the Partnership or the Purchaser of all or any substantial portion of the business or assets of Borden or any of its subsidiaries or compels the Partnership or the Purchaser to dispose of or to hold separate all or any substantial portion of the business or assets of Borden or any of its subsidiaries, or imposes any material limitation on the ability of the Partnership or the Purchaser to conduct such business or own such assets or
    (iii) imposes material limitations on the ability of the Partnership or the Purchaser (or any other affiliate of the Partnership or the Purchaser) to acquire or hold or to exercise full rights of ownership of the Borden Shares, including, but not limited to, the right to vote the Borden Shares acquired by the Purchaser on all matters properly presented to the shareholders of Borden; provided, however, that the Partnership and the Purchaser shall have used their best efforts to have any such decree, order or injunction vacated or reversed;

        (c) any change shall have occurred since the date of the Merger Agreement in the business, financial condition or results of operations of Borden or any of its subsidiaries which has had, or would reasonably be expected to have, a Material Adverse Effect with respect to Borden, including, without limitation, the commencement in respect of, or by, Borden of an involuntary, or voluntary, proceeding under any applicable bankruptcy law, decree, order or any other case or proceeding adjudging Borden a bankrupt or insolvent, or the condition of Borden is such that it is unable to pay all of its liabilities as such liabilities mature or has unreasonably small capital for conducting the business theretofore or proposed to be conducted by it;

        (d) there shall have occurred (and the adverse effect of such occurrence shall, in the reasonable judgment of the Purchaser, be continuing) (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) any extraordinary or material adverse change in United States financial markets generally, including, without limitation, a decline of at least 25% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 index from the date of the Merger Agreement, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) any limitation (whether or not mandatory) by any governmental entity, on, or any other event that would reasonably be expected to materially adversely affect, the extension of credit by banks or other lending institutions, (v) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States (other than in Haiti) which would reasonably be expected to have a Material Adverse Effect or materially adversely affect (or materially delay) the consummation of the Exchange Offer or (vi) in the case of any of the foregoing existing at the time of commencement of the Exchange Offer, a material acceleration or worsening thereof; or

        (e) the Merger Agreement shall have been terminated in accordance with its terms or the Exchange Offer shall have been amended or terminated with the consent of Borden.

    The foregoing conditions are for the sole benefit of the Partnership and the Purchaser and may be asserted by the Partnership or the Purchaser regardless of the circumstances giving rise to any such condition and may be waived by the Partnership or the Purchaser in whole or in part, provided, however, that if the Purchaser shall have exercised the Option in whole or in part prior to the termination of the Exchange Offer, the Purchaser shall not be permitted to waive the Minimum Condition. The Partnership's or the Purchaser's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    The term "Material Adverse Effect" means, when used in connection with any person, any change or effect that either individually or in the aggregate with all other such other changes or effects is materially adverse to the business, financial condition or results of operations of such person and its subsidiaries taken as a whole or adversely affects the ability of such person to consummate the transactions contemplated by the Merger Agreement in any material respect.

    The term "SEC Documents" means, with respect to any person, all reports, schedules, forms, statements and other documents filed with the Commission by such person since January 1, 1990, in each case including all exhibits and schedules thereto and documents incorporated by reference therein.

MATERIAL TAX CONSEQUENCES



    Certain Federal Income Tax Consequences. In the opinion of Simpson Thacher & Bartlett, the following summary sets forth the material federal income tax consequences of the Exchange Offer and the Merger to a Borden shareholder. The tax treatment of each Borden shareholder will depend in part upon his particular situation. The discussion below applies to a Borden shareholder that is, for United States federal income tax purposes, a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. Moreover, the discussion below deals only with Borden Shares held as capital assets and does not deal with persons in special tax situations, such as financial institutions, insurance companies, broker-dealers, persons who are not citizens or residents of the United States, shareholders who acquired their Borden Shares through the exercise of an employee stock option or otherwise as compensation, and persons who received payments in respect of options to acquire Borden Shares. ALL SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND FOREIGN TAX LAWS.



    The receipt of shares of Holdings Common Stock pursuant to the Exchange Offer or the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. A Borden shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the fair market value of the consideration received (including cash received in lieu of fractional shares) and such shareholder's adjusted tax basis in the Borden Shares. The fair market value of the Holdings Common Stock will be the mean between the high and the low trading prices on the NYSE Composite Tape on the date the Purchaser accepts such Borden Shares for exchange pursuant to the Exchange Offer or the effective date of the Merger, as the case may be. For federal income tax purposes, such gain or loss will be a capital gain or loss, and a long-term capital gain or loss if such shareholder's holding period is more than one year as of the date the Purchaser accepts such Borden Shares for exchange pursuant to the Exchange Offer or the effective date of the Merger, as the case may be. There are limitations on the deductibility of capital losses. The exchange of Borden Shares for shares of Holdings Common Stock pursuant to the Exchange Offer or the Merger may also have tax consequences under applicable state, local, foreign or other tax laws.


    A Borden shareholder will have a tax basis in the shares of Holdings Common Stock received pursuant to the Exchange Offer or the Proposed Merger equal to the fair market value of such shares as of the date the Purchaser accepts such Borden Shares for exchange pursuant to the Exchange Offer or the effective date of the Merger, as the case may be, and a new holding period for such shares will commence on the day after such date.

    New York Real Estate Transfer Taxes. The New York State Real Property Transfer Gains Tax, the New York State Real Estate Transfer Tax and the New York City Real Property Transfer Tax (collectively, the "Real Estate Transfer Taxes") are imposed on the transfer or acquisition, directly or indirectly, of controlling interests in an entity which owns interests in real property located in New York State or New York City, as the case may be. The Exchange Offer and the Merger will result in the taxable transfer of controlling interests in entities which own New York State or New York City real property for purposes of the Real Estate Transfer Taxes. Although any Real Estate Transfer Taxes could be imposed directly on the shareholders of Borden, Borden will complete and file any necessary tax returns, and Borden will pay all Real Estate Transfer Taxes that are imposed as a result of the Exchange Offer and the Merger. Upon receipt of the consideration for either the Exchange Offer or the Merger, each shareholder of Borden will be deemed to have agreed to be bound by the Real Estate Transfer Tax returns filed by Borden.

FEES AND EXPENSES OF THE EXCHANGE OFFER AND SOURCE OF FUNDS

    Morgan Stanley is acting as the Purchaser's financial advisor in connection with the proposed acquisition of Borden Common Stock and as Dealer Manager for the Exchange Offer. In connection with such services, the Purchaser has agreed to pay to Morgan Stanley an advisory fee (based on the time and effort expended by Morgan Stanley in connection with the transaction) estimated to be between $200,000 and $300,000, a fee of $3 million payable upon commencement of the Exchange Offer (against which the advisory fee will be credited) and a successful transaction fee of up to $7.95 million (against which both the advisory fee and the Exchange Offer commencement fee will be credited) based on the aggregate value of the consideration exchanged for Borden Shares in the transaction. The successful transaction fee will become payable in the event that the Purchaser acquires more than 51% of the Borden Shares (pursuant to the Exchange Offer, the Merger or otherwise). In addition, the Purchaser has agreed to reimburse Morgan Stanley for its reasonable out-of-pocket expenses, including fees and expenses of its legal counsel, in connection with the provision of its financial advisory services to the Purchaser and the Exchange Offer, and has agreed to indemnify Morgan Stanley against certain liabilities and expenses relating to, arising out of or in connection with its engagement, including certain liabilities under the federal securities laws.

    The Purchaser has retained D.F. King & Co., Inc. to act as the Information Agent and First Chicago Trust Company of New York to act as the Exchange Agent in connection with the Exchange Offer. The Information Agent may contact holders of shares of Borden Common Stock by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to the Exchange Offer to beneficial owners. The Information Agent and the Exchange Agent each will receive reasonable and customary compensation for their respective services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the federal securities laws. Neither the Information Agent nor the Exchange Agent has been retained to make solicitations or recommendations in their respective roles as Information Agent or Exchange Agent.

    The Purchaser will not pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of shares of Borden Common Stock pursuant to the Exchange Offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by the Purchaser for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

    The consideration to be provided to Borden's shareholders pursuant to the Exchange Offer and the Merger will be shares of Holdings Common Stock currently owned by the Common Stock Partnerships. Certain fees and expenses of the Partnership and the Purchaser in connection with the Transactions will be paid by Borden pursuant to the Merger Agreement or by the Partnership and/or KKR, from internally generated funds. See "Description of Merger Agreement and Conditional Purchase/Option Agreement--Merger Agreement."

    Pursuant to the Registration Rights Agreement, Holdings will pay certain expenses incident to the registration of the Holdings Common Stock to be exchanged for Borden Common Stock, including filing fees.

    Pursuant to an Indemnification Agreement, each of Holdings, Borden and the Partnership and the Purchaser have agreed to indemnify the other parties for certain liabilities under the Securities Act and the Exchange Act with respect to certain information furnished by such parties to the others in connection with the preparation of the Registration Statement and this Offering Circular/Prospectus.

CERTAIN REGULATORY APPROVALS AND LEGAL MATTERS

  General

    Except as set forth below, neither the Purchaser nor the Partnership is aware of any governmental licenses or other regulatory permits that appear to be material to the business of Borden and its subsidiaries, taken as a whole, that might be adversely affected by the Purchaser's acquisition of Borden Shares (and the indirect acquisition of the stock of Borden's subsidiaries) as contemplated herein, or of any filings, approvals or other actions by or with any domestic (federal or state), foreign or supranational governmental authority or administrative or regulatory agency that would be required prior to the acquisition of Borden Shares (or the indirect acquisition of the stock of Borden's subsidiaries) by the Purchaser pursuant to the Exchange Offer as contemplated herein. Should any such approval or other action be required, it is the Purchaser's present intention to seek such approval or action. The Purchaser does not presently intend, however, to delay the exchange of Borden Shares tendered pursuant to the Exchange Offer pending the receipt of any such approval or the taking of any such action (subject to the Purchaser's right to delay or decline to exchange Borden Shares if any of the conditions described under "--Certain Conditions of the Exchange Offer" shall have occurred). There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the business of Borden, the Partnership or the Purchaser or that certain parts of the businesses of Borden, the Partnership or the Purchaser might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or other action or in the event that such approval was not obtained or such other action was not taken, any of which could cause the Purchaser to elect to terminate the Exchange Offer without the exchange of the Borden Shares thereunder. In the Merger Agreement, Borden has agreed to make any and all divestitures or undertakings required by the FTC, the Antitrust Division or any other applicable governmental entity in connection with the Transactions, which divestitures in each case shall be reasonably acceptable to the Partnership and the Purchaser, provided that certain conditions are met. See "Description of Merger Agreement and Conditional Purchase/Option Agreement--Merger Agreement."

  State Takeover Laws

    A number of states (including New Jersey, where Borden is incorporated) have adopted takeover laws and regulations which purport, to varying degrees, to be applicable to attempts to acquire securities of corporations which are incorporated in such states or which have, or whose business operations have substantial economic effects in such states, or which have substantial assets, security holders, principal executive offices or principal places of business therein. However, in 1982, the Supreme Court of the United States, in Edgar v. Mite Corp., invalidated on constitutional grounds the Illinois Business Takeovers Act, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult, and the reasoning in such decision is likely to apply to certain other state takeover statutes. In 1987, however, in CTS Corp. v. Dynamics Corp. of America, the Supreme Court of the United States held that the State of Indiana could, as a matter of corporate law and, in particular, those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining stockholders, provided that such laws were applicable only under certain conditions. Subsequently, in TLX Acquisition Corp. v. Telex Corp., a federal district court in Oklahoma ruled that the Oklahoma takeover statutes were unconstitutional insofar as they applied to corporations incorporated outside of Oklahoma in that they would subject such corporations to inconsistent regulations. Similarly, in Tyson Foods, Inc. v. McReynolds, a federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit. In December 1988, a federal district court in Florida held in Grand Metropolitan PLC v. Butterworth that the provisions of the Florida Affiliated Transactions Act and the Florida Control Share Acquisition Act were unconstitutional as applied to corporations incorporated outside of Florida.

    Under New Jersey law, a publicly-traded New Jersey corporation with its principal executive offices or significant business operations located in New Jersey is prohibited from consummating a business combination with an interested shareholder for a period of five years unless the business combination is approved by the board of directors prior to the date the shareholder became interested. In addition, after the five-year period a New Jersey corporation may not engage in a business combination with an interested shareholder unless either (i) the business combination is approved by the board of directors prior to the date the shareholder became an interested shareholder or (ii) the business combination is approved by the holders of two-thirds of the voting stock not held by the interested shareholder or (iii) subject to certain other requirements, the consideration per share received in the business combination is at least equal to the greater of (x) the highest price per share of the same class paid by the interested shareholder in the five years prior to either the announcement of the business combination or the date at which the interested shareholder became such, whichever results in a higher price, and (y) the market price on either the date the business combination is announced or on the date the interested shareholder first became such, whichever is higher. New Jersey law defines "interested shareholder" as a person beneficially owning 10% or more of the outstanding voting stock of the corporation. Because Borden's Board of Directors approved the Merger Agreement and the transactions contemplated thereby prior to the Purchaser attaining the status of an "interested shareholder," the Merger may be effected prior to the expiration of the five year waiting period provided in the New Jersey business combination statutes. See "Description of Merger Agreement and Conditional Purchase/Option Agreement--Merger Agreement--Merger" for a discussion of certain limitations on business combinations between the Partnership (and its affiliates) and Borden under certain circumstances. See "Comparison of Rights of Holders of Borden and Holdings Common Stock."


    Except as described herein, the Purchaser has not attempted to comply with any state takeover statutes in connection with the Exchange Offer. The Purchaser reserves the right to challenge the validity or applicability of any state law allegedly applicable to the Exchange Offer and nothing in this Offering Circular/Prospectus nor any action taken in connection herewith is intended as a waiver of that right. In the event that any state takeover statute is found applicable to the Exchange Offer, the Purchaser might be unable to accept for exchange or exchange for Borden Shares tendered pursuant to the Exchange Offer or be delayed in continuing or consummating the Exchange Offer. In such case, the Purchaser may not be obligated to accept for exchange, or exchange for, any Borden Shares tendered. See "--Certain Conditions of the Exchange Offer."

  Antitrust

    Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The acquisition of Borden Shares pursuant to the Exchange Offer is subject to such requirements.


    The Partnership filed on September 19, 1994 with the FTC and the Antitrust Division a Premerger Notification and Report Form in connection with the exchange of Borden Shares pursuant to the Exchange Offer. Under the provisions of the HSR Act applicable to the Exchange Offer, the exchange of Borden Shares pursuant to the Exchange Offer was not permitted to be consummated until the expiration of a 30-calendar day waiting period following the filing by the Partnership. Accordingly, the waiting period under the HSR Act applicable to such exchange of Borden Shares pursuant to the Exchange Offer was to expire at 11:59 P.M., New York City time, on October 19, 1994, unless extended by a request from the FTC or the Antitrust Division for additional information or documentary material prior to its expiration. On October 19, 1994, the FTC requested additional information and documentary material from the Partnership and the Partnership responded to such request on November 4, 1994. Accordingly, the waiting period will expire at 11:59 P.M., New York City time, on the twentieth calendar day after the date of substantial compliance by the Partnership with such request. Thereafter, the waiting period could be extended only by court order. If the acquisition of Borden Shares is delayed as a result thereof, the Exchange Offer may, but need not, be extended and, in any event, the exchange of and exchange for Borden Shares will be deferred until 20 days after the request is substantially complied with. Only one extension of the waiting period pursuant to a request for additional information is authorized by the HSR Act and the rules promulgated thereunder, except by court order. Any such extension of the waiting period will not give rise to any withdrawal rights not otherwise provided for by applicable law. See "--Withdrawal Rights." Although Borden is required to file certain information and documentary material with the Antitrust Division and the FTC in connection with the Exchange Offer, neither Borden's failure to make such filings nor a request from the Antitrust Division or the FTC for additional information or documentary material made to Borden will extend the waiting period.

    On September 29, 1994, Borden filed a Premerger Notification and Report Form in connection with the Exchange Offer and the other Transactions. Accordingly, the waiting period under the HSR Act was to expire at 11:59 P.M., New York City time, on October 19, 1994, subject to extension as described above with respect to the Partnership's HSR Act filing. On October 19, 1994, Borden received a request from the FTC for additional information and documentary material. Borden is currently engaged in complying with this request. While Borden has a duty substantially to comply with the request within a reasonable period of time, its compliance does not affect the waiting period.

    The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the proposed acquisition of Borden Shares by the Purchaser pursuant to the Exchange Offer. At any time before or after the exchange by the Purchaser of Borden Shares pursuant to the Exchange Offer, the FTC and the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the exchange of Borden Shares pursuant to the Exchange Offer or seeking the divestiture of Borden Shares acquired by the Purchaser or the divestiture of substantial assets of Holdings, the Partnership, its subsidiaries or Borden. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances. Based upon an examination of publicly available information relating to the businesses in which Holdings, the Partnership and its subsidiaries and Borden and its subsidiaries are engaged, the Partnership and the Purchaser believe that the Exchange Offer will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the Exchange Offer on antitrust grounds will not be made or, if such a challenge is made, of the result. See "--Certain Conditions of the Exchange Offer" for a discussion of certain conditions of the Exchange Offer, including conditions with respect to litigation.

    In the Merger Agreement, Borden has agreed to make any and all divestitures or undertakings required by the FTC, the Antitrust Division or any other applicable governmental entity in connection with the Transactions, which divestitures in each case shall be reasonably acceptable to the Partnership and the Purchaser, provided that certain conditions are met. See "Description of Merger Agreement and Conditional Purchase/Option Agreement--Merger Agreement."

  New Jersey Industrial Site Recovery Act

    The New Jersey Industrial Site Recovery Act (formerly known as the Environmental Cleanup Responsibility Act, or "ECRA") and the implementing regulations thereunder (collectively "ISRA") subjects the "transfer" of an "industrial establishment" in New Jersey to various requirements concerning the identification of certain environmental matters and their remediation. Requirements include the timely submission to the New Jersey Department of Environmental Protection (the "NJDEP") of detailed information about environmental matters at the industrial establishment. The NJDEP may also require additional investigation of environmental conditions at the industrial establishment, the development of an NJDEP-approved cleanup plan to address environmental conditions, and the implementation of the plan, along with a financial guarantee, such as a surety bond, self guarantee or a letter of credit, of the implementation of the cleanup plan. Under specified conditions, the NJDEP may defer actual implementation of the cleanup plan if the entity acquiring control of the industrial establishment is certified to have the financial ability to implement the plan.

    Under ISRA, the acquisition of a controlling stock interest in a company which is the owner or operator of an industrial establishment is generally a "transfer" subject to ISRA.

    Borden has certain facilities located in New Jersey. If these facilities are industrial establishments subject to ISRA, the acquisition of more than a majority of the outstanding Borden Shares by the Purchaser pursuant to the Exchange Offer may constitute a "transfer" subject to ISRA.

    After consummation of the Exchange Offer and after the Purchaser has reviewed the nature and extent of Borden's operations in New Jersey and consulted with counsel, the Purchaser will determine whether any of Borden's properties are establishments subject to ISRA and, if so, the Purchaser will comply, or seek to cause Borden to comply, with ISRA in the time frame set forth in ISRA. See "--Certain Conditions of the Exchange Offer."

  Connecticut Environmental Transfer Law

    The Connecticut Transfer Act, Conn. Gen. Stat. Sec.Sec.22a-134 et seq. (the "CTA"), requires that prior to the transfer of ownership of an establishment subject to the CTA, the transferor must submit a "Negative Declaration" to the transferee stating (i) that there has been no spillage or discharge of hazardous waste on the property or that any such spillage or discharge has been cleaned up according to the procedures and requirements of the Connecticut Department of Environmental Protection (the "CDEP") and (ii) that any hazardous waste remaining on-site is being managed in accordance with all applicable regulations. If the transferor cannot submit a "Negative Declaration," the transferee or another party to the transfer must certify to the Commissioner of the CDEP that such transferee or other party will contain or otherwise mitigate the effects of any spillage or discharge in accordance with the procedures and timetable approved by the Commissioner pursuant to an order or consent decree. Borden operates certain facilities in Connecticut. The Purchaser will seek to determine whether any of Borden's properties are establishments subject to the CTA and, if so, the Purchaser will comply, or seek to cause Borden to comply, with the CTA as promptly as practicable following consummation of the Exchange Offer. See "--Certain Conditions of the Exchange Offer."

  EEA Merger Regulation

    Borden conducts substantial operations within the European Economic Area ("EEA") and certain of the individual member states of the EEA. Regulation (EEC) No. 4064/89 (the "Merger Regulation") and Article 57 of the EEA Agreement require that notices of concentrations with a "Community dimension" be provided to the European Commission for review and approval for compatibility with the common market prior to being put into effect. The Exchange Offer would be deemed to have a "Community dimension" if the combined aggregate worldwide consolidated annual revenues of both the Partnership and Borden exceed ECU 5 billion, if the Community-wide annual revenues of each of the Partnership and Borden exceed ECU 250 million, and if both the Partnership and Borden do not receive more than two-thirds of their respective Community-wide revenues from one and the same member state. The Purchaser believes that the Exchange Offer may be considered to have a "Community dimension." If the Exchange Offer falls within the Merger Regulation, the European Commission, as opposed to individual member states, has exclusive jurisdiction to review it, subject to certain exceptions. The Purchaser filed the required notifications on October 24, 1994.

    Under the Merger Regulation, a concentration that meets the foregoing criteria requires the filing of a notification in a prescribed form with the European Commission. As indicated above, this filing was made on October 24, 1994. Transactions subject to the filing requirements of the Merger Regulation are suspended automatically until three weeks after receipt of the notification. The European Commission may extend the suspension period for such period as it finds necessary to make a final decision on the legality of the transaction. In the case of a public bid, the bidder may acquire shares of the target company during the suspension period, but may not vote such shares until after the end of the period unless the European Commission grants permission to do so in order to maintain the full value of the bidder's investment.

    The European Commission must decide whether to initiate proceedings within one month after the receipt of the notification, subject to certain extensions for holidays or if an individual member state has requested a referral of the transaction (or part of it) to itself. If proceedings are initiated, the European Commission must reach a decision in the proceedings within four months of the commencement of the proceedings. If the European Commission fails to reach a decision within either of these time periods the transaction will be deemed to be compatible with the common market.

    If the European Commission declares the Exchange Offer to be not compatible with the common market, it may prevent the consummation of the transaction, order a divestiture if the transaction has already been consummated or impose conditions or other obligations. In the event that the transaction is found not to be subject to the Merger Regulation, various national merger control regimes of the member states of the EEA may apply, resulting in the possibility that approvals may be necessary from the various national authorities.

    There can be no assurance that a challenge to the Exchange Offer will not be made pursuant to the Merger Regulation or, alternatively, pursuant to the merger regulations of one or more of the various member states, or, if such a challenge is made, what the outcome will be. See "--Certain Conditions of the Exchange Offer."

  Investment Canada Act

    The Investment Canada Act (the "ICA") requires certain "non-Canadian" persons (as defined in the ICA) that wish to acquire "control" (as defined in the ICA) of a "Canadian business" (as defined in the ICA) to file either a notification or an application for review with a Canadian governmental agency known as Investment Canada. Whether such an acquisition is reviewable or only requires notification depends on various factors, including the size of the parties and the nature of the Canadian business being acquired. The Exchange Offer and Merger only require notification under the ICA and the Purchaser intends to submit a notice within the requisite time period. See "--Certain Conditions of the Exchange Offer."

  Canadian Pre-Merger Notification Requirements

    Certain provisions of Canada's Competition Act require pre-notification to the Director of Investigation and Research appointed under the Competition Act (the "Canadian Director") of significant corporate transactions, such as the acquisition of a large percentage of the stock of a public company which has Canadian operations, or a merger or consolidation involving such an entity. Pre-notification is generally required with respect to transactions in which the parties to the transactions and their affiliates have assets in Canada, or annual gross revenues from sales in, from or into Canada, in excess of Cdn. $400 million and which involve the direct or indirect acquisition of an operating business, the value of the assets of which, or the gross revenues from sales in or from Canada generated from these assets, exceed Cdn. $35 million per year. For transactions subject to the notification requirements, notice must be given seven or 21 days prior to the completion of the transaction depending on the information provided to the Canadian Director. The Canadian Director may waive the waiting period. After the applicable waiting period expires or is waived, the transaction may be completed. If the Canadian Director determines that the proposed transaction prevents or lessens, or is reasonably likely to prevent or lessen, competition substantially in a definable market, the Canadian Director may apply to the Competition Tribunal, a special purpose Canadian tribunal, to, among other things, require the disposition of the Canadian assets acquired in such transaction. The Purchaser has filed the required notice and has provided information with respect to its proposed acquisition with the Canadian Director and has observed the applicable waiting period. In addition, the Purchaser has applied to the Canadian Director for an advance ruling certificate to the effect that he would not have sufficient grounds on which to apply to the Competition Tribunal for a review of the Exchange Offer or Merger on the basis that it would prevent or lessen, or be likely to prevent or lessen, competition substantially. See "--Certain Conditions of the Exchange Offer."

  Other Foreign Approvals

    Borden also owns property and conducts business in a number of other foreign countries and jurisdictions. In connection with the acquisition of the Borden Shares pursuant to the Exchange Offer, the laws of certain of those foreign countries and jurisdictions, including, without limitation, Australia, may require the filing of information with, or the obtaining of the approval of, governmental authorities in such countries and jurisdictions. The governments in such countries and jurisdictions might attempt to impose additional conditions on Borden's operations conducted in such countries and jurisdictions as a result of the acquisition of the Borden Shares pursuant to the Exchange Offer. There can be no assurance that the Purchaser will be able to cause Borden or its subsidiaries to satisfy or comply with such laws or that compliance or non-compliance will not have adverse consequences for Borden or any subsidiary after purchase of the Borden Shares pursuant to the Exchange Offer.

PENDING LITIGATION

    Litigation Against Holdings. Six putative class and derivative actions have been filed by purported Holdings shareholders in the Court of Chancery of the State of Delaware in and for New Castle County against the members of the Holdings Board of Directors, KKR, and Holdings challenging the proposed acquisition by Holdings of an interest in Borden. These actions, encaptioned Mushala v. Greeniaus, et al., C.A. No. 13738; Leffler v. Greeniaus, et al., C.A. No. 13751; Schreiber v. Greeniaus, et al., C.A. No. 13749; Malloy v. Greeniaus, et al., C.A. No. 13748; Schwartz v. Greeniaus, et al., C.A. No. 13758; and Alessi v. Greeniaus, et al., C.A. No. 13750 (collectively, the "Class and Derivative Complaints"), allege, among other things, that the "agreement for [Holdings] to purchase a 20% stake in Borden is manifestly unfair" to Holdings' shareholders and constitutes a breach of fiduciary duty in that (i) the price paid by Holdings for its Borden stake is inflated because it includes a "control premium" and (ii) the issuance of "new [Holdings] common stock will substantially dilute the cash value and shareholdings of the non-controlling public stockholders of [Holdings]." The Class and Derivative Complaints also allege that the proposed acquisition of a stake in Borden "serves no corporate interest of [Holdings], but rather serves to facilitate KKR's acquisition of Borden while ensuring KKR's continued control of [Holdings]," and constitutes corporate waste. The Class and Derivative Complaints seek preliminary and permanent relief, including declaratory relief, a preliminary injunction, rescission, damages and attorneys' fees. The plaintiff in the Mushala case has filed a First Request for Production of Documents.

    An additional putative class and derivative action, encaptioned Debora v. Greeniaus, et al., C.A. No. 13755, has also been brought in the Court of Chancery of the State of Delaware in and for New Castle County by a purported holder of Holdings' Series A Preferred Stock. The Debora action names the same defendants and contains the same allegations and prayers for relief as the Class and Derivative Complaints.

    A putative shareholder's derivative complaint, encaptioned Shingala v. Harper, et al., C.A. No. 13739, has been filed in the Court of Chancery of the State of Delaware in and for New Castle County by a putative Holdings shareholder against Borden, Holdings and members of the Board of Directors of Holdings alleging that the proposed acquisition by Holdings of a stake in Borden constitutes a breach of the fiduciary duty of loyalty of Holdings' Board of Directors. The Shingala complaint alleges that the purpose of the Borden transaction is "solely to benefit KKR," "serves no legitimate business purpose of [Holdings]" and that Holdings "has been required to participate in the transaction" due to "KKR's domination and effective control of the Holdings Board." The Shingala complaint further alleges that the investment by Holdings in Borden "makes it less likely that Holdings will be in position to restructure itself to divide its tobacco and food operations" to the "detriment" of Holdings, and that the price paid by Holdings for its Borden shares is inflated. The Shingala complaint seeks an injunction of the Borden transaction, damages, and attorneys' fees.

    An additional putative shareholder's derivative complaint, encaptioned Kahn
v. Kohlberg Kravis Roberts & Co., et al., C.A. No. 13767, has also been filed in the Court of Chancery of the State of Delaware in and for New Castle County by a purported holder of common stock and depositary shares representing 1/4 share of Series A Preferred Stock of Holdings. This action is against KKR, KKR Associates, Holdings and members of the Holdings Board of Directors who are also directors of KKR and alleges, among other things, breach of an investment banking services contract between KKR and Holdings, breach of fiduciary duty and waste of corporate assets. The Kahn complaint alleges that "the right to purchase Borden was a corporate opportunity" belonging to Holdings and the "failure of KKR and the KKR directors to offer the above described corporate opportunity to [Holdings] constitutes a violation of fiduciary duty." The complaint further alleges that KKR was required to acquire Borden for Holdings "[b]y reason of the Services Contract and KKR's fiduciary duty to [Holdings] resulting therefrom and from KKR's position as the Company's management, financial and investment adviser" and therefore KKR violated "contractual and fiduciary duties" to Holdings by failing to offer Borden to Holdings. The complaint seeks declaratory relief, an accounting, damages, expenses and attorneys' fees.

    On October 25, 1994, the Court of Chancery signed an order consolidating the nine actions described above for all purposes.

    Holdings believes that the ultimate outcome of the litigation described above should not have a material adverse effect on Holdings' financial condition or results of operations.

    Litigation Against Borden. Eleven putative class actions have been filed by purported Borden shareholders in the New Jersey and Ohio state courts against Borden, members of its Board and, in two of the cases, KKR. These actions, encaptioned Kohnstamm v. Borden, Inc., et al., C-257-94; Hartman v. Borden, Inc., et al., 94-CV-H09-6306; Jaroslawicz v. Borden, Inc., et al., 94-CV-H09-6654; Lubin v. Borden, Inc., et al.; Weiss v. Borden, Inc., et al.; Stepak v. Borden, Inc., et al.; Strougo v. Borden, Inc., et al.; Krim v. Borden, Inc., et al.; Peterson v. Borden, Inc., et al.; Marcus v. Borden, Inc., et al.; and Dwyer v. Borden, Inc., et al. (collectively, the "Class Complaints"), allege, among other things, that Borden is being sold at too low a price, and that Borden's directors have breached their fiduciary duties by failing to "auction" Borden and by "locking up" a transaction that is not in the best interests of shareholders. KKR is alleged to have aided and abetted these breaches of fiduciary duty. The Class Complaints seek preliminary and permanent relief, including a preliminary injunction, damages in an unspecified amount and attorneys' fees.

    The parties have agreed to consolidate all pending New Jersey actions into one action in Mercer County under Docket No. C-139-94. The Ohio cases, Hartman
v. Borden, Inc., et al., 94-CV-HO9-6306 and Jaroslawicz v. Borden, Inc., et al., 94 CV-H09-6654, have been stayed pursuant to a court order pending resolution of the New Jersey consolidated action.

    Borden has also been named as a defendant in a putative shareholder derivative action, encaptioned Shingala v. Harper, et al., C.A. No. 13739, filed against Holdings in the Court of Chancery of the State of Delaware. See "--Pending Litigation--Litigation Against Holdings."

    Borden believes that the ultimate outcome of the litigation described above should not have a material adverse effect on Borden's financial condition or results of operations.

                      DESCRIPTION OF MERGER AGREEMENT AND
                     CONDITIONAL PURCHASE/OPTION AGREEMENT


    The following are summaries of certain provisions of the Merger Agreement and the Conditional Purchase/Option Agreement, which are filed as exhibits to the Registration Statement of which this Offering Circular/Prospectus is a part and are incorporated herein by reference. Such summaries include the material terms of such agreements but are not necessarily complete and are qualified in their entirety by reference to such exhibits.


MERGER AGREEMENT

    Exchange Offer. Pursuant to the Merger Agreement, on the terms and subject to the conditions described herein under "--The Exchange Offer," the Partnership and the Purchaser have agreed to commence the Exchange Offer as soon as reasonably practicable following the effectiveness of the Registration Statement of which this Offering Circular/Prospectus is a part. Without the written consent of Borden, the Purchaser may not decrease the number of Borden Shares being sought in the Exchange Offer, change the form of consideration payable in the Exchange Offer (other than by adding consideration), add additional conditions to the Exchange Offer or make any other change in the terms or conditions of the Exchange Offer which is adverse to the holders of Borden Shares, except that a waiver by the Purchaser of any condition in whole or in part at any time and from time to time in its discretion will not be deemed to be materially adverse to any holder of Borden Shares. If the Purchaser shall have exercised the Option in whole or in part prior to the termination of the Exchange Offer, the Purchaser may not waive the Minimum Condition. The Purchaser has agreed with Borden that upon the request of Borden (and without limiting the number of times that the Purchaser may extend the Exchange Offer, or the total number of days for which the Exchange Offer may be extended), the Purchaser will extend the Exchange Offer, one or more times, for an aggregate of not more than twenty business days. See "The Exchange Offer--Certain Conditions of the Exchange Offer."

    In accordance with the Merger Agreement, Borden has approved of and consented to the Exchange Offer and represented and warranted that (a) its Board of Directors has (i) determined that the Merger Agreement and the Conditional Purchase/Option Agreement and the transactions contemplated thereby, including the Exchange Offer and the Merger, taken together, are fair to the shareholders of Borden, and resolved to recommend that holders of Borden Shares (A) accept the Exchange Offer, (B) tender their Borden Shares to the Purchaser, and (C) if required by applicable law, approve and adopt the Merger Agreement and the Merger (collectively, the "Recommendations") and (ii) approved the Merger Agreement and the Conditional Purchase/Option Agreement and the transactions contemplated thereby, and that such approval constitutes approval of the Merger Agreement and the Conditional Purchase/Option Agreement and the transactions contemplated thereby for purposes of Sections 14A:10A-4 and 14A:10A-5 of the NJBCA and Article VIII of Borden's Restated Certificate of Incorporation (the "Charter") (relating to the approval requirements for certain business combinations) and renders inapplicable certain change in control provisions of certain debt securities and loan documents of Borden and its subsidiaries and
(b) Borden's financial advisors have delivered to the Board of Directors of Borden their respective written opinions to the effect that, as of September 22, 1994, the consideration to be received by holders of Borden Shares pursuant to each of the Exchange Offer and the Merger was fair to such holders from a financial point of view. Borden has agreed, subject to certain exceptions described below under "--No Solicitation," not to change the Recommendations unless the average of the average of the high and the low sales prices of the Holdings Common Stock as reported on the NYSE Composite Tape for the Valuation Period is less than the price per share that would yield an Exchange Ratio of
2.375 or less (without giving effect to the limitation regarding the minimum and maximum Exchange Ratio pursuant to the definition thereof). Borden will not have any right to terminate the Merger Agreement as a result of any such change in the Recommendations and notwithstanding any such change in the Recommendations, Borden will continue to be bound by its representations and warranties and covenants contained in the Merger Agreement (except representations and warranties and covenants with respect to the Recommendations), including, without limitation, those with respect to the Rights Agreement, antitrust approvals and divestitures (provided that following receipt of such approvals the Purchaser purchases at least 28,138,000 Borden Shares), Article VIII of the Charter and Sections 14A:10A-4 and 14A:10A-5 of the NJBCA.

    According to the Merger Agreement, to the knowledge of Borden after due inquiry, all the directors of Borden intend to tender their Borden Shares pursuant to the Exchange Offer or to vote their Borden Shares in favor of approval and adoption of the Merger and the Merger Agreement at the shareholders' meeting in respect thereof, if any.


    The Purchaser has reserved the right to transfer or assign, in whole or from time to time in part, to one or more affiliates, the right to exchange all or any portion of the Borden Shares tendered pursuant to the Exchange Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations pursuant to the Exchange Offer and will in no way prejudice the rights of tendering shareholders to exchange for Borden Shares validly tendered and accepted for exchange pursuant to the Exchange Offer. According to the Merger Agreement, it is presently contemplated that the right of the Purchaser to exchange for shares of Borden Common Stock pursuant to the Exchange Offer and the right of the Purchaser to exercise the Option will be assigned to the Partnership or to a direct or indirect wholly owned subsidiary of the Partnership, which may, in any such case, act for itself and/or as agent for one or both of the Common Stock Partnerships, as the case may be.


    The Merger Agreement provides that, if requested by the Partnership, Borden will, following the acceptance for exchange of the Borden Shares to be exchanged pursuant to the Exchange Offer and/or the purchase of the Option Shares in accordance with the Conditional Purchase/Option Agreement, and from time to time thereafter, take all actions necessary to cause the Applicable Percentage of directors (and of members of each committee of the Board of Directors) (rounded in each case to the next highest director or member) of Borden selected by the Partnership to consist of persons designated or elected by the Partnership (whether, at the election of Borden, by means of increasing the size of the board of directors or seeking the resignation of directors and causing the Partnership's designees to be elected); provided that, if the Purchaser has acquired at least 28,138,000 Borden Shares, the Applicable Percentage shall not be less than 33 1/3%.

    Following the election or appointment of the Partnership's designees as described in the preceding paragraph and prior to the effective time of the Merger, any amendment by Borden or termination by Borden of the Merger Agreement or the Conditional Purchase/Option Agreement, extension by Borden for the performance or waiver of the obligations, conditions or other acts of the Partnership or the Purchaser or waiver by Borden of its rights under the Merger Agreement or the Conditional Purchase/Option Agreement, will require the concurrence of a majority of directors of Borden then in office who are not affiliated with the Partnership or the Purchaser or selected by the Partnership for appointment or election to the board of directors of Borden ("Independent Borden Directors").

    Merger. Pursuant to the Merger Agreement, if approval of Borden's shareholders is required by applicable law in order to consummate the Merger, provided that the Minimum Condition is satisfied without being reduced or waived, following the acceptance for exchange of Borden Shares pursuant to the Exchange Offer, Borden, acting through its Board of Directors, will, in accordance with applicable law, as soon as practicable following the expiration or termination of the Exchange Offer: duly call, give notice of, convene and, subject to the right of the parties to delay a special meeting under certain circumstances described in the Merger Agreement, hold the Borden Shareholders' Meeting for the purpose of considering and taking action upon the Merger Agreement and the Merger and use its best efforts to obtain the necessary approval by its shareholders of the Merger Agreement and the transactions contemplated thereby, including the Merger.

    In the Merger Agreement, Borden has agreed that (a) its obligations described in the preceding paragraph (including, without limitation, the obligation to submit the Merger Agreement and the Merger to a vote of Borden's shareholders) will not be affected by the withdrawal or modification of the Recommendations (but there shall be no obligation of the Board of Directors of Borden to continue the Recommendation that shareholders approve and adopt the Merger Agreement and the Merger) and (b) (i) if the Merger is not approved by the shareholders of Borden following the acceptance for exchange of Borden Shares pursuant to the Exchange Offer or the purchase of Borden Shares pursuant to the Conditional Purchase/Option Agreement or (ii) if the Merger is not submitted to the shareholders of Borden but the Purchaser has acquired at least 28,138,000 Borden Shares, the approval of the transactions contemplated by the Merger Agreement, including the Exchange Offer and the Merger, by the Board of Directors of Borden shall constitute, solely for the purposes of Sections 14A:10A-4 and 14A:10A-5 of the NJBCA and, to the extent that there are no Continuing Directors (as defined in the Charter), Article VIII of the Charter, an approval of any future "Business Combination" (as defined in Section 14A:10A-3 of the NJBCA and Article VIII of the Charter) between Borden and the Partnership or any affiliate thereof, provided that (x) such "Business Combination" is approved by a majority of the Independent Borden Directors and
(y) if appropriate, Borden shall have received the opinion of an investment banking firm selected by the Independent Directors that such "Business Combination" is fair to Borden's shareholders from a financial point of view (an "Excepted Future Transaction").

    At the Borden Shareholders' Meeting, each of the Partnership and the Purchaser has agreed that it will vote, or cause to be voted, all Borden Shares acquired in the Exchange Offer or otherwise beneficially owned by it or any of its respective subsidiaries in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

    Under the Merger Agreement, in the event that the Partnership and the Purchaser, or any other direct or indirect subsidiary of the Partnership acquires at least 90% of the outstanding Borden Shares, the parties have agreed to take all necessary or appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Exchange Offer without a meeting of shareholders of Borden, in accordance with applicable provisions of the NJBCA.

    Upon the effective time of the Merger, the Purchaser will be merged with and into Borden, and Borden will continue as the surviving corporation in the Merger under the name "Borden, Inc."

    The directors of the Purchaser at the effective time of the Merger will be the directors of the surviving corporation, each to hold office in accordance with the restated certificate of incorporation and by-laws of the surviving corporation and until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified, as the case may be. The officers of Borden at the effective time of the Merger will be the officers of the surviving corporation, each to hold office in accordance with the restated certificate of incorporation and by-laws of the surviving corporation and until the earlier of his or her resignation or removal or until his or her successor is duly appointed and qualified, as the case may be.

    By virtue of the Merger and without any action on the part of the holder of any shares of Borden Common Stock or any shares of capital stock of the
Purchaser: (a) each share of common stock of the Purchaser issued and outstanding immediately prior to the effective time of the Merger will be converted into a number of shares of common stock, par value $.01 per share, of the surviving corporation equal to one one-thousandth of the total number of outstanding shares of Borden Common Stock immediately prior to the Merger, which will be all of the issued and outstanding capital stock of the surviving corporation; (b) each share of Borden Common Stock that is owned by Borden or by any subsidiary of Borden and each share of Borden Common Stock that is owned by the Partnership, the Purchaser or any other subsidiary of the Partnership will automatically be cancelled and retired and cease to exist, and no cash, Holdings Common Stock or other consideration will be delivered or deliverable in exchange therefor; and (c) each issued and outstanding share of Borden Common Stock will be converted into the right to receive a number of fully paid and nonassessable shares of Holdings Common Stock equal to the number of fully paid and nonassessable shares of Holdings Common Stock that were delivered by the Purchaser with respect to each share of Borden Common Stock that was validly tendered and not properly withdrawn and accepted for exchange pursuant to the terms of the Exchange Offer.


    The Merger Agreement provides that, as of the effective time of the Merger, each holder of a then outstanding option to purchase Borden Common Stock (a "Stock Option") shall receive with respect to each share subject to such Stock Option an amount in cash equal to the excess, if any, of (i) the product of the final Exchange Ratio and the average of the average of the high and the low sales prices of the Holdings Common Stock as reported on each of the ten consecutive trading days immediately preceding the effective time of the Merger over (ii) the per share exercise price of such Stock Option, and Borden shall cause the surrender and cancellation of each Stock Option (and any related stock appreciation right) with respect to which a payment by Borden is made. Based upon the closing stock price of $6 5/8 for the Holdings Common Stock on November 7, 1994, the estimated aggregate net payment to holders of Borden Stock Options would be $2,722,928. With respect to Stock Options not so surrendered and cancelled, such Stock Options shall, if not previously terminated or expired in accordance with their terms, terminate upon the grantee leaving Borden except upon such grantee's death, Disability (as defined for purposes of the plans under which the Stock Options were granted) or retirement at or after age sixty-five (or such earlier age as the Purchaser may expressly agree) and except that, to the extent provided under any such existing Stock Option, if the grantee is terminated by Borden without Cause (as defined for purposes of the plans under which the Stock Options were granted) within two years following a Change in Control (as defined for purposes of the plans under which the Stock Options were granted) of Borden, the grantee shall have a period of ninety days following such termination within which to exercise such Stock Option. No employee who has been previously granted a Stock Option or stock appreciation right will be approved for retirement for purposes of any plan or agreement under which such Stock Option or right has been granted without the express consent of the Purchaser. The Purchaser and Borden have agreed to continue to discuss the manner in which outstanding Stock Options shall be treated after the Merger is consummated. According to the Merger Agreement, as of September 23, 1994, there were outstanding Stock Options with respect to 7,357,473 Borden Shares. Of these, as of November 1, 1994, Stock Options with respect to 1,397,876 Borden Shares, with an average exercise price of $12.31, were exercisable at prices of $14.25 or less.


    Under the Merger Agreement, Borden has agreed to take all steps necessary so that no participant in any employee plans, programs or arrangements of Borden will have any right to acquire or receive any Borden Common Stock or other equity interest in Borden on or after the effective time of the Merger other than in connection with the exercise of Stock Options outstanding on the date of the Merger Agreement which have not been cancelled as described in the preceding paragraph. On or prior to the effective time of the Merger, Borden has agreed to amend each of its (and cause the amendment of each of its affiliate's) qualified defined contribution plans to eliminate any investment in Borden Common Stock after such effective time. In addition, Borden has agreed to cause an amendment of each of its employee plans, programs and arrangements pursuant to which an employee may be entitled to receive Borden Common Stock (each a "Stock Plan") to provide that any employee entitled to receive Borden Common Stock in respect of previously deferred bonuses or compensation will receive instead cash equal to the product of (i) the final Exchange Ratio multiplied by the average of the average of the high and the low closing sales prices of the Holdings Common Stock as reported on each of the ten consecutive trading days immediately preceding the effective time of the Merger and (ii) the number of shares of Borden Common Stock so deferred, plus interest equal to the rate otherwise credited on deferred amounts under the applicable plans or, if no such rate is credited, the prime rate established by Chemical Bank, from time to time on such deferred bonuses or compensation from the effective time of the Merger to the date of distribution.

    Pursuant to the Merger Agreement, subject to the terms of any Borden plan, any merger consideration paid in respect of restricted shares of Borden Common Stock held by any employee or former employee of Borden or any of its affiliates will remain restricted and subject to the same terms and conditions imposed on such restricted shares.

    Exchange of Certificates and Exchange Procedures in the Merger. Pursuant to the Merger Agreement, at or prior to the effective time, the Purchaser shall deposit with or for the account of a bank or trust company designated by the Partnership, which shall be reasonably satisfactory to Borden (the "Merger Exchange Agent"), for the benefit of the holders of shares of Borden Common Stock, for exchange, the consideration to be paid in the Merger in respect of each Borden Share outstanding immediately prior to the effective time (other than Borden Shares to be cancelled and retired in connection with the Merger).


    As soon as reasonably practicable after the effective time of the Merger, the Purchaser will instruct the Merger Exchange Agent to mail to each holder of record immediately prior to the effective time (other than holders of Borden Shares to be cancelled and retired in connection with the Merger) of a Share Certificate or Share Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Share Certificates shall pass, only upon proper delivery of the Share Certificates to the Merger Exchange Agent and shall be in such form and have such other provisions as the Partnership or the Purchaser may reasonably specify) (the "Merger Letter of Transmittal") and (ii) instructions for use in effecting the surrender of the Share Certificates in exchange for Holdings Common Stock. Upon surrender to the Merger Exchange Agent of Share Certificates, together with such Merger Letter of Transmittal duly executed and any other required documents, and acceptance thereof by the Merger Exchange Agent, each holder of a Share Certificate shall be entitled to a certificate or certificates representing the number of full shares of Holdings Common Stock into which the aggregate number of shares of Borden Common Stock previously represented by such Share Certificate surrendered shall have been converted pursuant to the Merger Agreement. The Merger Exchange Agent shall accept such Share Certificates upon compliance with such reasonable terms and conditions as the Merger Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the effective time of the Merger, there shall be no further transfer on the books and records of Borden or its transfer agent of Share Certificates and if such Share Certificates are presented to Borden for transfer, they shall be cancelled against delivery of certificates for Holdings Common Stock as described herein. If any certificate for such Holdings Common Stock is to be issued in a name other than that in which the Share Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Share Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Purchaser or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Holdings Common Stock in a name other than that of the registered holder of the Share Certificate surrendered, or establish to the satisfaction of the Purchaser or its transfer agent that such tax has been paid or is not applicable. Until surrendered as described herein, each Share Certificate shall be deemed at any time after the effective time of the Merger to represent only the right to receive upon such surrender the merger consideration.


    No certificates or scrip representing fractional shares of Holdings Common Stock shall be issued upon the surrender for exchange of Share Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Holdings; and notwithstanding any other provision of the Merger Agreement, each holder of shares of Borden Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Holdings Common Stock (after taking into account all shares of Borden Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) representing such holder's proportionate interest in the net proceeds from the sale by the Merger Exchange Agent (following the deduction of applicable transaction costs of third parties other than the Merger Exchange Agent, Borden, the Purchaser or affiliates of any of the foregoing), on behalf of all such holders, of the shares (the "Excess Shares") of Holdings Common Stock representing all such fractions. Such sale shall be made as soon as practicable after the effective time.


    No dividends or other distributions with respect to Holdings Common Stock with a record date after the effective time of the Merger shall be paid to the holder of any unsurrendered Share Certificate for shares of Borden Common Stock with respect to the shares of Holdings Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder as described above, until the surrender of such Share Certificate as described herein. Subject to the effect of applicable laws, following surrender of any such Share Certificate, there shall be delivered to the holder of such Share Certificate a certificate representing whole shares of Holdings Common Stock issued in exchange therefor and, without interest, (i) at the time of such surrender or as promptly after the sale of the Excess Shares as practicable, the amount of any cash payable in lieu of a fractional share of Holdings Common Stock to which such holder is entitled as described herein and the amount of dividends or other distributions with a record date after the effective time of the Merger theretofore paid with respect to such whole shares of Holdings Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to such whole shares of Holdings Common Stock with a record date after the effective time of the Merger but prior to such surrender and a payment date subsequent to such surrender. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.



    All shares of Holdings Common Stock delivered and cash paid upon the surrender for exchange of Share Certificates which represented shares of Borden Common Stock (including any cash paid in respect of fractional shares of Holdings Common Stock) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the shares of Borden Common Stock theretofore represented by such Share Certificates, subject, however, to the surviving corporation's obligation, with respect to shares of Borden Common Stock, to pay any dividends or make any other distributions with a record date prior to the effective time of the Merger which may have been declared or made by Borden on such shares of Borden Common Stock prior to the date of the Merger Agreement and which remain unpaid at the effective time of the Merger.



    Any portion of the consideration in the Merger deposited with the Merger Exchange Agent (the "Exchange Fund") which remains undistributed to the holders of the certificates representing shares of Borden Common Stock for nine months after the effective time of the Merger shall be delivered to the Partnership, upon demand, and any holders of shares of Borden Common Stock who have not theretofore complied with the foregoing exchange procedures shall thereafter look only to the Partnership and only as general creditors thereof for payment of their claim for Holdings Common Stock (or any security or consideration into which Holdings Common Stock is converted) and any cash in lieu of fractional shares of Holdings Common Stock and shall look only to the Partnership and only as general creditors thereof for payment of any dividends or distributions with respect to Holdings Common Stock to which such holders may be entitled.



    None of the Partnership, the Purchaser, Holdings, Borden or the Merger Exchange Agent shall be liable to any person in respect of any shares of Holdings Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Share Certificates which represented shares of Borden Common Stock shall not have been surrendered prior to five years after the effective time of the Merger (or immediately prior to such earlier date on which any shares of Holdings Common Stock, any cash in lieu of fractional shares of Holdings Common Stock or any dividends or distributions with respect to Holdings Common Stock in respect of such Share Certificate would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Partnership, free and clear of all claims or interest of any person previously entitled thereto.

    The Merger Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Partnership, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Partnership.

    Representations and Warranties. The Merger Agreement contains customary representations and warranties of Borden relating, with respect to Borden and its subsidiaries, to, among other things, (a) organization, standing and similar corporate matters; (b) certain subsidiaries; (c) Borden's capital structure; (d) the authorization, execution, delivery, performance and enforceability of the Merger Agreement, the Conditional Purchase/Option Agreement and related matters;
(e) documents filed by Borden with the Commission and the accuracy of information contained therein; (f) the accuracy of information supplied by Borden in connection with this Offering Circular/Prospectus and other documents filed with the Commission in connection with the Exchange Offer and the Merger;
(g) the absence of certain changes or events since the date of the most recent audited financial statements filed with the Commission, including material adverse changes with respect to Borden; (h) benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and employment matters; (i) filing of tax returns and payment of taxes; (j) the inapplicability of provisions of Borden's Charter and the NJBCA relating to business combinations with interested stockholders and state takeover or similar statutes, to the Merger Agreement, the Conditional Purchase/Option Agreement and related agreements and transactions; (k) environmental matters; (l) brokers' fees and expenses; (m) no material conflicts with laws or agreements of Borden and its subsidiaries; (n) any required vote of shareholders to approve the Merger Agreement, the Merger and the other transactions contemplated thereby and the Conditional Purchase/Option Agreement and the transactions contemplated thereby; (o) certain matters relating to the Rights; and (p) certain resolutions of Borden's Board of Directors relating to the declaration and payment of future dividends.

    The Merger Agreement also contains customary representations and warranties of the Purchaser and the Partnership relating to, among other things, (a) organization, standing and similar corporate matters with respect to the Purchaser and Holdings; (b) subsidiaries of the Purchaser and Holdings; (c) the Purchaser's and Holdings' capital structures; (d) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and the Conditional Purchase/Option Agreement and related matters with respect to the Purchaser, the Partnership and Holdings, as applicable; (e) documents filed by Holdings with the Commission and the accuracy of information contained therein;
(f) the accuracy of information supplied by the Partnership or the Purchaser in connection with this Offering Circular/Prospectus and other documents filed with the Commission in connection with the Exchange Offer and the Merger; (g) brokers' fees and expenses; (h) interim operations of the Purchaser; and (i) the absence of certain changes or events since the most recent financial statements filed with the Commission, including material adverse changes with respect to Holdings.

    In addition, the Merger Agreement contains representations of the Partnership relating to, among other things, (a) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (b) the Partnership's good title to the Holdings Common Stock to be transferred pursuant to the Merger Agreement and the Conditional Purchase/Option Agreement, and the listing thereof on the NYSE; and (c) no material conflicts with laws or agreements of the Partnership.

    Covenants Regarding Conduct of Business. Except as contemplated by the Merger Agreement, during the period from the date of the Merger Agreement to the date on which a majority of the Board of Directors of Borden consist of designees or representatives of the Partnership, Borden, with respect to itself and each of its subsidiaries, has agreed in the Merger Agreement to conduct its operations according to its ordinary course of business consistent with past practice and to use its best efforts to preserve intact its business organization, to keep available the services of its current officers and employees and to preserve existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it to the end that its goodwill and ongoing businesses will be unimpaired at the date on which a majority of the Board of Directors of Borden consist of designees or representatives of the Partnership. Without limiting the generality of the foregoing, and except as otherwise contemplated by the Merger Agreement, or as required by law or contract existing on the date of the Merger Agreement, prior to the date on which a majority of the Board of Directors of Borden consists of designees or representatives of the Partnership, Borden has agreed that neither it nor any of its subsidiaries will, without the prior written consent of the Partnership: (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except (A) certain dividends and distributions by subsidiaries of Borden to their respective parents and (B) that Borden may continue the declaration and payment of regular quarterly cash dividends not in excess of $.01 per share on the shares of Borden Common Stock (with usual record and payment dates and in accordance with its past dividend policy)), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
(z) except for the redemption of the Rights and the outstanding Preferred Stock-Series B of Borden, purchase, redeem or otherwise acquire any shares of capital stock of Borden or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; (ii) subject to certain exceptions, authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents; (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary not constituting an inactive subsidiary of Borden; (iv) acquire or agree to acquire
(x) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to Borden and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice; (v) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, except sales of (A) inventory in the ordinary course of business consistent with past practice, (B) properties or assets (x) with a value of less than $10 million individually but not more than $25 million in the aggregate, (y) that are currently being marketed or sold by Borden pursuant to Borden's January 1994 restructuring plan (but for consideration not lower than certain specified prices to the extent disclosed in writing to the Partnership) or (z) with respect to which a definitive agreement has been entered into by Borden prior to September 12, 1994 (provided that no material modification or amendment shall be made to any such agreements), (C) sales of accounts receivable in the ordinary course of business, (D) certain sales and pledges of accounts receivable, or mortgages of other property in connection with certain financings or refinancings outside the United States and (E) in connection with certain capital expenditures otherwise permitted by the Merger Agreement; (vi) except in the ordinary course of business consistent with past practice and except for an increase of up to $300 million of the amount available or outstanding under a certain credit agreement and the refinancing of certain industrial revenue bonds in an aggregate outstanding principal amount of $40 million, subject to certain conditions, (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than certain guarantees by Borden in favor of subsidiaries or by any of its subsidiaries in favor of Borden), issue or sell any debt securities or warrants or other rights to acquire any debt securities of Borden or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than to Borden or any direct or indirect wholly owned subsidiary of Borden; (vii) expend funds for capital expenditures other than in accordance with Borden's current capital expenditure plans; (viii) waive, release, grant, or transfer any rights of value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice; (ix) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization; (x) enter into or amend any material collective bargaining agreement, other than in the ordinary course of business; (xi) change any accounting principle used by it, unless required by the Commission or the Financial Accounting Standards Board; (xii) subject to certain exceptions, make any tax election or settle or compromise any income tax liability or file its 1994 federal income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of Borden and its subsidiaries taken as a whole; (xiii) settle or compromise any litigation (whether or not commenced prior to the date of the Merger Agreement) or settle, pay or compromise any claims not required to be paid, individually in an amount in excess of $1 million and in the aggregate in an amount in excess of $10 million, other than in consultation and cooperation with the Purchaser, and, with respect to any such settlement, with the prior written consent of the Purchaser; (xiv) take any action which would cause any debt securities of Borden or any of its subsidiaries no longer to be listed on any national securities exchange or registered pursuant to the Exchange Act, other than with respect to any such debt securities that have become due as a result of the maturity thereof; or (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

    In the Merger Agreement, Borden has also agreed, subject to certain exceptions, that neither it nor any of its subsidiaries will adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or, except in the ordinary course of business consistent with past practice with respect to employees of Borden or any of its subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer or, except in the ordinary course of business consistent with past practice with respect to employees of Borden or any of its subsidiaries, pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of employees or directors of Borden or any of its subsidiaries, other than contributions to the directors trust fund in the ordinary course of business and consistent with past practice; provided, however, that notwithstanding the foregoing, any amendments required to be made to the provisions of any employee pension plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code in order to maintain such status may be made.

    Pursuant to the Merger Agreement, the Partnership and the Purchaser have agreed that, during the period from the date of the Merger Agreement to the effective time of the Merger, the Purchaser will not engage in any activities of any nature except as provided in, or in connection with the transactions contemplated by, the Merger Agreement.

    No Solicitation. Under the Merger Agreement, except with respect to divestitures in accordance with Borden's January 1994 restructuring plan, Borden has agreed that neither it nor any of its subsidiaries will, nor will it or any of its subsidiaries authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, (a) solicit, initiate, encourage (including by way of furnishing

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information), or take any other action to facilitate, any Transaction Proposal or agree to or endorse any Transaction Proposal or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that the foregoing clauses will not prohibit Borden from (i) furnishing information pursuant to an appropriate confidentiality letter concerning Borden and its businesses, properties or assets to a third party who has made a Transaction Proposal, (ii) engaging in discussions or negotiations with such a third party who has made a Transaction Proposal or (iii) following receipt of a Transaction Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or changing the Recommendations, but in each case referred to in the foregoing clauses (i) through (iii), only after the Board of Directors of Borden concludes in good faith that such action is necessary or appropriate in order for the Board of Directors of Borden to act in a manner which is consistent with its fiduciary obligations under applicable law. If the Board of Directors of Borden receives a Transaction Proposal, then Borden has agreed promptly to inform the Partnership of the terms and conditions of such proposal and the identity of the person making it and to keep the Partnership generally informed with reasonable promptness of any steps it is taking pursuant to the foregoing with respect to such Transaction Proposal.

    Under the Merger Agreement, neither Borden nor any subsidiary will waive any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of the Partnership, unless the Board of Directors of Borden or such subsidiary concludes in good faith that waiving such provision is necessary or appropriate in order for the Board of Directors of Borden to act in a manner which is consistent with its fiduciary obligations under applicable law.

    Access to Information. Subject to applicable provisions regarding confidentiality, each of Borden and the Partnership has agreed in the Merger Agreement to, and to cause each of its subsidiaries to, afford to the other parties and to their representatives reasonable access during normal business hours during the period prior to the effective time of the Merger to all its properties, books, contracts, commitments, personnel and records and, during such period, to, and to cause each of its subsidiaries to, furnish as promptly as practicable to the other parties and their respective representatives such information concerning its business, properties, financial conditions, operations and personnel as they may from time to time reasonably request.

    Cooperation and Best Efforts. Pursuant to the Merger Agreement, subject to certain conditions and limitations described therein, the parties have agreed to cooperate with each other and to use their respective best efforts to take actions appropriate so that the transactions contemplated by the Merger Agreement and the Conditional Purchase/Option Agreement may be consummated.

    Certain Antitrust Matters and Divestitures. In the Merger Agreement, Borden and the Partnership have agreed, as promptly as practicable, to file notification and report forms under the HSR Act with the FTC and the Antitrust Division and to make any other necessary filings with the applicable governmental entities related to the transactions contemplated by the Merger Agreement, including the Transactions, and the Conditional Purchase/Option Agreement and to use their best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division or such other governmental entities for additional information or documentation. Provided that following receipt of such approvals the Purchaser (or one of its affiliates) acquires at least 28,138,000 Borden Shares pursuant to the Exchange Offer and/or the Option, Borden has agreed to make any and all divestitures or undertakings required by the FTC, the Antitrust Division or any other applicable governmental entity in connection with the Transactions, which divestitures in each case shall be reasonably acceptable to the Partnership and the Purchaser.

    Employee Benefits Matters. Pursuant to the Merger Agreement, prior to the occurrence of a "Change in Control" as defined in the Supplemental Benefit Trust Agreement between Borden and

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Wachovia Bank of North Carolina, N.A. (the "Trust Agreement"), Borden has agreed to take all such action as may be necessary so that no funding of the Trust created thereunder will occur as a result of the transactions contemplated by the Merger Agreement. The Trust Agreement will be amended prior to a Change in Control to permit the disposition of all Borden Shares held thereunder. Borden may amend certain benefit plans that would have been required to be funded pursuant to the terms of the Trust Agreement in a manner which provides for a lump-sum distribution to, but does not result in the constructive receipt of compensation by, a covered employee of his or her deferred compensation thereunder in the event of the involuntary termination or normal retirement (under Borden's Employees Retirement Income Plan) of such employee.

    Prior to the effective time of the Merger, the Purchaser will not request that Borden cancel, and Borden will be under no obligation to cancel, certain agreements ("Core Management Agreements") between Borden and certain executives of Borden designated by Borden which provide for certain payments and benefits in the event of certain terminations of employment.

    The Purchaser (or its affiliate) has agreed to continue Borden's Non-Exempt Associate Assistance Program and Exempt Associate Assistance Program, on terms no less favorable than the terms in existence on the date of the Merger Agreement, for the one-year period following the effective time of the Merger. Pursuant to the Merger Agreement, Borden is required to maintain, for the two-year period following the effective time of the Merger, employee plans and programs which are substantially similar in the aggregate to those pension and welfare plans maintained for employees of Borden generally.

    Borden has agreed that neither it nor any of its affiliates will accelerate the payment of any deferred award under any bonus plan or arrangement nor award or pay any pro rata awards thereunder as a result, or in anticipation, of the transactions contemplated by the Merger Agreement; provided that Borden may pay the 1994 annual bonuses pursuant to its Management Incentive Plan or other similar annual bonus plan in a manner which is consistent with past practice and the achievement of goals set forth therein.

    Borden also has agreed to ensure that no prohibited transaction (within the meaning of Section 406 of ERISA or 4975 of the Internal Revenue Code) will occur with respect to any Borden Plan as a result of the transactions contemplated by the Merger Agreement.

    With respect to any of certain employees of Borden, in lieu of any other severance arrangement for such individual, Borden has agreed to pay such employee in the event of that employee's termination by Borden after a "Change in Control" without "Cause" (as those terms are defined in the Core Management Agreements) a cash severance amount equal to twelve months of salary. The special severance payments described herein will no longer be applicable when twelve (eighteen for one employee) months have elapsed after the Change in Control. For certain executives of Borden, such executive's letter of employment will be modified so that a termination without Cause prior to the second anniversary of a Change in Control (as defined in such letters) will include a termination by the executive due to the occurrence of any one of the following events without his advance consent: (i) the executive's office is relocated to a different city; (ii) the executive's base salary is reduced or his bonus opportunity is materially lower than other Borden executives of comparable rank;
(iii) there is a material diminution in the nature or scope of the authority or responsibilities attached to the executive's position (and, for this purpose, a diminution in nature or scope of authority or responsibilities will not be deemed to occur simply because the company or business in which the executive is engaged has changed in size or structure); or (iv) in the case of one executive, the business (either separately or as part of a larger business unit) in which the executive is engaged is sold or otherwise disposed of. The maximum payment Borden would be required to pay to management described above as a result of the transaction assuming all change in control payments on termination and other severance payments are triggered (including those in the immediately preceding sentence) is estimated to be approximately $31 million.

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    Indemnification and Insurance. Under the Merger Agreement, the certificate of incorporation and by-laws of the surviving corporation in the Merger shall contain provisions eliminating personal liability of directors and officers of the surviving corporation and with respect to indemnification, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the effective time of the Merger in any manner that would adversely affect the rights thereunder of individuals who at such time were directors, officers, agents or employees of Borden.

    In addition, pursuant to the Merger Agreement, the surviving corporation in the Merger will maintain in effect for six years from the effective time of the Merger policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous than those policies maintained by Borden at the date of the Merger Agreement, with respect to matters occurring prior to the effective time of the Merger, to the extent available, and having the maximum available coverage under the current policies of directors and officers' liability insurance; provided that such surviving corporation will not be required to spend in excess of a $3 million annual premium therefor; provided further that if such surviving corporation would be required to spend in excess of a $3 million premium per annum to obtain insurance having the maximum available coverage under the current policies, such surviving corporation will be required, subject to availability, to spend $3 million to maintain or procure such insurance coverage, subject to its availability.

    In furtherance of and not in limitation of the preceding paragraph, the Partnership and the Purchaser have agreed that the officers and directors of Borden that are defendants in all litigation commenced by shareholders of Borden with respect to (x) the performance of their duties as such officers and/or directors under federal or state law (including litigation under federal and state securities laws) and (y) the Purchaser's offer or proposal to acquire Borden, including, without limitation, any and all such litigation commenced on or after September 11, 1994 (the "Subject Litigation"), will be entitled to be represented, at the reasonable expense of Borden, in the Subject Litigation by one counsel (and New Jersey counsel if appropriate and one local counsel in each jurisdiction in which a case is pending) each of which such counsel will be selected by a plurality of such director defendants; provided that neither Borden nor the surviving corporation nor the Partnership shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and that a condition to the indemnification payments provided as described above shall be that such director defendant not have settled any Subject Litigation without the consent of the Partnership or the surviving corporation; and provided further that the surviving corporation and the Partnership shall have no obligation to any officer/director defendant when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such officer/director defendant in the manner contemplated by the Merger Agreement is prohibited by applicable law.

    Redemption of Series B Preferred Stock. The Merger Agreement provides that, if the Minimum Condition is satisfied without having been waived or lowered, Borden will, promptly after consummation of the Exchange Offer, in the manner and to the extent permitted by the Charter, redeem all of its outstanding shares of Preferred Stock-Series B prior to any record date in connection with the Proposed Merger at the amount provided for redemption in the Charter, and Borden has agreed, subject to first obtaining required approvals under certain debt instruments of Borden, promptly to commence taking all steps necessary to effect such redemptions.

    Redemption of Rights. Pursuant to the Merger Agreement, Borden has agreed to redeem all outstanding Rights at a redemption price of one and two-thirds cents per Right effective immediately prior to the acceptance for exchange of any Borden Shares pursuant to the Exchange Offer, provided that the Minimum Condition is satisfied in the Exchange Offer. In accordance with the Merger Agreement, Borden has amended the Rights Agreement so that none of the execution or the delivery of the Merger Agreement or the Conditional Purchase/Option Agreement, or both such agreements taken together, or commencement of the Exchange Offer or the acceptance of Borden Shares for exchange pursuant to the Exchange Offer, or the consummation of the transactions contemplated by the

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Conditional Purchase/Option Agreement will (i) trigger the exercisability of the
Rights, the separation of the Rights from the stock certificates to which they are attached or any other provisions of the Rights Agreement, including causing the Partnership and/or the Purchaser from becoming an Acquiring Person (as defined in the Rights Agreement), the occurrence of a Distribution Date (as defined in the Rights Agreement) or a Shares Acquisition Date (as defined in the Rights Agreement) or (ii) trigger the right of the holders of the common units of Borden Chemicals and Plastics Limited Partnership, pursuant to the Second Amended and Restated Deposit Agreement dated February 16, 1993, to require
Borden to purchase the common units held by such holders. Borden and the Partnership have also agreed in the Merger Agreement that, if Borden amends any provision of the Rights Agreement in connection with a Transaction Proposal (or with respect to any person) or if the application of the Rights Agreement or any provision thereof is enjoined with respect to any person or Transaction Proposal or if Borden agrees to redeem the Rights on terms more favorable than the terms set forth with respect to the Partnership and the Purchaser in the Merger Agreement (any of such events, a "Third Party Rights Amendment") in a manner that makes such Third Party Rights Amendment less restrictive with respect to such person, or in connection with such Transaction Proposal, or is otherwise more favorable with respect to such person, or in connection with such Transaction Proposal, than the Rights Agreement as then in effect with respect to Parent and Purchaser, Borden will be deemed (if and to the extent possible and without derogating the obligations of Borden pursuant to the next sentence), without the necessity of any action by Borden or the Rights Agent, to have so amended the Rights Agreement with respect to the Partnership and the Purchaser to the same extent or to have agreed to redeem the Rights with respect to Partnership and the Purchaser on terms as favorable. Borden has agreed to notify the Partnership promptly of any Third Party Rights Amendment and simultaneously with the execution of the Third Party Rights Amendment to execute a written amendment to the Rights Agreement with respect to the foregoing.

    Conditions to Each Party's Obligations to Effect the Merger. The Merger Agreement provides that the respective obligation of each party to effect the Merger is subject to the following conditions: (i) if required by New Jersey law or the Charter, the approval of Borden's shareholders shall have been obtained;
(ii) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired; (iii) Borden Shares shall have been purchased pursuant to the Exchange Offer; (iv) the Registration Statement shall have become effective, and any required post-effective amendment shall have become effective, under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration of the Holdings Common Stock to be exchanged for shares of Borden Common Stock shall have been complied with; and (v) no statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits the consummation of the Merger, whether temporary, preliminary or permanent, provided, however, that the parties have agreed to use their best efforts to have any such order, decree or injunction vacated.

    Conditions to Obligation of Borden. Pursuant to the Merger Agreement, if fewer than 66 2/3% of the Borden Shares outstanding on a fully diluted basis (other than dilution due to the Rights) shall have been accepted for exchange in the Exchange Offer, the obligation of Borden to effect the Merger is further subject to the condition that the representation and warranty of the Purchaser and the Partnership to the effect that, except as disclosed in documents filed by Holdings with the Commission, since the date of the most recent audited financial statements included in such documents, Holdings has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any change in the business, financial condition or results of operations of Holdings or any of its subsidiaries which has had, or would reasonably be expected to have, a Material Adverse Effect with respect to Holdings shall be true and correct, as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date.

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    Conditions to Obligations of the Purchaser and the Partnership to Effect the
Merger. If fewer than 66 2/3% of the Borden Shares outstanding on a fully diluted basis (other than dilution due to the Rights) shall have been accepted for exchange in the Exchange Offer, the obligations of the Purchaser and the Partnership to effect the Merger are further subject to the following conditions: (i) the representation and warranty of Borden to the effect that, except as disclosed in SEC Documents filed by Borden with the Commission, since the date of the most recent audited financial statements included in such documents, Borden has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any change in the business, financial condition or results of operations of Borden or any of its subsidiaries which has had, or would reasonably be expected to have a Material Adverse Effect with respect to Borden shall be true and correct, as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date; (ii) subject to certain exceptions, Borden shall have performed in all material respects certain affirmative covenants required to be performed by it under the Merger Agreement at or prior to the effective date; and (iii) the representation and warranty referred to in clause (e) of the second paragraph under "Representations and Warranties" above, applied mutatis mutandis to the documents filed by Borden with the Commission since the date of the Merger Agreement, shall be true and correct in all material respects as of closing date as though made on and as of the closing date.

    Notwithstanding the foregoing, the obligations of Borden or the Purchaser and the Partnership under the Merger Agreement to effect the Merger are not subject to the satisfaction or waiver of any of the conditions described in the two preceding paragraphs to the extent that the failure of any such condition to be satisfied is the result of any action approved by a majority of those directors of Borden who are designees or representatives of the Partnership or to the extent the same results from affirmative action taken by Borden with the knowledge of its Board of Directors while a majority of the directors of Borden consists of persons designated or elected by the Partnership.

    Termination. The Merger Agreement may be terminated and the Merger contemplated thereby may be abandoned at any time, notwithstanding approval thereof by the shareholders of Borden, but prior to the effective time of the
Merger: (a) by mutual written consent of the Partnership, the Purchaser and Borden; (b) by the Partnership or Borden, if any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States or any country or economic region in which either Borden or the Partnership, directly or indirectly, has material assets or operations, shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (c) by the Partnership if due to an occurrence or circumstance which would result in a failure to satisfy any of the conditions to the Exchange Offer the Purchaser shall have terminated the Exchange Offer, unless such termination shall have been caused by or resulted from the failure of the Partnership or the Purchaser to perform in any material respect their material covenants and agreements contained in the Merger Agreement; (d) by the Partnership, if Borden shall have modified or amended in any respect materially adverse to the Partnership or the Purchaser or withdrawn its approval or recommendation of the Exchange Offer, the Merger or the Merger Agreement, provided that any communication that advises that Borden has received a Transaction Proposal or is engaging in certain permitted activities with respect to a Transaction Proposal and that takes no action or position with respect to the Exchange Offer, the Merger, the Merger Agreement or any Transaction Proposal shall not be deemed to be a withdrawal, modification or amendment of Borden's approval or recommendation of the Exchange Offer, the Merger or the Merger Agreement and provided, further, that a "stop-look-and-listen" communication with respect to the Exchange Offer, the Merger or the Merger Agreement of the nature contemplated in Rule 14d-9(e) under the Exchange Act made by Borden as a result of a Transaction Proposal (whether or not a tender offer), without more, shall not be deemed to be a modification or amendment of Borden's approval or recommendation of the Exchange Offer, the Merger or the Merger Agreement that is materially adverse to the Partnership or the Purchaser, if within 10 business days after the date of such communication Borden shall have reaffirmed its recommendation of the Exchange Offer, the Merger and the Merger Agreement; (e) by

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the Partnership if Borden shall have (i) entered into any definitive agreement to effect the transaction contemplated by a Transaction Proposal, (ii) recommended any Transaction Proposal from a person other than the Partnership or the Purchaser or any of its affiliates or (iii) resolved to do any of the foregoing; (f) by the Partnership, if any corporation (including Borden or any of its subsidiaries), partnership, person, other entity or group (as defined in
Section 13(d)(3) of the Exchange Act) other than the Partnership or any of its subsidiaries (collectively, "Persons") shall have become the beneficial owner of more than 35% of the outstanding Borden Shares (excluding any dilution due to the Rights) (an "Alternative Acquisition"); (g) by Borden if (i) due to an occurrence or circumstance that would result in a failure to satisfy any of the conditions of the Exchange Offer the Purchaser shall have terminated the Exchange Offer, unless such termination shall have been caused by or resulted from the failure of Borden to perform in any material respect its material covenants and agreements contained in the Merger Agreement or (ii) prior to the exchange of Borden Shares pursuant to the Exchange Offer, any person shall have made a bona fide Transaction Proposal (A) that the Board of Directors of Borden determines in its good faith judgment is more favorable to Borden's shareholders than the Exchange Offer and the Merger and (B) as a result of which the Board of Directors concludes in good faith that termination of the Merger Agreement is necessary or appropriate in order for the Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law, provided that such termination under this clause (ii) shall not be effective until payment of the full fee and expense reimbursement required as described under "--Certain Required Payments" below; (h) by the Partnership or Borden if, without fault of the terminating party, the effective time of the Merger shall not have occurred on or before June 30, 1995 (provided, that the right to terminate the Merger Agreement under this clause (h) shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or results in, the failure of the Merger to have been consummated within such period); (i) by Borden if (i) on or after December 15, 1994, the termination date of the waiver granted to Borden of certain provisions relating to changes in control of the credit agreement dated as of August 16, 1994 among Borden and the banks' party thereto shall not then extend past December 15, 1994 and (ii) Borden (A) shall have received written notice from the administrative agent under such credit agreement that, as a result of the applicability of such provisions, all amounts payable under the credit agreement and the other related loan documents shall have become and be due and payable (and provided that the Merger Agreement shall be deemed to be terminated without any further action by any party immediately prior to the receipt by Borden of such notice), (B) shall have been advised in writing by the administrative agent that, as a result of such provisions, the required number of banks have requested or consented to such action or (C) Borden shall reasonably believe either such action referred to in (A) or (B) above to be imminent based on communications with the administrative agent, any of the banks party to such credit agreement or representatives thereof; or (j) by the Partnership or Borden if any required approval of the shareholders of Borden shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof.

    Amendment. Subject to the concurrence of a majority of the Independent Borden Directors (following the election or appointment of the Partnership's designees pursuant to the Merger Agreement and prior to the effective time of the Merger), the Merger Agreement may be amended or supplemented at any time before or after the date on which a majority of the board of directors of Borden shall consist of designees or representatives of the Partnership but, after such date, no amendment shall be made which decreases or increases the Exchange Ratio or which adversely affects the rights of Borden's shareholders under the Merger Agreement without the approval of Borden and Borden's shareholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of the parties.

    Extension; Waiver. Subject to the concurrence of a majority of the Independent Borden Directors (following the election or appointment of the Partnership's designees pursuant to the Merger Agreement and prior to the effective time of the Merger), at any time prior to the effective time of the Merger, the parties may (i) extend the time for the performance of any of the obligations or other acts of the

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other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein of the other parties hereto or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other parties hereto with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights under the Merger Agreement shall not constitute a waiver of such rights.

    Certain Required Payments. Pursuant to the Merger Agreement, Borden has agreed promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, to reimburse the Parent and the Purchaser for all of their Expenses (as defined below) as incurred from time to time in an aggregate amount of up to $15 million, against which aggregate amount Expenses actually reimbursed (other than the fee in the amount of $20 million (the "Initial Advisory Fee") reimbursed by Borden upon the execution of a certain letter agreement dated September 11, 1994 between the Parent and Borden (the "Letter Agreement")) may be credited. The term "Expenses" includes all out-of-pocket expenses and fees including the fees and disbursements of counsel, financial printers, experts, consultants and accountants, as well as all fees and expenses payable to investment banking firms and other financial institutions and their respective agents and counsel, whether incurred prior to, on or after the date of the Merger Agreement, incurred in connection with the transactions contemplated by the Merger Agreement, the Letter Agreement and the Conditional Purchase/Option Agreement. The parties have acknowledged that the reimbursement of the Initial Advisory Fee shall not limit the reimbursement of any additional advisory fees paid by the Parent or the Purchaser to non-affiliates of the Purchaser.

    Under the Merger Agreement, if (i) (x) prior to termination of the Merger Agreement, any Person shall have commenced, publicly proposed or communicated to Borden a Transaction Proposal (a "Pre-Termination Transaction Proposal") (y) the Merger Agreement is terminated and (z) on or prior to June 30, 1996, any Person who commenced, publicly proposed or communicated to Borden a Pre-Termination Transaction Proposal enters into any definitive agreement to effect the transaction contemplated by such Transaction Proposal (whether or not related to such Pre-Termination Transaction Proposal) or effects an Alternative Acquisition; or (ii) prior to the purchase of Borden Shares pursuant to the Exchange Offer, the Merger Agreement is terminated pursuant to clause (d) under "--Termination" above (other than solely in the event that the average of the closing sales prices of the Holdings Common Stock as reported on the NYSE Composite Tape for the Valuation Period is less than the price per share that would yield an Exchange Ratio of 2.375 or less without giving effect to any minimum or maximum Exchange Ratio pursuant to the definition thereof) or (iii) prior to the purchase of Borden Shares pursuant to the Exchange Offer, the Merger Agreement is terminated pursuant to clause (e), (f) or clause (g)(ii) under "--Termination" above, then in each case, Borden shall promptly, but in no event later than one business day after the first of such events shall occur, pay KKR a fee of $30 million in cash, which amount shall be payable in same day funds. No more than $30 million in aggregate shall be payable to KKR and no fee shall be payable to KKR pursuant to this provision if $30 million has been paid to KKR as described in the succeeding paragraph.

    If the Parent, together with any subsidiary or affiliate of the Parent including the Purchaser, shall acquire beneficial ownership (in one or more transactions) of a majority of the outstanding shares of Borden Common Stock, then Borden shall promptly, but in no event later than one business day after such event shall occur, pay KKR a fee of $30 million in cash, which amount shall be payable in same day funds. No fee shall be payable to KKR pursuant to this provision if $30 million has been paid to KKR as described in the preceding paragraph.

    If the fee of $30 million in cash required to be paid by Borden to KKR as described in the two immediately preceding paragraphs (the "Transaction Fee") is not paid within five business days after the events set forth above requiring payment of the Transaction Fee occur, KKR, at its sole option, may demand (the "Fee Demand") that Borden tender to KKR, immediately in satisfaction of the Transaction Fee, such number of shares (rounded to the nearest whole share) of
(i) Borden Common Stock

((A) if it is publicly traded and (B) which at the request of KKR shall be issued in shares of treasury stock, if available) or (ii), at the sole option of KKR if the Option shall have been exercised, and Borden shall at the time own Holdings Common Stock that is not subject to any other call or exchange right, Holdings Common Stock equal to (x) $30 million divided by (y) the Average Market Price. The term "Average Market Price" means the average of the average of the high and low prices of Borden Common Stock, or Holdings Common Stock, as the case may be, as reported on the NYSE Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the Fee Demand. Borden has acknowledged that it is obligated to pay the Transaction Fee in cash and that such obligation is not derogated in any respect by the existence of the option of KKR to seek satisfaction of such obligation by means of the Fee Demand.

    In addition to the foregoing, Borden has agreed in the Merger Agreement promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, to reimburse KKR, the Parent and the Purchaser for all reasonable out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting Expenses and the Transaction Fee as a result of any willful breach by Borden of its obligations described above.

    Except as otherwise provided above, under the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement and the Conditional Purchase/Option Agreement will be paid by the party incurring such expenses (including, in the case of Borden, the costs of printing the Schedule 14D-9 and any other filings to be printed, and in each case all exhibits, amendments or supplements thereto). Notwithstanding the foregoing, the costs and expenses of preparing and distributing any proxy statement and obtaining and complying with the antitrust requirements of any governmental entity will be paid by Borden.

    No Recourse Provisions. Nothwithstanding anything that may be expressed or implied in the Merger Agreement, no recourse under the Merger Agreement or the Conditional Purchase/Option Agreement or any documents or instruments delivered in connection therewith shall be had against any officer, agent or employee of the Partnership or against any partner of the Partnership or any director, officer, employee, partner, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, and no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by an officer, agent or employee of the Partnership or any partner of the Partnership or any director, officer, employee, partner, affiliate or assignee of any of the foregoing, as such for any obligations of the Partnership under the Merger Agreement or any documents or instruments delivered in connection with the Merger Agreement or the Conditional Purchase/Option Agreement or for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, that the foregoing limitation of liability shall in no way constitute a limitation on the rights of Borden to enforce any remedies it may have against the undistributed assets of the Partnership for the collection of any obligations or liabilities in connection with the Merger Agreement or the Conditional Purchase/Option Agreement.

    Dissenters' Rights. Holders of Borden Common Stock will not be entitled to dissenters' rights under New Jersey law in connection with the Exchange Offer or the Merger, and the Purchaser does not intend to accord dissenters' rights to holders of Borden Common Stock unless required by applicable law.

CONDITIONAL PURCHASE/OPTION AGREEMENT

    Pursuant to the Conditional Purchase/Option Agreement, Borden has granted to the Purchaser the irrevocable Option to purchase up to 28,138,000 Option Shares (or approximately 19.9% of the outstanding Borden Shares as of the date hereof), on the terms and subject to the conditions set forth therein. At the time that the Option is exercised, Borden will designate whether the Option Shares shall be newly issued shares or shares of treasury stock of Borden.

    Exercise of Option. Under the Conditional Purchase/Option Agreement, the Option may be exercised by the Purchaser (or its designee, which designee must be the Partnership or a direct or indirect wholly owned subsidiary of the Partnership and which may, in any such case, act for itself and/or as agent for one or both of the Common Stock Partnerships, as the case may be), in whole or in part, at any time, or from time to time, during the period beginning on the date of the Conditional Purchase/Option Agreement and ending on the Option Expiration Date, provided that if the Purchaser (or its designee) has not exercised the Option in whole or in part prior to the expiration of the Exchange Offer, it will not be entitled to exercise the Option thereafter if it waives or otherwise reduces the Minimum Condition and accepts fewer than 41% of the outstanding Borden Shares for payment in the Exchange Offer.

    Pursuant to the Conditional Purchase/Option Agreement, the purchase of Borden Shares upon exercise of the Option will occur only if (i) such purchase would not otherwise violate or cause the violation of, any applicable law or regulations (including, the HSR Act, the Exchange Act and the rules and regulations thereunder, or the rules of the NYSE) and (ii) no statute, rule, regulation, decree, order or injunction shall have been promulgated, enacted, entered into or enforced by any governmental agency or authority or court which prohibits delivery of the Borden Shares, whether temporary, preliminary or permanent (provided, however, that the parties shall have agreed to use their best efforts to have any such order, decree or injunction vacated or reversed). In the event a closing of such purchase is delayed as a result of clause (i) or
(ii) above, the Purchaser shall not be obligated to purchase any Borden Shares after the date nine months following the date of its notice of exercise of the Option.

    Conversion of Option. The Conditional Purchase/Option Agreement provides that, upon the Conversion Date, if any, the Option will be converted in part from an irrevocable option to purchase the Borden Shares into an obligation on the part of the Purchaser (or its designee, which designee must be the Partnership or a direct or indirect wholly owned subsidiary of the Partnership and which may, in any such case, act for itself and/or as agent for one or both of the Common Stock Partnerships, as the case may be) to make the Mandatory Purchase, on the terms and subject to the conditions set forth in the Conditional Purchase/Option Agreement, of the Mandatory Purchase Shares. Borden Shares subject to the Option in excess of the number of Mandatory Purchase Shares will continue to be subject to purchase at the option of the Purchaser.

    Payments. The Conditional Purchase/Option Agreement provides that, in the event the Purchaser exercises the Option, the Purchaser (or, at the Purchaser's option, its designee) will, at any closing or Mandatory Purchase closing, as the case may be, deliver to Borden, such number of shares (rounded to the nearest whole share) of Holdings Common Stock as will equal the product of the Option Exchange Ratio and the number of Borden Shares purchased pursuant to the exercise of the Option.

    In the event that a payment is actually made to the Partnership pursuant to the provisions of the Merger Agreement described in the second paragraph under "--Merger Agreement--Certain Required Payments," the Option Purchase Price will be adjusted upward (retroactively if necessary and net of any taxes or brokerage fees paid in connection with the sale, tender or exchange of shares by Purchaser or its designee, which designee must be the Partnership or a direct or indirect wholly owned subsidiary of the Partnership) to reflect (i) with respect to any Borden Shares sold, tendered, or exchanged in any third party transaction that triggers a payment pursuant to such provisions of the Merger Agreement, the price per share (subject to the calculation principles described in the next succeeding sentence) actually paid to holders of Borden Common Stock as a result of any such third party transaction and (ii) with respect to any Borden Shares sold, tendered or exchanged to another party or parties by Purchaser (or its designee) other than pursuant to such third party transaction, the price per share (subject to the calculation principles set forth in the next succeeding sentence) actually paid to Purchaser (or its designee) by such other party or parties in consideration for such Borden

Shares (the "Option Purchase Price Adjustment"). To the extent the "price per share" referred to in the preceding sentence consists in whole or in part of non-cash consideration, it will be based on the trading market value thereof or if there is no trading market for such consideration, the fair market value as determined by an independent investment banker jointly selected by the Purchaser and Borden. The Option Purchase Price Adjustment shall be payable with respect to shares actually sold, tendered or exchanged promptly following receipt of the consideration therefor (and, if necessary, the valuation thereof), and the Purchaser agrees promptly, but in no event later than two business days following such event, to notify Borden of the receipt of such consideration. The Partnership agrees promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, to reimburse Borden for all reasonable out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting the Option Purchase Price Adjustment as a result of any willful breach by the Partnership of its obligations in connection with the Option Purchase Price Adjustment.

    Representations and Warranties of the Purchaser. The Conditional Purchase/Option Agreement contains customary representations and warranties of the Purchaser and the Partnership relating to, among other things: (a) organization, standing and similar matters; (b) the authorization, execution, delivery, performance and enforceability of the Conditional Purchase/Option Agreement and related matters; (c) no material conflicts with laws or agreements of the Purchaser, the Partnership and Holdings; (d) with respect to the Purchaser only, distribution of the Borden Shares that would be acquired upon exercise of the Option in compliance with the Securities Act; and (e) with respect to the Partnership only, title to shares of Holdings Common Stock.

    The Conditional Purchase/Option Agreement also contains customary representations and warranties of Borden relating to, among other things: (a) organization, standing and similar corporate matters; (b) the authorization, execution, delivery, performance and enforceability of the Conditional Purchase/Option Agreement and related matters; (c) no material conflicts with laws or agreements of Borden or its subsidiaries; (d) certain resolutions of Borden's Board of Directors; (e) certain amendments to the Rights Agreement in connection with the Transactions; and (f) distribution of the shares of Holdings Common Stock that would be acquired upon exercise of the Option in compliance with the Securities Act.

    Adjustment Upon Changes in Capitalization. Pursuant to the Conditional Purchase/Option Agreement, in the event of any change in the number (or conversion or exchange) of issued and outstanding shares of Borden Common Stock by reason of any stock dividend, split-up, merger, recapitalization, combination, exchange of shares, spin-off or other change in the corporate or capital structure of Borden which could have the effect of diluting or otherwise diminishing the Purchaser's rights under the Conditional Purchase/Option Agreement (including any issuance of Borden Common Stock or other equity security of Borden at a price below the fair value thereof), the number and kind of Borden Shares or other securities subject to the Option and the Option Exchange Ratio therefor will be appropriately adjusted so that the Purchaser will receive upon exercise of the Option (or at the closing of the purchase upon such exercise) the number and kind of shares or other securities or property that the Purchaser would have received in respect of the Borden Shares that the Purchaser is entitled to purchase upon exercise of the Option if the Option had been exercised (or such closing had occurred) immediately prior to such event.

    Registration Rights. The Conditional Purchase/Option Agreement provides that, if the Option is exercised, Borden will extend to the Purchaser (or its designee) registration rights with respect to the Option Shares on substantially the same terms and subject to the same conditions as Holdings has extended to the Partnership pursuant to the Registration Rights Agreement dated July 15, 1990 between Holdings and the Partnership (the "Registration Rights Agreement"), a copy of which is on file with the Commission, except that only the first two registrations of Registrable Securities (as defined in the Registration Rights Agreement) will be at the expense of Borden.

    The Conditional Purchase/Option Agreement also provides that, if the Option is exercised, then subject in all respects to the terms and conditions of the Registration Rights Agreement, Borden will succeed with respect to the shares of Holdings Common Stock acquired as a result of the exercise of the Option to the rights and obligations of a subsequent Holder (as defined in the Registration Rights Agreement) under such agreement, unless, in the written opinion of counsel to Holdings, which opinion shall be delivered to Borden and shall be reasonably satisfactory in form and substance to Borden and its counsel, registration of the shares of Holdings Common Stock acquired as a result of the exercise of the Option is not required to lawfully sell and distribute such shares in the manner contemplated by Borden. By its execution of the Conditional Purchase/Option Agreement, Borden has agreed to be bound by the terms of the Registration Rights Agreement. If the Option is exercised, the Partnership and Borden have agreed that Borden will be entitled to two registrations at the expense of Holdings (or if Holdings refuses to bear such expenses, at the expense of the Partnership or the Purchaser) of Registrable Securities and, subject to the terms of the Registration Rights Agreement, such other registrations at its own expense as it shall request.

    Board of Directors. The Conditional Purchase/Option Agreement includes provisions relating to the Purchaser's designation of persons as directors of Borden following the exercise of the Option similar to those described with respect to the Merger Agreement under "--Merger Agreement--Board of Directors" above.

    Amendments. The Conditional Purchase/Option Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties thereto.

    Certain Antitrust Matters and Divestitures. In the Conditional Purchase/Option Agreement, Borden has made certain agreements relating to antitrust matters and divestitures similar to those described with respect to the Merger Agreement under "--Merger Agreement--Certain Antitrust Matters and Divestitures."

                           RJR NABISCO HOLDINGS CORP.


    The operating subsidiaries of Holdings owned through RJRN comprise one of the largest tobacco and food companies in the world. In the United States, the tobacco business is conducted by RJRT, the second largest manufacturer of cigarettes, and the packaged foods business is conducted by Nabisco, the largest manufacturer and marketer of cookies and crackers. Tobacco operations outside the United States are conducted by Tobacco International and food operations outside the United States and Canada are conducted by Nabisco International, a subsidiary of Nabisco. Together, RJRT's and Tobacco International's tobacco products are sold around the world under a variety of brand names. Food products are sold in the United States, Canada, Latin America and certain other international markets.


    Domestic Tobacco. RJRT's largest selling cigarette brands in the United States include WINSTON, DORAL, SALEM, CAMEL, MONARCH and VANTAGE. RJRT's other cigarette brands, including BEST VALUE, MORE, NOW, STERLING, MAGNA and CENTURY, are marketed to meet a variety of smoker preferences. All RJRT brands are marketed in a variety of styles. A primary long-term objective of RJRT is to increase earnings and cash flow through selective marketing investments in its key brands and continual improvements in its cost structure and operating efficiency. Marketing programs for full-price brands are designed to build brand awareness and add value to the brands in order to retain current adult smokers and attract adult smokers of competitive brands. RJRT believes it is essential to compete in all segments of the cigarette market, and accordingly offers a range of lower-priced brands intended to appeal to more cost-conscious adult smokers. Based on data collected for RJRT by an independent market research firm, RJRT had an overall share of retail consumer cigarette sales during 1993 of 29.8%, an increase of approximately one share point from 1992.

    International Tobacco. Tobacco International operates in over 160 markets around the world and is the second largest of two international cigarette producers that have significant positions in the American Blend segment of the international tobacco market. Tobacco International markets over 55 brands of which WINSTON, CAMEL and SALEM, all American Blend cigarettes, are its international leaders. Tobacco International has strong brand presence in Western Europe and is well established in its other key markets in the Middle East/Africa, Asia and Canada. Tobacco International is aggressively pursuing development opportunities in Eastern Europe and the former Soviet Union.

    Nabisco. Nabisco's domestic operations represent one of the largest packaged food businesses in the world. Through its domestic divisions, Nabisco manufactures and markets cookies, crackers, snack foods, hard and bite-size candy, gum, nuts, hot cereals, margarine, pet foods, dry-mix dessert products and other grocery products under established and well-known trademarks, including OREO, CHIPS AHOY!, NEWTONS, SNACKWELL'S, RITZ, PREMIUM, LIFE SAVERS, PLANTERS, A.1, GREY POUPON, MILK-BONE, ORTEGA, CREAM OF WHEAT, FLEISCHMANN'S and BLUE BONNET. Nabisco Biscuit Company ("Nabisco Biscuit") is the largest manufacturer and marketer in the United States cookie and cracker industry with nine of the top ten selling brands, each of which had annual sales of over $100 million in 1993. Overall, in 1993, Nabisco Biscuit had a 37% share of the domestic cookie industry sales and a 55% share of the domestic cracker industry sales, in the aggregate more than three times the share of its closest competitor. In 1992, Nabisco Biscuit became the leading manufacturer and marketer of no fat/reduced fat cookies and crackers with the introduction of the SNACKWELL'S line. In 1993, the SNACKWELL'S brand recorded net sales of $186 million, which made SNACKWELL'S the sixth largest cookie/cracker brand in the United States. Based on 1993 net sales, LIFE SAVERS is the largest selling hard roll candy in the United States, with an approximately 25.4% share of the hard roll candy category, and PLANTERS nuts are the clear leader in the packaged nut category, with a market share of more than five times that of its nearest competitor.

    Nabisco International is a leading producer of powdered dessert and drink mixes, biscuits, baking powder and other grocery items, industrial yeast and bakery ingredients in many of the 17 Latin American countries in which it has operations. Nabisco International has significantly increased its presence in Europe through the acquisition of Royal Brands S.A. in Spain and Royal Brands Portugal.


    RJRN was acquired in 1989 by an indirect, wholly owned subsidiary of Holdings (the "Acquisition") at the direction of KKR. Prior to the Acquisition, RJRN was a publicly held corporation. See "Significant Considerations--KKR Ownership."

RECENT DEVELOPMENTS

    Nabisco Initial Public Offering and Related Transactions. On October 28, 1994, Nabisco filed a registration statement with the Commission for the initial public offering of 45 million shares of its Class A Common Stock (51.75 million shares if the underwriters' over-allotment options are exercised in full). For purposes of the filing, the initial offering price was estimated to be between $23 and $26 per share. Upon completion of the proposed public offering, Holdings would beneficially own 100% of Nabisco's outstanding Class B Common Stock, which would represent approximately 82.6% of the economic interest in Nabisco (80.5% if the underwriters' over-allotment options are exercised in full). Holders of Class A Common Stock of Nabisco generally would have identical rights to holders of Class B Common Stock except that holders of Class A Common Stock would be entitled to one vote per share while holders of Class B Common Stock would be entitled to ten votes per share on all matters submitted to a vote of stockholders. The registration statement has not become effective and there can be no assurance that such offering will be consummated.

    The initial public offering of shares of Nabisco is part of a broader proposed initiative of Holdings designed to reduce consolidated debt of Holdings by approximately $1 billion and establish a separately traded common stock for Nabisco. After completion of the proposed public offering, Holdings anticipates commencing a quarterly cash dividend on its common stock of $.075 per share or $.30 per share on an annualized basis. The proposed transactions are subject to the approval of lenders under RJRN's bank credit facilities.

    At the time of the proposed public offering, Nabisco is expected to have approximately $4.2 billion of intercompany debt and approximately $1.3 billion of borrowings under a short-term bank credit agreement. The net proceeds of the proposed public offering will be used by Nabisco to repay a portion of the borrowings under its bank facility.

    As part of the initiative, RJRN has called for redemption several issues of debt securities, including $1.5 billion of 10 1/2% Senior Notes due 1998, approximately $374 million of 8 3/8% Sinking Fund Debentures due 2017, $100 million of 13 1/2% Subordinated Debentures due 2001 and approximately $25 million of 7 3/8% Sinking Fund Debentures due 2001, all of which are redeemable with various redemption premiums. RJRN expects to fund these redemptions with borrowings under its existing credit facilities, proceeds from Holdings' Series C Preferred Stock offering completed on May 6, 1994 and internally generated cash flow. See "Selected Pro Forma Consolidated Financial Data."

    Upon completion of the proposed public offering of Nabisco, RJRN may seek to restructure approximately $6 billion of its domestic publicly held debt which currently limits the ability of Nabisco to incur long-term debt other than intercompany debt. The restructuring, which would require consent of public debtholders and lenders under bank facilities, may include one or more offers to exchange Nabisco debt securities for a portion of such debt. The goal of the exchange offers would be to permit Nabisco to establish long-term borrowing capacity independent of its parent and to reduce its intercompany debt. No assurance can be given that RJRN will seek to restructure its debt or that any such restructuring will be consummated.

    The Board of Directors of Holdings has adopted certain policies, which would become effective upon the closing of the Nabisco initial public offering. One policy would provide that Holdings would limit, until December 31, 1998, the aggregate amount of cash dividends on its capital stock. Under this policy, during that period Holdings would not pay any extraordinary cash dividends and would limit the amount of its cash dividends, cash distributions and repurchases for cash of capital stock and subordinated debt to an amount equal to the sum of $500 million plus (i) 65% of Holdings' cumulative consolidated net income before extraordinary gains or losses and restructuring charges and (ii) net cash proceeds of up to $250 million in any year from the sale of capital stock of Holdings or its subsidiaries (other than proceeds from the Nabisco initial public offering) to the extent used to repay, purchase or redeem debt or preferred stock. Another policy would provide that Holdings would not declare a dividend or distribution to its stockholders of the shares of capital stock of a subsidiary before December 31, 1996. Another policy sets forth the intention of Holdings that it would not make such a distribution prior to December 31, 1998 if that distribution would cause the ratings of the senior indebtedness of RJRN to be reduced from investment grade to non-investment grade or if, after giving effect to such distribution, any publicly held senior indebtedness of the distributed company would not be rated investment grade. There is no assurance that any such distribution will take place. Additional policies provide that an amount equal to the net cash proceeds from any issuance and sale of equity by Holdings or from any sale outside the ordinary course of business of material assets owned or used by subsidiaries in the tobacco business, in each case before December 31, 1998, would be used either to repay, purchase or redeem consolidated indebtedness or to acquire properties, assets or businesses to be used in existing or new lines of business and that an amount equal to the net cash proceeds of any secondary sale of shares of Nabisco before December 31, 1998 would be used to repay, purchase or redeem consolidated debt. No assurance can be given that Holdings will issue or sell any equity or sell any material assets outside the ordinary course of business.


    Termination of Agreement in Principle Relating to Borden. On October 25, 1994, Holdings and KKR concluded that they were unable to reach a definitive agreement for the transaction contemplated by their agreement in principle for Holdings to acquire a minority interest in Borden, as had been previously announced on September 12, 1994. The September 12, 1994 announcement indicated that, following KKR's successful acquisition of Borden, Holdings would issue to Borden approximately $500 million of newly issued common shares of Holdings for newly issued shares of Borden common stock representing a 20% pro forma interest in Borden and a warrant to acquire an additional 10% pro forma interest in Borden. The inability to reach agreement resulted from various complexities affecting the transaction, including certain accounting issues. In particular, because Holdings would have been required to account for its investment in Borden using the equity method (thereby being required to reflect a portion of Borden's potentially low or volatile earnings in its financial statements) and to amortize a substantial amount of goodwill resulting from the transaction, the proposed transaction would likely have had a dilutive effect on Holdings' near-term earnings. Attempts to resolve these issues by restructuring the transaction were unsuccessful. Holdings could in the future explore a basis on which it or its Nabisco subsidiary may acquire a minority equity interest in Borden in exchange for common stock of Holdings. However, Holdings is not currently engaged in any such negotiations, and there is no assurance that Holdings will seek to pursue any such negotiations or that any such negotiations will be successful.

                           RJR NABISCO HOLDINGS CORP.
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


    The selected consolidated financial data presented below as of September 30, 1994 and for the nine months ended September 30, 1994 and 1993 were derived from the Holdings Consolidated Condensed Financial Statements incorporated herein by reference. The selected consolidated financial data presented below as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 for Holdings were derived from the Holdings Consolidated Financial Statements, incorporated herein by reference, which have been audited by Deloitte & Touche LLP, independent auditors. In addition, the selected consolidated financial data as of December 31, 1991, 1990 and 1989, for the year ended December 31, 1990 and for the period from February 9, 1989 through December 31, 1989 for Holdings and for the period from January 1, 1989 through February 8, 1989 for RJRN were derived from the consolidated financial statements of Holdings and RJRN as of December 31, 1991, 1990 and 1989, for the year ended December 31, 1990 and for each of the periods within the one-year period ended December 31, 1989, not presented or incorporated herein by reference, which have been audited by Deloitte & Touche LLP, independent auditors. The data should be read in conjunction with the Holdings Consolidated Financial Statements and the Holdings Consolidated Condensed Financial Statements incorporated herein by reference.

                                                                     HOLDINGS                                      RJRN
                                     ------------------------------------------------------------------------   ----------
                                       FOR THE NINE
                                       MONTHS ENDED
                                       SEPTEMBER 30,                     FOR THE YEARS ENDED DECEMBER 31,
(DOLLARS IN MILLIONS EXCEPT PER      -----------------   -----------------------------------------------------------------
SHARE AMOUNTS)                        1994      1993      1993      1992      1991      1990               1989
                                     -------   -------   -------   -------   -------   -------   -------------------------
                                                                                                 2/9 TO 12/31   1/1 TO 2/8
                                                                                                 ------------   ----------
RESULTS OF OPERATIONS
 Net sales.........................  $11,322   $11,053   $15,104   $15,734   $14,989   $13,879     $ 12,114      $    650
                                     -------   -------   -------   -------   -------   -------       ------     ----------
 Cost of products sold.............    5,079     4,709     6,640     6,326     6,088     5,652        5,241           332
 Selling, advertising,
   administrative and
   general expenses................    3,789     4,182     5,731     5,788     5,358     4,801        4,276           295
 Amortization of trademarks and
   goodwill........................      469       466       625       616       609       608          557            10
 Restructuring expense.............    --        --          730       106     --        --          --            --
                                     -------   -------   -------   -------   -------   -------       ------     ----------
   Operating income(1).............    1,985     1,696     1,378     2,898     2,934     2,818        2,040            13
 Interest and debt expense.........     (828)     (910)   (1,209)   (1,449)   (2,217)   (3,176)      (3,340)          (44)
 Change in control costs...........    --        --        --        --        --        --          --              (247)
 Other income (expense), net.......      (81)       (4)      (58)        7       (69)      (44)         169            15
                                     -------   -------   -------   -------   -------   -------       ------     ----------
   Income (loss) from continuing
    operations before income
    taxes..........................    1,076       782       111     1,456       648      (402)      (1,131)         (263)
 Provision (benefit) for income
   taxes...........................      474       356       114       680       280        60         (156)          (66)
                                     -------   -------   -------   -------   -------   -------       ------     ----------
   Income (loss) from continuing
     operations....................      602       426        (3)      776       368      (462)        (975)         (197)
 Income (loss) from operations of
   discontinued businesses, net of
   income taxes(2).................    --        --        --        --        --        --              (1)           24
 Extraordinary item--(loss) gain on
   early extinguishments of debt,
   net of income
   taxes...........................     (145)     (110)     (142)     (477)    --           33       --            --
                                     -------   -------   -------   -------   -------   -------       ------     ----------
 Net income (loss).................      457       316      (145)      299       368      (429)        (976)         (173)
 Preferred stock dividends.........       98        33        68        31       173        50       --                 4
                                     -------   -------   -------   -------   -------   -------       ------     ----------
 Net income (loss) applicable to
   common stock....................  $   359   $   283   $  (213)  $   268   $   195   $  (479)    $   (976)     $   (177)
                                     -------   -------   -------   -------   -------   -------       ------     ----------
                                     -------   -------   -------   -------   -------   -------       ------     ----------
PER SHARE DATA
 Income (loss) from continuing
   operations
   per common and common equivalent
   share...........................  $   .33   $   .29   $  (.05)  $   .55   $   .22   $ (1.19)    $  (3.21)     $   (.89)
 Dividends per share of Series A
   Preferred Stock(3)..............     2.51      2.51      3.34      3.34       .49     --          --            --
 Dividends per share of Series C
   Preferred Stock(3)..............     2.44     --        --        --        --        --          --            --
BALANCE SHEET DATA
 (AT END OF PERIODS)
 Working capital...................      358     --      $   202   $   730   $   165   $(1,089)    $    106        --
 Total assets......................   31,851     --       31,295    32,041    32,131    32,915       36,412        --
 Total debt........................   11,205     --       12,448    14,218    14,531    18,918       25,159        --
 Redeemable preferred stock(4).....    --        --        --        --        --        1,795       --            --
 Stockholders' equity(5)...........   10,957     --        9,070     8,376     8,419     2,494        1,237        --
 Book value per common share after
   conversion of Series A Preferred
   Stock and Series C Preferred
   Stock...........................     5.94     --         5.77     --        --        --          --            --

                                                   (Footnotes on following page)

(Footnotes for preceding page)

- ------------

(1) The 1992 amount includes a gain of $98 million on the sale of the ready-to-eat cold cereal business.

(2) The 1989 amount for Holdings includes $237 million of interest expense allocated to discontinued operations.

(3) On November 8, 1991, Holdings issued 52,500,000 shares of Series A Preferred Stock and sold 210,000,000 Series A Depositary Shares. On May 6, 1994, Holdings issued 26,675,000 shares of Series C Preferred Stock and sold 266,750,000 Series C Depositary Shares. Because Series A Preferred Stock and Series C Preferred Stock mandatorily convert into Holdings Common Stock, dividends on such shares are reported similar to common equity dividends.

(4) On December 16, 1991, an amendment to the Amended and Restated Certificate of Incorporation of Holdings was filed which deleted the provisions providing for the mandatory redemption of the redeemable preferred stock of Holdings on November 1, 2015. Accordingly, such securities were presented as a component of Holdings' stockholders' equity as of December 31, 1992 and 1991. Such securities were redeemed on December 6, 1993.

(5) Holdings' stockholders' equity at September 30, 1994 and December 31 of each year from 1993 to 1989 includes non-cash expenses related to accumulated trademark and goodwill amortization of $3.484 billion, $3.015 billion, $2.390 billion, $1.774 billion, $1.165 billion and $.557 billion, respectively.

 See Notes to Holdings Consolidated Financial Statements and Holdings Unaudited
  Quarterly Consolidated Condensed Financial Statements incorporated herein by reference.

                          RJR NABISCO HOLDINGS CORP.
                 SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The Holdings Pro Forma Financial Statements reflect the effects of adjustments to the historical results of operations and financial condition of Holdings. The Holdings Pro Forma Financial Statements should be read in conjunction with the Holdings Consolidated Financial Statements, the Holdings Consolidated Condensed Financial Statements and other financial information set forth or incorporated by reference herein.

    The Holdings pro forma consolidated condensed statements of income excluding extraordinary items related to the loss on early extinguishments of debt, net of income taxes, give effect to the following transactions and events as if they occurred as of January 1, 1993: (i) borrowings of $1.3 billion under the Nabisco Credit Agreement and the application of funds provided through such borrowings to repay a portion of the borrowings under the 1991 Credit Agreement; (ii) the sale and issuance of 45,000,000 shares of Nabisco Class A Common Stock in the Nabisco Common Stock Offerings, the resulting reduction in Holdings' proportionate interest in Nabisco and the application of the estimated net proceeds of approximately $1,047 million (assuming an initial public offering price of $24.50 per share) therefrom to repay a portion of the borrowings under the Nabisco Credit Agreement; (iii) the assumed payment of quarterly dividends on Holdings' Common Stock of $.075 per share and the increased level of net indebtedness assumed to be outstanding had such dividend payments been made;
(iv) the redemption of $1.5 billion of the 10 1/2% Senior Notes due 1998, approximately $374 million of the 8 3/8% Debentures due 2017, $100 million of 13 1/2% Subordinated Debentures due 2001 and approximately $25 million of the 7 3/8% Debentures due 2001 through borrowings under the 1991 Credit Agreement and proceeds from Holdings' Series C Preferred Stock offering completed on May 6, 1994; and (v) the tax effect of the foregoing. Holdings' pro forma consolidated condensed balance sheet gives effect to the pro forma transactions and events described in clauses (i), (ii) and (iv) above, as if they occurred on September 30, 1994.

    Management believes the assumptions used provide a reasonable basis on which to present the pro forma financial data. THE HOLDINGS PRO FORMA FINANCIAL STATEMENTS ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE INDICATIVE OF HOLDINGS' RESULTS OF OPERATIONS OR FINANCIAL POSITION HAD THE TRANSACTIONS AND EVENTS DESCRIBED ABOVE BEEN CONSUMMATED ON THE DATES ASSUMED AND DO NOT PROJECT HOLDINGS' RESULTS OF OPERATIONS OR FINANCIAL POSITION FOR ANY FUTURE DATE OR PERIOD. NABISCO HAS FILED A REGISTRATION STATEMENT WITH THE COMMISSION WITH RESPECT TO A PROPOSED INITIAL PUBLIC OFFERING OF 45,000,000 SHARES OF ITS CLASS A COMMON STOCK, BUT SUCH REGISTRATION STATEMENT HAS NOT BEEN DECLARED EFFECTIVE BY THE COMMISSION. NO ASSURANCE CAN BE GIVEN THAT SUCH OFFERING WILL BE CONSUMMATED.

                           RJR NABISCO HOLDINGS CORP.
              PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                  HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                                  ----------   -----------   ---------
Net sales......................................................   $ 11,322                   $11,322
                                                                  ----------                 ---------
Cost and expenses:
 Cost of products sold..........................................      5,079                     5,079
 Selling, advertising, administrative and general expenses......      3,789                     3,789
 Amortization of trademarks and goodwill........................        469                       469
                                                                  ----------                 ---------
   Operating income.............................................      1,985                     1,985
Interest and debt expense.......................................       (828)      $ 112(a)       (716)
Other income (expense), net.....................................        (81)                      (81)
                                                                  ----------        ---      ---------
   Income before income taxes...................................      1,076         112         1,188
Provision for income taxes......................................        474          39(b)        513
                                                                  ----------        ---      ---------
   Income before minority interest in income of Nabisco.........        602          73           675
Minority interest in income of Nabisco..........................         --         (32)(c)       (32)
                                                                  ----------        ---      ---------
   Net income...................................................        602          41           643
Less preferred stock dividends..................................         98                        98
                                                                  ----------        ---      ---------
   Net income applicable to Common Stock........................   $    504       $  41       $   545
                                                                  ----------        ---      ---------
                                                                  ----------        ---      ---------
Per Share Data
   Net income per common and common equivalent..................   $    .33                   $   .36
   Dividends per share of Common Stock..........................         --                      .225
   Dividends per share of Series A Preferred Stock..............      2.505                     2.505
   Dividends per share of Series C Preferred Stock..............      2.438                     2.438

      See Notes to Pro Forma Consolidated Condensed Statements of Income.

                           RJR NABISCO HOLDINGS CORP.
              PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                  HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                                  ----------   -----------   ---------
Net sales.......................................................   $ 15,104                   $15,104
                                                                  ----------                 ---------
Cost and expenses:
 Cost of products sold..........................................      6,640                     6,640
 Selling, advertising, administrative and general expenses......      5,731                     5,731
 Amortization of trademarks and goodwill........................        625                       625
 Restructuring expense..........................................        730                       730
                                                                  ----------                 ---------
   Operating income.............................................      1,378                     1,378
Interest and debt expense.......................................     (1,209)      $ 161(a)     (1,048)
Other income (expense), net.....................................        (58)                      (58)
                                                                  ----------        ---      ---------
   Income before income taxes...................................        111         161           272
Provision for income taxes......................................        114          56(b)        170
                                                                  ----------        ---      ---------
   Income (loss) before minority interest in income of
Nabisco.........................................................         (3)        105           102
Minority interest in income of Nabisco..........................         --         (29)(c)       (29)
                                                                  ----------        ---      ---------
   Net income (loss)............................................         (3)         76            73
Less preferred stock dividends..................................         68                        68
                                                                  ----------        ---      ---------
   Net income (loss) applicable to Common Stock.................   $    (71)      $  76       $     5
                                                                  ----------        ---      ---------
                                                                  ----------        ---      ---------
Per Share Data
   Net income (loss) per common and common equivalent...........   $   (.05)                  $   .00
   Dividends per share of Common Stock..........................     --                           .30
   Dividends per share of Series A Preferred Stock..............       3.34                      3.34

      See Notes to Pro Forma Consolidated Condensed Statements of Income.

                           RJR NABISCO HOLDINGS CORP.
         NOTES TO PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

    The following is a summary of the pro forma adjustments reflected in the Pro Forma Consolidated Condensed Statements of Income:

        (a) Adjust historical interest and debt expense, as applicable, based upon (i) borrowings of $1.3 billion under the Nabisco Credit Agreement and the application of funds provided through such borrowings to repay a portion of the borrowings under the 1991 Credit Agreement; (ii) the sale and issuance of 45,000,000 shares of Nabisco Class A Common Stock in the Nabisco Common Stock Offerings, the resulting reduction in Holdings' proportionate interest in Nabisco and the application of the estimated net proceeds of approximately $1,047 million (assuming an initial public offering price of $24.50 per share) therefrom to repay a portion of the borrowings under the Nabisco Credit Agreement; (iii) the assumed payment of quarterly dividends on Holdings' Common Stock of $.075 per share and the increased level of net indebtedness assumed to be outstanding had such dividend payments been made;
    (iv) the redemption of $1.5 billion of the 10 1/2% Senior Notes due 1998, approximately $374 million of the 8 3/8% Debentures due 2017, $100 million of 13 1/2% Subordinated Debentures due 2001 and approximately $25 million of the 7 3/8% Debentures due 2001 through borrowings under the 1991 Credit Agreement and proceeds from Holdings' Series C Preferred Stock offering completed on May 6, 1994.

        (b) Recognize income taxes on the pro forma adjustments at the U.S. statutory rate of 35%.

        (c) Record the reduction of Holdings' proportionate interest in Nabisco resulting from the Nabisco Common Stock Offerings.

                           RJR NABISCO HOLDINGS CORP.
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1994
                             (DOLLARS IN MILLIONS)

                                                                                           PRO FORMA
                                                         HISTORICAL    ADJUSTMENTS     AFTER ADJUSTMENTS
                                                         ----------    -----------     -----------------
ASSETS
Current assets:
  Cash and cash equivalents............................   $    647       $  (399) (a)       $   248
  Accounts and notes receivable, net...................      1,107                            1,107
  Inventories..........................................      2,504                            2,504
  Prepaid expenses and excise taxes....................        414                              414
                                                         ----------    -----------          -------
      TOTAL CURRENT ASSETS.............................      4,672          (399)             4,273
                                                         ----------    -----------          -------
Property, plant and equipment, at cost.................      7,710                            7,710
Less accumulated depreciation..........................     (2,281)                          (2,281)
                                                         ----------                         -------
  Net property, plant and equipment....................      5,429                            5,429
                                                         ----------                         -------
Trademarks, net........................................      8,573                            8,573
Goodwill, net..........................................     12,761                           12,761
Other assets and deferred charges......................        416           (13)(a)            403
                                                         ----------    -----------          -------
                                                          $ 31,851       $  (412)           $31,439
                                                         ----------    -----------          -------
                                                         ----------    -----------          -------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable........................................   $    229                          $   229
  Accounts payable.....................................        469                              469
  Accrued liabilities..................................      2,646           (83)(a)          2,563
  Current maturities of long-term debt.................        613                              613
  Income taxes accrued.................................        357       $   (66)(a)            291
                                                         ----------    -----------          -------
      TOTAL CURRENT LIABILITIES........................      4,314          (149)             4,165
                                                         ----------    -----------          -------

Long-term debt (less current maturities)...............     10,363          (140)(a)          9,176
                                                                           --    (b)
                                                                          (1,300)(c)
                                                                             253 (c)

Other noncurrent liabilities...........................      2,534           654 (c)          3,188
Deferred income taxes..................................      3,683                            3,683
Stockholders' equity:
  ESOP convertible preferred stock.....................        247                              247
  Series A convertible preferred stock.................          2                                2
  Series B preferred stock.............................      1,250                            1,250
  Series C convertible preferred stock.................          3                                3
  Common Stock.........................................         11                               11
  Paid-in capital......................................     10,214           393(c)          10,607
  Retained earnings (accumulated deficit)..............       (427)         (123)(a)           (550)
  Receivable from ESOP.................................       (190)                            (190)
  Other stockholders' equity...........................       (153)                            (153)
                                                         ----------    -----------          -------
      TOTAL STOCKHOLDERS' EQUITY.......................     10,957           270             11,227
                                                         ----------    -----------          -------
                                                          $ 31,851       $  (412)           $31,439
                                                         ----------    -----------          -------
                                                         ----------    -----------          -------

          See Notes to Pro Forma Consolidated Condensed Balance Sheet.

                           RJR NABISCO HOLDINGS CORP.
            NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

    The following is a summary of the pro forma adjustments reflected in the Pro Forma Consolidated Condensed Balance Sheet:

        (a) The redemption of $1.5 billion of the 10 1/2% Senior Notes dues 1998, approximately $374 million of the 8 3/8% Debentures due 2017, $100 million of the 13 1/2% Subordinated Debentures due 2001 and approximately $25 million of the 7 3/8% Debentures due 2001, including the payment of accrued interest on such notes and debentures in the aggregate amount of $83 million, through borrowings under the 1991 Credit Agreement and proceeds from Holdings' Series C Preferred Stock offering completed on May 6, 1994, the write off of related unamortized financing costs of $13 million and the resulting extraordinary loss of $123 million net of related income taxes of $66 million.

        (b) Borrowings of $1.3 billion under the Nabisco Credit Agreement and the application of funds provided through such borrowings to repay a portion of the borrowings under the 1991 Credit Agreement.

        (c) The sale and issuance of 45,000,000 shares of Nabisco Class A Common Stock in the Nabisco Common Stock Offerings, the resulting reduction in Holdings' proportionate interest in Nabisco and the application of the estimated net proceeds of approximately $1,047 million (assuming an initial public offering price of $24.50 per share) therefrom to repay a portion of the borrowings under the Nabisco Credit Agreement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information regarding the beneficial ownership of Holdings Common Stock as of October 31, 1994 by (a) persons known to Holdings to be the beneficial owners of more than five percent of the outstanding Holdings Common Stock, (b) each director of Holdings, (c) each of the five most highly compensated executive officers of Holdings during the 1993 fiscal year of Holdings, (d) one individual who served as Chief Executive Officer of Holdings during the 1993 fiscal year of Holdings and (e) all directors and executive officers of Holdings as a group. The following table assumes: (i) the mandatory conversion of Holdings' Series A Preferred Stock,
(ii) all outstanding options for Borden Common Stock are exercised, (iii) all outstanding shares of Borden's Series B Preferred Stock are converted into Borden Common Stock and (iv) Borden Shares equal to the Minimum Condition are exchanged in the Exchange Offer at an Exchange Ratio of 1.78125 to 1. If 100% of the Borden Shares are exchanged at an Exchange Ratio of 2.375 to 1, the Beneficial Ownership After Exchange Offer and Mandatory Conversion for KKR Associates shown in the table below would be 203,073,859 shares and 14.95% (11.78% on a fully diluted basis), respectively. Information concerning Borden shares and options outstanding is based on information available on September 30, 1994. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.


                                                     BENEFICIAL OWNERSHIP      BENEFICIAL OWNERSHIP
                                                      PRIOR TO EXCHANGE        AFTER EXCHANGE OFFER
                                                          OFFER AND                    AND
NAME OF BENEFICIAL OWNER                             MANDATORY CONVERSION      MANDATORY CONVERSION
- -------------------------------------------------   ----------------------    ----------------------
                                                      SHARES       PERCENT      SHARES       PERCENT
                                                    -----------    -------    -----------    -------
KKR Associates(1)................................   556,766,236     48.48%    448,005,830     32.98%
  9 West 57th Street
  New York, New York 10019
FMR Corp.(2).....................................   120,887,980     10.21     120,883,980      8.90
  82 Devonshire Street
  Boston, Massachusetts 02109
John T. Chain, Jr.(3)............................        40,000      *             40,000      *
John L. Clendenin................................         2,266      *              2,266      *
Louis V. Gerstner, Jr.(4)........................     2,114,213       .18       2,114,213       .16
James H. Greene, Jr.(1)..........................        27,301      *             27,301      *
H. John Greeniaus(3).............................     2,234,093       .19       2,234,093       .16
Charles M. Harper(3).............................     2,810,490       .24       2,810,490       .21
James W. Johnston(3)(5)..........................     2,174,455       .19       2,174,455       .16
Henry R. Kravis(1)...............................       289,189      *            289,189      *
John G. Medlin, Jr...............................        34,333      *             34,333      *
Paul E. Raether(1)...............................        94,185      *             94,185      *
Lawrence R. Ricciardi(4)(6)......................     1,435,339       .12       1,435,339       .11
Rozanne L. Ridgway(3)............................        30,000      *             30,000      *
Clifton S. Robbins(1)............................        21,614      *             21,614      *
George R. Roberts(1).............................       289,189      *            289,189      *
Scott M. Stuart(1)...............................        14,106      *             14,106      *
G. Richard Thoman(3).............................       --           --           --           --
Michael T. Tokarz(1).............................        29,577      *             29,577      *
Karl M. von der Heyden(3)........................     1,921,315       .17       1,921,315       .14
All directors and executive officers of Holdings
  as a group (other than as set forth above in
  relation to KKR Associates)(1)(3)..............    19,029,327      1.64%     19,029,327      1.39%

- ------------

* Less than 0.1%.

(1) Shares of Holdings Common Stock shown as beneficially owned by KKR Associates include shares owned of record by the limited partnerships of which KKR Associates is the sole general partner and as to which it possesses sole voting and investment power, including the Partnership and, after giving effect to the Exchange Offer, any shares of Holdings Common Stock held by Borden upon exercise of the Option and indirectly controlled by KKR Associates. KKR Associates is a limited partnership of which Messrs. Greene, Kravis, Raether, Roberts and Tokarz, all directors of Holdings, and Saul A. Fox, Robert I. MacDonnell and Michael N. Michelson are the general partners. Such persons may be deemed to share beneficial ownership of the shares shown as owned
                                         (Footnotes continued on following page)

(Footnotes continued from preceding page) by KKR Associates. The foregoing persons disclaim beneficial ownership of any such shares. Messrs. Robbins and Stuart, both directors of Holdings, are limited partners of KKR Associates.


(2) According to the Schedule 13G dated October 7, 1994 jointly filed by FMR Corp. and Edward C. Johnson 3d, Chairman of FMR Corp. and a member of a controlling group with respect to FMR Corp., the 120,887,980 shares of Holdings Common Stock shown as beneficially owned by FMR Corp. and Mr. Johnson include (i) 112,056,000 shares (including 33,841,300 shares issuable within 60 days upon the Mandatory Conversion) beneficially owned by Fidelity Management & Research Company, a registered investment adviser and wholly owned subsidiary of FMR Corp., as a result of acting as investment adviser to several registered investment companies that own such shares (the "Fidelity Funds") and (ii) 8,831,980 shares (including 1,914,500 shares issuable within 60 days upon the Mandatory Conversion) beneficially owned by Fidelity Management Trust Company, a bank and wholly owned subsidiary of FMR Corp., as a result of serving as investment manager of institutional accounts. The 8,938,950 shares of Series A Preferred Stock reflected in the number of shares of Holdings Common Stock shown as beneficially owned represented 17.02% of the outstanding Series A Preferred Stock as of October 31, 1994. According to the Schedule 13G, FMR Corp. and Mr. Johnson also beneficially own 580,150 shares of Series C Preferred Stock as a result of
    (i) the Fidelity Funds owning 4,383,100 Series C Depositary Shares and (ii) such investment accounts owning 1,418,400 Series C Depositary Shares. According to the Schedule 13G, (a) FMR Corp. and Mr. Johnson each has sole investment power, but neither has sole voting power, over the shares owned by the Fidelity Funds and (b) FMR Corp. has sole investment power over all of, has sole voting power over certain of, and has no voting power over the remainder of, the shares owned by the institutional accounts.



(3) For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The number of shares beneficially owned includes (i) 30,000 shares subject to currently exercisable options granted to each of Mr. Chain and Ms. Ridgway; 2,187,500 shares subject to currently exercisable options granted to Mr. Harper; 1,602,600 shares subject to currently exercisable options granted to each of Messrs. Greeniaus and Johnston; 1,069,799 shares subject to currently exercisable options granted to Mr. Ricciardi; and 11,918,850 shares subject to currently exercisable options granted to all directors and executive officers as a group; and (ii) 768, 1,308, 1,317, 1,315, 1,315 and 19,486 shares of Holdings Common Stock currently issuable on conversion of a like number of shares of ESOP Preferred Stock (as defined below) owned by, respectively, Messrs. Harper, Greeniaus, Johnston, Ricciardi, von der Heyden and all directors and executive officers as a group.



(4) The outstanding shares of Holdings Common Stock shown as beneficially owned by Mr. Gerstner include 103,600 shares held in trust for the benefit of Mr. Gerstner's children, as to which Mr. Gerstner disclaims beneficial ownership.



(5) The outstanding shares of Holdings Common Stock shown as beneficially owned by Mr. Johnston include 60,000 shares held in trust for the benefit of Mr. Johnston's children, as to which Mr. Johnston disclaims beneficial ownership.



(6) The outstanding shares of Holdings Common Stock shown as beneficially owned by Mr. Ricciardi include 60,000 shares held in trust for the benefit of Mr. Ricciardi's children, as to which Mr. Ricciardi disclaims beneficial ownership.



    As of October 31, 1994, Wachovia Bank of North Carolina, N.A. ("Wachovia"), Box 3875, Trust Operations, Winston-Salem, North Carolina 27102, beneficially owned 15,490,964 shares of ESOP Convertible Preferred Stock of Holdings ("ESOP Preferred Stock"), representing 100% of the issued and outstanding ESOP Preferred Stock. Wachovia holds such shares in its capacity as Trustee of the RJRN Defined Contribution Master Trust. Under the terms of the Master Trust, Wachovia is required to vote shares of ESOP Preferred Stock allocated to participants' accounts in accordance with instructions received from such participants and to vote allocated shares of ESOP Preferred Stock for which it has not received instructions and unallocated shares in the same ratio as shares with respect to which instructions have been received. Wachovia has no investment power with respect to shares of ESOP Preferred Stock.

                                  BORDEN, INC.

    Borden is engaged primarily in manufacturing, processing, purchasing and distributing a broad range of products through three operating divisions: North American Foods, International Foods and Packaging and Industrial Products. North American Foods is comprised of niche grocery, pasta and sauce, and dairy products, while International Foods includes international milk powder, European bakery products and several European grocery and pasta businesses. Packaging and Industrial Products includes primarily wallcoverings, adhesives and resins, and plastic films and packaging.

                                  BORDEN, INC.
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The selected consolidated financial data presented below for the nine months ended September 30, 1994 and 1993 were derived from unaudited quarterly consolidated financial statements contained in Borden's Quarterly Report on Form 10-Q at and for the nine months ended September 30, 1994 and incorporated herein by reference. The selected consolidated financial data presented below for each of the years in the three-year period ended December 31, 1993 for Borden were derived from the consolidated financial statements contained in Borden's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated by reference herein, which have been audited by Price Waterhouse LLP, independent accountants. The unaudited quarterly consolidated financial statements include all adjustments which are, in the opinion of Borden management, necessary for a fair statement of the interim results. Results for interim periods are not necessarily indicative of results to be expected for the full year. The data below should be read in conjunction with the audited consolidated financial statements and unaudited quarterly consolidated condensed financial statements of Borden, and the related notes thereto, incorporated by reference herein.


                                                     FOR THE NINE MONTHS
                                                     ENDED SEPTEMBER 30,              FOR THE YEARS ENDED DECEMBER 31,
                                                     --------------------   ----------------------------------------------------
                                                       1994        1993       1993       1992       1991       1990       1989
                                                     --------    --------   --------   --------   --------   --------   --------
                                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
REVENUE
 Net sales........................................   $  4,082    $  4,037   $  5,506   $  5,872   $  5,924   $  6,273   $  6,391

COST AND EXPENSES
 Cost of goods sold...............................      3,075       2,967      4,078      4,302      4,269      4,644      4,859
 Marketing, general and administrative expenses...        859         803      1,224      1,163      1,024      1,020        902
 Restructuring charges(1).........................        (40)      --           115        298         67      --           463
 Interest expense.................................         92          93        125        116        167        156        129
 Equity in income of affiliates...................         (9)        (10)       (16)       (19)       (24)       (23)       (17)
 Minority interest................................         29          30         41         40          3          3          1
 Other (income) and expense, net..................        104          29         23         (4)       (13)        12         11
 Income taxes.....................................         27          42        (27)        14        151        169         76
                                                     --------    --------   --------   --------   --------   --------   --------
                                                        4,137       3,954      5,563      5,910      5,644      5,981      6,424
                                                     --------    --------   --------   --------   --------   --------   --------
EARNINGS
 (Loss) income from continuing operations.........        (55)         83        (57)       (38)       280        292        (33)
 Discontinued operations:(1)(2)
   (Loss) income from operations..................      --            (46)       (66)       (86)        15         28         16
   Loss on disposal...............................        (59)      --          (490)     --         --         --         --
                                                     --------    --------   --------   --------   --------   --------   --------
 (Loss) income before extraordinary item and
   cumulative effect of
   accounting changes.............................       (114)         36       (613)      (124)       295        320        (17)
 Extraordinary loss on early retirement of debt...      --          --         --           (11)     --         --         --
 Cumulative effect of change in accounting for:
   Postemployment benefits........................      --            (18)       (18)     --         --         --         --
   Postretirement benefits other than pensions....      --          --         --          (189)     --         --         --
   Income taxes...................................      --          --         --           (40)     --         --         --
                                                     --------    --------   --------   --------   --------   --------   --------
 Net (loss) income................................   $   (114)   $     18   $   (631)  $   (364)  $    295   $    320   $    (17)
                                                     --------    --------   --------   --------   --------   --------   --------
                                                     --------    --------   --------   --------   --------   --------   --------
SHARE DATA
 (Loss) income from continuing operations.........   $   (.39)   $    .59   $   (.40)  $   (.27)  $   1.90   $   1.97   $  (0.22)
 Discontinued operations:
   (Loss) income from operations..................      --           (.33)      (.47)      (.60)       .10       0.19       0.11
   Loss on disposal...............................       (.41)      --         (3.47)     --         --         --         --
                                                     --------    --------   --------   --------   --------   --------   --------
 (Loss) income before extraordinary item and
   cumulative effect of
   accounting changes.............................       (.80)        .26      (4.34)      (.87)      2.00       2.16      (0.11)
 Extraordinary loss on early retirement of debt...      --          --         --          (.07)     --         --         --
 Cumulative effect of change in accounting for:
   Postemployment benefits........................      --           (.13)      (.13)     --         --         --         --
   Postretirement benefits other than pensions....      --          --         --         (1.32)     --         --         --
   Income taxes...................................      --          --         --          (.28)     --         --         --
                                                     --------    --------   --------   --------   --------   --------   --------
 Net (loss) income per common share...............   $   (.80)   $    .13   $  (4.47)  $  (2.54)  $   2.00   $   2.16   $  (0.11)
                                                     --------    --------   --------   --------   --------   --------   --------
                                                     --------    --------   --------   --------   --------   --------   --------
 Cash dividends paid per common share.............   $    .23    $    .75   $    .90   $  1.185   $   1.12   $  1.035   $   0.90
 Average number of common shares outstanding
   during the period..............................      141.5       140.9      141.0      143.4      147.6      147.9      148.2


                                                                                            AT DECEMBER 31,
                                                         AT SEPTEMBER 30,    ----------------------------------------------
                                                               1994           1993      1992      1991      1990      1989
                                                         ----------------    ------    ------    ------    ------    ------
                                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
 BALANCE SHEET DATA
 Current assets.......................................        $1,370         $1,290    $1,928    $1,921    $2,026    $2,011
 Investments and other assets.........................           561            443       352       319       237       160
 Property and equipment...............................         1,321          1,337     1,788     1,904     1,707     1,441
 Intangibles..........................................           762            802     1,178     1,317     1,314     1,213
 Total assets.........................................         4,014          3,872     5,246     5,461     5,284     4,825
 Current liabilities..................................         1,418          1,372     1,808     1,414     1,847     1,466
 Long-term debt.......................................         1,416          1,241     1,330     1,346     1,340     1,441
 Other liabilities (including long-term debt).........         2,457          2,254     2,312     2,072     1,595     1,670
 Shareholders' equity.................................           140            246     1,126     1,975     1,842     1,689
 Book value per common share..........................          0.99           1.74      8.01     13.39     12.50     11.41

                                                   (Footnotes on following page)

(Footnotes for preceding page)

- ------------

(1) 1993 includes a pretax charge of $752.3 million for business divestitures and restructuring. 1992, 1991 and 1989 include pretax restructuring charges of $377.2 million, $71.6 million and $570.7 million, respectively.

(2) Financial data for the years prior to 1993 were restated in 1993 to reflect discontinued operations.

 See Notes to Borden's Consolidated Financial Statements and Borden's Unaudited Quarterly Consolidated Financial Statements incorporated herein by reference.

                 THE PURCHASER AND THE COMMON STOCK PARTNERSHIP


    The Purchaser, a New Jersey corporation and a subsidiary of the Partnership, was organized in connection with the Transactions and has not carried on any activities to date other than those incident to its formation and the Transactions. Prior to the consummation of the Exchange Offer, KKR Partners II, L.P. will become a holder of shares of common stock of the Purchaser. Each of the Common Stock Partnerships is a Delaware limited partnership, whose general partner is KKR Associates, an affiliate of KKR. The principal assets of each of the Common Stock Partnerships consist of investments in various entities, including investments in Holdings. The name, business address, principal occupation or employment, and five year employment history of each of the directors and executive officers of the Purchaser and of KKR Associates, the general partner of each of the Common Stock Partnerships, and certain other information, are set forth in Schedule I to this Offering Circular/Prospectus.


                     DESCRIPTION OF HOLDINGS CAPITAL STOCK


    The authorized capital stock of Holdings consists of 2,200,000,000 shares of Holdings Common Stock and 150,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of October 31, 1994, 1,148,477,506 shares of Holdings Common Stock were outstanding. As of such date, 94,664,699 shares of Preferred Stock were outstanding, of which 52,500,000 shares were Series A Preferred Stock, 50,000 shares were Series B Cumulative Preferred Stock (the "Series B Preferred Stock"), 26,675,000 shares were Series C Preferred Conversion Stock (the "Series C Preferred Stock") and 15,490,964 shares were ESOP Preferred Stock.


    The following is a description of the terms of the capital stock of Holdings. This description does not purport to be complete and is qualified in its entirety by reference to Holdings' Amended and Restated Certificate of Incorporation, as amended (the "Holdings Certificate of Incorporation"), which has been incorporated by reference as an exhibit to the Registration Statement of which this Offering Circular/Prospectus is a part and is incorporated by reference herein. Holdings believes that the summaries of the Holdings Certificate of Incorporation set forth below are accurate and complete summaries of the material terms of such instruments.

COMMON STOCK

    Each share of Holdings Common Stock is entitled to one vote at all meetings of stockholders of Holdings for the election of directors of Holdings and on all other matters. Dividends may be paid to the holders of Holdings Common Stock when, as and if declared by the board of directors of Holdings out of funds legally available therefor. The Holdings Common Stock has no preemptive or similar rights. Holders of Holdings Common Stock are not liable to further call or assessment. Upon liquidation, dissolution or winding up of the affairs of Holdings, any assets remaining after provision for payment of creditors (and any liquidation preference of any outstanding preferred stock) would be distributed pro rata among holders of the Holdings Common Stock. Holdings has never paid any cash dividends on shares of the Holdings Common Stock. Holdings' and RJRN's credit agreement, dated as of December 1, 1991, as amended (the "1991 Credit Agreement") and Holdings' and RJRN's credit agreement dated as of April 5, 1993, the amended (the "1993 Credit Agreement," and together with the 1991 Credit Agreement, the "Credit Agreements") restrict cash dividends and other distributions on Holdings Common Stock. The indenture relating to subordinated debentures (the "RJRN Subordinated Debentures") of RJRN (the "RJRN Subordinated Debenture Indenture") and the indenture relating to certain senior notes (the "Senior Notes") of RJRN (the "Senior Note Indenture") restrict dividends or distributions to Holdings from RJRN and its subsidiaries which could otherwise be used for the payment of cash dividends on the Holdings Common Stock by Holdings. The timing, amount and form of future dividends, if any, will depend, among other things, upon the effect of applicable restrictions on the payment of dividends, results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by the board of directors of Holdings. See "Certain

Significant Considerations--Holding Company Structure" and "Description of Holdings Capital Stock--Contractual Restrictions on Payment of Dividends."

    The Holdings Common Stock is listed on the NYSE.

    First Chicago Trust Company of New York is the registrar and transfer agent for the Holdings Common Stock.

PREFERRED STOCK


    Series A Preferred Stock. Each share of Series A Preferred Stock was entitled to receive, when, as and if declared by the board of directors of Holdings, out of funds legally available therefor, cumulative cash dividends at a rate of $3.34 per annum, payable quarterly in arrears. On November 15, 1994 each share of Series A Preferred Stock mandatorily converted into four shares of Holdings Common Stock (the "Series A Common Equivalent Rate").



    Holders of Series A Preferred Stock had the right, voting together with the holders of Holdings Common Stock (and any other class of capital stock of Holdings entitled to vote together with the Holdings Common Stock, including the Series C Preferred Stock and ESOP Preferred Stock) as one class, to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on the basis initially of one vote (equal to one-fourth of the Series A Common Equivalent Rate) for each Series A Preferred Stock held; provided that the holders of Series A Preferred Stock are not entitled to vote on any increase or decrease in the number of authorized shares of any class or classes of stock. In the event dividends on all series of Preferred Stock, including the Series A Preferred Stock, were in arrears and unpaid for six quarterly periods, the holders of Series A Preferred Stock, together with the holders of all other outstanding series of Preferred Stock entitled to vote thereon, were entitled to elect two additional directors to the board of directors of Holdings until all cumulative dividends on all series of Preferred Stock, have been paid or declared and set aside for payment; provided that such directors may not have exceeded 25% of the total board of directors or be less than one director. While such holders were entitled to elect two directors, they were not entitled to participate with the holders of Holdings Common Stock in the election of any other directors, but would have continued to vote with the holders of Holdings Common Stock upon each other matter coming before any meeting of the stockholders.



    Upon any voluntary or involuntary liquidation, dissolution or winding up of Holdings, holders of Series A Preferred Stock were entitled to receive $40.50 per share, plus an amount equal to any accrued and unpaid dividends, before any distribution is made on any class of junior securities, including Holdings Common Stock.


    Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to receive, when, as and if declared by the board of directors of Holdings, out of funds legally available therefor, cumulative preferential cash dividends at the rate per annum of 9.25%, payable quarterly in arrears. On and after August 19, 1998, Holdings, at its option upon not less than 30 nor more than 60 days' notice, may redeem shares of the Series B Preferred Stock, as a whole or in part, at any time, at a redemption price equivalent to $25,000 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, without interest, to the extent Holdings will have funds legally available therefor.

    The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. The Series B Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock of Holdings.

    The holders of the Series B Preferred Stock do not have any voting rights, except as otherwise provided by law and under certain other limited circumstances.

    Upon any voluntary or involuntary liquidation, dissolution or winding up of Holdings, holders of Series B Preferred Stock will be entitled to receive $25,000 per share, plus an amount equal to any accrued and unpaid dividends, before any distribution is made on any class of junior securities, including Holdings Common Stock.

    Series C Preferred Stock. Each share of Series C Preferred Stock is entitled to receive, when, as and if declared by the board of directors of Holdings, out of funds legally available therefor, cumulative preferential cash dividends accruing at a rate of $6.012 per annum, payable quarterly in arrears. Each share of Series C Preferred Stock will mandatorily convert into ten shares of Holdings Common Stock on May 15, 1997, subject to adjustment in certain events (the "Series C Common Stock Equivalent"), plus accrued and unpaid dividends on the Series C Preferred Stock until the date of conversion. In addition, each share of Series C Preferred Stock may be redeemed by Holdings, in whole or in part, at any time or from time to time prior to the mandatory conversion date at a redemption price to be paid in shares of Holdings Common Stock (or following certain circumstances, other consideration), plus accrued and unpaid dividends. The optional redemption price declines from $112.286 per share by $.01656 per share on each day following May 6, 1994 to $95.246 per share on March 15, 1997, and is $94.25 thereafter (the "Call Price").

    Immediately prior to a merger or consolidation of Holdings (other than a merger or consolidation of Holdings with or into a wholly owned subsidiary of Holdings) that results in the conversion or exchange of Holdings Common Stock into other securities or property, outstanding Series C Preferred Stock may be converted at the option of Holdings into (i) shares of Holdings Common Stock at a rate equal to the Series C Common Stock Equivalent (currently ten shares for each share of Series C Preferred Stock), in effect immediately prior to such merger or consolidation, plus (ii) the right to receive an amount in cash (which may, at the option of Holdings, be payable in shares of Holdings Common Stock) equal to all accrued and unpaid dividends on such Series C Preferred Stock to and including the Settlement Date, plus (iii) the right to receive an amount of cash (which may, at the option of Holdings, be payable in shares of Holdings Common Stock) initially equal to $18.036 per share, declining by $.01656 on each day following May 6, 1994 to $.996 on March 15, 1997 and equal to zero thereafter. The shares of Holdings Common Stock issuable under clause (i) above will be reduced, if necessary, so that the value of the aggregate consideration described in clauses (i) and (iii) above does not exceed the Call Price on the Settlement Date. Alternatively, Holdings may cause the Series C Preferred Stock to remain outstanding or convert into a substantially similar security of Holdings or of the entity issuing the consideration in such merger or consolidation. In that event, each holder of a share of Series C Preferred Stock may elect to convert the Series C Preferred Stock into Holdings Common Stock at a rate equal to the Series C Common Stock Equivalent immediately prior to the merger or consolidation (provided that the number of shares of Holdings Common Stock issuable will be reduced, if necessary, so that the value of such shares does not exceed the Call Price on the Settlement Date), plus the right to receive an amount of cash (which may, at the option of Holdings, be payable in shares of Holdings Common Stock) equal to all accrued and unpaid dividends on such Series C Preferred Stock to and including the Settlement Date.

    If Holdings has recommended acceptance of (or has expressed no opinion and is remaining neutral toward) a tender offer which would result in the ownership by the bidder (or an affiliate of the bidder) of more than 50% of the then outstanding Holdings Common Stock, then each holder of Series C Preferred Stock will have the option to convert such shares, in whole (but not in part), into Holdings Common Stock at the Series C Stock Equivalent in effect at the close of business on the day prior to the date of expiration or termination of such tender offer; provided that the number of shares of Holdings Common Stock issuable upon such conversion will be reduced if necessary, so that the value of such shares does not exceed the Call Price on such date.

    If Holdings distributes to holders of Holdings Common Stock the capital stock of a subsidiary representing all or substantially all of either of Holdings' two present principal lines of business (the "Spinoff Company"), Holdings will (subject to the final sentence of this paragraph) convert each share of Series C Preferred Stock into one-half of a share of the existing Series C Preferred Stock and one-half of a share of a substantially equivalent security of the Spinoff Company. In such case, the conversion rate per share of the new Series C Preferred Stock will be equal to a fraction, of which the numerator will be the product of the market price of Holdings Common Stock prior to the distribution and the Series C Common Stock Equivalent and of which the denominator will be the excess of the market price of Holdings Common Stock prior to the distribution over the market value of a share of the Spinoff Company. The conversion rate per share of the new security of the Spinoff Company will be equal to a fraction, of which the numerator will be the product of the market price of Holdings Common Stock prior to the distribution and the Series C Common Stock Equivalent and of which the denominator will be the market value of a share of the Spinoff Company. Alternatively, Holdings may elect to distribute to each holder of Series C Preferred Stock the number of shares of capital stock of the Spinoff Company that such holder would have been entitled to receive if the Series C Preferred Stock had been converted to Holdings Common Stock immediately prior to the distribution at the Series C Common Stock Equivalent then in effect. In the event that either (a) the fair value of the shares of the Spinoff Company distributed are greater than or equal to 95% of the market price of Holdings Common Stock prior to the distribution or (b) the record date for the distribution is fixed less than twenty-one trading days prior to such record date, then Holdings must elect to distribute the shares of the Spinoff Company to the holders of the shares of Series C Preferred Stock in accordance with the preceding sentence.


    The voting rights of the holders of Series C Preferred Stock are generally consistent with those of the holders of Series A Preferred Stock prior to its mandatory conversion on November 15, 1994.


    Upon any voluntary or involuntary liquidation, dissolution or winding up of Holdings, holders of Series C Preferred Stock will be entitled to receive $60.50 per share, plus an amount equal to any accrued and unpaid dividends, before any distribution is made on any class of junior securities, including Holdings Common Stock.


    ESOP Preferred Stock. Each share of ESOP Preferred Stock is entitled to receive, when, as and if declared by the board of directors of Holdings, out of funds legally available therefor, cumulative cash dividends at a rate of 7.8125% of stated value per annum ($1.25 per annum) at least until April 10, 1999, payable semi-annually in arrears. Each share of ESOP Preferred Stock is convertible into one share of Holdings Common Stock, subject to adjustment in certain events. The ESOP Preferred Stock is redeemable at the option of Holdings, in whole or in part, at any time on or after April 10, 1999, at an initial optional redemption price of $16.25 per share, declining thereafter on an annual basis in the amount of $.125 a year to $16 per share on April 10, 2001, plus accrued and unpaid dividends. Under certain other circumstances, the ESOP Preferred Stock is subject to redemption at any time. Holders of ESOP Preferred Stock have voting rights which are generally consistent with those of the holders of the Series A Preferred Stock prior to its mandatory conversion on November 15, 1994.


    Upon any voluntary or involuntary liquidation, dissolution or winding up of Holdings, holders of ESOP Preferred Stock will be entitled to receive $16.00 per share, plus an amount equal to any accrued and unpaid dividends, before any distribution is made on any class of junior securities, including Holdings Common Stock.

CONTRACTUAL RESTRICTIONS AND POLICIES ON PAYMENT OF DIVIDENDS

    Holdings is subject to various contractual restrictions on its ability to pay dividends on its Preferred Stock and Holdings Common Stock.

    Under the Credit Agreements, if no event of default exists thereunder in the case of clauses (i), (iii) and (iv) below, Holdings may (i) declare and pay regularly scheduled dividends on its preferred or preference stock outstanding on December 9, 1991, in the case of the 1991 Credit Agreement, and April 5, 1993, in the case of the 1993 Credit Agreement, when and as scheduled at dividend rates not exceeding those in effect on December 19, 1991, in the case of the 1991 Credit Agreement, and April 5, 1993, in the case of the 1993 Credit Agreement; (ii) issue shares of Holdings Common Stock upon the exercise of any warrants or options or upon the conversion or redemption of any convertible or redeemable preferred stock, and in connection with any such exercise, conversion or redemption,

Holdings may pay cash in lieu of issuing fractional shares of Holdings Common Stock; (iii) repurchase shares of Holdings Common Stock (and/or options or warrants in respect thereof) pursuant to and in accordance with the terms of, management and/or employee stock plans; (iv) declare and pay, or otherwise effect, any other cash dividend or other dividend or distribution, or repurchase or redeem any capital stock, provided that the aggregate amount of such dividends, distributions, repurchases and redemptions, when added to all dividends, distributions, repurchases and redemptions, made in accordance with this clause (iv) after December 9, 1991, in the case of the 1991 Credit Agreement, and January 1, 1992, in the case of the 1993 Credit Agreement, will not exceed an amount equal to the sum of (x) 50% of the sum of (A) consolidated net income of Holdings and its subsidiaries for the period (taken as one accounting period) from January 1, 1992 to the last day of the last fiscal quarter of Holdings then ended plus (B) all losses from debt retirement deducted in determining consolidated net income of Holdings and its subsidiaries for the period referred to in clause (A) above plus (y) the aggregate cash proceeds (net of underwriting discounts and commissions) received by Holdings after March 22, 1993, in the case of the 1991 Credit Agreement, and April 5, 1993, in the case of the 1993 Credit Agreement, from issuances of its equity securities; (v) issue and exchange shares of any class or series of Holdings common stock now or hereafter outstanding for shares of any other class or series of Holdings common stock now or hereafter outstanding and (vi) in connection with any reclassification of Holdings common stock and any exchange permitted by clause
(v) above, pay cash in lieu of issuing fractional shares of any class or series of Holdings common stock.

    RJRN and Holdings are seeking to amend the Credit Agreements to permit the completion of the proposed Nabisco initial public offering and to allow Nabisco Inc., Nabisco's immediate subsidiary, to obtain a $1.5 billion short-term credit facility. In the amendments (the "Amendments") to the Credit Agreements proposed by RJRN and Holdings, Holdings would be subject to new limits on its ability to pay dividends on its Preferred Stock and Holdings Common Stock. Specifically, if the proposed Amendments become effective, Holdings would be able to (i) issue shares of Holdings Common Stock upon the exercise of any warrants or options or upon the conversion or redemption of any convertible or redeemable preferred stock and, in connection with any such exercise, conversion or redemption, Holdings would be able to pay cash in lieu of issuing fractional shares of Holdings Common Stock; (ii) if no event of default existed under the Credit Agreements, repurchase Holdings Common Stock (and/or options or warrants in respect thereof) pursuant to, and in accordance with the terms of, management and/or employee stock plans; (iii) if no event of default existed under the Credit Agreements, declare and pay, or otherwise effect, any other cash dividend or other dividend or distribution, or repurchase or redeem any capital stock, provided that the aggregate amount of such dividends, distributions, repurchases and redemptions, when added to all dividends, distributions, repurchases and redemptions made in accordance with this clause (iii) after the effective date of the Amendments, would not exceed an amount equal to the sum of (x) $1 billion plus (y) 50% of the sum of (A) consolidated net income of Holdings and its subsidiaries for the period (taken as one accounting period) from January 1, 1995 to the last day of the last fiscal quarter of Holdings then ended plus (B) all losses from debt retirement deducted in determining consolidated net income of Holdings and its subsidiaries for the period referred to in clause (A) above plus (z) the aggregate cash proceeds (net of underwriting discounts and commissions) received by Holdings after the effective date of the Amendments from issuances of its equity securities (provided that the aggregate amount of such aggregate net cash proceeds received in any twelve-month period shall be deemed not to exceed $250 million for purposes of this clause (iii)(z)), in each case determined at the time of the declaration thereof, provided that such dividend, distribution or redemption payment was paid within 45 days of the making of such declaration; (iv) issue and exchange shares of any class or series of its common stock now or hereafter outstanding for shares of any other class or series of its common stock now or hereafter outstanding; and (v) in connection with any reclassification of its common stock and any exchange permitted by clause (v) above, pay cash in lieu of issuing fractional shares of any class or series of its common stock. RJRN and Holdings anticipate that their lenders will consent to the proposed amendments and to the establishment of a short-term credit facility for Nabisco, Inc.

    The Senior Note Indenture, under which $1.5 billion of 10 1/2% Senior Notes due 1998 (the "Senior Notes") are outstanding, and the RJRN Subordinated Debenture Indenture, under which $100 million of 13 1/2% Subordinated Debentures due 2001 (the "Subordinated Debentures") are outstanding, by containing restrictions on the payment of cash dividends or the making of other distributions by RJRN to Holdings in excess of certain specified amounts and for certain specified purposes, also effectively limit the payment of dividends on the Holdings Common Stock or any Preferred Stock. Holdings has called all of the Senior Notes and Subordinated Debentures for redemption on November 30, 1994 and December 2, 1994, respectively.

    In addition to the contractual restrictions referred to above, the Board of Directors of Holdings has adopted a policy, which will become effective upon the closing of the proposed Nabisco initial public offering, under which Holdings would limit, until December 31, 1998, the aggregate amount of cash dividends on its Capital Stock. Under this policy, Holdings:

    (a) would not pay any extraordinary cash dividends;

    (b) would not make any Restricted Payment if, after giving effect to such Restricted Payment, the aggregate amount expended for all Restricted Payments subsequent to December 31, 1994 exceeds the sum of (i) $500 million, plus (ii) 65% of Consolidated Net Income of Holdings on a cumulative basis subsequent to December 31, 1994, plus (iii) aggregate cash proceeds of up to $250 million received in any year subsequent to December 31, 1994 by Holdings or a Subsidiary from the issuance and sale (other than to a Subsidiary) of Holdings' or such Subsidiary's Capital Stock (or of other securities that are subsequently converted into or exchanged for Holdings' or such Subsidiary's Capital Stock) (other than proceeds from the initial public offering of Nabisco), it being understood that any aggregate net cash proceeds from any issuance and sale of any Capital Stock will be counted only up to the amount of any indebtedness or preferred stock of Holdings or any Subsidiary that has been repaid, purchased, redeemed or otherwise acquired for value by Holdings or any Subsidiary within one year before or after such issuance and sale. If Holdings or a Subsidiary repays, purchases, redeems or otherwise acquires for value indebtedness or preferred stock of Holdings or a Subsidiary in exchange for Capital Stock of Holdings or a Subsidiary, Holdings or such Subsidiary shall be deemed to have received the net cash proceeds equal to the market value of the Capital Stock so issued in exchange (such market value to be determined by Holdings' Board of Directors, whose good faith determination shall be conclusive);

    (c) will use an amount equal to the net cash proceeds received prior to December 31, 1998 from (i) the issuance and sale by Holdings of any Capital Stock (other than to a Subsidiary or current, future or former directors, officers or employees of Holdings or any Subsidiary (or their estates or beneficiaries under their estates) or (ii) any sale outside the ordinary course of business of material assets owned or used by any of its Subsidiaries in the tobacco business (other than to another Subsidiary) either to repay, purchase, redeem or otherwise acquire for value indebtedness of Holdings or a Subsidiary or to acquire properties, assets or businesses to be used in existing or new lines of business of Holdings or its Subsidiaries; and

    (d) will use an amount equal to the net cash proceeds received by Holdings or RJRN prior to December 31, 1998 from the sale to third parties of shares of common stock of Nabisco held by either of them to repay, purchase, redeem or otherwise acquire for value indebtedness of Holdings or a Subsidiary.

    The foregoing policy will not prevent the payment of a cash dividend within 90 days of its declaration if, at the time of declaration, such payment would have complied with the foregoing policy or the purchase, redemption, acquisition, cancellation or other retirement for value of Capital Stock, options on Capital Stock, stock appreciation rights or similar securities held by current, future or former directors, officers or employees of Holdings or any Subsidiary or certain trusts or estates for their benefit.

    Holdings has also adopted a policy, which will become effective upon the closing of the proposed Nabisco initial public offering, to the effect that it will not declare a dividend or distribution on its Capital Stock prior to December 31, 1996 that is paid in Capital Stock of a Subsidiary owned by Holdings or a Subsidiary and that it is its intent not to make such a distribution to its stockholders prior to December 31, 1998 if (a) such distribution would cause the ratings of RJRN's publicly held senior indebtedness to be reduced from investment grade to non-investment grade or (b) any publicly held senior indebtedness of the distributed Subsidiary would, after giving effect to such distribution, be rated non-investment grade.

    For purposes of the foregoing policies:

    "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such Capital Stock.

    "Consolidated Net Income" of Holdings means, for any period, the aggregate consolidated net income of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles as in effect from time to time, adjusted by excluding (to the extent not otherwise excluded in calculating consolidated net income) any net extraordinary gain or net extraordinary loss, as the case may be, and any restructuring charges.

    "Restricted Payment" means (i) any payment of any cash dividend or distribution by Holdings on its Capital Stock, (ii) any purchase, redemption or other acquisition for cash by Holdings of its Capital Stock (other than any such purchase, redemption or acquisition for value in exchange for, or in an amount equal to the proceeds of, an offering of Capital Stock of Holdings or any Subsidiary or, in the case of Holdings' Series B Preferred Stock or any other non-convertible preferred stock of Holdings outstanding from time to time, for indebtedness of Holdings or any Subsidiary and (iii) any purchase, redemption or other acquisition for cash by Holdings of any Subordinated Debt prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment (other than any such purchase, redemption or other acquisition for value in exchange for, or in an amount equal to the proceeds of, an offering of Capital Stock or Subordinated Debt of Holdings or any Subsidiary).

    "Subordinated Debt" means any indebtedness of Holdings or any Subsidiary which by its terms is expressly subordinated in right of payment to any other indebtedness of Holdings or any Subsidiary, provided, however, that the term Subordinated Debt shall not include any intercompany indebtedness.

    "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Holdings.

CERTAIN STATUTORY AND BY-LAW PROVISIONS

    Holdings is currently, and following the consummation of the offering will be, subject to the "business combination" statute of the Delaware General Corporation Law (the "DGCL"). In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless
(a) prior to such date the board of directors of the corporation approved either the "business combination" or the transaction which resulted in the stockholder becoming an "interested stockholder," (b) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) on or subsequent to such date the

"business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, certain stock or asset sales and certain other transactions resulting in a financial benefit to, or increase in voting power held by, the "interested stockholders." An "interested stockholder" is a person who, together with affiliates and associates, owns (or if such person is an affiliate or associate of the corporation within three years, did own) 15% or more of the corporation's voting stock.


    Holdings' By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or to bring other business before an annual meeting of stockholders of Holdings. The By-laws provide that only persons who are nominated by, or at the direction of, the board of directors of Holdings or any committee designated by the board of directors of Holdings, or by a stockholder who has given timely written notice to the Secretary of Holdings prior to the meeting at which directors are to be elected, will be eligible for election as directors of Holdings. The By-laws also provide that in order to properly submit any business to an annual meeting of stockholders, a stockholder must give timely written notice to the Secretary of Holdings of such stockholder's intention to bring such business before such meeting. Generally, for notice of stockholder nominations or other business to be made at an annual meeting to be timely under the By-laws, such notice must be received by Holdings (i) not less than 120 days nor more than 150 days before the first anniversary date of Holdings' proxy statement in connection with the last annual meeting of stockholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the board of directors of Holdings, prior to the date of the applicable annual meeting. Under the By-laws, a stockholder's notice must also contain certain information specified in the By-laws.

    The provisions described above, together with certain terms of Holdings outstanding Preferred Stock and its ability to issue additional Preferred Stock, may have the effect of delaying stockholder actions with respect to certain business combinations and the election of new members of the board of directors of Holdings. As such, the provisions could have the effect of discouraging open market purchases of Holdings Common Stock because they may be considered disadvantageous by a stockholder who desires to participate in a business combination or elect a new director.

                 DESCRIPTION OF BORDEN CAPITAL STOCK AND RIGHTS

    Borden has authorized 480,000,000 shares of Borden Common Stock, of which 141,515,502 shares were issued and outstanding as of September 23, 1994 (excluding 53,465,136 shares held in Borden's treasury). Borden has also authorized 10,000,000 shares of Preferred Stock, without par value. Of these 10,000,000 Preferred Shares, 475,000 have been designated Preferred Stock--Series A, none of which were issued or outstanding as of September 23, 1994. In addition, 688,700 shares of Preferred Stock have been designated Preferred Stock--Series B, of which 6,822 were issued and outstanding as of September 23, 1994. Each share of preferred series B stock has an involuntary liquidating value of $28.88, bears an annual cumulative dividend of $1.32, is convertible into 6.6 shares of Borden Common Stock and is redeemable at Borden's option. At September 23, 1994, 45,031 shares of Borden Common Stock were reserved for issuance upon conversion of the preferred series B stock. In addition, 2,400,000 shares of Preferred Stock have been designated Series C Junior Participating Preferred Stock of Borden (the "Series C Stock"), none of which were issued and outstanding as of September 23, 1994.

    Under the Rights Agreement, each outstanding share of Borden Common Stock has one Right, which entitles the shareholder to purchase, under certain circumstances, one one-hundredth of a share of Series C Stock at a purchase price of $175, subject to adjustment (the "Purchase Price").

    The Rights Agreement provides that the Rights become exercisable on the tenth day (calendar days in the case of clause (i) and business days in the case of clause (ii)) (the "Distribution Date") following the earlier of: (i) the acquisition by any person or group (an "Acquiring Person") of beneficial ownership of 20% or more of the outstanding Borden Common Stock or (ii) the commencement by any person or group of a tender offer which would result in such person owning 20% or more of the outstanding Borden Common Stock. After the acquisition by any Acquiring Person of 20% of the Borden Common Stock but before such person has acquired 50% of the Borden Common Stock, Borden may exchange all or part of the Rights at the rate of one share of Borden Common Stock per Right. Subsequent to the date that the Rights become exercisable, the Rights will trade separately from the Borden Common Stock. The percentage ownership required to trigger a Distribution Date may be reduced by Borden to not less than the greater of (i) the sum of 0.001% and the largest percentage of the outstanding Borden Common Stock then known by Borden to be beneficially owned by any person and (ii) 10%.

    Under the Rights Agreement, the Rights are redeemable at a price of one and two-thirds cents per Right by the vote of the Board of Directors of Borden, at any time until the time when a person has acquired 20% or more of the outstanding Borden Common Stock.

    In the event that Borden were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

    In the event any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to purchase, upon payment of the Purchase Price, such number of shares of Borden Common Stock having a market value equal to twice the Purchase Price. The Acquiring Person will not be entitled to the benefit of such right and Rights beneficially owned by such Acquiring Person will thereafter be void.

    In the event of any merger, consolidation or other transaction in which shares of Borden Common Stock are exchanged, each share of the Series C Stock will be entitled to receive 100 times the amount and type of consideration received per share of Borden Common Stock.

    The Rights Agreement was amended as of September 11, 1994 and as of September 23, 1994 to provide that (i) the letter agreement dated as of September 11, 1994 between Borden and the Partnership pursuant to which the Partnership stated its intent to enter into the Merger Agreement and transactions contemplated thereby does not cause the Partnership or the Purchaser to be the "Beneficial Owner" (as defined in the Rights Agreement) of any Borden Shares or cause a Distribution Date to occur and (ii) none of the execution or delivery of the Merger Agreement or the Conditional Purchase/Option Agreement, or both such agreements taken together, or commencement of the Exchange Offer, or the consummation of the transactions contemplated by the Conditional Purchase/Option Agreement will trigger the exercisability of the Rights, the separation of the Rights from the stock certificates to which they are attached or any other provisions of the Rights Agreement, including causing the Partnership and/or the Purchaser from becoming an Acquiring Person (as defined in the Rights Agreement), the occurrence of the Distribution Date or a Share Acquisition Date (as defined in the Rights Agreement).

                        COMPARISON OF RIGHTS OF HOLDERS
                      OF BORDEN AND HOLDINGS COMMON STOCK

    The rights of shareholders of Borden are currently governed by applicable New Jersey law, including the NJBCA, and by Borden's Charter and By-laws. If the Merger is consummated, shareholders of Borden will become shareholders of Holdings and their rights will be governed by applicable Delaware law, including the DGCL, and by Holdings' Certificate of Incorporation and By-laws. Although it is not practicable to compare all of the differences between the corporation laws of Delaware and New Jersey and between the governing corporate documents of Borden and Holdings, the following is a summary of the material differences which may significantly affect the rights of Borden's shareholders.

  Antitakeover Provisions

    Both Delaware and New Jersey have enacted legislation which encourages a potential acquiror of certain publicly-held corporations organized in the state to negotiate with the board of directors and make it more difficult to effect an acquisition not approved by the board. Under Delaware law, a publicly-held corporation may be prohibited from consummating a business combination with an "interested shareholder" for a period of three years after the shareholder became interested unless (i) the business combination was approved by the board of directors prior to the date the shareholder became interested, (ii) the business combination was approved by the holders of 66 2/3% of the outstanding voting other than shares held by the interested shareholder or (iii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the corporation's voting stock. Under Delaware law, "beneficial ownership" of 15% or more of the outstanding voting stock results in "interested shareholder" status.

    Under New Jersey law, a publicly-traded New Jersey corporation with its principal executive offices or significant business operations located in New Jersey is prohibited from consummating a business combination with an interested shareholder for a period of five years unless the business combination is approved by the board of directors prior to the date the shareholder became interested. In addition, after the five-year period, a New Jersey corporation may not engage in a business combination with an interested shareholder unless either (i) the business combination is approved by the board of directors prior to the date the shareholder became an interested shareholder or (ii) the business combination is approved by the holders of two-thirds of the voting stock not held by the interested shareholder or (iii) subject to certain other requirements, the consideration per share received in the business combination is at least equal to the greater of (x) the highest price per share paid by the interested shareholder in the five years prior to either the announcement of the business combination or the date at which the interested shareholder became such, whichever results in a higher price, and (y) the market price on either the date the business combination is announced or on the date the interested shareholder first became such, whichever is higher. New Jersey law defines "interested shareholder" as a person beneficially owning 10% or more of the outstanding voting stock of the corporation.

    Borden's Charter adds to the requirements of the NJBCA and provides that no business combination with a "related person" (defined as a shareholder who beneficially owns 20% or more of any class of capital stock of the corporation) may occur unless (i) the business combination is approved by the affirmative vote of at least 80% of the outstanding shares of capital stock entitled to vote for directors, (ii) the business combination is approved by a majority of the continuing directors (defined as a director who is not affiliated with any "related person" and was a director prior to the time that the "related person" crossed the threshold of 5% voting power of any class of capital stock) or (iii) the consideration to be received per share in the business combination is at least as high as the greater of the highest price per share of prior purchases of Borden's capital stock by the "related person" and the average closing price per share on the NYSE for the prior 200 trading days. See "The Exchange Offer--Description of Merger Agreement and Conditional Purchase/Option Agreement" for a discussion of certain agreements of Borden with respect to the antitakeover provisions of the NJBCA and Borden's Charter in connection with the Exchange Offer, the Merger and the Option.

  Dissenters' or Appraisal Rights

    Both the DGCL and the NJBCA give shareholders the right to dissent from certain business acquisitions, dispositions and combinations and to demand and receive cash payment of the fair value of their shares. These rights are known as "appraisal rights" in Delaware and "dissenters' rights" in New Jersey.

    Shareholders of a Delaware corporation generally have appraisal rights with respect to a merger or consolidation. Unless the corporation's certificate of incorporation provides otherwise, such appraisal rights generally are not available (i) when the corporation is to be the surviving corporation and no vote of its shareholders is required for the merger, except that appraisal rights are available in certain short-form mergers under Section 253 of the DGCL in which the parent corporation of a subsidiary more than 90% (but less than 100%) of the common stock of which is owned by the parent merges with such subsidiary, or (ii) when the stock of the constituent corporation, on the record date fixed to determine the shareholders entitled to receive notice of and vote on the agreement of merger, is listed on a national securities exchange or held of record by more than 2,000 shareholders, unless in the case of (i) or (ii) above, such shareholders are required by the terms of the merger to accept anything other than shares of stock of the surviving corporation, shares of stock of another corporation that are so listed or held by such number of record holders, cash in lieu of fractional shares of such stock, or any combination thereof. Shareholders of a Delaware corporation do not have appraisal rights with respect to the disposition of all or substantially all the assets of the corporation unless the corporation's certificate of incorporation provides otherwise.

    Shareholders of a New Jersey corporation generally have dissenters' rights with respect to a merger or consolidation as well as with respect to the disposition of all or substantially all of the assets of the corporation. Such dissenters' rights are not available to shareholders of a New Jersey corporation
(i) if the shares that they hold are a class or series that is listed on a national securities exchange or is held of record by 1,000 or more shareholders or (ii) if, pursuant to such disposition of assets, merger or consolidation, they will receive stock or other securities so listed or held, cash, or a combination of cash and such securities. A shareholder of a surviving corporation in a merger will not have dissenters' rights if the vote of shareholders of the corporation was not required for approval of the plan of merger. Dissenters' rights are not available to holders of Borden Shares in the Exchange Offer or the Merger. See "The Exchange Offer--Right to Dissent and Appraisal Rights."

  Special Meetings of Shareholders

    Under Delaware law, special meetings of shareholders may be called by the board of directors of a corporation or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws of the corporation. Holdings' By-laws permit the chairman of the board of directors or, upon written request to the chairman or secretary, the holders of not less than 25% of the outstanding shares of Holdings Common Stock to call a special meeting.

    Under New Jersey law, special meetings of shareholders may be called by the president or board of directors of a corporation or by such other officers, directors or shareholders, as may be provided in the by-laws. The By-laws of Borden permit the chairman, chief executive officer, president or a majority of directors to call a special meeting. In addition, under New Jersey law, upon the application of a holder or holders of not less than 10% of all the shares entitled to vote at a meeting, a court for good cause shown may order a special meeting to be called and held.

  Action By Written Consent

    The DGCL provides that, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Holdings' Certificate of Incorporation does not contain a provision limiting the right to act by written consent.

    Under the NJBCA, except as otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken at a meeting of shareholders, other than the annual election of directors, may be taken without a meeting upon (i) the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting and (ii) ten or twenty days' (depending on the circumstances) written notice to all non-consenting shareholders who would have been entitled to notice of a meeting to vote on such action. Borden's Charter does not contain a provision limiting the right to act by written consent.

  Statutory Voting Requirements

    The DGCL generally requires the approval of a majority of the outstanding voting shares for merger, consolidation, sale of all or substantially all of the corporation's assets, or an amendment to its certificate of incorporation unless the corporation's certificate of incorporation provides for a higher voting requirement. The NJBCA generally requires approval by a majority of votes cast at a meeting of shareholders by those entitled to vote, unless the charter or another provision of the NJBCA requires a greater plurality. Holdings' Certificate of Incorporation does not contain any higher voting requirement. Borden's Charter provides that the affirmative vote of two-thirds of all issued and outstanding voting stock is required to adopt a plan of merger or consolidation involving Borden. In addition, Borden's Charter provides that the consent of 85% of all the issued and outstanding voting stock is required to approve the lease or sale of all the property and assets of Borden.

    The NJBCA permits a New Jersey corporation, without shareholder approval, to sell all or substantially all of its assets if such sale is in the ordinary course of the corporation's business. The DGCL contains no similar provision.

  Limiting of Liability and Indemnification of Directors and Officers

    Delaware law permits a corporation to indemnify its directors and officers and limit the liability of its directors for monetary damages for breach of the fiduciary duty of care as a director or officer except in certain circumstances. New Jersey law permits a corporation to indemnify and limit the liability of both directors and officers under similar circumstances. Holdings' Certificate of Incorporation and By-laws contain provisions limiting the liability of directors and officers to the maximum extent permitted by the DGCL. Borden's Charter and By-laws contain provisions indemnifying and limiting the liability of directors and officers to the maximum extent permitted by the NJBCA.

  Classified Board of Directors

    Under Delaware law, a corporation may have a classified board of directors providing for up to three classes of directors each having a term of up to three years, and newly elected directors selected by the board of directors may serve to the expiration of the term of the class to which they are named. Under New Jersey law a corporation may have a classified board of directors, but no class of directors shall hold office for a term shorter than one year or longer than five years, and the term of at least one class shall expire in each year. In addition, directors elected to the board of directors to fill newly created directorships serve until the next annual meeting of shareholders. Neither Holdings nor Borden has a classified board of directors.

  Dividends

    Delaware law permits corporations to pay dividends out of surplus or, in the event there is no surplus, out of (i) net profits for the fiscal year in which the dividend is declared or (ii) net profits for the preceding year.

    Under New Jersey law, a dividend may not be paid if the corporation would be unable to pay its debts as they become due in the usual course of business or if the corporation's total assets would be less than its total liabilities.

  Shareholder Derivative Actions

    Under New Jersey law, if the shareholder-plaintiffs in a shareholder derivative action own less than 5% of the outstanding shares of any class of the stock of the corporation on behalf of which such shareholders are bringing suit (unless such shares have a fair market value in excess of $25,000), the corporation may require the shareholder-plaintiffs to give security for the reasonable expenses, including attorneys' fees of the corporation or any defendants; moreover, shareholders found by a court of competent jurisdiction to have instituted a derivative suit without reasonable cause may be required to pay the reasonable expenses, including attorney's fees, of the defendants named in such action.

    No comparable provisions exist under the DGCL.

  Loans to and Guarantees of Obligations of Officers and Employees

    Under both Delaware and New Jersey law, a corporation may lend money to, or guarantee of an obligation of, an officer, employee or director of a corporation whenever in the judgment of the board of directors of the corporation such loan or guarantee may reasonably be expected to benefit the corporation. Delaware law also requires that loans or guarantees may be made for a director only if the director is an officer or employee.

                                 LEGAL MATTERS

    The legality of the Holdings Common Stock being offered hereby is being passed upon for Holdings by Jo-Ann Ford, Vice President, Assistant General Counsel and Secretary of Holdings. Ms. Ford owns options to purchase shares of Holdings Common Stock which represent less than 0.1% of the currently outstanding shares of Holdings Common Stock.

                                    EXPERTS

    The consolidated financial statements of Holdings as of December 31, 1993 and 1992 and for each of the years in the three year period ended December 31, 1993 incorporated in this Offering Circular/Prospectus by reference from (1) Holdings' Registration Statement No. 33-52381 on Form S-3, at the time such Registration Statement was declared effective and (2) Holdings' Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Borden, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1993, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the restatement and reclassification of the 1992 consolidated financial statements as described in note 3 to the financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                   SCHEDULE I
                  CERTAIN INFORMATION REGARDING THE PURCHASER,
                THE COMMON STOCK PARTNERSHIPS AND KKR ASSOCIATES


    The following table sets forth the name, business address, age, principal occupation or employment at the present time and during the last five years, the name, principal business and address of any corporation or other organization in which such occupation or employment is or was conducted and current directorships of the executive officers and directors of the Purchaser and the general partners of KKR Associates, all of whom are citizens of the United States. KKR Associates is the general partner of each of the Common Stock Partnerships. Except as otherwise noted, the address of each such corporation or organization listed and the business addresses of such persons is the address of KKR Associates, 9 West 57th Street, New York, New York 10019. Each person has had the principal occupation or employment listed for more than the past five years except as otherwise noted.


EXECUTIVE OFFICERS AND DIRECTORS OF THE PURCHASER


                  NAME AND                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
              BUSINESS ADDRESS                 AGE             AND FIVE YEAR EMPLOYMENT HISTORY
- --------------------------------------------   ---    --------------------------------------------------
Clifton S. Robbins..........................    36    Director and President of the Purchaser and
                                                        executive of Kohlberg Kravis Roberts & Co., a
                                                        private investment firm ("KKR"). Member of the
                                                        Board of Directors of Flagstar Companies, Inc.,
                                                        Flagstar Corporation, IDEX Corporation, RJR
                                                        Nabisco Holdings Corp., RJR Nabisco, Inc. and
                                                        The Stop & Shop Companies, Inc.

Scott M. Stuart.............................    35    Director, Vice President and Secretary of the
                                                        Purchaser and executive of KKR. Member of the
                                                        Board of Directors of Duracell International
                                                        Inc., RJR Nabisco Holdings Corp., RJR Nabisco,
                                                        Inc. and World Color Press, Inc.

Alexander Navab.............................    29    Director, Vice President and Treasurer of the
                                                        Purchaser and, since June 1993, executive of
                                                        KKR; from September 1991 to June 1993, employee
                                                        of James D. Wolfensohn Incorporated, an
                                                        investment banking firm located at 599 Lexington
                                                        Avenue, New York, New York 10022.


GENERAL PARTNERS OF KKR ASSOCIATES


                 NAME AND                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
             BUSINESS ADDRESS                 AGE             AND FIVE YEAR EMPLOYMENT HISTORY
- -------------------------------------------   ---    --------------------------------------------------
Henry R. Kravis............................   50     General Partner, KKR. Member of the Board of
                                                       Directors of American Re Corporation, AutoZone,
                                                       Inc., Duracell International Inc., Flagstar
                                                       Companies, Inc., Flagstar Corporation, IDEX
                                                       Corporation, K-III Communications Corp., Owens-
                                                       Illinois, Inc., Owens-Illinois Group, Inc., RJR
                                                       Nabisco Holdings Corp., RJR Nabisco, Inc.,
                                                       Safeway Inc., The Stop & Shop Companies, Inc.,
                                                       Union Texas Petroleum Holdings, Inc., Walter
                                                       Industries, Inc. and World Color Press, Inc.

                 NAME AND                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
             BUSINESS ADDRESS                 AGE             AND FIVE YEAR EMPLOYMENT HISTORY
- -------------------------------------------   ---    --------------------------------------------------
George R. Roberts..........................   51     General Partner, KKR. Member of the Board of
  2800 Sand Hill Road                                  Directors of American Re Corporation, AutoZone,
  Suite 200                                            Inc., Duracell International Inc., Flagstar
  Menlo Park, CA 94025                                 Companies, Inc., Flagstar Corporation, IDEX
                                                       Corporation, K-III Communications Corp., Owens-
                                                       Illinois, Inc., Owens-Illinois Group, Inc., Red
                                                       Lion Properties, Inc., RJR Nabisco Holdings
                                                       Corp., RJR Nabisco, Inc., Safeway Inc., The Stop
                                                       & Shop Companies, Inc., Union Texas Petroleum
                                                       Holdings, Inc., Walter Industries, Inc. and
                                                       World Color Press, Inc.

Robert I. MacDonnell.......................   56     General Partner, KKR. Member of the Board of
  2800 Sand Hill Road                                  Directors of AutoZone, Inc., Owens-Illinois,
  Suite 200                                            Inc., Owens-Illinois Group, Inc., Safeway Inc.
  Menlo Park, CA 94025                                 and The Vons Companies, Inc.

Paul E. Raether............................   48     General Partner, KKR. Member of the Board of
                                                       Directors of Duracell International Inc.,
                                                       Flagstar Companies, Inc., Flagstar Corporation,
                                                       Fred Meyer, Inc., IDEX Corporation, RJR Nabisco
                                                       Holdings Corp., RJR Nabisco, Inc., The Stop &
                                                       Shop Companies, Inc. and Walter Industries, Inc.

Michael W. Michelson.......................   43     General Partner, KKR. Member of the Board of
  2800 Sand Hill Road                                  Directors of AutoZone, Inc., Fred Meyer, Inc.,
  Suite 200                                            Owens-Illinois, Inc., Owens-Illinois Group,
  Menlo Park, CA 94025                                 Inc., Red Lion Properties, Inc. and Union Texas
                                                       Petroleum Holdings, Inc.

Saul A. Fox................................   41     General Partner, KKR. Member of the Board of
  2800 Sand Hill Road                                  Directors of American Re Corporation, Fred
  Suite 200                                            Meyer, Inc., Layne, Inc. and Union Texas
  Menlo Park, CA 94025                                 Petroleum Holdings, Inc.

James H. Greene, Jr........................   44     General Partner, KKR. Member of the Board of
  2800 Sand Hill Road                                  Directors of Owens-Illinois, Inc.,
  Suite 200                                            Owens-Illinois Group, Inc., RJR Nabisco Holdings
  Menlo Park, CA 94025                                 Corp., RJR Nabisco, Inc., Safeway Inc., The Stop
                                                       & Shop Companies, Inc., Union Texas Petroleum
                                                       Holdings, Inc. and The Vons Companies, Inc.

Michael T. Tokarz..........................   45     General Partner, KKR. Member of the Board of
                                                       Directors of Flagstar Companies, Inc., Flagstar
                                                       Corporation, Homes Holdings Corporation, IDEX
                                                       Corporation, K-III Communications Corp., RJR
                                                       Nabisco Holdings Corp., RJR Nabisco, Inc.,
                                                       Safeway Inc. and Walter Industries, Inc.

    Facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal, certificates for Borden Shares and/or Rights and any other required documents should be sent or delivered by each shareholder of Borden or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent as follows:

                 The Exchange Agent for the Exchange Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK


                  BY MAIL:                            BY HAND OR OVERNIGHT DELIVERY:
   First Chicago Trust Company of New York        First Chicago Trust Company of New York
             Tenders & Exchanges                            Tenders & Exchanges
          P.O. Box 2563--Suite 4660                           14 Wall Street
     Jersey City, New Jersey 07303-2563                 Suite 4680--BOR, 8th Floor
                                                         New York, New York 10005


    Any questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses listed below. Additional copies of this Offering Circular/Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery may also be obtained from the Information Agent. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the Exchange Offer.

                The Information Agent for the Exchange Offer is:

                             D.F. KING & CO., INC.


              UNITED STATES                                 EUROPE
             77 Water Street                   Royex House, Aldermanbury Square
        New York, New York 10005                   London, England EC2V 7HR
       1-800-829-6551 (Toll Free)                 (44) 71 600 5005 (Collect)


                 The Dealer Manager for the Exchange Offer is:

                              MORGAN STANLEY & CO.
                                  Incorporated

                          1251 Avenue of the Americas
                            New York, New York 10020
                                 (212) 703-4774

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person who was or is a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director, officer, employee or agent is adjudged to be liable to the corporation. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which such director, officer, employee or agent actually and reasonably incurred in connection therewith.

    In accordance with the Delaware Law, Article Sixth of the Certificate of Incorporation of Holdings contains a provision to limit the personal liability of the directors of Holdings for monetary damages for breach of their fiduciary duty. This provision eliminates each director's liability to Holdings or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

    Article IV of the By-laws of Holdings provides for indemnification of any current or former officer or director of Holdings to the full extent permitted by applicable law.

    In connection with the Exchange Offer, the Partnership has agreed to indemnify Holdings and its directors, officers, affiliates and controlling persons and Borden and its directors, officers, affiliates and controlling persons from certain liabilities under the federal securities laws to the extent they arise out of or are based upon information relating to the Partnership furnished by the Partnership to Holdings for inclusion in the Registration Statement or required to be included therein and omitted from the information furnished. In addition, Borden has provided a similar indemnity to Holdings and its directors, officers, affiliates and controlling persons and the Partnership and its partners and affiliates and their respective directors, officers and controlling persons with respect to information it furnishes to Holdings for inclusion in the Registration Statement or required to be included therein and omitted from the information furnished. Holdings has provided a similar indemnity to the Partnership and its partners and affiliates and their respective directors, officers and controlling persons and Borden and its directors, officers, affiliates and controlling persons with respect to information it furnishes for inclusion in the Registration Statement or required to be included therein and omitted from the information furnished. See "Summary."

ITEM 21. EXHIBITS.


EXHIBIT NO.                             DESCRIPTION
- -----------  -----------------------------------------------------------------
     +1.1    Form of Dealer Manager Agreement.
    **2.1(a) Agreement and Plan of Merger dated as of September 23, 1994 among
               Borden Acquisition Corp., Whitehall Associates, L.P. and
               Borden, Inc.
     +2.1(b) Form of Amendment, dated as of November 15, 1994, among Borden
               Acquisition Corp., Whitehall Associates, L.P. and Borden, Inc.
    **2.2    Conditional Purchase/Stock Option Agreement dated as of September
               23, 1994 by and among Whitehall Associates, L.P., Borden
               Acquisition Corp. and Borden, Inc.
      3.1    Amended and Restated Certificate of Incorporation of RJR Nabisco
               Holdings Corp., filed October 1, 1990 (incorporated by
               reference to Exhibit 3.1 to Amendment No. 4 filed on October 2,
               1990, to the Registration Statement on Form S-4 of RJR Nabisco
               Holdings Corp., Registration No. 33-36070, filed on July 25,
               1990, as amended (the "Form S-4, Registration No. 33-36070")).
      3.1(a) Certificate of Amendment to Amended and Restated Certificate of
               Incorporation of RJR Nabisco Holdings Corp., filed January 29,
               1991 (incorporated by reference to Exhibit 3.1(a) to Amendment
               No. 3, filed on January 31, 1991, to the Registration Statement on Form S-4 of RJR Nabisco Holdings Corp., Registration No.
               33-38227).
      3.1(b) Certificate of Designation of ESOP Convertible Preferred Stock,
               filed April 10, 1991 (incorporated by reference to Exhibit
               3.1(b) to Amendment No. 2 filed on April 11, 1991, to the
               Registation Statement on Form S-1 of RJR Nabisco Holdings
               Corp., Registration No. 33-39532, filed on March 20, 1991).
      3.1(c) Certificate of Designation of Series A Conversion Preferred
               Stock, filed November 7, 1991 (incorporated by reference to
               Exhibit 3.1(c) to Amendment No. 3, filed on November 1, 1991, to the Registration Statement on Form S-1 of RJR Nabisco
               Holdings Corp., Registration No. 33-43137, filed October 2,
               1991).
      3.1(d) Certificate of Amendment to Amended and Restated Certificate of
               Incorporation of RJR Nabisco Holdings Corp., filed December 16,
               1991 (incorporated by reference to Exhibit 3.1(d) of the Annual
               Report on Form 10-K of RJR Nabisco Holdings Corp., RJR Nabisco
               Holdings Group, Inc., RJR Nabisco Capital Corp. and RJR
               Nabisco, Inc. for the fiscal year ended December 31, 1991, File
               Nos. 1-10215, 1-10214, 1-10248 and 1-6388 (the "1991 Form
               10-K")).
      3.1(e) Certificate of Amendment to the Amended and Restated Certificate
               of Incorporation of RJR Nabisco Holdings Corp. (relating to the authorization of the issuance of additional shares of Common
               Stock) filed April 6, 1993 (incorporated by reference to
               Exhibit 3.3 of the Quarterly Report on Form 10-Q of RJR Nabisco
               Holdings Corp. and RJR Nabisco, Inc. for the fiscal quarter ended March 31, 1993, filed April 30, 1993 (the "March 1993
               Form 10-Q")).
      3.1(f) Certificate of Designation of Series B Cumulative Preferred
               Stock, filed August 16, 1993 (incorporated by reference to
               Exhibit 3.1(f) of the Annual Report on Form 10-K of RJR Nabisco
               Holdings Corp. and RJR Nabisco, Inc. for the fiscal year ended
               December 31, 1993, File Nos. 1-10215 and 1-6388 (the "1993 Form
               10-K")).
      3.1(g) A composite of the Amended and Restated Certificate of
               Incorporation of RJR Nabisco Holdings Corp., as amended to
               August 16, 1993 (incorporated by reference to Exhibit 3.1(g) of the 1993 Form 10-K).
      3.1(h) Certificate of Designation of Series C Conversion Preferred Stock
               (incorporated by reference to Exhibit 4.1(h) to the
               Registration Statement on Form S-3 of RJR Nabisco Holdings
               Corp., Registration No. 33-52381 filed on February 2, 1994, as amended (the Form S-3, Registration No. 33-52381).
      3.2    Amended and Restated By-laws of RJR Nabisco Holdings Corp., as amended, effective January 20, 1994 (incorporated by reference to Exhibit 3.2 to the 1993 Form 10-K).
      4.1    Credit Agreement dated as of December 1, 1991, among RJR Nabisco
               Holdings Corp., RJR Nabisco Holdings Group, Inc., RJR Nabisco
               Capital Corp., RJR Nabisco, Inc. and the lending institutions party thereto (incorporated by reference to Exhibit 4.1 of the
               1991 Form 10-K) (the "Credit Agreement").
      4.1(a) Amendment No. 1 to Credit Agreement, dated as of October 21, 1992
               (incorporated by reference to Exhibit 4.1(a) of the Annual
               Report on Form 10-K of RJR Nabisco Holdings Corp. and RJR
               Nabisco, Inc. for the fiscal year ended December 31, 1992, File
               Nos. 1-10215 and 1-6388).
      4.1(b) Amendment No. 2 to Credit Agreement, dated as of March 4, 1993
               (incorporated by reference to Exhibit 4.2 of the March 1993
               Form 10-Q).

      4.1(c) Amendment No. 3 to Credit Agreement, dated as of October 12, 1993
               (incorporated by reference to Exhibit 10.1 of the Quarterly
               Report on Form 10-Q of RJR Nabisco Holdings Corp. and RJR
               Nabisco, Inc. for the quarter ended September 30, 1993 (the
               "September 1993 Form 10-Q").
      4.2    Credit Agreement dated as of April 5, 1993 among RJR Nabisco
               Holdings Corp., RJR Nabisco, Inc. and the lending institutions party thereto (incorporated by reference to Exhibit 4.3 of the
               March 1993 Form 10-Q) (the "1993 Credit Agreement")
      4.2(a) Amendment No. 1 to 1993 Credit Agreement, dated October 12, 1993
               (incorporated by reference to Exhibit 10.1 of the September
               1993 10-Q).
      4.3    Indenture dated as of April 25, 1991 among RJR Nabisco Capital
               Corp., RJR Nabisco Holdings Corp., RJR Nabisco Holdings Group,
               Inc., RJR Nabisco, Inc. and Citibank, N.A., as Trustee,
               relating to the 10 1/2% Senior Notes due 1998, including form of securities. (incorporated by reference to Exhibit 4.5 to
               Amendment No. 7 filed on August 11, 1993, to the Registration
               Statement on Form S-3 of RJR Nabisco Holdings Corp.,
               Registration No. 33-58930, filed March 1, 1993, as amended (the
               "Form S-3, Registration No. 33-58930")).
      4.3(a) First Supplemental Indenture dated as of May 18, 1992 among RJR
               Nabisco, Inc., RJR Nabisco Holdings Corp., RJR Nabisco Holdings
               Group, Inc. and Citibank, N.A., as Trustee, relating to the 10
               1/2% Senior Notes due 1998 (incorporated by reference to
               Exhibit 4.5(a) to the Form S-3, Registration No. 33-58930).
      4.5    Indenture dated as of May 22, 1989 among RJR Holdings Capital
               Corp., RJR Holdings Corp., RJR Holdings Group, Inc., RJR
               Nabisco, Inc. and Security Pacific National Trust Company (New
               York), as Trustee, relating to the 15% Payment-in-Kind
               Subordinated Debentures due 2001, including form of securities
               (incorporated by reference to Exhibit 4.6 to the Form S-3,
               Registration No. 33-58930).
      4.5(a) First Supplemental Indenture dated as of May 18, 1992 among RJR
               Nabisco, Inc., RJR Nabisco Holdings Corp., RJR Nabisco Holdings
               Group, Inc. and Security Pacific National Trust Company (New
               York), as Trustee, relating to the 15% Payment-in-Kind
               Subordinated Debentures due 2001 (incorporated by reference to
               Exhibit 4.6(a) to the Form S-3, Registration No. 33-58930).
      4.6    Indenture dated as of May 22, 1989 among RJR Holdings Capital
               Corp., RJR Holdings Corp., RJR Holdings Group, Inc., RJR
               Nabisco, Inc. and Security Pacific National Trust Company (New
               York), as Trustee, relating to the Subordinated Discount
               Debentures due 2001, including form of securities (incorporated by reference to Exhibit 4.7 to the Form S-3, Registration No.
               33-58930).
      4.6(a) First Supplemental Indenture dated as of May 18, 1992 among RJR
               Nabisco, Inc., RJR Nabisco Holdings Corp., RJR Nabisco Holdings
               Group, Inc. and Security Pacific National Trust Company (New
               York), as Trustee, relating to the Subordinated Discount
               Debentures due 2001 (incorporated by reference to Exhibit
               4.7(a) to the Form S-3, Registration No. 33-58930).
      4.7    Indenture dated as of May 22, 1989 among RJR Holdings Capital
               Corp., RJR Holdings Corp., RJR Holdings Group, Inc., RJR
               Nabisco, Inc. and U.S. Trust Company of California, N.A., as
               Trustee, relating to the 13 1/2% Subordinated Debentures due
               2001, including form of securities (incorporated by reference to Exhibit 4.8 to the Form S-3, Registration No. 33-58930).
      4.7(a) First Supplemental Indenture dated as of May 18, 1992 among RJR
               Nabisco, Inc., RJR Nabisco Holdings Corp., RJR Nabisco Holdings
               Group, Inc. and Security Pacific National Trust Company (New
               York), as trustee, relating to the 13 1/2% Subordinated
               Debentures due 2001 (incorporated by reference to Exhibit
               4.8(a) to the Form S-3, Registration No. 33-58930).
     +5.1    Opinion of Jo-Ann Ford regarding the legality of the securities being registered.
     +5.2    Opinion of Simpson Thacher & Bartlett regarding certain United
               States federal income tax consequences.
     10.1    Registration Rights Agreement, dated as of February 9, 1989, among RJR Holdings Corp., RJR Associates, L.P., KKR Partners
               II, L.P., Drexel Burnham Lambert Incorporated and Merrill Lynch
               & Co. (incorporated by reference to Exhibit 4.3 to the
               Registration Statement on Form S-1 of RJR Holdings Corp.,
               Registration No. 33-29401, filed on June 20, 1989, as amended).
     10.28   Registration Rights Agreement (Common Stock), dated as of July
               15, 1990, between RJR Nabisco Holdings Corp. and Whitehall
               Associates, L.P. (incorporated by reference to Exhibit 4.5 to the Form S-4, Registration No. 33-36070).

    +10.50   Form of Indemnification Agreement, dated as of October 4, 1994, among RJR Nabisco Holdings Corp., Whitehall Associates, L.P.,
               Borden Acquisition Corp. and Borden, Inc.
     21      Subsidiaries of the Registrant (incorporated by reference to
               Exhibit 21 of the 1993 Form 10-K).
    +23.1    Consent of Deloitte & Touche LLP, Independent Auditors for RJR
               Nabisco Holdings Corp. and RJR Nabisco, Inc.
    +23.2    Consent of Price Waterhouse LLP, Independent Accountants for
               Borden, Inc.
    +23.3    Consent of Jo-Ann Ford (included in her opinion filed as Exhibit
               5.1).
    +23.4    Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5.2).
    +23.5    Consent of Lazard Freres & Co.
    +23.6    Consent of CS First Boston Corporation.
   **24.1    Powers of Attorney of Charles M. Harper, Stephen R. Wilson,
               Robert S. Roath, John T. Chain, Jr., John R. Clendenin, James
               H. Greene, Jr., H. John Greeniaus, James W. Johnston, Henry R.
               Kravis, John G. Medlin, Jr., Paul E. Raether, Lawrence R.
               Ricciardi, Rozanne L. Ridgway, Clifton S. Robbins and Scott M.
               Stuart.
    +99.1    Form of Letter of Transmittal.
    +99.2    Form of Notice of Guaranteed Delivery.
    +99.3    Form of Letter from the Dealer Manager to Brokers, Dealers,
               Commercial Banks, Trust Companies and Other Nominees.
    +99.4    Form of letter to clients for use by Brokers, Dealers, Commercial
               Banks and Other Nominees.
    +99.5    Form of Guidelines for Certification of Taxpayer Indentification
               Number on Substitute Form W-9.
    +99.6    Opinion of Lazard Freres & Co.
    +99.7    Opinion of CS First Boston Corporation


- ------------


 + Filed herewith.


** Previously filed.

ITEM 22. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or

Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospects is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 15, 1994.


                                          RJR NABISCO HOLDINGS CORP.

                                          By: /s/ JO-ANN FORD
                                             ..................................
                                          Title: Vice President, Assistant
                                                 General Counsel and Secretary

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on November 15, 1994.


          SIGNATURE                       TITLE
- -----------------------------  ----------------------------

              *                Chairman of the Board and
.............................   Chief Executive Officer
     (Charles M. Harper)        (principal executive
                                officer) and Director

              *                Executive Vice President and
.............................   Chief Financial Officer
     (Stephen R. Wilson)        (principal financial
                                officer)

              *                Senior Vice President and
.............................   Controller (principal
      (Robert S. Roath)         accounting officer)

              *                Director
.............................
    (John T. Chain, Jr.)

.............................  Director
    (Julius L. Chambers)

              *                Director
.............................
     (John L. Clendenin)

              *                Director
.............................
   (James H. Greene, Jr.)

              *                Director
.............................
     (H. John Greeniaus)

              *                Director
.............................
     (James W. Johnston)

              *                Director
.............................
      (Henry R. Kravis)

              *                Director
.............................
    (John G. Medlin, Jr.)

              *                Director
.............................
      (Paul E. Raether)

          SIGNATURE                       TITLE
- -----------------------------  ----------------------------
              *                Director
.............................
   (Lawrence R. Ricciardi)

              *                Director
.............................
    (Rozanne L. Ridgway)

              *                Director
.............................
    (Clifton S. Robbins)

.............................  Director
     (George R. Roberts)

              *                Director
.............................
      (Scott M. Stuart)

.............................  Director
     (Michael T. Tokarz)

                                      *By:       /s/ JO-ANN FORD
                                           .....................................
                                                       Jo-Ann Ford
                                                     Attorney-in-fact